    As filed with the Securities and Exchange Commission on March  , 1999.

                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                               ----------------

                               AVALON CABLE LLC
            (Exact name of registrant as specified in its charter)

          Delaware                      4813                   13-4029965
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                      AVALON CABLE HOLDINGS FINANCE, INC.

          Delaware                      4813                   13-4029969
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                    AVALON CABLE OF MICHIGAN HOLDINGS, INC.

          Delaware                      4813                   04-3423309
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                        AVALON CABLE OF MICHIGAN, INC.

        Pennsylvania                    4813                   23-2566891
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                         800 Third Avenue, Suite 3100
                           New York, New York 10022
                           Telephone: (212) 421-0600
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ----------------

                                   Copy to:
             Joel C. Cohen                        Jill Sugar Factor
     800 Third Avenue, Suite 3100                 Kirkland & Ellis
       New York, New York 10022                200 East Randolph Drive
       Telephone: (212) 421-0600               Chicago, Illinois 60601
                                              Telephone: (312) 861-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                      Proposed
                                                       Proposed       Maximum
                                         Amount        Maximum       Aggregate      Amount of
 Title of each Class of Securities       to be      Offering Price    Offering     Registration
         to be Registered              Registered     Per Unit(1)     Price(1)         Fee
-----------------------------------------------------------------------------------------------
 Series B 11 7/8% Senior Discount
  Notes due 2008..................    $196,000,000     36.979%      $110,410,720     $30,694
-----------------------------------------------------------------------------------------------
 Guarantees of Series B 11 7/8%
  Senior Discount Notes due
  2008(2).........................        --             --             --             (3)
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) The guarantors are affiliates of the registrants and have guaranteed the Series B notes being registered.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the Series B notes being registered.

                               ----------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these notes until the registration statement filed with the          +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these notes and it is not soliciting an offer to buy these +
+notes in any state where the offer or sale is not permitted.                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated March 31, 1999

Preliminary Prospectus

--------------------------------------------------------------------------------

                                Avalon Cable LLC

                      Avalon Cable Holdings Finance, Inc.


       Offer to Exchange Series B 11 7/8% Senior Discount Notes due 2008
           For All Outstanding 11 7/8% Senior Discount Notes due 2008

--------------------------------------------------------------------------------

                          Terms of the Exchange Offer

 . This exchange offer expires at 5:00 p.m., New York City time, on   , 1999,
  unless extended.

 . All outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

 . Tenders of the outstanding notes may be withdrawn any time before the expiration of the exchange offer.

 . This exchange offer is subject to customary conditions, which the issuers of the notes may waive.

 . We will not receive any proceeds from this exchange offer.

 . The terms of the notes to be issued in this exchange offer are substantially identical to the outstanding notes, except for transfer restrictions and registration rights that apply to the outstanding notes.

 . There is no existing market for the notes offered in this exchange offer and we do not intend to apply for their listing on any securities exchange.

--------------------------------------------------------------------------------

  Before you tender your notes, you should consider carefully the "Risk
Factors" beginning on page    of this prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                    SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before tendering your notes for the notes offered hereby. We urge you to read this entire prospectus carefully, including the "Risk Factors" described herein.

                                  Our Company

   Our company was formed in 1997 to acquire, operate and develop cable television systems in mid-sized markets we believe to be attractive. Our strategy is to assemble two or more regional clusters, each consisting of 200,000 to 300,000 basic subscribers. We believe that our cluster strategy will allow us to achieve economies of scale while maintaining geographic diversity for our company as a whole. As of December 31, 1998, on a pro forma basis giving effect to all our completed and pending acquisitions:

  . we were one of the leading cable system operators in the State of Michigan;

  . we were one of the 30 largest multiple system cable operators in the United States;

  . our systems would have passed approximately 403,600 homes; and

  . our systems would have served approximately 247,300 basic subscribers, of which approximately 221,200 are located in Michigan and approximately 26,100 are located in western New England and upstate New York.

                             Our Operating Clusters

   We currently operate in two regional areas: the Michigan Cluster and the New England Cluster.

   Our Michigan Cluster. On November 6, 1998, we established our Michigan Cluster by completing our acquisition of Cable Michigan for approximately $425.9 million. We acquired Cable Michigan because of its strong growth prospects. We believe that there are good growth prospects for the communities Cable Michigan serves and good opportunities to increase penetration rates, which refers to the percentage of homes in a given area that purchase cable services.

   In March 1999, we acquired the approximately 38% of the shares of Mercom, Inc. that Cable Michigan did not own at the time we acquired Cable Michigan for total consideration of approximately $21.9 million. In addition, we have acquired, for a combined purchase price of approximately $13.3 million, the following:

  . cable television systems from Nova Cablevision, Inc., Nova Cablevision
    VI, L.P. and Nova Cablevision VII, L.P. which had approximately 6,400 basic subscribers as of March 1999;

  . cable television systems from Cross Country Cable TV, Inc. which had approximately 1,900 basic subscribers as of January 1999,

  . assets of Novagate Communications Corp., an Internet service provider which had approximately 5,000 Internet subscribers as of March 1999, and

  . cable system assets of R/COM, L.C. which had approximately 800 basic subscribers as of March 1999.

   We have also entered into agreements to acquire assets of Traverse Internet, Inc., an Internet service provider which had approximately 5,000 Internet subscribers as of March 1999, and certain cable system assets of Galaxy American Communications which had approximately 600 basic subscribers as of March 1999. The combined purchase price for these pending transactions is approximately $2.9 million.

   As of December 31, 1998, on a pro forma basis, we had a total of 221,200 basic subscribers and 10,000 Internet subscribers in our Michigan Cluster, after giving effect to all completed and pending transactions.

   Our New England Cluster. In mid-1998, we established our New England Cluster by acquiring cable system assets from AMRAC Clear View, A Limited Partnership for approximately $8.1 million, and from Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. for approximately $30.5 million. This cluster provides services in western New England and upstate New York. We believe that the consolidation of these operations will continue to allow us to retain and attract higher quality management and to realize lower overall operating costs for these systems. Building on this base of operations, we intend to seek other opportunistic acquisitions in this area where cable system ownership is highly fragmented.

   Since we established our New England Cluster, we have entered into agreements to acquire cable system assets and related liabilities of Taconic Technology Corporation which had approximately 5,100 basic subscribers as of December 31, 1998 and Hometown TV, Inc. which had approximately 400 basic subscribers as of December 31, 1998. The combined purchase price for these pending transactions is approximately $9.0 million.

   As of December 31, 1998, we had a total of approximately 26,000 basic subscribers in our New England Cluster, after giving effect to all completed and pending transactions.

   On a pro forma combined basis, the Issuers would have had revenues of $26.1 million and Adjusted EBITDA of $12.2 million for the quarter ended December 31, 1998 and revenues of $104.9 million and Adjusted EBITDA of $48.7 million for the year ended December 31, 1998.

                            Management and Investors

   David Unger, Joel Cohen and ABRY Broadcast Partners III, L.P. formed Avalon. Each of Messrs. Unger and Cohen has spent approximately 20 years in the cable television business. Mr. Unger, our Chairman, has held senior financial and operating positions with Teleprompter Corp. and TKR Cable Co. He has also been an investment banker for cable businesses for more than a decade and has successfully purchased, operated and sold cable television systems for his own account. Mr. Cohen, our President and Chief Executive Officer, has held senior operating positions with Teleprompter Corp., Group W Cable Inc., United Artists Entertainment Company and Harron Communications Corp. ABRY Broadcast Partners III, L.P. is managed by ABRY Partners, Inc., which manages $825 million of private equity funds, including ABRY Broadcast Partners III, L.P., and is one of the largest private equity investment firms in North America dedicated solely to investing in media businesses. Some investments by ABRY Partners, Inc. have included Sullivan Broadcasting, Inc., Pinnacle Holdings, Inc. and Citadel Communications Corporation.

                               Business Strategy

   Our objective is to increase operating cash flow and maximize the value of our cable television systems through our expertise in acquiring and managing cable systems. We seek to be the leading supplier of multi-channel television services in our chosen markets. Our business strategy focuses on:

  . targeting mid-sized suburban and exurban markets, which we believe offer an attractive customer base and reduced competition from other cable television providers;

  . building regional clusters to achieve operating efficiencies while having geographic diversity for Avalon as a whole;

  . growing through strategic and opportunistic acquisitions at attractive prices;

  . upgrading our systems and prudently deploying capital to maintain, expand and upgrade our cable plant to improve our cable television services and facilitate our ability to explore new services such as Internet access;

  . focusing on our customers by improving the level of customer service, improving technical reliability and expanding program offerings; and

  . pursuing aggressive marketing to increase our customer base and the services purchased by our customers.

                               The Reorganization

   In March 1999, after the acquisition of Mercom, Inc., we completed a series of transactions to facilitate certain aspects of our financing. As a result of these transactions:

  . Avalon Cable of Michigan LLC now operates our Michigan Cluster instead of
    Avalon Cable of Michigan, Inc.,

  . Avalon Cable of Michigan Holdings, Inc. is no longer an obligor on the existing notes, rather, it is a guarantor of the obligations thereunder of Avalon Cable LLC, and

  . Avalon Cable of Michigan, Inc. is also a guarantor of the obligations of Avalon Cable LLC under the existing notes.

   Neither Avalon Cable of Michigan Holdings, Inc. nor Avalon Cable of Michigan, Inc. has significant assets, other than its investment in Avalon Cable of Michigan, Inc. and Avalon Cable LLC, respectively.

   Our organizational structure after the Reorganization is displayed in a chart in the "The Company--Structure After the Reorganization" section of this prospectus.

   The principal executive offices of each of the Issuers are located at 800 Third Avenue, Suite 3100, New York, NY, 10022, and the telephone number of each of the Issuers is (212) 421-0600.

                              The Initial Offering

   The currently outstanding senior subordinated notes were originally issued on December 3, 1998 in a private placement. The Issuers are parties to a registration rights agreement with the initial purchasers in this private offering pursuant to which the Issuers agreed, among other things, to file a registration statement with respect to the notes offered hereby on or before March 31, 1999, to use their reasonable best efforts to have the registration statement declared effective within 90 days after the filing and complete this exchange offer within 30 days after this registration statement becomes effective. The Issuers must pay liquidated damages to the holders of the old notes if they do not meet these deadlines. For information on the sources and uses of funds in connection with the original offering, you should see the "Use of Proceeds" section of this prospectus.

                               The Exchange Offer

The Exchange Offer........  The Issuers are offering to exchange $196,000,000 aggregate principal amount at maturity of 11 7/8% senior discount notes which have been registered under the Securities Act of 1933 for $196,000,000 aggregate principal amount at maturity of their outstanding 11 7/8% senior discount notes due 2008 which were issued in December 1998.

                            The Issuers will accept the old notes in exchange for new notes to increase the liquidity of their outstanding notes. The new notes are substantially identical to the old notes, except that some of the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. You may tender your old notes by following the procedures described in this prospectus under the heading "The Exchange Offer."

Expiration Date...........  The exchange offer will expire at 5:00 p.m., New
                            York City time, on             , 1999, unless we
                            extend it.

Withdrawal Rights.........  You may withdraw your tender of your notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Conditions of the           The exchange offer is subject to customary
Exchange Offer............  conditions, which the Issuers may waive. Please read "The Exchange Offer--Conditions" section of this prospectus for more information regarding conditions of the exchange offer.

Procedures for Tendering
Old Notes.................
                            If you are a holder of old notes and wish to accept the exchange offer, you must either:

                            (a) complete, sign and date the accompanying Letter
                                of Transmittal, or a facsimile thereof and mail or otherwise deliver the documentation, together with your old notes, to the exchange agent at the address shown under "The Exchange Offer--Exchange Agent;" or

                            (b) arrange for The Depository Trust Company to
                                transmit the required information to the exchange agent for this exchange offer in connection with a book-entry transfer.

                            By tendering your notes in this manner, you will be representing, among other things, that:

                            . the new notes you acquire in the exchange offer
                              are being acquired in the ordinary course of your business;

                            . you are not participating, do not intend to
                              participate, and have no arrangement or
                              understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer; and

                            . you are not an "affiliate" of the Issuers.

Certain United States
Federal Income Tax
Consequences..............  Your exchange of old notes for new notes in the exchange offer will not result in any gain or loss to you for federal income tax purposes. See the "Certain United States Federal Income Tax Consequences" section of this prospectus.

Consequences of Failure
to Exchange...............
                            Old notes that are not tendered or that are tendered, but not accepted, will be subject to the existing transfer restrictions on the notes after the exchange offer. The Issuers will have no further obligation to register the old notes. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.

Procedures for Beneficial   If you are the beneficial owner of old notes
Owners....................  registered in the name of a broker, dealer or other nominee and you wish to tender your notes, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.

Guaranty Delivery           If you wish to tender your old notes and time will
Procedures................  not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures.
                            See "The Exchange Offer--Guaranteed Delivery
                            Procedures."

Acceptance of Old Notes;
Delivery of New Notes.....
                            Subject to certain conditions, the Issuers will accept old notes which are properly tendered in the exchange offer and not withdrawn, before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The new notes will be delivered as promptly as practicable following the expiration date.

Use of Proceeds...........  The Issuers will receive no proceeds from the exchange offer.

Exchange Agent............  [             ] is the exchange agent for the
                            exchange offer.

                            Summary of the New Notes

Issuers...................  Avalon Cable LLC and Avalon Cable Holdings Finance,
                            Inc.

Yield and Interest........  Before December 1, 2003, there will be no current payments of cash interest on the new notes. The new notes will accrete in value at a rate of 11 7/8% per annum, compounded semi-annually, to an aggregate principal amount of $196,000,000 on December 1, 2003, assuming all old notes are exchanged for new notes. After December 1, 2003, cash interest on the new notes:

                            . will accrue at the rate of 11 7/8% per annum on
                              the principal amount at maturity of the new notes, and

                            . will be payable semi-annually in arrears on June
                              1 and December 1 of each year, commencing June 1, 2004.

Original Issue Discount...  The new notes:

                            . will be treated for U.S. federal income tax
                              purposes as having been issued at a substantial discount to their principal amount at maturity, and

                            . will bear original issue discount for U.S.
                              federal income tax purposes.

                            Original issue discount will accrue from the issue date of the new notes and will be included as interest income periodically, including for periods ending prior to December 1, 2003, in a holder's gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Considerations."

Mandatory Payment of
Accrued Interest..........
                            On December 1, 2003, the Issuers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each new note and each old note not exchanged for a new note then outstanding, which we refer to as the Accreted Interest Redemption Amount, on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the notes so redeemed. Assuming all of the new notes and all of the old notes not exchanged for new notes remain outstanding on such date, this amount would be $72,479,000 in aggregate principal amount at maturity of the notes. This amount represents:

                            . the excess of the aggregate accreted principal
                              amount of all notes outstanding on December 1, 2003 over the aggregate issue price thereof,

                            . less an amount equal to one year's simple
                              uncompounded interest on the aggregate issue price of such notes at a rate per annum equal to the stated interest rate on the notes.

Maturity Date.............  December 1, 2008.

Optional Redemption.......  On or after December 1, 2003, the Issuers may redeem the new notes, in whole or in part. Before December 1, 2001, the Issuers may redeem up to 35% of the aggregate principal amount at maturity of the notes originally issued:

                            . only with the proceeds of one or more equity
                              offerings and/or strategic equity investments;
                              and

                            . only if at least 65% of the aggregate principal
                              amount at maturity of the notes originally issued remains outstanding after each redemption.

                            The prices for the above optional redemptions are set forth in the "Description of the Notes-- Optional Redemption" section of this prospectus.

Change of Control.........  If we sell certain assets or if we experience specific kinds of changes of control, holders of the new notes will have the opportunity to sell their new notes to the Issuers at 101% of (a) the accreted value of the new notes in the case of repurchases of new notes prior to December 1, 2003 or (b) the aggregate principal amount thereof in the case of repurchases of new notes on or after December 1, 2003, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

Ranking...................  The new notes:

                            . will be general unsecured obligations of the
                              Issuers,

                            . will be subordinate in right of payment to all
                              existing and future senior indebtedness of the Issuers,

                            . will be effectively subordinated to all
                              indebtedness and other liabilities and
                              commitments of the Issuers' subsidiaries, including their credit facility and the Senior Subordinated Notes,

                            . will rank on the same level, or "pari passu,"
                              with any existing and future senior indebtedness of the Issuers, and

                            . will rank senior to all subordinated obligations
                              of the Issuers.

                           The indenture governing the new notes permits the Issuers and the Operating Companies to incur additional indebtedness subject to certain limitations. As of December 31, 1998, on a pro forma basis:

                           . the Issuers would have had no outstanding
                             indebtedness other than the existing notes and the debt of their subsidiaries, and

                           . the outstanding senior indebtedness of the
                             Operating Companies on a combined basis would have been $180.2 million.

Certain Covenants........  The indenture governing the new notes limits the activities of the Issuers and their restricted subsidiaries. The provisions of the new note indenture limit the ability of the Issuers to:

                           . incur additional indebtedness,

                           . pay dividends or make certain other restricted
                             payments,

                           . enter into transactions with affiliates,

                           . sell assets or subsidiary stock,

                           . create liens,

                           . restrict dividends or other payments from
                             restricted subsidiaries,

                           . merge, consolidate or sell all or substantially
                             all of their combined assets, and

                           . with respect to restricted subsidiaries, issue
                             capital stock.

Guarantors...............  Avalon Cable of Michigan Holdings, Inc. and Avalon
                           Cable of Michigan, Inc. will guarantee the obligations of Avalon Cable LLC under the new notes. However, neither Avalon Cable of Michigan Holdings, Inc. nor Avalon Cable of Michigan, Inc. has any significant assets other than its equity interest in Avalon Cable of Michigan Inc. and Avalon Cable LLC, respectively. Thus, holders should not expect the guarantors to participate in making principal and interest payments on the new notes. For a description of the relationship of the Guarantors to the Issuers, see "The Company-- Structure After the Reorganization."

   For more information about the new notes, see the "Description of the Notes" section of this prospectus.

                                  Risk Factors

   You should carefully consider all of the information in the "Risk Factors" section of this prospectus as well as other information and data included in this prospectus before tendering your old notes in exchange for new notes.

       Summary Unaudited Pro Forma Combined Financial and Operating Data

   The following table shows for the periods indicated certain financial and operating data for the Issuers, their predecessors and Taconic, which is subject to a pending acquisition by the Issuers. The following summary unaudited pro forma combined financial and operating data are based on the historical financial statements of the Avalon Cable of Michigan Holdings, Inc., Cable Michigan, Inc. Avalon Cable LLC, Avalon Cable of New England LLC, AMRAC Clear View, Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc., Taconic

Technology Corporation and Avalon Cable Finance, Inc. and the assumptions and adjustments described in the notes thereto included elsewhere in this prospectus. The data for Avalon Cable of Michigan, Inc. and Cable Michigan Inc. include 100% of Mercom, Inc. for all periods presented. The summary unaudited pro forma combined financial and operating data gives effect to our completed acquisitions and our pending acquisitions, the issuance of the old notes, the issuance of the Senior Subordinated Notes by the Operating Companies, the incurrence of debt under our secured credit facility and the reorganization transactions described herein, as if they had occurred on January 1, 1998. In the following table and the related notes, we refer to:

  . Avalon Cable of Michigan Holdings, Inc. as Michigan Holdings,

  . Avalon Cable LLC as Avalon Cable,

  . Avalon Cable of New England LLC as Avalon New England,

  . AMRAC Clear View as Amrac,

  . Pegasus Cable Television, Inc. and Pegasus Cable Television of
    Connecticut, Inc., collectively as Pegasus,

  . the assets and related liabilities that we will acquire from Taconic
    Technology Corporation as Taconic, and

  . Avalon Cable Holdings Finance, Inc. as Holdings Finance.

   The summary unaudited pro forma combined financial and operating data do not purport to represent what the Issuers' results of operations actually would have been if the completed and pending acquisitions had occurred as of the date indicated or what such results will be for future periods. Among other things, this data do not give effect to certain non-recurring charges or cost savings expected to result from the completed and pending acquisitions. This summary and accompanying notes are provided for informational purposes only and do not necessarily indicate what our operating results would have been had the completed and pending acquisitions been consummated on January 1, 1998, nor do they necessarily indicate the Issuers' future results of operations or financial position.

   Management believes that the summary unaudited pro forma combined financial and operating data is a meaningful presentation because the Issuers had no operations as of December 31, 1997 and only had significant operations for a short period of time as of December 31, 1998, and their ability to satisfy debt and other obligations is dependent upon cash flow from the completed and pending acquisitions. The following information is qualified by reference to and should be read in conjunction with the "Capitalization," "Selected Historical Financial and Other Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus and the financial statements and notes thereto included elsewhere in this prospectus.

   The summary unaudited pro forma combined financial and operating data should be read in conjunction with the financial statements of Michigan Holdings, Cable Michigan, Avalon Cable, AMRAC, Pegasus, Taconic and Holdings Finance and the accompanying notes thereto included elsewhere in this prospectus.

   Prior to July 21, 1998, Pegasus was operated as part of Pegasus Communications Corporation. This table below sets forth selected historical combined data for Pegasus for periods during which they did not operate as a separate independent company and, accordingly, certain allocations were made in preparing such financial data. Therefore, such data may not reflect the results of operations or the financial condition which would have resulted if Pegasus had operated as a separate independent company during such periods, and are not necessarily indicative of the future results of operations or financial position of Pegasus.

   As of December 31, 1998, Taconic was being operated as part of Taconic Technology Corporation. The table below sets forth selected historical data for Taconic. The historical financial data presented below reflect periods during which Taconic did not operate as an independent company and, accordingly, certain allocations were made in preparing such financial data. Therefore, such data may not reflect the results of operations or the financial condition which would have resulted if Taconic had operated as a separate independent company during such periods, and are not necessarily indicative of Taconic's future results of operations or financial position.

       Summary Unaudited Pro Forma Combined Financial and Operating Data
                      For the Year Ended December 31, 1998

                                                                                      Probable                  Unaudited
                     Michigan      Cable     Avalon   Avalon New                     Transaction   Pro Forma    Pro Forma
                    Holdings(1) Michigan(2) Cable(3)  England(4) Amrac(5) Pegasus(6) Taconic(7)  Adjustments(8) Combined
                    ----------- ----------- --------  ---------- -------- ---------- ----------- -------------- ---------
                                                      (dollars in thousands)
Statement of
 operations data
Revenue...........   $ 13,657    $ 74,521   $ 1,299     $3,231     $779     $3,277     $2,086       $  6,061    $104,911
Operating
 expenses.........      7,469      38,621       761      1,838      443      1,693      1,378          4,036      56,239
Corporate
 overhead.........        249       6,087        56        350       42         97         22             97       7,000
Depreciation and
 amortization.....      6,614      28,098       440      1,129       47        835        426          7,239      44,828
Non-recurring
 expenses.........        --        5,764       --         --       --         --         --             --        5,764
                     --------    --------   -------     ------     ----     ------     ------       --------    --------
Operating income
 (loss)...........       (675)     (4,049)       42        (86)     247        652        260         (5,311)     (8,920)
Interest expense,
 net..............     (6,784)     (7,382)     (785)      (503)     --        (938)       (17)       (29,120)    (45,529)
Other income
 (expense), net...       (796)        897    (1,311)       --       --         (22)       (97)        (2,280)     (3,582)
                     --------    --------   -------     ------     ----     ------     ------       --------    --------
Net-income (loss).    $(8,228)   $(10,534)  $(2,054)    $ (589)    $247     $ (308)    $  146       $(36,711)   $(58,031)
                     ========    ========   =======     ======     ====     ======     ======       ========    ========
Other financial
 data
EBITDA(9).........   $  5,939    $ 29,813   $   482     $1,043     $294     $1,487     $  686       $  1,928    $ 41,672
Adjusted
 EBITDA(10).......                                                                                                48,719
Adjusted EBITDA
 margin(11).......                                                                                                  46.4%
Ratio of debt to
 adjusted
 EBITDA(12)                                                                                                          9.1x
Capital
 expenditures.....   $  4,673     $18,697   $   157     $   21     $ 61     $  114     $   81       $    165    $ 23,969
Other operating
 data (end of
 period)
Homes passed(13)..    349,162                28,350                                     7,200         18,864     403,576
Basic
 subscribers(14)..    211,537                20,604                                     5,100         10,084     247,325
Basic
 penetration(15)..       60.6%                 72.7%                                     70.8%          53.5%       61.3%
Premium units(16).     55,550                 4,912                                     1,225          2,513      64,200
Premium
 penetration(17)..       26.3%                 23.8%                                     24.0%          24.9%       26.0%
Average monthly
 revenue per basic
 subscriber(18)...   $  34.96               $ 34.22                                    $34.67       $  28.52    $  34.57


   (See Notes to Summary Unaudited Pro Forma Combined Financial and Operating
                                     Data)

   Notes to Summary Unaudited Pro Forma Combined Financial and Operating Data
                      For the Year Ended December 31, 1998

(1) On November 6, 1998, a subsidiary of Michigan Holdings acquired Cable Michigan. Prior to this acquisition, Michigan Holdings did not have any operations. Michigan Holdings' results of operations include the results of operations for the period from acquisition through December 31, 1998.
(2) Cable Michigan's results of operations includes the actual historical results of operations of Cable Michigan for the period from January 1, 1998 through November 5, 1998.
(3) Avalon Cable LLC results of operations include its results of operations from its inception (October 21, 1998) through December 31, 1998, and the results of Avalon New England from the commencement of its operations (May 29, 1998) through December 31, 1998.
(4) On May 29, 1998, Avalon New England acquired Amrac. On June 30, 1998, Avalon New England acquired Pegasus. Prior to these acquisitions, Avalon New England did not have any operations. Avalon New England's results of operations include the results of operations for the period from the acquisitions (May 29, 1998 for Amrac and July 1, 1998 for Pegasus) through December 31, 1998.
(5) Amrac's results of operations includes the actual historical results of operations for the period from January 1, 1998 through May 28, 1998.
(6) Pegasus' combined results of operations includes the actual historical results of operations for the period from January 1, 1998 through June 30, 1998.
(7) Taconic's results of operations includes the actual historical results of operations of Taconic for the year ended December 31, 1998.
(8) Pro forma adjustments represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the related financing transactions and the reorganization occurred on January 1, 1998. These adjustments include in each case, the following:
   (a) Adjustments to reflect the full year impact of the acquisitions of Nova, Cross Country, Traverse, Galaxy, Westcom, Hometown and Novagate.
   (b) Increased depreciation and amortization expense due to excess of fair value over historical cost generated from the completed and pending acquisitions.
   (c) Increased interest expense due to borrowings under our senior credit facility and the issuance of the old notes.
   (d) The removal of tax benefits, net, since after the reorganization transactions described herein, two of the three Issuers will be treated as partnerships for federal income tax purposes.
   (e) Elimination of minority interest in loss of Mercom due to the acquisition of the remaining 38% of the outstanding stock of Mercom. Results for Mercom are included in the results of Avalon Michigan Inc. and Cable Michigan.

   See Notes to Unaudited Pro Forma Combined Statements of Operations for a further explanation of these pro forma adjustments.
(9) Represents net income before depreciation and amortization, interest income (expense), net, income taxes, other expenses, net, gain or loss from the sale of assets, nonrecurring items and non-cash expenses. For the period from January 1, 1998 through November 5, 1998, EBITDA excludes $5,764,000 of non-recurring seller transaction costs incurred by Cable Michigan in connection with the merger with and into Avalon Michigan Inc. Management believes that EBITDA is a meaningful measure of performance and it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles

  Notes to Summary Unaudited Pro Forma Combined Financial and Operating Data--
                                  (Continued)
                      For the Year Ended December 31, 1998

    ("GAAP"). EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See financial statements, including statements of cash flows, included elsewhere herein.
(10) Represents EBITDA, adjusted for the elimination of certain expenses and the inclusion of Avalon corporate overhead expenses as described further below.
   The indenture governing the old notes and new notes refers to Adjusted EBITDA as "Consolidated Cash Flow" and specifically excludes expenses like those discussed above in determining compliance with the debt incurrence covenant in the indenture. See "Description of the Notes--Certain Definitions." However, Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with GAAP. Adjusted EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including statements of cash flows, included elsewhere herein.
   The following table reflects the calculation of Adjusted EBITDA (dollars in thousands):

                                                                   Three Months
                                                       Year Ended     Ended
                                                      December 31, December 31,
                                                          1998         1998
                                                      ------------ ------------
EBITDA                                                  $41,672      $10,211
                                                        -------      -------
Adjustments:
  Cable Michigan management fee......................     3,156          526
  Cable Michigan corporate overhead expenses.........     1,171          138
  Amrac and Pegasus management fees and corporate
   overhead expenses.................................       140          --
  Completed acquisitions corporate overhead expenses.       508          162
  Taconic corporate overhead expenses................       641          153
  Pending acquisitions corporate overhead expenses...       170           59
  Public company expenses of Cable Michigan and
   Mercom............................................       394           26
  Non-recurring expenses(a)..........................     1,908          887
  Avalon corporate overhead expenses.................    (1,041)         --
                                                        -------      -------
    Total adjustments................................     7,047        1,951
                                                        -------      -------
  Adjusted EBITDA ...................................   $48,719      $12,162
                                                        =======      =======

--------
   (a) Reflects the elimination of non-recurring expenses such as (a) litigation expenses, (b) expenses associated with a May 1998 storm in Grand Rapids (c) expenses related to the relocation of the customer service call center to Michigan and (d) one-time costs associated with special promotions,
(11) Represents Adjusted EBITDA as a percentage of revenues.
(12) Represents total pro forma debt outstanding as of December 31, 1998 divided by an amount equal to Adjusted EBITDA for the three months ended December 31, 1998 (see note 10) multiplied by four, as specified in the indenture for the old notes and new notes in determining compliance with the debt incurrence covenant.
(13) The number of dwelling units in a particular community that management estimates can be connected to the Company's cable system.

  Notes to Summary Unaudited Pro Forma Combined Financial and Operating Data--
                                  (Continued)
                      For the Year Ended December 31, 1998

(14) A home with one or more televisions connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic unit basis by dividing the total monthly bill for the account by the basic monthly charge for a single outlet in the area.
(15) Calculated as basic subscribers as a percentage of homes passed.
(16) Includes only single channel services offered for a monthly fee per channel and does not include tiers of channels as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.
(17) Calculated as premium units as a percentage of basic subscribers.
(18) Represents revenues during the respective period divided by the number of months in the period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such period.

                                  RISK FACTORS

   You should carefully consider each of the following factors and all of the other information in this prospectus before tendering your old notes for new notes. The risks and uncertainties described below are not the only ones facing our company or relevant to an investment in the new notes. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

   If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In that case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment.

Holders of old notes that fail to exchange their notes may be unable to resell their notes.

   We did not register the old notes under the federal or any state securities laws, nor do we intend to register them following the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of old notes do not exchange their notes in the exchange offer, they lose their right to have the old notes registered under the federal securities laws, subject to certain limitations. As a result, a holder of old notes after the exchange offer may be unable to sell their notes.

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

   The new notes will be issued to you in exchange for your old notes only after timely receipt by the exchange agent of:

  . your old notes; and

  . a properly completed and executed Letter of Transmittal and all other required documentation; or

  . a book-entry delivery by transmittal of an agent's message through The
    Depository Trust Company.

If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery.

   None of the exchange agent nor any of the Issuers or any of their affiliates are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to their existing transfer restrictions. In addition, if you tender your old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the federal securities laws in connection with any resale transaction. For additional information, please refer to "The Exchange Offer" and "Plan of Distribution" sections of this prospectus.

The Issuers are substantially leveraged and may not have sufficient earnings to cover fixed charges.

   The Issuers are highly leveraged as a result of the substantial debt they incurred to finance their acquisitions and to expand operations. As of December 31, 1998, on a pro forma basis, the Issuers would have had on a combined basis outstanding long-term indebtedness of approximately $441.7 million and shareholders' equity of approximately $144.6 million. In addition, on a pro forma basis, combined interest expense for the Issuers would have been $45.5 million for the year ended December 31, 1998. Subject to the restrictions in the indenture governing the Senior Subordinated Notes issued by the Operating Companies, the indenture governing the old notes and the new notes and the Operating Companies' senior secured credit facility, the Issuers and the Operating Companies may incur additional indebtedness, including senior indebtedness, from time to time, to finance future acquisitions, for capital expenditures or for general business purposes. The degree to which the Issuers are leveraged could have important consequences to you, including the following:

  . the Issuers may have limited ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future;

  . the Issuers and the Operating Companies will be dedicating a substantial portion of their cash flow from operations to the payment of the principal of and interest on their debt, thereby reducing funds available for future operations;

  . all borrowings by the Operating Companies under their senior credit facility and certain other borrowings are subject to variable rates of interest, which expose the Issuers to the risk of increased interest rates; and

  . the Issuers may be more vulnerable to economic downturns and be limited in their ability to withstand competitive pressures.

For additional information, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of this prospectus.

   On a pro forma basis, the combined earnings of the Issuers would have been insufficient to cover their fixed charges by approximately $60.4 million for the year ended December 31, 1998. In this period, however, earnings are reduced by substantial non-cash charges, principally consisting of depreciation and amortization of $44.8 million and accreted interest of $15.0 million for the year ended December 31, 1998. For additional information, please refer to the "Unaudited Pro Forma Combined Financial and Operating Data" section of this prospectus.

   The Issuers' ability to make scheduled debt payments or to refinance their debt will depend on the future operating performances and cash flows of the Operating Companies, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond their control. In addition, our business strategy includes making substantial capital expenditures to maintain, expand and upgrade our cable plant so that we can expand and improve services to our customers and make acquisitions from time to time. The Issuers believe that, based upon current levels of operations, they and their subsidiaries will be able to meet their debt service obligations, including payments on the new notes when due, and implement our business strategy. However, if the Operating Companies cannot generate sufficient cash flow from operations for these purposes, then the Issuers and their subsidiaries may have to refinance their debt and adopt alternative strategies. Possible alternative strategies for the Issuers include reducing or delaying capital expenditures and acquisitions, selling assets, restructuring or refinancing their debt or seeking additional equity capital. We cannot assure you that the Issuers would be permitted or able to refinance their debt under the terms of the indenture governing the Senior Discount Notes, the indenture governing the old notes and the new notes or the Issuers' senior secured credit facility or that they could do so on satisfactory terms. For additional information, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of this prospectus.

The terms of our indebtedness impose operational and financial restrictions on our company.

   The indenture governing the Senior Subordinated Notes, the indenture governing the old notes and the new notes and the Issuers' senior secured credit facility contain numerous restrictive covenants. These covenants place significant restrictions on, among other things, the ability of the Issuers and the Operating Companies:

  . to incur additional indebtedness,

  . to create liens and other encumbrances,

  . to pay dividends and make certain other payments, investments, loans and guarantees,

  . to enter into transactions with affiliates and

  . to sell or otherwise dispose of assets and merge or consolidate with another entity.

   The credit facility also contains a number of financial covenants that require the Operating Companies to meet specified financial ratios and tests. For additional information, please refer to the "Description of Certain Debt-- The Credit Facility", "--The Senior Subordinated Notes" and "Description of the Notes--Certain

Covenants" sections of this prospectus. Events beyond the control of the Operating Companies may affect their ability to meet these ratios and tests. We cannot assure you that the Operating Companies will meet these ratios or these tests.

   Our failure to comply with the obligations in the indenture governing the Senior Subordinated Notes, the indenture governing the old notes and the new notes and the Issuers' senior secured credit facility could result in an event of default under such agreements. An event of default could permit acceleration of the related debt and could also permit the acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. In this event, lenders under these instruments could declare all amounts outstanding to be immediately due and payable. In addition, in the case of the credit facility and any other secured debt, the lenders thereunder could foreclose upon the secured assets. We cannot assure you that the assets of the Issuers and the Operating Companies would be sufficient to repay the debt of the Issuers and the Operating Companies, including the new notes and the Senior Subordinated Notes, if the lenders under the credit facility accelerated their debt. In addition, the Issuers and their subsidiaries may incur other debt in the future that may contain more restrictive covenants than those currently applicable.

The Issuers are holding companies and rely on dividends from their subsidiaries to pay amounts due under the new notes.

   The Issuers are holding companies with no significant assets other than their direct and indirect investments in their operating subsidiaries, including the Operating Companies. The Issuers will be the sole obligors on the new notes. The new notes will not be guaranteed by any subsidiary of the Issuers, including the Operating Companies, or secured by any of the Issuers' assets. Therefore, the new notes will be effectively subordinated to all debt and other liabilities of the Issuers' subsidiaries, including the Operating Companies. Claims of creditors of the Issuers' subsidiaries, including general trade creditors, will generally have priority as to the assets of the Issuers' subsidiaries over the claims of the Issuers and the holders of the new notes. As of December 31, 1998, on a pro forma basis, the Issuer's subsidiaries, including the Operating Companies, would have had $441.7 million of debt outstanding, including debt under the Senior Subordinated Notes and the credit facility, and $17.4 million of trade payables and other liabilities outstanding.

   The Issuers will rely on dividends and other advances and transfers of funds from their subsidiaries, including the Operating Companies, as the sole source of funds to meet their debt service obligations under the new notes. The ability of the Issuers' subsidiaries to pay such dividends and make such advances and transfers will be subject to applicable state laws restricting the payment of dividends and to restrictions in the credit facility, the indenture under which the Senior Subordinated Notes were issued, and other agreements governing indebtedness of the Issuers' subsidiaries. Subject to certain conditions, the credit facility and the indenture governing the Senior Subordinated Note permit the Issuers' subsidiaries to make distributions to the Issuers in amounts sufficient for the Issuers to pay interest, including the Accreted Interest Redemption Amount, when due on the new notes. We cannot assure you that such conditions will be satisfied at the time the Accreted Interest Redemption Amount or other interest payments under the new notes are payable. See "Description of Certain Debt."

We have a limited operating history and our business plan may be unsuccessful.

   Our company was formed in 1997 and has grown principally through acquisitions. We acquired a substantial portion of our operations in early November 1998 in the Cable Michigan transaction. Accordingly, you have limited information about our combined operations and the results that we can achieve through our management. You also have limited information upon which you can evaluate the Issuers' performance and your investment in the new notes. We cannot assure you that we will succeed at effectively managing our various cable systems or the systems that we plan to acquire. Our failure to achieve expected benefits from the combination of our various cable systems or to successfully integrate acquired entities could materially affect the Issuers' results of operations. We cannot assure you that the past operating history of any or all of the entities that we have acquired will be indicative of our future results.

We depend on our key personnel and we could be adversely affected if we lose our key personnel.

   David Unger, our Chairman, and Joel Cohen, our President and Chief Executive Officer, while having extensive experience in the industry, do not have extensive experience with our company or any of our operations, including Cable Michigan. Therefore, we cannot assure you of our performance under their management. Our business is substantially dependent upon the performance of certain key individuals, including Mr. Unger and Mr. Cohen. Although we intend to maintain a strong management team, the loss of the services of Mr. Unger or Mr. Cohen could have a material adverse effect on us. Under the terms of his employment agreement, Mr. Unger is permitted to engage in other business activities in addition to his duties to the Company. For additional information, please refer to the "Management" section of this prospectus.

We may be unable to complete acquisitions.

   As part of our long-term strategy, we are seeking to build two or more regional clusters, each consisting of 200,000 to 300,000 basic subscribers. In pursuing our cluster strategy, we will continue to seek strategic acquisitions at prices we believe to be attractive. A substantial part of our future growth depends on these acquisitions. We cannot assure you that we will find attractive acquisition candidates at suitable prices, successfully acquire those candidates, or effectively manage the integration of acquired businesses into our existing business. Our results of operations could be materially affected if we do not achieve our expected benefits or successfully integrate new businesses into our existing business. We cannot assure you that we will consummate any future acquisitions, including our pending acquisitions, or that we will be able to obtain additional financing for any future acquisitions on satisfactory terms. An additional financing would likely result in an increase in the Issuers' combined indebtedness and interest expense.

   Acquisitions of businesses, including our pending acquisitions, are frequently subject to federal and state regulations and review by state and local governmental bodies and agencies, including the Federal Communications Commission (the "FCC") and local franchising authorities. Many franchise agreements and/or local cable ordinances require consent before transferring ownership or control of a franchise. If a franchise authority fails to grant consent, the transfer of ownership or control of the franchise could result in revocation of the franchise. The loss of a franchise in one community in a cable system could also potentially disrupt the ability to provide service in communities located elsewhere on the same system. See the "Business--Business Strategy" section of this prospectus. We may, in our sole discretion, complete acquisitions in the absence of all required approvals from local franchises authorities. While we do not believe that the failure to obtain any single franchise consent is likely to have a material adverse effect on us, failure to obtain a sufficient number of these consents could have a material adverse effect on us.

We may be unable to compete successfully in our highly competitive industry.

   As a cable television systems operator, we face competition:

  . from companies with alternative methods of receiving and distributing single and/or multiple channels of video programming, such as direct-to-the-home satellite programming companies and off-air television broadcast programming companies;

  . from other sources of news, information and entertainment, such as newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders;

  . potentially from other operators of cable television systems, including systems operated by local governmental authorities; and

  . from other distribution systems capable of delivering programing to homes and businesses including direct broadcast satellite systems, private satellite master antenna television systems and wireless terrestrial program distribution services such as multipoint, multichannel distribution service.

   In recent years, the number of subscribers to direct broadcast satellite services has grown significantly on a national basis. Additionally, Congress and the FCC have recently proposed regulations that could make it easier for direct broadcast satellite providers to legally deliver certain distant and local broadcast signals. Recent changes in federal law and recent administrative and judicial decisions have also removed certain restrictions that have limited entry into the cable television business by potential competitors such as telephone companies, registered utility holding companies and their subsidiaries. Such developments will enable local telephone companies to provide a wide variety of video services in the telephone company's service area which will be directly competitive with services provided by cable television systems.

   The Telecommunications Act of 1996 eliminated the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area. The Telecommunications Act of 1996 also directed the FCC to review its broadcast/cable ownership restrictions to determine if they are necessary in the public interest. Pursuant to the mandate of the Telecommunications Act of 1996, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting networks. The FCC also recently released a Notice of Inquiry seeking comment on all of the broadcast ownership rules not already under review in other proceedings. This review includes the FCC's television/cable television cross ownership rule. In a recently released Notice of Proposed Rule Making, the FCC is requesting comment on whether to change the definition of ownership that constitutes a cognizable interest in a cable system. The result of this proceeding could affect all ownership prohibitions and could result in additional competition for us.

   We compete on the basis of providing a variety of locally desired programming and services, superior technical performance and customer service at reasonable prices. Many of our present and potential competitors have substantially greater resources than we do. We cannot predict the extent to which competition will materialize in our franchise areas from other cable television operators, other video programming distribution systems and other broadband telecommunications services to the home. We also cannot predict whether we will face new competitors or their impact on us. For additional information, please refer to "Business--Competition" and "Regulation" sections of this prospectus.

We may be adversely affected by non-renewal or termination of our franchises.

   We operate under franchises granted by state and local authorities. Our franchises are subject to renewal and renegotiation from time to time. Our business is dependent upon the retention and renewal of our local franchises. A franchise is generally granted for a fixed term ranging from five to 15 years but is often terminable if the franchisee fails to comply with any material provisions of the franchise agreement. Our franchises typically impose conditions relating to the use and operation of the cable television system. These conditions include requirements relating to payment of fees, system bandwidth capacity, customer service requirements, and franchise renewal and termination. We cannot assure you that we will be able to retain or renew franchises or that the terms of any these renewals will be on terms as favorable to us as the existing terms. The non-renewal or termination of franchises relating to a significant portion of our subscribers could have a material adverse effect on our results of operations. Our future acquisitions will be dependent on our ability to obtain franchise transfer approvals or change of control approvals in a timely manner. Subject to limitations imposed by federal law, each city has some flexibility in determining the terms of a franchise, including franchise fees, and to some extent can impose conditions on the franchise, such as build-out and upgrade requirements. For additional information, please refer to "Business--Franchises" section of this prospectus.

Regulation of the cable television industry and pending legislation could adversely affect our business.

   Federal, state and local governmental agencies extensively regulate the cable television industry. The Cable Television Consumer Protection and Competition Act of 1992 and the Cable Communications Policy Act of 1984, both of which amended the Communications Act of 1934, established a national policy to guide the development and regulation of cable television systems. The Communications Act of 1934 was substantially amended by the Telecommunications Act of 1996. Principal responsibility for implementing the policies of these amendments has been allocated between the FCC and state and local franchising authorities.

   Federal Law and Regulation. The Cable Television Consumer Protection and Competition Act of 1992 and the FCC's implementing rules generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local and/or state franchise authorities. The Cable Television Consumer Protection and Competition Act of 1992, the Cable Communications Policy Act of 1984 and the FCC regulations promulgated under these acts have established:

  . regulation of rates for certain services,

  . mandatory carriage and retransmission consent requirements that require a cable system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station,

  . rules for certain franchise renewals and all transfers, and

  . other requirements covering a variety of operational areas, such as equal employment opportunity, technical standards and customer service requirements.

   The Telecommunications Act of 1996 deregulates rates for cable programming services tiers in 1999 for all cable television companies, including our company. For certain small cable operators, the Telecommunications Act of 1996 also immediately eliminated rate regulation of cable programming services tiers and, in certain circumstances, basic services and equipment. In July 1998, the FCC issued a Notice of Proposed Rulemaking to determine the obligation of cable operators to carry the digital signals of broadcasters. We cannot predict the ultimate effect of the Cable Television Consumer Protection and Competition Act of 1992 or the Telecommunications Act of 1996, and the ultimate outcome of the various FCC rulemaking proceedings.

   State and Local Regulation. As described above, cable television systems generally operate under non-exclusive franchises, permits or licenses granted by municipalities or other state or local governmental entities. Subject to federal limitations, the terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies. To date, New York, Connecticut and Massachusetts all have centralized authorities. For additional information, please refer to "Regulation" section of this prospectus.

   Additional Legislation. Our results of operations may be adversely impacted by changes in federal, state and local regulations. Currently, the Chairman of the House Telecommunications Subcommittee, Rep. Billy Tauzin, has introduced legislation that would, among other things, impact the manner in which cable services are packaged and rate regulated. The legislation could require certain cable operators to offer a low-cost, limited version of basic service that would include only off-air signals and public, government and education access. It would also allow regulation of certain cable rates if a community, after due process, determined that a cable operator offered insufficient customer choice in the packaging of its services. This legislation remains at the introductory phase of the legislative process. We cannot predict whether this legislation, or any other pending or future legislation, will ultimately become law, if it does what its final provisions will be and, consequently, what impact it would have on us.

We may be adversely affected by rapid technological change.

   The cable television industry is subject to rapid and significant changes in technology. We plan to upgrade the technical quality of our cable plant to expand our services, increase the number of channels that we offer to customers and, if economically viable, provide new services. We cannot assure you, however, that existing, proposed or yet undeveloped technologies will not become dominant in the future or otherwise render cable television services less profitable or less viable. For additional information, please refer to the "Business--Technology" section of this prospectus.

Our inability to procure third party programming and related services could adversely affect our business.

   Our cable programming services are dependent upon our ability to obtain attractive programming at reasonable rates. We currently obtain cable programming through the National Cable Television Cooperative, a cable programming buying group of which we are a member. We also obtain programming by negotiating programming contracts on our own behalf. We do not anticipate entering into long-term programming contracts for a substantial amount of our programming. In cases where we do have these contracts, they are generally for a fixed period of time ranging from one to five years and are subject to negotiated renewal. We cannot assure you that we will be able to maintain our current programming services or that we will secure these programming rights on commercially acceptable terms. We believe that our relations with our programming suppliers are generally good. However, our business could suffer a material adverse effect if we lost key programming contracts. We also anticipate that the cost of obtaining programming will rise in the future. If we were unable to pass on these increases to our customers, these increases could have a material adverse effect on our results of operations. For additional information, please refer to the "Business--Programming" section of this prospectus.

The controlling equityholder of our company may have interests in conflict with the interests of our noteholders.

   ABRY Broadcast Partners III, L.P., which we refer to as ABRY III, controls our total voting power. ABRY III can therefore direct our policies. In addition, ABRY III can select a majority of the managers of Avalon and, indirectly, the managers and the directors of the Issuers. Certain changes in ABRY III's beneficial ownership interest in the Issuers would constitute a change of control under the indenture governing the Senior Subordinated Notes, the indenture governing the old notes and the new notes and the Issuers' senior secured credit facility and our other agreements and obligations, and could result in an event of default or otherwise give rise to an obligation to make an immediate payment under these agreements and obligations.

   ABRY III and its affiliates are in the business of making controlling investments in broadcast and other media businesses and in businesses which support or enhance broadcast or media properties. ABRY III and its affiliates, other than Avalon, and members of our management may from time to time own or control interests in television, cable and related businesses other than through our company, including interests in our competitors. ABRY III and its affiliates, other than us and members of our management, may from time to time identify, pursue and consummate acquisitions of television, cable and other broadcasting and related businesses that would be complementary to our business. If this were to occur, these acquisition opportunities would not be available to us.

   ABRY III, its affiliates and members of our management may from time to time maintain interests which are in conflict with the interests of the owners of the new notes. Some of these interests may result in restrictions on our ability to engage in certain activities due to limitations on common ownership, operation or control of certain businesses.

Our ability to purchase new notes upon a change of control may be limited.

   In the event there is a change of control of the Issuers, the Issuers must make an offer to buy back the new notes at a price equal to 101% of (a) the accreted value of the new notes in the case of repurchases of new notes prior to December 1, 2003 or (b) the aggregate principal amount thereof in the case of repurchases of new notes on or after December 1, 2003 together with accrued and unpaid interest and liquidated damages, if any, as of the date of repurchase. We cannot assure you that the Issuers would have sufficient funds to pay the purchase price for all of the new notes in that event. We also cannot assure you that the credit facility or other agreements to which the Issuers and their affiliates are then party would permit any of these purchases. In addition, certain events involving a change of control may result in:

  . an event of default under the credit facility or other debt agreements of the Issuers or their affiliates,

  . an obligation of the Issuers or the Operating Companies to make an immediate payment under the credit facility or other debt agreements of the Issuers or their affiliates, or

  . obligations to purchase, or offer to purchase, the indebtedness thereunder, including the Senior Subordinated Notes.

   If a change of control occurs at a time when the Issuers are prohibited from purchasing the new notes, the Issuers and their affiliates could seek the consent of their lenders to purchase the new notes or could attempt to refinance the borrowings that contain this prohibition. If the Issuers do not obtain consent or repay the borrowings, the Issuers would remain prohibited from purchasing the new notes. In this case, the Issuers' failure to purchase tendered new notes would constitute an event of default under the indenture governing the new notes. For additional information, please refer to the "Description of the Notes" section of this prospectus.

Certain liabilities related to separation of Cable Michigan from Commonwealth Telephone Enterprises, Inc. may adversely affect our business.

   On September 30, 1997, Commonwealth Telephone Enterprises, Inc. distributed all of the outstanding common stock of Cable Michigan and RCN Corporation to its shareholders. In connection with this distribution, Commonwealth Telephone Enterprises, Inc., RCN Corporation and Cable Michigan executed a Distribution Agreement and a Tax Sharing Agreement, each dated as of September 5, 1997. The terms of the Distribution Agreement require Cable Michigan to indemnify Commonwealth Telephone Enterprises, Inc. and RCN Corporation against certain liabilities arising before or in connection with the distribution of the Cable Michigan common stock. This includes indemnification by Cable Michigan for liabilities related to Cable Michigan's business and a portion of the liabilities relating to the combined operations of Cable Michigan, Commonwealth Telephone Enterprises, Inc. and RCN Corporation, including the conduct of the corporate overhead function by Commonwealth Telephone Enterprises, Inc., employee matters and employee benefit matters. Similarly, under the Distribution Agreement, Commonwealth Telephone Enterprises, Inc. and RCN Corporation must indemnify Cable Michigan against liabilities related to their respective businesses and certain liabilities related to the prior joint operation of Cable Michigan, Commonwealth Telephone Enterprises, Inc. and RCN Corporation. The Tax Sharing Agreement provides for allocating certain taxes among Cable Michigan, Commonwealth Telephone Enterprises, Inc. and RCN Corporation, with each retaining taxes allocable to their respective businesses.

   Although we do not believe that any of the liabilities arising under the Distribution Agreement or the Tax Sharing Agreement or the combined operations of Cable Michigan, Commonwealth Telephone Enterprises, Inc. and RCN Corporation will have a material adverse effect on our business, our financial condition or the results of our operations, we cannot assure you as to the extent of any of these liabilities. In addition, if Commonwealth Telephone Enterprises, Inc. and RCN Corporation were required to indemnify Cable Michigan, the assets of which are now owned by Avalon Cable of Michigan LLC, for any of these liabilities, we could not assure you whether Commonwealth Telephone Enterprises, Inc. and RCN Corporation would fulfill any of their obligations to Cable Michigan under either the Distribution Agreement or the Tax Sharing Agreement.

We may be adversely affected if our year 2000 efforts are not successful.

   The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs with date-sensitive software may recognize a date using "00" as the year to be 1900 rather than the year 2000. We have and will acquire certain financial, administrative and operational systems. We are in the process of reviewing our existing systems and intend to review each system that we acquire to analyze the extent to which we face a year 2000 problem. We also are in the process of reviewing systems provided to us by third parties, including billing systems. Although we have not yet made a final determination, we believe that any year 2000 problem, if it arises in the future, should not be material to our liquidity, financial position or results of operations. However, we cannot assure you as to the extent of any of these liabilities.

The notes could be voided or subordinated to our other debt if the issuance of the notes constituted a fraudulent conveyance.

   Under federal or state fraudulent transfer laws, if a court found that at the time the Issuers issued the old notes or the new notes, any of the original
Issuers:

     (1) incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

     (2) received less than fair consideration or reasonably equivalent value for incurring the debt and

    . was insolvent or was rendered insolvent by reason of the incurrence of the debt,

    . was engaged, or about to engage, in a business or transaction for which its remaining assets were unreasonably small or

    . intended to incur, believed or should have believed, it would incur debts beyond its ability to pay as the debts mature,

then, in each case, a court of competent jurisdiction could void all or a portion of the Issuer's obligations to the holders of the old notes or new notes, or subordinate the Issuer's obligations to the holders to other existing and future indebtedness of the Issuer, as the case may be. This result would entitle other creditors to be paid in full before any payment could be made on the old notes or the new notes, and possibly allow other creditors to invalidate the old notes or the new notes. In that event, we could not assure you that the holders would ever recover any repayment on their notes.

   The definition of insolvency for purposes of the foregoing will vary depending upon the law applied. Generally, however, an Issuer would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they mature.

   We believe that, for the above purposes, the old notes were issued and are being exchanged without the intent to hinder, delay or defraud creditors, and for proper purposes and in good faith. We also believe that after the issuance and exchange of the notes and the application of their proceeds, the Issuers will be solvent, will have sufficient capital for carrying on their business and will be able to pay their debts as they mature. We can give no assurance, however, what standard a court would apply in reviewing the transactions or that a court would agree with our conclusions in this regard. For additional information, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of this prospectus.

Significant damages or loss to our uninsured properties may adversely affect our business.

   We maintain insurance covering risks incurred in the ordinary course of business, including general liability, property coverage and business interruption insurance. However, as is typical in the cable television industry, we do not maintain insurance covering our underground cable plant. While our management believes our insurance coverage will be adequate, the loss of or damage to a significant portion of our cable plant or other uninsured properties could have a material adverse effect on us.

The original issue discount on the new notes will have federal income tax consequences for holders of those notes.

   The new notes will bear original issue discount for federal income tax purposes. Consequently, holders of the new notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Please see the "Certain United States Federal Income Tax Considerations" section of this prospectus for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the New Discount Notes.

Issuers may not be able to deduct some of the interest on the new notes.

   Although unlikely, it is possible that the new notes will constitute "applicable high yield discount obligations" ("AHYDOs") for federal income tax purposes. The new notes would be AHYDOs if:

  . the yield to maturity on the new notes is equal to or greater than the sum of the relevant applicable federal rate plus five percentage points and

  . the new notes bear significant original issue discount.

   A debt instrument bears significant original issue discount for this purpose if, as of the close of any accrual period ending more than five years after issuance, the total amount of income includible by a holder with respect to the debt instrument exceeds the sum of:

  . interest paid to the holder (in cash or, generally, in property other than debt instruments or stock of the issuer or a related person) and

  . an amount equal to the issue price of the debt instrument multiplied by its yield to maturity.

   For purposes of this discussion, the date of issuance refers to the date of issuance of the old notes.

   Should the new notes be AHYDOs, the Issuers would not be entitled to claim a deduction for original issue discount that accrued with respect to such new notes until amounts attributable to such original issue discount were actually paid. In addition, to the extent that the yield to maturity of the new notes exceeded the sum of the relevant applicable federal rate plus six percentage points (the "non-deductible portion"), any deduction that was attributable to the non-deductible portion would be permanently disallowed.

   Although the law is unclear in certain respects and the issue is therefore not free from doubt, the new notes should not constitute AHYDOs because they should not bear significant original issue discount because, by the close of the first accrual period ending more than five years after issuance, the Issuers are required by the terms of the new notes to pay, in cash, an amount at least equal to the excess of all original issue discount accrued to that date since the date of issuance of the old notes over an amount equal to one year's simple uncompounded interest on the aggregate issue price of the old notes at a rate per annum equal to the stated interest rate on the old notes; thereafter, cash interest is required to be paid semiannually.

Bankruptcy claims by holders of the new notes against the Issuers may be limited in amount.

   If a bankruptcy case is commenced by or against any of the Issuers under federal bankruptcy law after the issuance of the new notes, the claim of a holder of the new notes with respect to the principal amount of those notes may be limited to the sum of:

  . the initial public offering price of the new notes, and

  . that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of federal bankruptcy law.

   Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

There is currently no public market for the new notes and one may not develop.

   While the old notes are presently eligible for trading in the Private Offerings, Resales and Trading Through Automated Linkages (known as "PORTAL") market of the National Association of Securities Dealers by qualified institutional buyers, there is no existing market for the new notes. The initial purchasers of the old notes have informed us that they currently intend to make a market in the new notes following the exchange offer, but they are not obligated to do so, and any market making may be stopped at any time without notice. We do not intend to apply for a listing of the new notes on any securities exchange. We do not know if an active public market for the new notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. We cannot assure you regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. For additional information, please refer to the "Plan of Distribution" section of this prospectus.

                                  THE COMPANY

Overview

   Each of the Issuers is an indirect subsidiary of, and is controlled by, Avalon. Avalon is controlled by ABRY Broadcast Partners III, L.P., which we refer to as "ABRY III". The Operating Companies are wholly owned subsidiaries of the Issuers.

Initial Structure

   The following chart sets forth our corporate structure as of the time of the old note offering. Originally, the issuers under the Old Notes were Avalon Cable LLC, Avalon Cable of Michigan Holdings, Inc. and Avalon Cable Holdings Finance, Inc. At that time, Avalon Cable of Michigan, Inc. operated the cable systems located in our Michigan Cluster. Avalon Cable of New England LLC operates the cable systems located in our New England Cluster. Avalon Cable of Michigan, Inc. is a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc., Avalon Cable of New England LLC is a wholly owned subsidiary of Avalon Cable LLC and Avalon Cable Finance, Inc. is a wholly owned subsidiary of Avalon Cable Holdings Finance, Inc. Each of Avalon Cable Holdings Finance, Inc. and Avalon Cable Finance, Inc. was organized for purposes of facilitating the initial financing and other financings and conducts no activities other than in connection with those financings.

                       [CORPORATE STRUCTURE CHART HERE]

--------
(a) Old Note Issuer.
(b) Senior Subordinated Note Issuer and borrower under the credit facility.
(c) In the Cable Michigan acquisition, Avalon Cable of Michigan, Inc. acquired the approximately 62% of Mercom's outstanding common stock owned by Cable Michigan. Subsequently, Avalon Cable of Michigan, Inc. acquired the remaining shares.

Structure After the Reorganization

   In order to facilitate certain aspects of our financing, in March 1999, after the acquisition of the approximately 38% Mercom, Inc. that we did not own through a merger of Mercom into Avalon Cable of Michigan, Inc., we completed a series of transactions we refer to as the "Reorganization:"

  . Avalon Cable of Michigan, Inc. transferred substantially all of its assets and liabilities to Avalon Cable LLC, which then transferred these assets and liabilities to Avalon Cable of Michigan LLC and, as a result, Avalon Cable of Michigan LLC now operates our Michigan Cluster;

  . Avalon Cable of Michigan Holdings, Inc. ceased to be an obligor on the old notes and together with Avalon Cable of Michigan, Inc. became a guarantor of the obligations of Avalon Cable LLC under the old notes;

  . Avalon Cable of Michigan LLC became an additional obligor on the Senior
    Subordinated Notes; and

  . Avalon Cable of Michigan, Inc. ceased to be an obligor on the Senior
    Subordinated Notes and the credit facility and became a guarantor of the obligations of Avalon Cable of Michigan LLC under the Senior Subordinated Notes and the credit facility.

   In addition, as part of the Reorganization, certain intercompany debt was cancelled.

   Neither Avalon Cable of Michigan Holdings, Inc. nor Avalon Cable of Michigan, Inc. has any significant assets other than its equity interests in Avalon Cable of Michigan, Inc. and Avalon Cable LLC, respectively. As a result, you should not expect Avalon Cable of Michigan Holdings, Inc. and Avalon Cable of Michigan, Inc., as guarantors, to participate in making interest and principal payments on the new notes.

   The following chart sets forth our corporate structure immediately after giving effect to the Reorganization.

                       [CORPORATE STRUCTURE CHART HERE]

--------
(a) Old Note Issuer.
(b) Senior Subordinated Note Issuer and borrower under the credit facility.
(c) Guarantor of Avalon Cable LLC's obligations under the old notes and new notes.
(d) Guarantor of Avalon Cable of Michigan LLC's obligations under the Senior Subordinated Notes and the credit facility.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the new notes. We used the proceeds of approximately $110.4 million from the offering of the old notes and approximately $150.0 million from the offering of the Senior Subordinated Notes principally to:

  . repay approximately $125.0 million under the Operating Companies' senior credit facility, together with accrued interest,

  . repay approximately $105.0 million of borrowings under the Bridge Credit
    Facility described below, together with accrued interest,

  . repay approximately $18.0 million of borrowings under the ABRY
    Subordinated Bridge described below, together with accrued interest,

  . pay approximately $9.4 million of financing costs and certain fees and expenses, and

  . pay approximately $3.0 million of accrued interest and for other working capital needs.

   As a result, the Bridge Credit Facility was terminated and no amounts were outstanding under the ABRY Subordinated Bridge. The credit facility, the Bridge Credit Facility and the ABRY Subordinated Bridge were all entered into in connection with the closing of the acquisition of Cable Michigan in November 1998. At that time, borrowings under the Bridge Credit Facility and the ABRY Subordinated Bridge, together with the funds received under the credit facility and as a result of equity investments, were used to finance the net consideration paid to acquire Cable Michigan, to repay existing Cable Michigan indebtedness, to repay Avalon indebtedness incurred in connection with prior acquisitions and to pay financing costs and fees and expenses.

   Borrowings under the Bridge Credit Agreement, dated as of November 5, 1998, among the Issuers, the lenders named therein, Lehman Brothers Inc. and Lehman Commercial Paper Inc., bore interest, at the time of repayment, at approximately 11.3% per annum. The Bridge Credit Facility would have become due and ayable on November 6, 1999 unless converted into term loans as provided therein, in which case these principal amounts would have become due and payable on November 6, 2007.

   The ABRY Subordinated Bridge bore interest, at the time of repayment, at approximately 12.3% per annum. Interest under the ABRY Subordinated Bridge was not currently payable in cash; rather, interest due and payable could be added to the principal amount outstanding thereunder. For a description of the ABRY Subordinated Bridge, see the definition of "ABRY Subordinated Debt" under "Description of the Notes."

                                 CAPITALIZATION

   The following table sets forth:

  . the actual capitalization as of December 31, 1998 of each of Michigan
    Holdings, Avalon Cable LLC and Avalon Finance Holdings, which were the issuers under the old notes as of such date as of December 31, 1998, and

  . the pro forma combined capitalization of the Issuers as of December 31, 1998, giving effect to the pending acquisitions and the reorganization transactions described herein.

   The information in the following table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and the notes thereto which you can find elsewhere in this prospectus.

                               Actual December 31, 1998
                          ----------------------------------
                           Avalon                    Avalon      Unaudited
                          Michigan                  Finance  Pro Forma Combined
                          Holdings Avalon Cable LLC Holdings December 31, 1998
                          -------- ---------------- -------- ------------------
  Credit facility........ $140,875     $   --       $   --        $179,636(1)
  Senior Subordinated
   Notes.................  150,000         --           --         150,000
  New Notes..............      --          --           --         111,494(2)
  Old Notes..............  111,494         --           --             -- (2)
  Notes Payable--
   affiliates............   15,171       3,341       15,171            -- (3)
  Other..................      --          600          --             600
                          --------     -------      -------       --------
    Total debt...........  417,540       3,941       15,171        441,730
  Issuers' equity........   26,772      47,291          --         144,626(4)
                          --------     -------      -------       --------
    Total capitalization. $444,312     $51,232      $15,171       $586,356
                          ========     =======      =======       ========

  (1) To reflect additional borrowings under the credit facility for the completed and pending acquisitions of Mercom, Nova, Cross Country, Traverse Internet, Novagate, R/COM, Hometown and Galaxy of $38,761,000.
  (2) To reflect the exchange of Old Notes for New Notes.
  (3) To reflect the elimination of intercompany debt as part of the Reorganization.
  (4) To reflect the contribution to the capital of Avalon Cable LLC by Avalon Cable of Michigan, Inc. as part of the Reorganization.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   The following Unaudited Pro Forma Combined Financial Data is based on the historical financial statements of the Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"), Cable Michigan, Avalon Cable LLC ("Avalon Cable"), AMRAC Clear View ("Amrac"), Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (collectively, "Pegasus"), Taconic Technology Corporation ("Taconic") and Avalon Cable Holdings Finance, Inc. ("Holdings Finance") and the assumptions and adjustments described in the accompanying notes. The results of Mercom are included in the results of Avalon Michigan Inc. and Cable Michigan for the reported periods. The following Unaudited Pro Forma Combined Statements of Operations gives effect to our completed and pending acquisitions, the issuance of the old notes, the issuance of the Senior Discount Notes by the Holding Companies, the incurrence of debt under our senior credit facility and the reorganization transactions described herein, as if each had occurred on January 1, 1998. The Unaudited Pro Forma Combined Statements of Operations do not purport to represent what the Issuers' results of operations actually would have been if all completed and pending acquisitions had occurred as of the date indicated or what the results will be for future periods. Among other things, this data do not give effect to certain non-recurring charges or cost savings expected to result from our acquisitions.

   The following Unaudited Pro Forma Combined Balance Sheet as of December 31, 1998 was prepared as if all of the completed and pending acquisitions had occurred on this date. The Unaudited Pro Forma Combined Balance Sheet reflects the preliminary allocations of purchase price to the Issuers' tangible and intangible assets and liabilities. The final allocation of purchase price, and the resulting depreciation and amortization expense in the accompanying Unaudited Pro Forma Combined Statements of Operations, may differ from the preliminary estimates due to the final allocation being based on (a) actual closing date amounts of assets and liabilities and (b) actual appraised values of property, plant and equipment and any identifiable intangible assets.

   The Unaudited Pro Forma Combined Financial Data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had all completed and pending acquisitions been consummated on the date indicated, nor are they necessarily indicative of the Issuers' future results of operations or financial position.

   The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the financial statements of Michigan Holdings, Cable Michigan, Avalon Cable, Avalon New England, Amrac, Pegasus, Taconic and Holdings Finance and the accompanying notes thereto included elsewhere in this prospectus.

   Prior to July 21, 1998, Pegasus was operated as part of Pegasus Communications Corporation. The table below sets forth selected historical combined data for Pegasus. The historical combined financial data presented below reflect periods during which Pegasus did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus' future results of operations or financial position.

   As of December 31, 1998, the assets and liabilities that we will acquire from Taconic were owned by Taconic. The table below sets forth selected historical data for these assets and liabilities of Taconic. The historical financial data presented below reflect periods during which these assets and liabilities were part of Taconic and, accordingly, certain allocations were made in preparing the financial data. Therefore, the data may not reflect the results of operations or the financial condition which would have resulted if these assets and liabilities were owned by a separate independent company during these periods, and are not necessarily indicative of the future results of operations or financial position of these assets and liabilities.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1998
                             (dollars in thousands)

                          Avalon           Avalon                             Unaudited
                         Michigan Avalon  Holdings  Probable    Pro Forma     Pro Forma
                         Holdings  Cable  Finance  Transaction Adjustments    Combined
                         -------- ------- --------   Taconic   -----------    ---------
Current assets:
 Cash................... $  9,071 $   217 $   --     $  --      $  (8,525)(a) $    --
                                                                  (38,524)(b)
                                                                   (1,000)(c)
                                                                   38,761 (d)
 Accounts receivable,
  net...................    5,015     847     --         55           --         5,917
 Prepaids and other
  current assets........    2,015     121     --        596           --         2,732
                         -------- ------- -------    ------     ---------     --------
   Total current assets.   16,101   1,185     --        651        (9,288)       8,649
Property, plant and
 equipment, net.........  104,965   6,456     --      1,692         1,612 (a)  120,152
                                                                    5,427 (b)
Deferred financing
 costs..................   10,658     --      --        --          1,000 (c)   11,658
Intangible assets, net..  420,655  30,804     --        --          4,835 (a)  475,536
                                                                   19,242 (b)
Notes receivable--
 affiliate..............      --   15,171  15,171       --        (30,342)(e)      --
Other assets............    1,270      32     --         29           --         1,331
                         -------- ------- -------    ------     ---------     --------
   Total assets......... $553,649 $53,648 $15,171    $2,372     $  (7,514)    $617,326
                         ======== ======= =======    ======     =========     ========
Current liabilities:
 Current portion of
  long-term debt........ $    --  $    20 $   --     $  --      $     --      $     20
 Accounts payable and
  accrued expenses......   10,194   1,452     --        294           --        11,940
 Accounts payable--
  affiliates............    2,023     247     --        --            --         2,270
 Advance billings and
  customer deposits.....    2,454     717     --        --            --         3,171
                         -------- ------- -------    ------     ---------     --------
   Total current
    liabilities.........   14,671   2,436     --        294           --        17,401
Credit facility.........  140,875     --      --        --         38,761 (d)  179,636
Senior Subordinated
 Notes..................  150,000     --      --        --            --       150,000
Senior Discount Notes...  111,494     --      --        --       (111,494)(g)      --
New Notes...............      --      --      --        --        111,494 (g)  111,494
Long-term debt..........      --      580     --        --            --           580
Notes payable--
 affiliates.............   15,171   3,341  15,171       --        (30,342)(e)      --
                                                                   (3,341)(f)
Deferred credits and
 other..................   80,811     --      --        371          (371)(a)   13,589
                                                                  (67,222)(h)
                         -------- ------- -------    ------     ---------     --------
   Total liabilities....  513,022   6,357  15,171       665       (62,515)     472,700
Minority interest.......   13,855     --      --        --        (13,855)(b)      --
Equity, net.............   26,772  47,291     --      1,707        (1,707)(a)  144,626
                              --      --      --        --          3,341 (f)
                                                                   67,222 (h)
                         -------- ------- -------    ------     ---------     --------
   Total liabilities and
    equity, net......... $553,649 $53,648 $15,171    $2,372     $  (7,514)    $617,326
                         ======== ======= =======    ======     =========     ========


           (See Notes to Unaudited Pro Forma Combined Balance Sheet)

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1998

(a) To reflect the pending acquisition of Taconic (dollars in thousands):

      Cash paid......................................................... $8,525
                                                                         ======
        To record purchase price adjustments:
        Historical net book value, excluding debt....................... $1,707
        Eliminate net (assets)/liabilities not acquired.................    371
                                                                         ------
          Historical cost basis of net assets acquired..................  2,078
          Identified value of property and equipment in excess of
           historical cost..............................................  1,612
          Goodwill and other intangibles................................  4,835
                                                                         ------
            Fair value of Taconic....................................... $8,525
                                                                         ======

(b) To reflect the Mercom acquisition and the acquisitions of Nova, Cross Country, Traverse Internet, Novagate, R/COM, Hometown and Galaxy (the "Additional Acquisitions") as if these acquisitions occurred on January 1, 1998 (dollars in thousands except the price per share):

      Mercom shares outstanding...................................... 1,822,810
      Purchase price per share....................................... $   12.00
                                                                      ---------
          Mercom purchase price...................................... $  21,874
          Additional Acquisitions purchase price (1).................    16,650
                                                                      ---------
          Fair value of the Mercom Acquisition and the Additional
           Acquisitions.............................................. $  38,524
                                                                      =========
      To record purchase price adjustments:
      Historical cost basis of net assets acquired................... $  13,855
      Identified value of property, plant and equipment in excess of
       historical cost...............................................     5,427
      Goodwill and other intangibles.................................    19,242
                                                                      ---------
          Fair value of the Mercom Acquisition and the Additional
           Acquisitions.............................................. $  38,524
                                                                      =========

     --------
     (1) We have acquired certain assets and liabilities of Nova, Cross Country, Novagate and R/COM and, as of March 1999, have signed definitive agreements to acquire assets of Hometown, Galaxy and Traverse Internet. These completed and pending acquisitions do not represent significant acquisitions by the Issuers and therefore do not require separate financial statement information.
(c) To reflect deferred finance costs of $1,000,000 incurred in conjunction with the exchange offering.
(d) To reflect additional borrowings under the credit facility of $38,761,000 incurred in connection with the Mercom Acquisition, the Additional Acquisitions and the exchange offering.
(e) To eliminate transactions between the Issuers consisting of (i) a note receivable, including interest receivable, of $15,171,000 from Avalon Michigan Inc. payable to Avalon Finance and (ii) a note receivable, including interest receivable, of $15,171,000 from Avalon Finance payable to Avalon New England.
(f) To reflect the contribution of capital of $3,341,000 from Avalon Cable Holdings LLC to Michigan Holdings in connection with the Reorganization.
(g) To reflect the exchange of Old Notes for New Notes.
(h) To reflect the contribution of capital from Avalon Michigan Inc. to Avalon Cable LLC and then to Avalon Michigan LLC in connection with the Reorganization, whereby the net deferred tax liabilities of $67,222,000 remained at Avalon Michigan Inc. Avalon Michigan LLC is treated as a division of Avalon Cable LLC which is a partnership for tax purposes. As such, the partnership is not subject to income tax. Under the limited liability company agreements of Avalon Cable LLC and Avalon Michigan LLC, both companies are required to make cash distribution to their members for any tax liability resulting from the members' ownership interests in the limited liability company.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                        For Year Ended December 31, 1998

                                                                                      Probable                      Unaudited
                    Michigan      Cable     Avalon   Avalon New                     Transactions   Pro Forma        Pro Forma
                   Holdings(1) Michigan(2) Cable(3)  England(4) Amrac(5) Pegasus(6)  Taconic(7)  Adjustments(8)     Combined
                   ----------- ----------- --------  ---------- -------- ---------- ------------ --------------     ---------
                                              (dollars in thousands)
Revenues.........    $13,657    $ 74,521   $ 1,299     $3,231     $779     $3,277      $2,086       $  6,061 (a)    $104,911
Operating
 expenses........      7,469      38,621       761      1,838      443      1,693       1,378          4,036 (a)      56,239
Corporate
 overhead........        249       6,087        56        350       42         97          22             97 (a)       7,000
Depreciation and
 amortization....      6,614      28,098       440      1,129       47        835         426          7,239 (b)      44,828
Non-recurring
 expenses........        --        5,764       --         --       --         --          --             --            5,764
                     -------    --------   -------     ------     ----     ------      ------       --------        --------
Operating (loss)
 income..........       (675)     (4,049)       42        (86)     247        652         260         (5,311)         (8,920)
Interest expense,
 net.............     (6,784)     (7,382)     (785)      (503)     --        (938)        (17)       (29,120)(c)     (45,529)
Other income
 (expense), net..       (769)        897    (1,311)       --       --         (22)        (97)        (2,280)(d)(e)   (3,582)
                     -------    --------   -------     ------     ----     ------      ------       --------        --------
Net (loss)
 income..........    $(8,228)   $(10,534)  $(2,054)    $ (589)    $247     $ (308)     $  146       $(36,711)       $(58,031)
                     =======    ========   =======     ======     ====     ======      ======       ========        ========




      (See Notes to Unaudited Pro Forma Combined Statements of Operations)

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1998

(1) On November 6, 1998, a subsidiary of Avalon Michigan Inc. acquired Cable Michigan. Prior to this acquisition, Avalon Michigan Inc. did not have any operations. Avalon Michigan Inc.'s results of operations include the results of operations for the period from acquisition through December 31, 1998.

(2) Cable Michigan's results of operations includes the actual historical results of operations of Cable Michigan for the year ended December 31, 1997 and for the period from January 1, 1998 through September 30, 1998.

(3) Avalon Cable LLC results of operations include its results of operations from its inception (October 21, 1998) through December 31, 1998, and the results of operations of Avalon New England from the commencement of its operations (November 6, 1998) through December 31, 1998.

(4) On May 29, 1998, Avalon New England acquired Amrac. On July 21, 1998, Avalon New England acquired Pegasus. Prior to these acquisitions, Avalon New England did not have any operations. Avalon New England's results of operations include the results of operations for the period from the acquisitions (May 29, 1998 for Amrac and July 21, 1998 for Pegasus) through December 31, 1998.

(5) Amrac's results of operations includes the historical results of operations for the year ended December 31, 1997 and for the period from January 1, 1998 through May 28, 1998.

(6) Pegasus' combined results of operations includes the actual historical results of operations for the year ended December 31, 1997 and for the period from January 1, 1998 through June 30, 1998.

(7) Taconic's results of operations includes the actual historical results of operations of Taconic for the year ended December 31, 1998.

(8) Pro forma adjustments represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the financings and the reorganization occurred on January 1, 1998. These adjustments included the following:

  (a) To adjust revenues, operating expenses and corporate overhead of $6,061,000, $4,036,000 and $97,000, respectively for the year ended December 31, 1998, to account for the acquisitions of Nova, Cross Country, Traverse Internet, Galaxy, R/COM, Novagate and Hometown as if these acquisitions occurred on January 1, 1998.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Cable Michigan (including Mercom), Amrac, Pegasus, Taconic and our other completed and pending acquisitions calculated as follows (dollars in thousands):

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pro forma depreciation and amortization......................   $44,828
      Historical depreciation and amortization.....................    37,589
                                                                      -------
      Pro forma adjustment.........................................   $ 7,239
                                                                      =======

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                     STATEMENTS OF OPERATIONS--(Continued)
                      For the Year Ended December 31, 1998

  (c) Amount represents increased interest expense due to the financings and the offerings (dollars in thousands):

                                                                   Year Ended
                                                                  December 31,
                                                                      1998
                                                                 --------------
      Historical interest expense, net..........................        $16,409
                                                                        -------
      Senior Subordinated Notes................................. 14,063
      Senior discount notes..................................... 13,500
      Credit facility (1)....................................... 16,386
      Other debt................................................    122
      Amortization of deferred financing fees...................  1,458
                                                                 ------
      Pro forma interest expense................................         45,529
                                                                        -------
      Pro forma adjustment......................................        $29,120
                                                                        =======

     --------
     (1) If the assumed interest rate on the credit facility increased by 0.125%, total pro forma interest expense would increase by $225,000 for the year ended December 31, 1998.

  (d) To remove tax benefits, net, since after the Reorganization two of the three Issuers will be treated as partnerships for federal income tax purposes (dollars in thousands):

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pegasus......................................................   $     5
      Taconic......................................................        97
      Cable Michigan...............................................    (2,382)
                                                                      -------
          Total tax (benefit), net.................................   $(2,280)
                                                                      =======

  (e) To eliminate minority interest in loss of Mercom due to the completion of the Mercom acquisition of $473,000 for the year ended December 31, 1998.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

Cable Michigan and Avalon Cable of Michigan Holdings, Inc.
   Prior to September 30, 1997, Cable Michigan was operated as part of Commonwealth Telephone Enterprises, Inc. ("CTE"). The table below sets forth selected historical consolidated data for Cable Michigan. The historical consolidated financial data presented below reflect periods during which Cable Michigan did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Cable Michigan had operated as a separate independent company during these periods, and are not necessarily indicative of Cable Michigan's future results of operations or financial position.

   The selected historical consolidated statement of operations and balance sheet data of Cable Michigan shown below for the five years ended December 31, 1997 have been derived from the consolidated financial statements of Cable Michigan which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data for the period from January 1 to November 5, 1998 have been derived from the consolidated financial statements of Cable Michigan, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statements of operations and balance sheet data of Avalon Cable of Michigan Holdings, Inc. as of December 31, 1998 and for the period from June 2, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable of Michigan Holdings, Inc., which have been audited by PricewaterhouseCoopers LLP, independent accountants. The audited consolidated financial statements of Cable Michigan as of December 31, 1996, 1997 and November 5, 1998 and for each of the two years in the period ended December 31, 1997 and for the period from January 1, 1998 through November 5, 1998 are included elsewhere herein.

   The consolidated statement of operations data, other financial data and balance sheet data include the results of operations for Mercom since August 1995. The other operating data includes Mercom operating data for all periods presented. In July 1997, the Mercom Florida cable system was sold. This system served approximately 1,900 subscribers at the time of the sale.

   You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                            Period from Period from
                                                                            January 1,  June 2, 1998
                                    Year Ended December 31,                   1998 to     through
                          ------------------------------------------------  November 5, December 31,
                            1993      1994      1995      1996      1997       1998      1998 (10)
                          --------  --------  --------  --------  --------  ----------- ------------
                                                 (dollars in thousands)
Statement of operations
 data
Revenues................  $ 48,665  $ 49,141  $ 60,675  $ 76,187  $ 81,299   $ 74,521      $13,657
Operating expenses......    25,283    26,981    28,465    37,016    40,978     38,621        7,469
Corporate overhead......     3,372     1,562     6,284     7,075     7,204      6,087          249
Depreciation and
 amortization...........    32,697    28,685    25,154    31,427    32,082     28,098        6,554
Non-recurring expenses..       --        --        --        --        --       5,764          --
                          --------  --------  --------  --------  --------   --------     --------
Operating (loss) income.   (12,687)   (8,087)      772       669     1,035     (4,049)        (675)
Interest (expense), net.   (15,960)  (15,767)  (15,918)  (15,052)  (11,393)    (7,382)      (6,784)
Gain on sale of Florida
 cable system...........       --        --        --        --      2,571        --           --
Other (expense) income,
 net....................      (496)   (2,372)    4,645     6,127     3,429        897         (769)
                          --------  --------  --------  --------  --------   --------     --------
Net loss................  $(29,143) $(26,226) $(10,501) $ (8,256) $ (4,358)  $(10,534)     $(8,228)
                          ========  ========  ========  ========  ========   ========     ========
Other financial data
EBITDA (1)..............  $ 20,010  $ 20,598  $ 25,926  $ 32,096  $ 33,117   $ 29,813     $  5,939
EBITDA margin (2).......      41.1%     41.9%     42.7%     42.1%     40.7%      40.0%        43.5%
Capital expenditures....       N/A  $  8,678  $ 11,207  $  9,605  $ 14,041   $ 18,697        4,673
Ratio of earnings to
 fixed charges (3)......       N/A       N/A       --        --        --         --           --
Balance sheet data (end
 of period)
Total assets............  $147,286  $116,972  $172,759  $149,200  $142,597   $131,220     $553,649
Long-term debt
 (excluding current
 portion)...............       --        --    181,807   163,247   143,000    120,000      417,540
Net (deficit) equity....   (60,419)  (76,931)  (73,757)  (79,741)  (53,874)   (63,865)      26,772
Other operating data
 (end of period)
Homes passed (4)........   296,918   308,343   316,196   327,439   336,895    345,010      349,162
Basic subscribers (5)...   170,134   179,109   191,774   198,322   203,912    214,819      211,537
Basic penetration (6)...      57.3%     58.1%     60.7%     60.6%     60.5%      62.3%        60.6%
Premium units (7).......       N/A       N/A    80,925    64,118    65,361     64,866       55,550
Premium penetration (8).       N/A       N/A      42.2%     32.3%     32.1%      30.2%        26.3%
Average monthly revenue
 per basic
 subscriber (9).........  $  29.65  $  27.53  $  31.36  $  32.30  $  33.03   $  33.18     $  34.96

          (See Notes to Selected Historical Financial and Other Data)

Amrac

   The selected historical statement of operations and balance sheet data of Amrac shown below for the four years ended December 31, 1997 have been derived from the financial statements of Amrac which have been audited by Greenfield, Altman, Brown, Berger & Katz, P.C., independent accountants. The selected historical financial and other data of Amrac shown below for the year ended December 31, 1993 has been derived from the unaudited financial statements of Amrac. The selected historical financial and other data for the period ended May 28, 1997 have been derived from the unaudited financial statements of Amrac, which in the opinion of management of the Issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the period presented. The audited financial statements of Amrac as of December 31, 1996 and 1997 and May 28, 1998 and for the three years ended December 31, 1997 and for the period ended May 28, 1998 are included elsewhere herein. The operating results for the period ended May 28, 1998 are not necessarily indicative of results to be expected for the year ending December 31, 1998. You should read the information contained in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                        Period Ended
                                  Year Ended December 31,                 May 28,
                          -------------------------------------------  ---------------
                           1993     1994     1995     1996     1997     1997    1998
                          -------  -------  -------  -------  -------  ------  -------
                                            (dollars in thousands)
Statement of operations
 data
Revenues................  $ 1,483  $ 1,576  $ 1,701  $ 1,807  $ 1,902  $  786  $   779
Operating expenses......      891      900      975    1,045    1,038     435      443
Corporate overhead......      100       72       94       97      102      42       42
Depreciation and
 amortization...........      347      323      331      340      136      57       47
                          -------  -------  -------  -------  -------  ------  -------
Operating income........      145      281      301      325      626     252      247
Interest expense, net...     (147)    (142)    (130)     (91)     (47)    (23)     --
Other income, net.......      --       --       --       --        51     --       --
                          -------  -------  -------  -------  -------  ------  -------
Net (loss) income.......  $    (2) $   139  $   171  $   234  $   630  $  229  $   247
                          =======  =======  =======  =======  =======  ======  =======
Other financial data
EBITDA (1)..............  $   492  $   604  $   632  $   665  $   762  $  309  $   294
EBITDA margin (2).......     33.2%    38.3%    37.2%    36.8%    40.1%   39.3%    37.7%
Capital expenditures....  $    66  $    64  $   117  $    65  $   118  $   56  $    61
Ratio of earnings to
 fixed charges (3)......      1.0x     1.9x     2.2x     3.1x     9.3x    8.0x    44.4x

Balance sheet data (end
 of period)
Total assets............  $ 1,440  $ 1,200  $ 1,001  $ 1,043  $ 1,374  $  903  $ 1,073
Long-term debt
 (excluding current
 portion)...............    1,512    1,044      778      488      163     416      --
Partners' (deficit)
 equity.................     (394)    (286)    (180)      54      684     287      931

Other operating data
 (end of period)
Homes passed (4)........    6,025    6,250    6,447    6,640    6,775   6,693    6,955
Basic subscribers (5)...    4,277    4,558    4,808    4,901    5,025   4,964    5,101
Basic penetration (6)...     71.0%    72.9%    74.6%    73.8%    74.2%   74.2%    73.3%
Premium units (7).......    2,049    1,931    1,770    1,667    1,465   1,455    1,561
Premium penetration (8).     47.9%    42.4%    36.8%    34.0%    29.2%   29.3%    30.6%
Average monthly revenue
 per basic subscriber
 (9)....................      N/A      N/A  $ 30.27  $ 31.02  $ 31.94  $31.92  $ 30.77

          (See Notes to Selected Historical Financial and Other Data)

Pegasus

   Prior to July 21, 1998, Pegasus was operated as part of Pegasus Communications Corporation. The table below sets forth selected historical combined data for Pegasus. The historical combined financial data presented below reflect periods during which Pegasus did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus' future results of operations or financial position.

   The selected historical combined statement of operations and balance sheet data of Pegasus shown below for the three years ended December 31, 1997 have been derived from the combined financial statements of Pegasus which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical combined financial and other data for the six months ended June 30, 1997 and 1998 have been derived from the unaudited combined financial statements of Pegasus, which in the opinion of management of the Issuers, reflect all adjustments necessary to present fairly the combined financial position and results of operations for the periods presented. The audited combined financial statements of Pegasus as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of results to be expected for the year ending December 31, 1998. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the combined financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                 Six Months
                                    Year Ended December 31,    Ended June 30,
                                    -------------------------  ----------------
                                     1995     1996     1997     1997     1998
                                    -------  -------  -------  -------  -------
                                            (dollars in thousands)
Statement of operation data
Revenues..........................  $ 5,135  $ 5,775  $ 6,191  $ 2,990  $ 3,277
Operating expenses................    2,604    3,024    3,190    1,617    1,693
Corporate overhead................      368      349      242      132       97
Depreciation and amortization.....    1,658    1,669    1,565      769      835
                                    -------  -------  -------  -------  -------
Operating income..................      505      733    1,194      472      652
Interest expense, net.............   (1,744)  (1,887)  (1,791)    (863)    (938)
Other (expense), net..............      (20)     (27)     (44)     (31)     (22)
                                    -------  -------  -------  -------  -------
Net loss..........................  $(1,259) $(1,181) $  (641) $  (422) $  (308)
                                    =======  =======  =======  =======  =======
Other financial data
EBITDA (1)........................  $ 2,163  $ 2,402  $ 2,759  $ 1,241  $ 1,487
EBITDA margin (2).................     42.1%    41.6%    44.6%    41.5%    45.4%
Capital expenditures..............  $   164   $1,175  $   691  $   445  $   114
Ratio of earnings to fixed charges
 (3)..............................      --       --       --       --       --

Balance sheet data (end of period)
Total assets......................  $10,251  $11,584  $12,661  $12,156  $12,988
Long-term debt (excluding current
 portion).........................   15,023   15,044   15,018   15,026   14,994
Shareholders' (deficit)...........  (7,026)   (8,207)  (8,785)  (8,629)  (9,093)

Other operating data (end of
 period)
Homes passed (4)..................   19,245   19,437   19,631   19,562   19,739
Basic subscribers (5).............   14,859   14,678   14,894   15,226   15,413
Basic penetration (6).............     77.2%    75.5%    75.9%    77.8%    78.1%
Premium units (7).................    5,315    4,807    4,300    4,607    4,236
Premium penetration (8)...........     35.8%    32.7%    28.9%    30.3%    27.5%
Average monthly revenue per basic
 subscriber (9)...................  $ 29.00  $ 32.59  $ 34.89  $ 33.41  $ 36.04

          (See Notes to Selected Historical Financial and Other Data)

Taconic

   Currently, Taconic is being operated as part of Taconic Technology Corporation. The table below sets forth selected historical data for these assets and liabilities of Taconic. The historical financial data presented below reflect periods during which Taconic did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Taconic had operated as a separate independent company during these periods, and are not necessarily indicative of Taconic's future results of operations or financial position.

   The selected historical statements of operations and balance sheet data of Taconic shown below for the three years ended December 31, 1998 have been derived from the financial statements of Taconic, which have been audited by KPMG LLP, independent accountants. The selected financial and other data of Taconic shown below for the year ended December 31, 1995 has been derived from the unaudited financial statements of Taconic. The audited financial statements of Taconic as of December 31, 1997 and 1998 and for the two years then ended December 31, 1998 are included elsewhere herein. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the combined financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                  Year Ended December 31,
                                                ------------------------------
                                                 1995    1996    1997    1998
                                                ------  ------  ------  ------
                                                  (dollars in thousands)
Statement of operations data
Revenues....................................... $1,771  $1,916  $2,005  $2,086
Operating expenses.............................  1,108   1,213   1,278   1,378
Corporate overhead.............................     56      62      34      22
Depreciation and amortization..................    359     432     426     426
                                                ------  ------  ------  ------
Operating income...............................    248     209     267     260
Interest expense, net..........................   (129)   (102)    (79)    (17)
Other (expense), net...........................    (15)    (43)    (75)    (97)
                                                ------  ------  ------  ------
Net income..................................... $  104  $   64  $  113  $  146
                                                ======  ======  ======  ======
Other financial data
EBITDA (1)..................................... $  607  $  641  $  693  $  686
EBITDA margin (2)..............................   34.3%   33.5%   34.6%   32.9%
Capital expenditures........................... $  445  $  238  $  214  $   81
Ratio of earnings to fixed charges (3).........    1.7x    1.8x    2.5x    3.4x

Balance sheet data (end of period)
Total assets................................... $2,797  $2,638  $2,337  $2,372
Long-term debt (excluding current portion).....  1,110     946     793     --
Shareholders' equity...........................    614     678     792   1,707

Other operating data (end of period)
Homes passed (4)...............................  7,037   7,128   7,210   7,200
Basic subscribers (5)..........................  4,738   4,733   4,819   5,100
Basic penetration (6)..........................   67.3%   66.4%   66.8%   70.8%
Premium units (7)..............................  1,492   1,337   1,271   1,225
Premium penetration (8)........................   31.5%   28.2%   26.4%   24.0%
Average monthly revenue per basic subscriber
 (9)........................................... $31.87  $33.72  $34.98  $34.67

          (See Notes to Selected Historical Financial and Other Data)

Avalon Cable LLC

   The selected historical consolidated statement of operations and balance sheet data of Avalon Cable LLC shown below as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable LLC which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data for the period from as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable LLC, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The audited consolidated financial statements of Avalon Cable LLC as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 are included elsewhere herein. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                  Period from
                                                                October 21, 1998
                                                                to December 31,
                                                                      1998
                                                                ----------------
Statement of operations data
Revenues.......................................................     $ 1,299
Operating expenses.............................................         761
Corporate overhead.............................................          56
Depreciation and amortization..................................         440
                                                                    -------
Operating (loss) income........................................          42
Interest (expense), net........................................      (2,096)
Other (expense) income, net....................................         --
                                                                    -------
Net loss.......................................................     $(2,054)
                                                                    =======
Other financial data
EBITDA (1).....................................................     $   481
EBITDA margin (2)..............................................        37.0%
Capital expenditures...........................................         157
Ratio of earnings to fixed charges (3).........................         --
Balance sheet data (end of period)
Total assets...................................................      53,648
Long-term debt (excluding current portion).....................       3,921
Members' interest..............................................      47,291
Other operating data (end of period)
Homes passed (4)...............................................      28,350
Basic subscribers (5)..........................................      20,604
Basic penetration (6)..........................................        72.7%
Premium units (7)..............................................       4,912
Premium penetration (8)........................................        23.8%
Average monthly revenue per basic subscriber (9)...............     $ 34.22

          (See Notes to Selected Historical Financial and Other Data)

Holdings Finance

   The selected historical consolidated statement of operations and balance sheet data of Holdings Finance shown below for as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Holdings Finance which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data for the period from as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Holdings Finance, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The audited consolidated financial statements of Holdings Finance as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 are included elsewhere herein.

   You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                   Period from
                                                                  October 21, to
                                                                   December 31,
                                                                       1998
                                                                  --------------
Statement of operations data
Revenues.........................................................    $   --
Operating expenses...............................................        --
Corporate overhead...............................................        --
Depreciation and amortization....................................        --
                                                                     -------
Operating (loss) income..........................................        --
Interest (expense), net..........................................        --
Other (expense) income, net......................................        --
                                                                     -------
Net loss.........................................................    $   --
                                                                     =======
Other financial data
EBITDA (1).......................................................    $   --
EBITDA margin (2)................................................        --
Capital expenditures.............................................        --
Ratio of earnings to fixed charges (3)...........................        --
Balance sheet data (end of period)
Total assets.....................................................    $15,171
Long-term debt (excluding current portion).......................     15,171
Members' interest................................................        --
Other operating data (end of period)
Homes passed (4).................................................        --
Basic subscribers (5)............................................        --
Basic penetration (6)............................................        --
Premium units (7)................................................        --
Premium penetration (8)..........................................        --
Average monthly revenue per basic subscriber (9).................    $   --

          (See Notes to Selected Historical Financial and Other Data)

Michigan Holdings

   The selected historical consolidated statement of operations and balance sheet data of Michigan Holdings shown below for as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Michigan Holdings which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data for the period from as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Michigan Holdings, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The audited consolidated financial statements of Michigan Holdings as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 are included elsewhere herein.

   You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                   Period from
                                                                  October 21, to
                                                                   December 31,
                                                                       1998
                                                                  --------------
Statement of operations data
Revenues.........................................................    $ 13,657
Operating expenses...............................................       7,469
Corporate overhead...............................................         249
Depreciation and amortization....................................       6,614
                                                                     --------
Operating (loss) income..........................................        (675)
Interest (expense), net..........................................      (6,784)
Other (expense) income, net......................................        (769)
                                                                     --------
Net loss.........................................................    $ (8,228)
                                                                     ========
Other financial data
EBITDA (1).......................................................    $  5,939
EBITDA margin (2)................................................        43.5%
Capital expenditures.............................................       4,673
Ratio of earnings to fixed charges (3)...........................         --
Balance sheet data (end of period)
Total assets.....................................................    $553,649
Long-term debt (excluding current portion).......................     417,540
Stockholders' equity.............................................      26,772
Other operating data (end of period)
Homes passed (4).................................................     349,213
Basic subscribers (5)............................................     211,537
Basic penetration (6)............................................        60.6%
Premium units (7)................................................      55,550
Premium penetration (8)..........................................        26.3%
Average monthly revenue per basic
 subscriber (9)..................................................    $  34.96

          (See Notes to Selected Historical Financial and Other Data)

           NOTES TO THE SELECTED HISTORICAL FINANCIAL AND OTHER DATA

 (1) Represents net income before depreciation and amortization, interest income (expense), net, income taxes, other expenses, net, gain or loss from the sale of assets, non-recurring items and non-cash expenses. For the period from Jauary 1, 1998 through November 5, 1998, EBITDA excludes $5,764,000 of non-recurring costs incurred by Cable Michigan. For the year ended December 31, 1997, EBITDA excludes a $2,571,000 gain recognized by Cable Michigan on the sale of a Florida cable system. Management believes that EBITDA is a meaningful measure of performance and it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with GAAP. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including statements of cash flows, included elsewhere herein.
 (2) Represents EBITDA as a percentage of revenues.
 (3) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by net income adjusted for provision (benefit) for income taxes, equity in (loss) of unconsolidated entities, minority interest in (loss) income of consolidated entity and fixed charges. Fixed charges consist of interest expense, net and a portion of operating lease rental expense deemed to be representative of the interest factor. Cable Michigan's earnings were inadequate to cover fixed charges by $15,119,000, $8,525,000 and $12,368,000 for the years ended December 31, 1996, 1997 and for the period from January 1, 1998 through November 5, 1998, respectively. Avalon Michigan Inc.'s earnings were inadequate to cover fixed charges by $5,128,000 for the period from June 2, 1998 (inception) through December 31, 1998. Pegasus earnings were inadequate to cover fixed charges by $1,239,000, $1,156,000, $625,000, $414,000 and $303,000 for the
     years ended December 31, 1995, 1996, 1997 and for the nine months ended September 30, 1997 and 1998, respectively.
 (4) The number of dwelling units in a particular community that management estimates can be connected to our cable system.
 (5) A home with one or more televisions connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic by dividing the total monthly bill for the account by the basic monthly charge for a single outlet in the area.
 (6) Calculated as basic subscribers as a percentage of homes passed.
 (7) Includes only single channel services offered for a monthly fee per channel and does not include tiers of channels as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.
 (8) Calculated as premium units as a percentage of basic subscribers.
 (9) Represents revenues during the respective period divided by the number of months in the period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for this period.
(10) The operations of Avalon Michigan Inc. commenced on November 6, 1998 with the acquisition of Cable Michigan.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Overview

   General. Members of our management and investors formed Avalon in 1997 to acquire, operate and develop cable television systems in mid-sized suburban and exurban markets. Our operations in the New England Cluster are the result of our acquisitions of Amrac in May 1998 and of Pegasus in July 1998. In addition, we have entered into agreements to acquire cable system assets and related liabilities of Taconic which had approximately 5,100 basic subscribers as of December 31, 1998 and Hometown TV, Inc. which had approximately 400 basic subscribers as of December 31, 1998. The combined purchase price for these pending transactions is approximately $9.0 million. As of December 31, 1998, we had a total of 26,100 basic subscribers in our New England Cluster, after giving effect to all completed and pending transactions. We expect that these pending acquisitions will close within the first half of 1999.

   On November 6, 1998, we completed our acquisition of Cable Michigan. The cable systems located in the Michigan Cluster account for a substantial majority of our subscribers. Since November 6, 1998, Cable Michigan has acquired all of the outstanding shares of Mercom, Inc. that we did not own for total consideration of approximately $21.9 million. In addition, we have acquired, for a combined purchase price of approximately $13.3 million, cable television systems from Nova which had approximately 6,400 basic subscribers as of March 1999, cable television systems from Cross Country which had approximately 1,900 basic subscribers as of January 1999, cable system assets of R/COM, L.C. which had approximately 800 basic subscribers as of March 1999, and assets of Novagate Communications Corp, an Internet service provider which had approximately 5,000 Internet subscribers as of March 1999.

   Since November 6, 1998, we have also entered into agreements for our Michigan cluster to acquire the assets of Traverse Internet, Inc., an Internet service provider which had approximately 5,000 Internet subscribers as of March 1999 and certain cable system assets of Galaxy American Communications which had approximately 600 basic subscribers as of March 1999. We expect that these pending acquisitions will close within the first half of 1999. The combined purchase price for these pending transactions is approximately 2.9 million. As of December 31, 1998, we had a total of 221,200 basic subscribers and 10,000 Internet subscribers in our Michigan Cluster, after giving effect to all completed and pending transactions.

   We have implemented a number of operational and organizational changes to the businesses we have acquired and expect others, including in connection with pending acquisitions. As a result, we believe that the historical results of operations presented below of each of Cable Michigan, Amrac, Pegasus, and Taconic may not be indicative of our results of operations in the future. For additional information, please refer to "--Pro Forma Operating Results" section of this prospectus.

   Revenues. Our revenues are primarily attributable to monthly subscription fees charged to subscribers for our basic and premium cable television programming services. Our basic revenues consist of monthly subscription fees for all services other than premium programming, as well as monthly charges for customer equipment rental. Premium revenues consist of monthly subscription fees for programming provided on a per channel basis. In addition, we derive other revenues from installation and reconnection fees that we charge to subscribers to commence or reinstate service, pay-per-view charges, late payment fees, advertising revenues and commissions related to the sale of merchandise by home shopping services.

   Operating Expenses. Our expenses primarily consist of programming fees, plant and operating costs, general and administrative expenses, and marketing costs directly attributable to our cable systems. We expect that our programming costs will increase in the ordinary course of our business as a result of increases in the number of subscribers, increases in the number of channels that we provide to customers and contractual rate increases from our programming suppliers. We benefit and expect to continue to benefit from our membership in industry cooperatives which provide members with volume discounts from programming networks and cable equipment vendors. Plant and operating costs include expenses related to wages and employee benefits, electricity, systems supplies, vehicles and other operating costs. General and administrative expenses directly attributable to the systems include wages and employee benefits for customer service, accounting and administrative personnel, franchise fees and expenses related to billing, payment processing and office administration.

   Pro Forma Operating Results. We have begun to implement operating changes in the business formerly conducted by Cable Michigan. Most notably, we directly manage Cable Michigan's operations through a twelve person corporate staff and we no longer pay RCN Corporation a management fee or reimburse RCN Corporation for allocated costs. As a result, we have eliminated the RCN Corporation management fee of $3.2 million for the year ended December 31, 1998. To replace the allocated costs of $1.1 million for the year ended December 31, 1998, we estimate that we would have incurred corporate overhead expenses of approximately $1.5 million for the year ended December 31, 1998. The additional corporate overhead primarily represents personnel used in managing a larger organization and will enable us to acquire additional cable systems without incurring additional overhead. For example, we have eliminated management fees and certain corporate overhead expenses at Amrac and Pegasus of approximately $292,000 for the year ended December 31, 1998. Management expects to eliminate certain corporate overhead expenses at Nova, Cross Country, Novagate, R/COM, Traverse Internet, Galaxy and Hometown of $1.3 million for the year ended December 31, 1998.

   In addition, we expect to eliminate non-recurring or one-time operating costs incurred by Cable Michigan of $1.9 million for the year ended December 31, 1998. These non-recurring costs include costs associated with operating as a public company such as public reporting, shareholder printing and mailing expenses, certain public company fees, outside directors' fees and directors' liability insurance costs. The one-time operating costs include certain special promotions, certain one-time promotion accruals, certain expenses related to the relocation of the customer service call center, certain litigation expenses, certain costs related to our merger with Cable Michigan and certain expenses associated with a May 1998 storm in Grand Rapids.

   Other operating changes include changes in the areas of customer service and programming, all of which RCN Corporation managed for Cable Michigan. To better serve subscribers located in Michigan, we relocated the customer call center from Pennsylvania, which Cable Michigan shared with RCN Corporation and CTE, to a site within Michigan and reconfigured the call center to operate as a stand-alone entity. Management is currently analyzing its options for acquiring programming for the Michigan Cluster. We are currently using our existing membership in the National Cable Television Cooperative to program both the Michigan Cluster and the New England Cluster. We are exploring joining the programming consortium that RCN Corporation used in managing Cable Michigan as well as engaging in direct negotiations with programming suppliers. Management currently believes that, in the aggregate, our expenses in these areas for the Michigan Cluster will not be materially different than those of Cable Michigan, considering for these purposes both the direct costs incurred by Cable Michigan and the allocated costs reimbursed to RCN Corporation.

   Giving effect to the foregoing operating and organizational changes and other adjustments described above, the Issuers on a combined basis would have had pro forma Adjusted EBITDA of $12.2 million and $48.7 million for the three months and year ended December 31, 1998, respectively.

   We cannot assure you that we will fully realize our anticipated cost savings associated with our planned operating changes or our elimination of certain management fees, redundant corporate, general and administrative costs. We also cannot assure you that unanticipated costs in combining or operating the businesses we plan to acquire will not reduce or eliminate our anticipated cost savings.

   Seasonality. We expect that our revenues and EBITDA will be slightly seasonal. On a combined basis after giving effect to the Acquisitions, the Issuers generated approximately 51.2% of the their revenues and 51.3% of their EBITDA, for the fiscal year ended December 31, 1998 during the second and third quarters.

Management believes this seasonality is primarily the result of increased use of vacation homes in its Michigan Cluster from April to September.

Results of Operations

Overview

   The following historical results of operations of Cable Michigan, Amrac, Pegasus and Taconic refer to their results of operations occurring before their respective acquisition by us, other than a portion of the results of Amrac and Pegasus for the year ended December 31, 1998 during which Amrac and Pegasus were owned by us. Our management intends to implement a number of operational and organizational changes to the businesses described below. As a result, our management believes that the historical results of operations described below are not necessarily indicative of our future results of operations. For additional information, please refer to the "--Overview--Pro Forma Operating Results" section of this prospectus.

Cable Michigan

 General

   Prior to September 30, 1997, Cable Michigan was operated as a part of CTE. On September 30, 1997, CTE distributed all of the outstanding common stock of Cable Michigan to its stockholders and Cable Michigan became a separate, publicly traded company. The historical financial and other data for Cable Michigan presented below reflect periods during which Cable Michigan did not operate as a separate company and, accordingly, certain assumptions were made in preparing the financial data. Therefore, the data may not reflect the results of operations or financial condition which would have resulted had Cable Michigan operated as a separate, independent company during these periods, and are not necessarily indicative of Cable Michigan's future results of operations or financial condition.

   Cable Michigan acquired a majority voting interest in Mercom in August 1995 in a common stock rights offering. Immediately before the rights offering, Cable Michigan held a 43.6% interest in Mercom and accounted for its investment under the equity method. Following the rights offering, Cable Michigan held a 61.9% interest in Mercom and has consolidated Mercom in its financial statements since August 1995.

   On November 6, 1998, Cable Michigan merged with and into Avalon Michigan Inc. and Avalon Michigan Inc. commenced its operations. Therefore, the financial and other data for Cable Michigan for the period from November 6, 1998 to December 31, 1998 is reflected in the financial and other data for Avalon Michigan Inc.

 Nine Months Ended September 30, 1998 Compared with Nine Months Ended September 30, 1997

   Revenues for the nine months ended September 30, 1998 were $65.8 million, an increase of $4.9 million, or 8.0%, as compared to revenues of $60.9 million for the nine months ended September 30, 1997. This increase was primarily due to the effects of rate increases implemented in May 1998 and February 1997 and an increase in the average number of basic subscribers of approximately 3.6%. The average number of basic subscribers is calculated as the sum of the number of basic subscribers at the beginning of the period and at the end of the period divided by two.

   Operating expenses excluding depreciation and amortization, corporate overhead and non-recurring expenses were $33.9 million for the nine months ended September 30, 1998, an increase of $3.4 million, or 11.1%, as compared to $30.5 million for the nine months ended September 30, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization, corporate overhead and non-recurring expenses was $31.9 million for the nine months ended September 30, 1998, an increase of $1.5 million, or 4.9%, as compared to $30.4 million for the nine months ended September 30, 1997.

 Year Ended December 31, 1997 Compared with the Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $81.3 million, an increase of $5.1 million, or 6.7%, as compared to revenues of $76.2 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1996 and 1997 and an increase in the average number of basic subscribers of approximately 3.1%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $41.0 million for the year ended December 31, 1997, an increase of $4.0 million, or 10.8%, as compared to $37.0 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers, as well as increased payroll and benefits costs.

   Operating income before depreciation and amortization and corporate overhead was $40.3 million for the year ended December 31, 1997, an increase of $1.1 million, or 2.8%, as compared to $39.2 million for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $76.2 million, an increase of $15.5 million, or 25.5%, as compared to revenues of $60.7 million for the year ended December 31, 1995. This increase primarily resulted from the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995. Mercom accounted for $9.6 million of the increase in revenues over the same period in 1995. The remaining $5.9 million increase was due to an increase in the average number of Cable Michigan's basic subscribers of approximately 5.2% and the effects of rate increases implemented in April 1995 and February 1996. On an annualized basis, Mercom's revenues increased approximately $1.6 million, or 11.7%, of which approximately $1.0 million related to a rate increase implemented in February 1996 and approximately $600,000 related to an increase in the average number of Mercom's basic subscribers by 3.5%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $37.0 million for the year ended December 31, 1996, an increase of $8.5 million, or 29.8%, as compared to $28.5 million for the year ended December 31, 1995. This increase was primarily due to the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995. Mercom contributed $6.5 million to the increase in operating expenses in 1996. The remaining $2.0 million increase was the result of higher programming costs of Cable Michigan due to contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers. On an annualized basis, Mercom's operating expenses excluding depreciation and amortization increased approximately $1.2 million, or 13.5%, primarily as a result of higher programming costs due to contractual increases from program suppliers.

   Operating income before depreciation and amortization and corporate overhead was $39.2 million for the year ended December 31, 1996, an increase of $7.0 million, or 21.7%, as compared to $32.2 million for the year ended December 31, 1995. Of this increase, $3.1 million resulted from the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995.

Pegasus

 General

   Prior to July 21, 1998, Pegasus was operated as part of Pegasus Communications Corporation. The historical combined financial data presented below reflect periods during which Pegasus did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus' future results of operations or financial position.

 Six Months Ended June 30, 1998 Compared with Six Months Ended June 30, 1997

   Revenues for the six months ended June 30, 1998 were approximately $3.3 million, an increase of $287,000, or 9.6%, as compared to revenues of approximately $3.0 million for the six months ended June 30, 1997. This increase was primarily due to the effects of rate increases implemented in the first quarters of 1997 and 1998 and an increase in the average number of basic subscribers of approximately 1.3% during the six months ended June 30, 1998.

   Operating expenses excluding depreciation and amortization and corporate overhead were approximately $1.7 million for the six months ended June 30, 1998, an increase of $75,000, or 4.7%, as compared to $1.6 million for the six months ended June 30, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was approximately $1.6 million for the six months ended June 30, 1998, an increase of $212,000, or 15.1%, as compared to $1.4 million for the six months ended June 30, 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $6.2 million, an increase of $416,000, or 7.2%, as compared to revenues of $5.8 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented during the second quarter of 1996 and the second quarter of 1997 and the addition of a new tier of expanded basic programming in the first quarter of 1997, which together increased average revenue per subscriber.

   Operating expenses excluding depreciation and amortization and corporate overhead were $3.2 million for the year ended December 31, 1997, an increase of $166,000, or 5.5%, as compared $3.0 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and the introduction of a new tier of programming.

   Operating income before depreciation and amortization and corporate overhead was $3.0 million for the year ended December 31, 1997, an increase of $250,000, or 8.9%, as compared to $2.8 million for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $5.8 million, an increase of $640,000, or 12.5%, as compared to revenues of $5.1 million for the year ended December 31, 1995. This increase was primarily due to the restructuring of its basic service offerings and rate increases implemented in the first half of 1996.

   Operating expenses excluding depreciation and amortization and corporate overhead were $3.0 million for the year ended December 31, 1996, an increase of $420,000, or 16.2%, as compared to $2.6 million for the year ended December 31, 1995. This increase was primarily due to an increase in the number of channels per subscriber associated with the restructuring of its basic service described above and higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $2.8 million for the year ended December 31, 1996, an increase of $220,000, or 8.8%, as compared to $2.5 million for the year ended December 31, 1996.

Amrac

 Period Ended May 28, 1998 Compared with Period Ended May 28, 1997

   Revenues for the period ended May 28, 1998 were $779,000, remaining virtually unchanged, as compared to revenues of $786,000 for the period ended May 28, 1997.

   Operating expenses excluding depreciation and amortization and corporate overhead were $443,000 for the period ended May 28, 1998, an increase of $8,000, or 1.8%, as compared to $435,000 for the period ended May 28, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $336,000 for the period ended May 28, 1998, a decrease of $15,000, or 4.3%, as compared to $351,000 for the period ended May 28, 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were approximately $1.9 million, an increase of $95,000, or 5.3%, as compared to revenues of approximately $1.8 million for the year ended December 31, 1996. This increase was primarily due to an increase in the average number of basic subscribers of approximately 2.2% for the year ended December 31, 1997 and a full year's impact from the launch of pay-per-view channels in the fourth quarter of 1996.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.0 million for the year ended December 31, 1997, a decrease of $7,000, or 0.7%, for the year ended December 31, 1996. This decrease was primarily due to the elimination of a management position in the first quarter of 1997, which was partially offset by higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $864,000 for the year ended December 31, 1997, an increase of $102,000, or 13.4%, as compared to $762,000 for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $1.8 million, an increase of $106,000, or 6.2%, as compared to revenues of $1.7 million for the year ended December 31, 1995. This increase was primarily due to an increase in the average number of basic subscribers of approximately 3.7%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.0 million for the year ended December 31, 1996, an increase of approximately $70,000, or 7.2%, as compared to $975,000 for the year ended December 31, 1995. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $762,000 for the year ended December 31, 1996, an increase of $36,000, or 5.0%, as compared to $726,000 for the year ended December 31, 1995.

Taconic

 General

   Currently, Taconic is operated as part of Taconic Technology Corporation. The historical financial data presented below reflect periods during which Taconic did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Taconic had operated as a separate independent company during these periods, and are not necessarily indicative of Taconic's future results of operations or financial position.

 Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

   Revenues for the year ended December 31, 1998 were approximately $2.1 million, an increase of $81,000 or 3.9%, as compared to revenues of approximately $2.0 million for the year ended December 31, 1997. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1997 and 1998 and an increase in the average number of basic subscribers of approximately 6%.

   Operating expenses excluding depreciation and amortization and corporate overhead were approximately $1.4 million for the year ended December 31, 1998, an increase of $100,000, or 7.8%, as compared to $1.3 million for the year ended December 31, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $686,000 for the year ended December 31, 1998, a decrease of $7,000, or 1.0%, as compared to $693,000 for the year ended December 31, 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $2.0 million, an increase of $89,000, or 4.7%, as compared to revenues of $1.9 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1996 and 1997.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.3 million for the year ended December 31, 1997, an increase of $65,000, or 5.4%, as compared to $1.2 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $727,000 for the year ended December 31, 1997, an increase of $24,000, or 3.4%, as compared to $703,000 for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $1.9 million, an increase of $145,000, or 8.1%, as compared to revenues of $1.8 million for the year ended December 31, 1995. This increase was primarily due to the effects of rate increases that were implemented in the first quarter of 1996 and an increase in the average number of basic subscribers of approximately 2.3%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.2 million for 1996, an increase of $105,000, or 9.5%, as compared to $1.1 million for the year ended December 31, 1995. The increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $703,000 for 1996, an increase of $40,000, or 6.0%, as compared to $663,000 for the year ended December 31, 1995.

Liquidity and Capital Resources

   The cable television business generally requires substantial capital for the construction, expansion, upgrade and maintenance of the delivery system. In addition, we have pursued, and will continue to pursue, a business strategy that includes selective acquisitions. We have funded our acquisitions, capital expenditures and working capital requirements to date through a combination of secured and unsecured borrowings and equity contributions. We intend to use amounts available under the credit facility, future debt and equity financings and internally generated funds to finance our working capital requirements, capital expenditures and future acquisitions.

   Over the next five years, we intend to spend approximately $76 million to upgrade our existing systems and the systems subject to pending acquisitions. These capital expenditures are expected to consist of:

  . approximately $45 million to upgrade the bandwidth capacity of these systems and to employ additional fiber in the related cable plant,

  . approximately $16 million for ongoing maintenance and replacement and

  . approximately $15 million for installations and extensions to the related cable plant required as a result of growth in our subscriber base.

Upon the completion of our planned upgrades, virtually all of the cable plant included in these systems will have a bandwidth capacity of 450 MHz or greater and approximately 85% will have a bandwidth capacity of 550 MHz or greater. For additional information, please refer to "Business--Technology" section of this prospectus.

   Our financing at the time we completed the acquisition of Cable Michigan consisted of the credit facility, the Bridge Credit Facility, the ABRY Subordinated Bridge and a new equity investment of approximately $80.0 million. We used the funds obtained in the initial financing to consummate the merger with Cable Michigan, to refinance existing Cable Michigan indebtedness and existing Avalon indebtedness and to pay fees and expenses. The net proceeds of the old note offering and the Senior Subordinated Note offering were used principally to repay approximately:

  . $125.0 million of borrowings under the credit facility,

  . $105.0 million of borrowings by the Issuers under the Bridge Credit
    Facility and

  . $18.0 million of borrowings by the Issuers under the ABRY Subordinated
    Bridge, together in each case with accrued interest.

After giving effect to the foregoing, the Bridge Credit Facility was paid in full and terminated and there were no amounts outstanding under the ABRY Subordinated Bridge.

   As of December 31, 1998, on a pro forma basis, after giving effect to all completed and pending acquisitions and the Reorganization, the Issuers would have had no outstanding indebtedness other than the old notes and debt of the Issuers' subsidiaries and the Operating Companies would have had $330.2 million of indebtedness outstanding and $17.0 million of trade payables and other liabilities outstanding. Such indebtedness includes $179.6 million under the credit facility and $150.0 million under the old notes, but excludes $30.0 million of availability under the revolving credit facility.

   Under the credit facility, the Operating Companies currently have:

  . a $30.0 million revolving credit facility, and

  . senior term loan facilities consisting of a $120.9 million term loan facility which matures on October 31, 2005 and a $170.0 million term loan facility which matures on October 31, 2006.

   In addition, the credit facility provides for up to $75.0 million in an uncommitted acquisition facility. Subject to compliance with the terms of the credit facility, borrowings under the revolving credit facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The revolving credit facility terminates, and all amounts outstanding thereunder are payable, on October 31, 2005. No additional borrowings may be made under the senior term loan facilities after March 31, 1999. Borrowings under the credit facility are guaranteed by each of the Issuers, Avalon and Avalon Cable of New England Holdings, Inc. ("Avalon New England Holdings"). The credit facility is secured by substantially all of the assets of the Operating Companies in which a security interest may be granted. For additional information concerning the credit facility, including the timing of scheduled payments, see "Description of Certain Debt--The Credit Facility."

   The Senior Subordinated Notes were issued in an aggregate principal amount of $150.0 million and will mature on December 1, 2008. The Senior Subordinated Notes are general unsecured obligations of the Operating Companies and are subordinated in right of payment to all current and future senior indebtedness of the Operating Companies, including indebtedness under the credit facility. Interest on the Senior Subordinated Notes accrues at the rate of 9 3/8% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, to holders of record on the immediately preceding May 15 and November 15. For additional information concerning the Senior Subordinated Notes, see "Description of Certain Debt--The Senior Subordinated Notes."

   The Operating Companies are wholly owned subsidiaries of the Issuers. The Issuers are holding companies with no significant assets other than their investment in the Operating Companies. The primary source of funds to the Issuers will be dividends and other advances and transfers from the Operating Companies. The ability of the Operating Companies to make dividends and other advances and transfers of funds, including funds required to pay interest on the new notes when due, is subject to certain restrictions under the credit facility, the indenture governing the Senior Subordinated Notes and other agreements to which the Operating Companies become a party. A payment default under the indenture governing the Senior Subordinated Notes would constitute an event of default under the credit facility, and could result in the acceleration of the indebtedness thereunder.

   The credit facility, the indenture governing the Old Notes and the New Notes, and the Senior Subordinated Note indenture contain financial and other covenants that restrict, among other things, the ability of the Issuers and the Operating Companies and certain of their affiliates: to incur additional indebtedness; incur liens; pay dividends or make certain other restricted payments; consummate certain asset sales

  . enter into certain transactions with affiliates,

  . merge or consolidate with any other person, or

  . sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

   Such limitations, together with our highly leveraged nature, could limit the corporate and operating activities of the Issuers in the future, including the implementation of our growth strategy. For additional information, please refer to "Risk Factors" section of this prospectus.

   We believe that cash generated from operations and borrowings expected to be available under the credit facility will be sufficient to meet the Issuers' debt service, capital expenditure and working capital requirements for the foreseeable future. We will require additional financing if our plans materially change in an adverse manner or prove to be materially inaccurate, or if we engage in any significant acquisitions. We cannot assure you that this financing, if permitted under the terms of the indenture governing the Senior Discount Notes, the indenture governing the Old Notes and the New Notes or the Issuers' senior secured credit facility, will be available on terms acceptable to us or at all. For additional information, please refer to the "Risk Factors" section of this prospectus.

Year 2000 Information and Readiness Discussion

   We have and will acquire certain financial, administrative and operational systems. We are in the process of reviewing our existing systems and intend to review each system that we acquire, as well as the systems employed by third party service providers (including for billing services) in order to analyze the extent, if any, to which we face a "Year 2000" problem (a problem that is expected to arise with respect to computer programs that use only two digits to identify a year in the date field and which were designed and developed without considering the impact of the upcoming change in the century).

   In particular, we are in the process of completing a review and survey of all information technology and non-information technology equipment and software in order to discover items that may not be Year 2000 compliant. We are contacting each material third party vendor of products and services used by our company in writing in order to determine the Year 2000 status of the products and services provided by such vendors. To date, our third party vendors have indicated that all material products and services are Year 2000 compliant. We anticipate that we will complete our survey of equipment and software prior to July 1, 1999 and that we will complete all required remediation and testing prior to December 31, 1999.

   Our most reasonably likely worst case Year 2000 scenario involves the complete failure of our third party billing and customer support system. Such a scenario is, however, highly unlikely given that our billing and customer support systems are relatively new and that our vendors provide readily available Year 2000 upgrades and/or system replacement packages. In the unlikely event that our third party billing, customer support and addressable control systems failed, we could rely on our extensive microfiche back-up records. We intend to update our microfiche records on a regular basis prior to December 1999.

   To date, we have incurred approximately $0.1 million in expenses relating to our Year 2000 compliance review. We anticipate that we will incur less than $0.1 million of additional Year 2000 compliance expenses prior to January 2000.

   Although we have not yet made a final determination, we believe that any "Year 2000" problem, if it arises in the future, should not be material to our liquidity, financial position or results of operations; however, there can be no assurance as to the extent of any such liabilities.

Impact of Inflation

   With the exception of programming costs, we do not believe that inflation has had or will likely have a significant impact on our results of operations or capital expenditure programs. Our programming cost increases in the past have tended to exceed inflation and we expect them to do so in the future. Historically, we have been successful in passing these increases on to our customers, and we expect to be able to do so in the future. However, we cannot assure you that we will be successful in our efforts to do so.

Proceedings

   In connection with the acquisition of Mercom, former shareholders of Mercom constituting approximately 16.5% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law.

                                    BUSINESS

General

   Members of our management and investors formed Avalon in 1997 to acquire, operate and develop cable television systems in mid-sized suburban and exurban markets characterized by attractive growth prospects and fewer multi-channel television competitors. We seek to acquire cable television systems in markets with high projected household growth rates and with relatively low basic penetration, where we believe we can increase the number of basic subscribers and revenues per subscriber on a cost effective basis. We believe that less direct competition in our targeted markets will result in greater stability in operating cable television systems as well as relatively lower acquisition costs as compared to larger, more competitive markets. Our strategy is to assemble two or more regional clusters, each consisting of 200,000 to 300,000 basic subscribers so as to develop a critical mass of operations capable of achieving economies of scale while maintaining geographic diversity for our company as a whole. As of December 31, 1998, on a pro forma basis including all of the completed and pending acquisitions:

  . our systems would have passed approximately 403,600 homes,

  . our systems would have served approximately 247,300 basic subscribers, with approximately 221,200 located in Michigan and approximately 26,100 located in western New England and upstate New York,

  . we would have been one of the leading cable system operators in the State of Michigan, and

  . we would have been one of the 30 largest multiple system cable operators
    ("MSOs") in the United States.

   On November 6, 1998, we completed our acquisition of Cable Michigan. As of December 31, 1998, Cable Michigan served approximately 211,500 basic subscribers clustered in four main areas in Michigan: Grand Rapids, Traverse City, Lapeer and Monroe. We acquired Cable Michigan because of its strong growth prospects. From 1993 to 1997, Cable Michigan's basic subscribers grew at a compounded annual rate of 4.6% as compared to the national average of 2.9% According to Market Statistics, 1997, a publication containing county-wide demographic information published by Bill Communications ("Market Statistics 1997"), the number of households in Cable Michigan's territory is projected to grow at a rate equal to approximately 175% of the national average and approximately 200% of the Michigan average over the next five years. In addition, we believe there exists a substantial opportunity to increase Cable Michigan's basic and premium penetration rates through aggressive marketing and improved customer service. As of December 31, 1998, Cable Michigan's systems had a basic penetration rate of 60%, compared to the national average of 69% (according to Paul Kagan Inc.), and a premium penetration rate of 26%, compared to the national average of 72% (according to Paul Kagan Inc.). The total consideration that we paid in connection with the Cable Michigan acquisition, excluding the amounts to be paid in the Mercom transaction and related fees and expenses, was approximately $425.9 million, net of option exercise proceeds. At this time, Cable Michigan owned approximately 62% of the outstanding shares of Mercom, Inc. ("Mercom").

  On March 26, 1999, we completed the acquisition of the remaining 38% from the public shareholders of Mercom. The total consideration for that acquisition, including related fees and expenses, was approximately $21.9 million. Prior to the completion of our acquisition of Cable Michigan, Cable Michigan, with our assistance, entered into agreements to acquire two additional cable systems, Nova and Cross Country, which served, on a combined basis, approximately 8,300 basic subscribers in Michigan as of December 31, 1998. We completed the acquisition of Nova in March 1999 and the acquisition of Cross Country in January 1999. In addition, we consummated the acquisitions of the assets of Novagate Communications Corp. ("Novagate"), an Internet service provider, and the cable system assets of R/COM, L.C. ("R/COM"), in March 1999 which served approximately 5,000 Internet and 800 basic subscribers, respectively, as of March 1999. We have also entered into agreements to acquire the assets of Traverse Internet, Inc. ("Traverse Internet"), an Internet service provider which had approximately 5,000 Internet subscribers as of March 1999 and certain cable system assets of Galaxy American Communications ("Galaxy") which had approximately 600 basic subscribers as of March 1999. The combined purchase price for these pending acquisitions is approximately $2.9 million.

   We also provide cable television services to approximately 26,100 basic subscribers in western New England after giving effect to all completed and pending acquisitions. These operations commenced with our acquisitions of cable system assets from Amrac in May 1998 for approximately $8.1 million and from Pegasus in July 1998 for approximately $30.5 million. We believe that the consolidation of these operations has allowed and will continue to allow us both to retain and attract higher quality management and to realize lower overall operating costs for these systems. Building on this base of operations, we intend to seek other opportunistic acquisitions in western New England and upstate New York, where cable system ownership is highly fragmented.

   Since we established our New England Cluster, we have entered into agreements to acquire cable system assets and related liabilities of Taconic Technology Corporation which had approximately 5,100 subscribers as of December 31, 1998 and Hometown TV, Inc. ("Hometown") which had approximately 400 subscribers as of December 31, 1998. The combined purchase price for these pending transactions is approximately $9.0 million.

   On a pro forma combined basis, the Issuers would have had revenues of $26.1 million and Adjusted EBITDA of $12.2 million for the quarter ended December 31, 1998 and revenues of $104.9 million and Adjusted EBITDA of $48.7 million for the year ended December 31, 1998.

                               Business Strategy

   Our objective is to increase operating cash flow and maximize the value of our cable television systems by utilizing our expertise in acquiring and managing cable systems. We seek to be the leading supplier of multi-channel television services in our chosen markets by delivering high-quality products and service at competitive prices. To achieve these goals, we are pursuing the following business strategies:

   Target Mid-Sized Markets. We believe that the mid-sized suburban and exurban markets that we target have many of the beneficial attributes of larger urban and suburban markets, such as moderate to high household growth, economic stability, attractive subscriber demographics and the potential for additional clustering. We believe that in these markets the lower population densities and higher costs per subscriber of installing cable plant tend to result in less direct competition from other multi-channel television services than in larger markets. We believe that this reduced competition has benefits in both operating and acquiring cable television systems. First, in operating cable television systems, we expect to experience greater stability as a result of lower customer turnover, as there are fewer multi-channel television and other entertainment alternatives for subscribers in those markets. Second, we expect to face less competition in acquiring cable television systems than in larger markets, which has and is expected to continue to result in lower purchase price multiples.

   Build Regional Clusters; Achieve Operating Efficiencies. We believe that by building regional clusters of 200,000 to 300,000 basic subscribers we will be able to realize economies of scale while maintaining geographical diversity for our company as a whole. We have achieved this critical mass in Michigan through our acquisition of Cable Michigan. The economies of scale include spreading fixed and semi-fixed costs over a greater number of subscribers, including costs relating to general management, marketing, technical support and administration. We believe that we may also be able to reduce technical operating costs and capital expenditures associated with implementation of new channels and services by consolidating headends and utilizing digital compression technology. Furthermore, by aggregating small systems in the same region, we believe that we will be able to attract higher quality management than these systems could attract on a stand alone basis.

   Grow Through Strategic and Opportunistic Acquisitions. In pursuing its clustering strategy, we will continue to seek strategic acquisitions at attractive prices. In the Michigan Cluster, given the critical mass achieved from the acquisition of Cable Michigan, we will continue to pursue fill-in acquisitions, such as the Nova, Cross Country and R/COM acquisitions and the pending cable system acquisitions entered into by Cable Michigan, and exchanges of systems with other cable operators to create a more contiguous footprint. In the

New England Cluster, where we continue to build a cluster with critical mass, we will pursue both larger strategic acquisitions of 50,000 basic subscribers or more as well as fill-in acquisitions. In addition, we may pursue opportunistic acquisitions outside of our existing operating regions where these acquisitions could either be the basis for creating a new cluster or be exchanged for systems that would fit with our existing clusters.

   Upgrade Systems and Prudently Deploy Capital. We seek to provide reliable, high quality cable television services. As such, our primary objective for capital expenditures is to maintain, expand and upgrade our cable plant to improve our cable television services by increasing channels, enhancing signal quality and improving technical reliability. We believe these improvements will enhance our position as the leading provider of multi-channel television services in our markets by creating additional revenue opportunities, enhancing operating efficiencies, increasing customer satisfaction and improving relations with local franchising authorities. Over the next five years, we intend to spend approximately $46 million to upgrade significantly the cable systems that we currently own or plan to acquire in the pending acquisitions so that virtually all of the associated cable plant will be at least 450 MHz (60+ analog channels) and approximately 85% will be 550 MHz (78+ analog channels) or greater. We believe that the upgrade of our cable systems will allow us to generate additional revenue by providing expanded tiers of basic programming, multiplexed premium services, additional home shopping channels and pay-per-view services. In addition, we, like many other multiple system cable operators, are exploring the viability of new services such as Internet access, high speed data, on-screen navigators, new video-on-demand and other interactive services. While upgraded systems will better facilitate our ability to offer these services, we do not intend to expend significant capital in these areas until we believe that the demand for these services is proven and the delivery of these services is cost-effective.

   Focus on Customer. We seek to provide superior customer service to our subscribers. As part of our commitment to customer service, we intend to maintain, expand and upgrade its cable plant to improve and expand our cable television services. In addition, based on subscriber surveys and other marketing studies, we intend to increase and rearrange programming packages and tier offerings to meet the needs of the various communities we serve. By centralizing our customer service operations as well as operating local offices, we believe we will be able to enhance our ability to implement our customer service policies on a more consistent and uniform basis, while maintaining a local presence in the markets we serve. Thus, in the Michigan Cluster, we have relocated the centralized customer call center used by Cable Michigan from a site in Pennsylvania to a site within Michigan and are maintaining our seven existing local offices to better serve our customers. In the New England Cluster, we centralized the customer service functions of our various operations to our regional office in Connecticut and are maintaining our three existing local offices.

   Pursue Aggressive Marketing. Our strategy is to promote and market aggressively and to expand cable television services to increase revenues and revenues per subscriber by adding, upgrading and retaining customers. In order to implement our strategy, we plan to:

  . introduce targeted marketing campaigns, including outbound tele-marketing, direct mail, advertising and sponsorship of community based events such as fairs and sports teams,

  . use price promotions, such as installation specials, to attract new subscribers,

  . use premium channel promotions, such as free weekend premium channels and a second premium channel at no charge for a limited period with a subscription for another premium channel, to encourage existing basic and premium subscribers to upgrade their services,

  . use contacts between customer service personnel and customers as opportunities to upgrade service, and

  . centralize marketing and programming under a newly-created position of Vice President of Marketing.

System Descriptions

 Overview

   We operate cable television systems in two regions--the Michigan Cluster and the New England Cluster. The following chart sets forth certain pro forma information relating to our cable systems as of December 31, 1998, giving effect to all completed and pending acquisitions.

                                                Michigan  New England
                                                Cluster     Cluster    Total
                                                --------  ----------- --------
      Homes passed.............................  367,416     36,160    403,576
      Basic subscribers........................  221,187     26,138    247,325
      Basic penetration........................     60.2%      72.3%      61.3%
      Premium units............................   57,925      6,275     64,200
      Premium penetration......................     26.2%      24.0%      26.0%
      Average monthly revenue per basic
       subscriber.............................. $  34.43    $ 35.81   $  34.57

 The Michigan Cluster--Acquisition History

   We formed our Michigan Cluster through our acquisition of Cable Michigan. We continue to add to the Michigan Cluster through acquisitions:

   Cable Michigan. We commenced our operations in the Michigan Cluster when we acquired Cable Michigan on November 6, 1998. The cable systems that we acquired from Cable Michigan are located primarily in and around Grand Rapids, Traverse City, Lapeer and Monroe, Michigan. As of December 31, 1998, these cable systems passed approximately 349,200 homes and served approximately 211,500 basic subscribers, including Mercom. In March 1999, we completed the acquisition of the approximately 38% of Mercom that Cable Michigan did not own when we acquired Cable Michigan.

   Nova. In March 1999, Cable Michigan completed its acquisition of cable system assets from Nova for approximately $7.8 million. As of December 31, 1998, Nova's cable system passed approximately 10,000 homes and served approximately 6,400 basic subscribers in 12 towns contiguous to Cable Michigan's existing cable systems.

   Cross Country. In January 1999, Cable Michigan completed its acquisition of the stock of Cross Country for approximately $2.1 million. Cross Country currently operates a cable system located in Whitehall and Montague, Michigan. As of December 31, 1998, Cross Country's cable system passed approximately 5,000 homes and served approximately 1,900 basic subscribers.

   R/COM. In March 1999, we completed our acquisition of certain assets of R/COM for approximately $0.5 million. As of December 31, 1998, R/COM's cable system passed approximately 2,900 homes and served approximately 800 basic subscribers.

   Galaxy. In February 1999, we signed an agreement to acquire certain assets of Galaxy for approximately $0.8 million. As of December 31, 1998, Galaxy's cable system passed approximately 3,200 homes and served approximately 600 basic subscribers. We expect that the consummation of the Galaxy acquisition will occur in April of 1999.

   Traverse City ISP. On November 16, 1998, we signed a non-binding letter of intent to acquire certain of the assets of Traverse Internet for approximately $2.1 million. We expect to sign a definitive agreement by early December 1998. As of December 31, 1998, Traverse Internet served approximately 5,000 residential customers in the Traverse City area and had been growing at a rate of approximately 150 subscribers per week. Traverse Internet currently provides Internet access through a standard dial-up phone modem connection. We plan to upgrade these customers to cable-modem based Internet access, which will provide the same service at much higher speeds. We expect that the consummation of the Traverse Internet acquisition will occur in April of 1999.

  Novagate ISP. In March 1999, we completed our acquisition of the assets of Novagate for approximately $2.9 million. As of December 31, 1998, Novagate served approximately 5,000 residential Internet customers in the Grand Rapids area and had been growing at a rate of approximately 50 subscribers per week. Novagate currently provides Internet access through a standard dial-up phone modem connection. We plan to upgrade these customers to cable modem based Interest access, which will provide the same service at much higher speeds.

 The Michigan Cluster--Operations

   The cable systems located in the Michigan Cluster serve communities situated in the western, middle and southern portions of Michigan. The following chart sets forth certain information relating to the cable systems located in the Michigan Cluster as of December 31, 1998, on a pro forma basis.

                                    Western Michigan      Mid Michigan Southern Michigan
                               -------------------------- ------------ -----------------
                               Grand Rapids Traverse City    Lapeer         Monroe
                               ------------ ------------- ------------ -----------------
      Homes passed............    148,684      133,267       27,795          57,670
      Basic subscribers.......     91,122       80,781       16,840          32,444
      Basic penetration.......       61.3%        60.6%        60.6%           56.3%
      Premium units...........     22,383       17,801        5,273          12,468
      Premium penetration.....       24.6%        22.0%        31.3%           38.4%
      Average monthly revenue
       per basic subscriber...   $  32.51     $  33.25      $ 35.35         $ 33.61

   Approximately 80% of the Michigan Cluster's subscriber base is located in and around Grand Rapids and Traverse City. Grand Rapids, located near Lake Michigan in Kent and Ottawa Counties, is an affluent residential community and popular recreational area. The economy of Grand Rapids is supported by the presence of many large employers, including pharmaceutical companies, automotive parts manufacturing companies and large office furniture manufacturers. According to Market Statistics 1997, the Grand Rapids area is currently the fastest growing region in Michigan. Traverse City is located at the southern end of Grand Traverse Bay in northwest Michigan, approximately 140 miles north of Grand Rapids. Traverse City is also an affluent residential community and popular recreational area. Recently, Traverse City's tourism industry has fueled strong commercial and residential real estate development.

   The markets and towns located within the Michigan Cluster are, for the most part, characterized by high homes passed and subscriber growth rates. The compound annual growth in homes passed and basic subscribers in the Michigan Cluster was 3.2% and 4.6%, respectively, from 1993 to 1997, as compared to the national averages of 1.0% and 2.9%, respectively, according to Paul Kagan Inc. The majority of this growth resulted from planned extensions of cable plant into areas of new home construction. According to Market Statistics 1997, over the next five years, the number of households in the Michigan Cluster is forecasted to grow at a rate equal to 175% of the national average and 200% of the Michigan average.

   Giving effect to our merger with Cable Michigan and our other completed and pending acquisitions, as of December 31, 1998, approximately 42% of the Michigan Cluster's plant capacity was 330 MHz (40 analog channels) or less. Over the next five years, we expect to invest approximately $43 million to complete its capital plan for the Michigan Cluster. Cable Michigan initiated a plan in 1996 under which approximately $29.1 million had been invested as of December 31, 1998. Our plan continues Cable Michigan's plan and anticipates the deployment of a fiber optic network that will span approximately 75% of the Michigan Cluster's customer base. After completion of the plant upgrade projects, approximately 98% of the Michigan Cluster's cable systems will have a bandwidth capacity of at least 450 MHz (60+ analog channels) and approximately 90% of the Michigan Cluster's cable systems will have a bandwidth capacity of at least 550 MHz (78+ analog channels).

   We generally package our basic cable service in the Michigan Cluster into three distinct tiers: Limited Basic Service, Expanded Basic Service and the Family Value Package. We currently price Limited Basic Service, which consists primarily of broadcast channels, at an average cost of $11.35 per month; Expanded Basic Service, which includes traditional cable channels, at an additional average cost of $11.33 per month; and Family Value Package, which includes popular sports and cable news channels, at an additional average cost of $7.13 per month. As of December 31, 1998, Cable Michigan's penetration rates for Expanded Basic Service and the Family Value Package were 89.2% and 82.4% of basic subscribers, respectively. In May 1998, Cable Michigan implemented an average annual rate increase for basic cable service of $2.29 per month, an increase of approximately 8.3%. We plan to carefully review and refine our existing programming packages and pricing structure in conjunction with our marketing strategy.

   We believe that there are significant opportunities to increase revenue in the Michigan Cluster. As of December 31, 1998, the Michigan Cluster maintained a 63% basic penetration rate and a 35% premium penetration rate, as compared to national averages of 69% and 72%, respectively, according to Paul Kagan Inc. In order to increase our pay and basic penetration rates, we plan to introduce targeted marketing campaigns such as outbound tele-marketing, direct mail, advertising and sponsorship of community based events. We also believe that we will be able to generate additional revenues from the upgrade of our cable systems by providing expanded tiers of basic programming, multiplexed premium services, additional home shopping channels and pay-per-view services. In addition, we believe that the revenues generated by the cable systems serving the Michigan Cluster will increase due to the substantial projected growth of the communities located in the Michigan Cluster.

 The New England Cluster--Acquisition History

   The New England Cluster has been formed through our acquisitions of Amrac and Pegasus. We plan to add to the New England Cluster through the acquisitions of Taconic and Hometown.

   Amrac and Pegasus. On May 30, 1998, we acquired the assets of Amrac for approximately $8.1 million. The Amrac cable systems serve the towns of Hadley and Belchertown in the vicinity of Amherst, Massachusetts. On July 21, 1998, we acquired the assets of Pegasus for approximately $30.5 million. The Pegasus cable systems serve seven towns located in Massachusetts and seven towns in the County of Litchfield, Connecticut. As of December 31, 1998, these cable systems, which currently constitute the New England Cluster, passed approximately 34,000 homes and served approximately 20,600 basic subscribers.

   Taconic. On September 10, 1998, we entered into an agreement to purchase the cable related assets of Taconic for approximately $8.5 million. As of December 31, 1998, Taconic's cable system passed approximately 7,200 homes and served approximately 5,000 basic subscribers. Taconic's subscribers are located in eight towns in upstate New York, all of which are situated in close proximity to our current cable systems in the New England Cluster. We expect that the consummation of the Taconic Acquisition will occur in the second quarter of 1999.

   Hometown. In December 1998, we signed an agreement to acquire certain assets of Hometown for approximately $0.5 million. As of December 31, 1998, Hometown's cable systems passed approximately 700 homes and served approximately 400 basic subscribers. We expect that the consummation of the Hometown acquisition will occur in the second quarter of 1999.

 The New England Cluster--Operations

   The cable systems located in the New England Cluster are situated in central Massachusetts and western New England. The following chart sets forth certain pro forma information relating to the cable systems located in the New England Cluster as of December 31, 1998, representing the cable systems acquired or to be acquired by us in the Amrac, Pegasus, Taconic and Hometown acquisitions.

                                 Western
                               New England
                                Charlton/    Winsted, CT/
              Central          Belchertown/ Berkshire, MA/
           Massachusetts          Hadley     Chatham, NY
           -------------       ------------ --------------
      Homes passed............    13,238        22,922
      Basic subscribers.......    10,995        15,143
      Basic penetration.......      83.1%         66.1%
      Premium units...........     2,885         3,390
      Premium penetration.....      26.2%         22.4%
      Average monthly revenue
       per basic subscriber...    $35.81(1)     $35.81(1)

--------
(1) Data is only available on a consolidated basis.

   The residential communities located within the New England Cluster are characterized by a growing middle class population base, close proximity to urban centers, and limited off-air reception of local broadcast channels. The majority of the New England Cluster's central Massachusetts systems are located within a 30 to 60 minute driving radius of Springfield and Worcester, the second and third largest cities in Massachusetts. More than 10 colleges and universities are located within the immediate vicinity of the Charlton/Belchertown/Hadley area, including the University of Massachusetts, Amherst College and Smith College. The western New England systems are comprised of systems located in Connecticut, Massachusetts and New York. The Winsted system, which is located in the affluent area of Litchfield County, serves seven communities located approximately 30 miles west of Hartford, Connecticut. The Chatham system, which is located in eastern New York, and the Berkshire system, which is located in western Massachusetts, are located approximately 15 miles from each other and approximately 30 miles southeast of Albany, New York.

   Giving effect to the Taconic and Hometown acquisitions, as of December 31, 1998, approximately 16% of our cable plant in the New England Cluster is 330 MHz (40 analog channels) or less. Over the next three years, we expect to invest approximately $3 million to complete our capital plan for the New England Cluster. Pursuant to our capital plan, we intend to deploy a fiber optic network in Charlton, Massachusetts, rebuild approximately 90 miles of cable plant in Winsted, the most densely populated area in the New England Cluster, and upgrade the Belchertown cable plant. After the completion of our planned upgrades, all of the New England Cluster's cable systems will have a bandwidth capacity of at least 450 MHz (60+ analog channels). In addition, as part of our consolidation effort, we plan to eliminate three of the New England Cluster's seven headends within two years after the closing of the Taconic acquisition.

   In the majority of the systems in the New England Cluster, we offer a single level of basic service containing all off-air broadcast channels and certain satellite delivered programming at an average price of $32.20 per month. In the remaining systems, we offer tiers of basic cable television programming at an average price of $10.95 per month for off-air broadcast channels and $16.05 per month for satellite delivered programming. A limited number of systems offer an additional package of 10 channels which include news, sports and other specialized programming not otherwise included in the basic tiers. We plan to reconfigure these programming packages to accommodate customer preferences and to add additional tiered programming and premium channels as we complete our capital plan for the New England Cluster.

   We believe that significant opportunities exist in the New England Cluster to increase revenue per subscriber and eliminate certain costs. We believe that the cable systems located in the New England Cluster did not aggressively market their services prior to our acquisition of them. Through the aggregation of the acquisitions that comprise the New England Cluster, we will be able to consolidate operations, including office space, personnel and headends. We plan to institute new channel launches, rate increases and marketing programs, in conjunction with increased system capacity in the majority of the New England systems by the end of 1999.

Programming

   We have various contracts to obtain basic, satellite and premium programming for our cable systems from program suppliers, including, in limited circumstances, some broadcast stations, with compensation generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Some program suppliers provide volume discount pricing structures and/or offer marketing support. In addition, we are a member of the National Cable Television Cooperative, a programming purchasing consortium consisting of small to mid-sized multiple system cable operations and individual cable systems serving, in the aggregate, approximately 8.5 million cable basic subscribers as of December 31, 1998. Programming consortiums such as the National Cable Television Cooperative help create efficiencies in securing and administering programming contracts for small and mid-sized cable operators. We do not have long-term programming contracts for the supply of a substantial amount of our programming. In cases where we do have these contracts, they are generally for a fixed period of time ranging from one to five years and are subject to negotiated renewal. While our management believes that our relations with our programming suppliers are generally good, the loss of contracts with certain of our programming suppliers would have a material adverse effect on our results of operations.

   Our company, like most other cable television systems, offer our customers various levels, or tiers, of cable service consisting of a combination of local television stations including network affiliated, independent and public television stations; a limited number of television signals from "superstations" originating from distant cities:

  . public, government and educational access channels; and

  . various satellite-delivered, non-broadcast channels.

   Our cable systems generally offer a basic tier of cable service consisting of broadcast channels and certain satellite delivered programming. For an extra monthly charge, our cable systems also offer one or more additional tiers of cable services and per-channel premium satellite-delivered channels generally providing feature films, live sports events, concerts and other special entertainment features. The programming offered by our cable systems varies depending upon each system's channel capacity, viewer interests and, in some cases, franchise requirements.

   We expect programming costs to increase in the ordinary course of our business as a result of increases in the number of basic subscribers, increased costs to purchase cable programming, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. We anticipate that programming costs may increase at rates beyond historic levels, particularly for sports programming. For additional information, please refer to the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Regulation-- Copyright" sections of this prospectus.

Marketing, Customer Service and Community Relations

   Our strategy is to promote and market aggressively and to expand cable television services to increase revenues and revenues per subscriber by adding, upgrading and retaining customers. In order to implement our strategy, we plan to:

  . introduce targeted marketing campaigns, including outbound tele-marketing, direct mail, advertising and sponsorship of community based events such as fairs and sports teams,

  . use price promotions, such as installation specials, to attract new subscribers,

  . use premium channel promotions, such as free weekend premium channels and a second premium channel at no charge for a limited period with a subscription for another premium channel, to encourage existing basic and premium subscribers to upgrade their services,

  . use our customer service personnel's contacts with customers to upgrade services, and

  . centralize marketing and programming under a Vice President of Marketing.

   We believe that providing superior customer service is a key element to our long-term success since the quality of customer service affects our ability to retain customers. Accordingly, we have invested approximately $800,000 to relocate the centralized customer call center used by Cable Michigan from a site in Pennsylvania to a site within Michigan and to centralize the customer service functions of our various operations in the New England Cluster to our regional office in Connecticut. We have staffed our Michigan customer service center with well-trained customer service representatives and it offers 24-hour, 7-day per week coverage to all of our customers in the Michigan Cluster on a toll-free basis. We designed our customer service center to handle a high volume of incoming calls and to have an average call answer time below the 30 second FCC requirement. We have installed a software package that will allow our customer service center to track call statistics ranging from average answer time to the number of calls by type, as well as individual and group performance statistics. This software has allowed us to respond to customer service inquiries on a more efficient basis.

   In the communities we serve, we believe that many customers prefer to personally visit the local office to pay their bills or ask questions about their service. As a result, we intend to maintain conveniently accessible local offices in many of our service areas. We believe that local offices and local staffing will increase the effectiveness of our customer relation efforts, community relations endeavors and marketing campaigns. Additionally, we believe familiarity with the communities we serve will allow us to customize our menu of services and respective pricing to provide our customers with products that are both diverse and affordable. Thus, we have seven local offices in the Michigan Cluster and the three local offices in the New England Cluster.

   Recognizing that strong governmental, franchise and public relations are crucial to our overall success, we intend to undertake an aggressive initiative to maintain and improve our working relationships with the governmental entities within our franchise areas. We anticipate that our regional management personnel will be required to meet regularly with local officials for the purposes of keeping them advised of our activities within the communities, receiving information and feedback on our standing with officials and customers alike and ensuring that we maximize our growth potential in areas where new housing development is occurring or where significant technical plan improvements are underway. We also intend that our regional management personnel, together with our corporate management personnel, will be responsible for all franchise renewal negotiations as well as the maintenance of our visibility through involvement in various community and civic organizations and charities.

Technology

   As part of our commitment to customer service, we seek to provide reliable, high quality cable television services. As such, our primary objective with respect to capital expenditures is to maintain, expand and upgrade our cable plant to improve and expand our cable television services. Through the implementation of our capital plan, we expect to expand channel capacity, enhance signal quality, improve technical reliability and provide a platform to develop high-speed Internet access. We believe that these technical improvements and upgrades create additional revenue opportunities, enhance operating efficiencies, improve franchising relations and increase customer satisfaction. Before committing capital to upgrade a system, our management team carefully assesses:

  . subscribers' demand for more channels,

  . upgrade requirements in connection with franchise renewals,

  . the availability of competing technologies,

  . the likely subscriber demand for other cable and broadband telecommunications services,

  . the cost effectiveness of any of these upgrades and

  . the extent to which system improvements will increase the attractiveness of the property to a future buyer.

   The tables below summarize our existing technical profile and our technical profile including work in progress projects, in each case on a pro forma basis, including all completed and pending acquisitions except the Galaxy acquisition, as of December 31, 1998. We expect to complete our technical profile work in progress projects by year end 1999.

                             330 MHz or Less 400 to 450 MHz 550 MHz or Greater
                             (Approximately  (Approximately   (Approximately
                                40 Analog      60+ Analog       78+ Analog
                                Channels)      Channels)        Channels)
                             --------------- -------------- ------------------
Existing Technical Profile
Michigan Cluster:
  Number of systems.........         57             25               17
  Miles of plant............      3,408          2,796            1,992
  % miles of plant..........       41.6%          34.1%            24.3%
New England Cluster:
  Number of systems.........          1              7                0
  Miles of plant............        197          1,012                0
  % miles of plant..........       16.3%          83.7%             0.0%
Total:
  Number of systems.........         58             32               17
  Miles of plant............      3,605          3,808            1,992
  % miles of plant..........       38.3%          40.5%            21.2%
                             330 MHz or Less 400 to 450 MHz 550 MHz or Greater
                             (Approximately  (Approximately   (Approximately
                                40 Analog      60+ Analog       78+ Analog
                                Channels)      Channels)        Channels)
                             --------------- -------------- ------------------
Technical Profile Including
 Work-in-Progress Projects
Michigan Cluster:
  Number of systems.........         56             24               19
  Miles of plant............      3,140          2,405            2,766
  % miles of plant..........       37.8%          28.9%            33.3%
New England Cluster:
  Number of systems.........          1              7                0
  Miles of plant............        201          1,030                0
  % miles of plant..........       16.3%          83.7%             0.0%
Total:
  Number of systems.........         57             31               19
  Miles of plant............      3,341          3,435            2,766
  % miles of plant..........       35.0%          36.0%            29.0%

   Over the next five years, we plan to spend approximately $76 million to upgrade our existing systems and the systems we currently own, subject to pending transactions. These capital expenditures, including the work in progress reflected above, are expected to consist of:

  . approximately $45 million to upgrade the bandwidth capacity of these systems and to employ additional fiber in the related cable plant,

  . approximately $16 million for ongoing maintenance and replacement, and

  . approximately $15 million for installations and extensions to the related cable plant required as a result of growth in our subscriber base.

   Upon the completion of our planned upgrades, virtually all of the cable plant included in these systems will have a bandwidth capacity of 450 MHz or greater and approximately 85% will have a bandwidth capacity of 550 MHz or greater.

   We expect that our planned use of fiber optic technology as an alternative to coaxial cable will play a major role in allowing us to consolidate headend facilities and to reduce amplifier cascades, thereby improving picture quality, system reliability and headend and maintenance expenditures. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. We anticipate that the installation of fiber optic cable will allow us, within the next five years, to consolidate from 80 headends in the Michigan Cluster, excluding the number of headends, to be acquired in the Galaxy acquisition, as of December 31, 1998, on a pro forma basis, to approximately 75 headends, excluding the number of headends to be acquired in the Galaxy acquisition, and from eight headends in the New England Cluster as of December 31, 1998, on a pro forma basis, to approximately six headends.

   We have been closely monitoring development in the area of digital compression, a technology that enables cable operators to increase the channel capacity of cable television systems by permitting a significantly increased number of video signals to fit in a cable television system's existing bandwidth. We believe that the utilization of digital compression technology in the future could enable us to increase channel capacity in certain systems in a cost efficient manner. Such utilization of digital compression would generally be implemented as part of system upgrades, where some portion of the additional analog channels would be allocated to additional tiers of cable services. The use of digital compression also could expand the number and types of services offered and enhance the development of current and future revenue sources.

   For the cable industry, providing high-speed cable modems to residential and business customers has recently become a viable source of additional revenue. Cable modems provide Internet access at higher speeds and lower costs than the technologies offered by other communication providers. For example, a 10 megabit cable modem provides Internet access at download speeds 350 times faster than typical 28.8 kilobit dial-up phone modem connections. Cable Michigan introduced cable-modem based Internet access in the Traverse City area in 1998. Based on its success to date, we purchased assets of Novagate and agreed to purchase Traverse Internet, a local ISP in the same market. We believe that acquiring expertise from an incumbent ISP will allow us to offer services in a more effective and timely manner. Based on our experience with these acquisitions, we may seek to acquire additional ISPs.

Franchises

   Cable television systems are constructed and operated under fixed-term non-exclusive franchises or other types of operating authorities, (which we collectively refer to as "franchises") that are granted by either local governmental or centralized state authorities. These franchises typically contain many conditions, such as:

  . time limitations on commencement and completion of construction;

  . conditions of service, including the number of channels, the provision of free service to schools and certain other public institutions;

  . the maintenance of insurance and indemnity bonds; and

  . the payment of fees to communities.

   Certain provisions of these local franchises are subject to limits imposed by federal law.

   On a pro forma basis, as of December 31, 1998, we held 473 franchises in the aggregate, consisting of approximately 452 in the Michigan Cluster and approximately 21 in the New England Cluster. As of the same date, none of these franchises would have accounted for more than 5% of our total revenues on a pro forma basis. Many of these franchises require the payment of fees to the issuing authorities of 3% to 5% of "gross revenues" (as defined by each franchise agreement) from the related cable system. The Cable Communications

Policy Act of 1984 (the "1984 Cable Act") prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross annual revenues and also permits the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances that render performance commercially impracticable.

   As indicated by the following chart, our franchises expire at various points in time through the year 2019.

                                             Percentage of   Number of    Percentage of
      Year of Franchise          Number of       Total         Basic       Total Basic
      Expiration               Franchises(a) Franchises(a) Subscribers(a) Subscribers(a)
      -----------------        ------------- ------------- -------------- --------------
      1999-2001...............       55            12%         19,354            8%
      2002 and after..........      418            88         227,971           92
                                    ---           ---         -------          ---
      Total...................      473           100%        247,325          100%
                                    ===           ===         =======          ===

--------
(a) Calculated on a pro forma basis as of December 31, 1998 after giving effect to all completed and pending acquisitions.

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and the Cable Communications Policy Act of 1984 (the "1984 Cable Act" and collectively with the 1992 Cable Act, the "Cable Acts") provide, among other things, for an orderly franchise renewal process which limits a franchising authority's ability to deny a franchise renewal if the incumbent operator follows prescribed renewal procedures. In addition, the Cable Acts established comprehensive renewal procedures which require, when properly elected by an operator, that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. For additional information, please refer to the "Risk Factors" and "Regulation" sections of this prospectus.

Competition

   As a cable television systems operator, we face competition from:

  . alternative methods of receiving and distributing single and/or multiple channels of video programming, including direct-to-the-home satellite programming and off-air television broadcast programming;

  . other sources of news, information and entertainment such as newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders; and

  . local exchange telephone companies and other well-financed businesses from outside of the cable industry (such as the public and municipally owned utilities that own certain of the poles on which cable is attached), which are increasingly entering the business of providing cable television services.

   The extent to which we are competitive depends, in part, upon our ability to provide, at a reasonable price to consumers, a greater variety of programming and other services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service. Many of our present and potential competitors have substantially greater resources than we do.

   Congress has adopted legislation and the FCC has implemented regulations which provide a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. For instance, the 1992 Cable Act contains provisions, which the FCC has implemented with regulations, that enhance the ability of cable competitors to purchase and make available to home satellite dish owners certain satellite delivered cable programming at competitive costs. In addition, the FCC adopted regulations that preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenants, homeowners' association rule, lease, or similar restriction on property within the exclusive use or control of the antenna user.

   As a result of the legislation and regulations, we presently face competition from, among others, satellite services whereby signals are transmitted by satellite to receiving facilities located on customer premises. Programming is currently available to the owners of satellite dishes through conventional, medium and high-powered satellites. Satellite systems generally provide movies, broadcast stations and other program services similar to those provided by cable television systems, although some satellite services offer a greater number of channels and programming packages than are available through cable television systems. Satellite service known as direct broadcast satellite ("DBS") service can be received anywhere in the continental United States through installation of a small rooftop or side-mounted antenna. This technology has the capability of providing more than 100 channels of programming over a single high-powered satellite with significantly higher capacity if multiple satellites are placed in the same orbital position. DBS is currently being heavily marketed on a nationwide basis by three DBS providers, and a fourth company is also proposing to provide DBS services over multiple satellites. Announced acquisitions may consolidate all DBS spectrum and assets into the two dominant DBS providers. DBS providers provide significant competition to us and other cable service providers. Legislation pending before Congress may substantially remove the legal obstacles to DBS delivery of local and distant broadcast signals.

   The digital satellite service offered by DBS systems has certain advantages over cable systems with respect to programming and digital quality. By upgrading our systems and using digital compression technology, we expect to be able to offer expanded programming choices and services, more channels and better picture quality, allowing us to compete more effectively with DBS systems. Furthermore, DBS does suffer certain significant operating disadvantages compared to cable television, including the subscriber's present difficulty in viewing different programming on more than one television set, line-of-sight reception requirements, up-front costs associated with the dish antenna and the lack of local programming. DBS providers currently face technical and legal obstacles to providing broadcast signals, although certain DBS providers currently provide local and distant broadcast signals in certain major markets. The FCC has recently adopted regulations that may reduce the impact of the existing legal obstacles DBS providers face with respect to these services.

   Cable television systems generally operate under franchises granted on a non-exclusive basis, so that more than one cable television system may be built in the same area (known as an "overbuild"), with potential loss of revenue to the operator of the original system. It is possible that a franchising authority might grant a second franchise to another company containing terms and conditions more favorable than those afforded to us. The 1992 Cable Act prohibits franchising authorities from unreasonably denying requests for additional franchises and does not prevent franchising authorities from operating cable systems. Well-financed businesses from outside the cable industry may compete with us for franchises or provide competing services. Potential competitors include the public and municipally owned utilities that own certain of the poles on which cable is attached. Certain municipal power companies have been considering building new video networks to compete with us within the areas where they deliver power. Overbuilds historically have been relatively rare, as constructing and developing a cable television system is capital-intensive, and it is difficult for the new operator to gain a marketing advantage over the incumbent operator. Nonetheless, on a pro forma basis as of December 31, 1998, less than 5% of homes passed by our Michigan Cluster have been overbuilt and none of the homes passed by our New England Cluster have been overbuilt. We believe that our systems are less likely to be overbuilt than those of many other operators because our targeted markets have lower population densities.

   We also compete with local exchange telephone companies (which we refer to as "LECs"). The Telecommunications Act of 1996 makes it easier for LECs and others to provide a wide variety of video services and to provide multichannel video programming services to subscribers. Various LECs currently are providing multi-channel video programming within and outside their telephone service areas through a variety of distribution methods. Such distribution methods include both the deployment of broadband wire facilities and the use of wireless terrestrial transmission facilities. In addition, certain LECs may not be required, under certain circumstances, to obtain local franchises to deliver these video services or to comply with the variety of obligations imposed upon cable systems under these franchises. As a result, cable systems could be placed at a competitive disadvantage if the delivery of video services by LECs becomes widespread. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs which provide video services. Ameritech Corporation ("Ameritech") has obtained cable television franchises in southeastern Michigan and has overbuilt some cable operators thereby creating a competitive environment. To date, Ameritech has not applied for cable franchises in the areas served by us, including after giving effect to the Additional Michigan Acquisitions. We cannot predict the likelihood of success of video service ventures by LECs or their impact on us.

   We face additional competition from private satellite master antenna television ("SMATV") systems. SMATV systems offer both improved reception of local television stations and many of the same satellite-delivered programming services offered by franchised cable television systems. SMATV operators often enter into exclusive agreements with building owners or homeowners' associations to provide cable programming to condominiums, apartments, office complexes and private residential developments. Cable operators are, therefore, generally required to obtain the approval of the building owners or homeowners' associations to provide cable programming. However, some states have enacted laws to provide franchised cable systems access to such private complexes and the 1984 Cable Act gives a franchised cable operator the right to use existing compatible easements within its franchise area under certain circumstances. These laws have been challenged in the courts with varying results. The Telecommunications Act of 1996 broadens the definition of SMATV systems not subject to regulation as a franchised cable television service. A July 1998 FCC decision allowed SMATVs to interconnect facilities using common carrier facilities located in public rights of way without obtaining cable television franchises. This decision could spur growth of SMATV systems. In addition, some companies are developing and/or offering packages of telephony, data and video services to these private residential and commercial developments.

   We also compete with wireless terrestrial program distribution services such as multipoint, multichannel distribution service ("MMDS") which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. There are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas in the Michigan Cluster and the New England Cluster. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28-GHz band for a new multichannel wireless video service similar to MMDS. We are unable to predict whether wireless terrestrial video services will have a material impact on its operations.

   Other new technologies, including Internet-based services, may become competitive with services that cable television systems can offer. Pursuant to the Telecommunications Act of 1996, the FCC adopted regulations and policies for the issuance of licenses for digital television to incumbent television broadcast licensees. Digital television is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer and subscription video. In July 1998, the FCC commenced a rulemaking to determine the extent to which cable operators will be required to carry these digital signals. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and non-commercial FM stations to use their subcarrier frequencies to provide non-broadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. LECs and other common carriers also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. The FCC has conducted spectrum auctions for licenses to provide personal communication systems. Personal communication systems will enable license holders, including cable operators, to provide voice and data services.

   Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, we cannot predict the effect that ongoing or future developments might have on the cable television industry or on our operations. As other companies begin to provide cable television services, we will face additional competitors, many of which will have substantially greater resources than we have. For additional information, please refer to the "Risk Factors" and "--Rapid Technological Change" sections of this prospectus.

Employees

   As of December 31, 1998, we had a total of approximately 293 employees. Approximately 20 of our employees located in Michigan are represented by labor unions or trade councils. We have hired approximately 68 employees and expect to hire approximately 10 additional full-time equivalent employee positions in Michigan to staff our new customer service operation for the Michigan Cluster. We have experienced no work stoppages and believe that our employee relations are good and will continue to be so after the closing of the Acquisition Transactions.

Properties

   A cable television system consists of three principal operating components. The first component is the signal reception processing and originating point called a "headend." The headend receives television, cable programming service, radio and data signals that are transmitted by means of off-air antennas, microwave relay systems and satellite earth systems. Each headend includes a tower, antennae or other receiving equipment at a location favorable for receiving broadcast signals and one or more earth stations that receives signals transmitted by satellite. The headend facility also houses the electronic equipment which amplifies, modifies and modulates the signals, preparing them for passage over the system's network of cables. The second component of the system is the distribution network. The distribution network originates at the headend and extends throughout the system's service area. A cable system's distribution network consists of microwave relays, coaxial or fiber optic cables placed on utility poles or buried underground and associated electronic equipment. See the "Regulation--Pole Attachment" and "Risk Factors" sections of this prospectus. The third component of the system is a "drop cable," which extends from the distribution network into each customer's home and connects the distribution system to the customer's television set.

   We own and lease parcels of real property for signal reception sites (antenna towers and headends), microwave complexes and business offices, including our principal executive offices. In addition, we own our cable systems' distribution networks, various office fixtures, test equipment and certain service vehicles. We will also acquire additional property in the Acquisition Transactions. The physical components of our cable systems require maintenance and periodic upgrading to keep pace with technological advances. We believe that our properties, including those to be acquired in the Acquisition Transactions, both owned and leased, are in good condition and are suitable and adequate for our business operations.

Legal Matters

   In connection with the acquisition of Mercom, former shareholders of Mercom constituting approximately 16.5% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. We and the companies we plan to acquire are currently party to various legal proceedings. In addition, we expect that in the future we will have various legal proceedings outstanding in the normal course of business. Our management anticipates that these proceedings will not have a material adverse effect on our results of operations or our financial condition.

                                   REGULATION

Overview

   We face regulation from federal, state and local governments because we own and operate cable television systems. Most of the federal laws governing our cable systems arise from the 1984 Cable Act, the 1992 Cable Act and the Telecommunications Act of 1996 (the "1996 Telecom Act"). These statutes amended the federal Communications Act of 1934 (the "Communications Act") and added provisions specific to cable television. Many of the cable television provisions of the Communications Act require the FCC to adopt and enforce regulations. The FCC has done so and regulates many aspects of our cable systems and our business. Local franchise authorities also regulate our cable systems through local cable franchise agreements and ordinances and, in some municipalities, through the local rate regulation process. In some jurisdictions, state agencies also regulate our cable systems. The substantial regulation of our cable systems adds additional costs and risks to our business.

   We provide in this section a summary of federal laws and regulations that could materially affect our cable systems and the cable industry. We also describe certain state and local laws.

Rate regulation

   Rate regulation under the 1992 Cable Act. The 1992 Cable Act establishes cable rate regulation at two levels. Local franchise authorities can obtain authority to regulate rates for equipment and basic service (the lowest tier of service usually including broadcast signals, public access programming and some cable satellite services). The FCC regulates rates for cable programming services tiers, typically the next levels of cable service after basic service. The 1992 Cable Act directs the FCC to promulgate regulations to govern the rate regulation process at both the federal and local level. The 1992 Cable Act also deregulates rates for any cable system subject to effective competition, meaning that the cable system faces specified thresholds of competition in their franchise areas. Generally, the rate regulation process imposes substantial administrative burdens and costs on regulated systems and reduces cable rate increases. Rate regulation has forced some cable systems to reduce rates and make refunds to subscribers.

   Changes under the 1996 Telecom Act. The 1996 Telecom Act makes several significant changes to cable rate regulation. The 1996 Telecom Act:

  . deregulates rates for cable programming services tiers after March 31, 1999;

  . deregulates all rates for certain small cable systems;

  . allows non-predatory, bulk discount rates for service to commercial residential developments;

  . allows aggregation of costs for regulated equipment rates at the franchise, system, regional or company level;

  . eliminates individual subscriber rate complaints to the FCC;

  . authorizes local franchise authorities to file complaints with the FCC concerning cable programming services tier rates after receiving multiple subscriber complaints within prescribed time frames; and

  . permits certain cable operators to include prior year losses occurring before September 1992 in rate calculations.

   The changes to cable rate regulation resulting from the 1996 Telecom Act provide cable systems some relief from the administrative burdens and costs of rate regulation.

   FCC regulations. Following the 1992 Cable Act, the FCC adopted detailed regulations governing cable service and equipment rates and the rate regulation process. Those regulations have undergone significant changes since 1993. The FCC will likely continue to modify its rate regulations. Principal components of FCC rate regulation include:

  . Benchmark method. Cable systems subject to rate regulation can use the FCC's benchmark method to set rates. In 1994, the FCC's benchmark regulations required operators to implement rate reductions of up to 17% for regulated services. Cable systems can adjust benchmark rates under the FCC's comprehensive and restrictive regulations allowing quarterly or annual increases or decreases for changes in the number of regulated channels, inflation and increases in certain costs.

  . Cost-of-service method. Cable operators subject to rate regulation can elect to use the FCC's cost-of-service method to set rates. Cost-of-service permits a cable operator to set rates higher than permitted under the benchmark method, if costs allowable under the FCC regulations support the higher rate. The cost-of-service method generally requires more administrative and professional resources for a cable system. The FCC cost-of-service rules also require exclusion from the rate base up to one-third of acquisition costs attributed to tangible and intangible assets related to providing regulated cable service. The FCC's cost-of-service regulations also presume an industry-wide 11.25% after tax rate of return on an operator's allowable rate base. The FCC has initiated a rulemaking to consider using an operator's actual debt cost and capital structure for cost-of-service calculations.

  . Small cable system abbreviated cost-of-service method. In 1995, the FCC adopted for qualified small systems a generally less restrictive and more streamlined method to compute regulated rates.

  . Equipment rate regulation. Where franchising authorities have the authority to regulate basic service rates, they may also regulate the rates for additional outlets, installation, and subscriber equipment used to receive the basic cable service tier, such as converter boxes and remote control units. FCC regulations require franchising authorities to regulate these rates on the basis of actual cost plus a reasonable profit, as defined by the FCC.

   The FCC currently has several changes to its rate regulations under consideration. We cannot predict the impact of any changes on our cable systems.

   Current rate regulation status of our cable systems. In many of the communities where we provide cable service and in many of the systems we plan to acquire, local franchising authorities actively regulate rates for basic and related services. At the FCC, it remains possible that complaints remain pending against cable programming services tier rates charged by some of our cable systems and by some of the cable systems we propose to acquire. In addition, a franchising authority has filed a petition for special relief relating to our limited tier of programming.

   The FCC has ordered reductions in certain cable programming services tier rates charged by Cable Michigan. The FCC based those decisions, in part, on the finding that Cable Michigan did not qualify for small cable system rate relief under the FCC's 1995 small system rules. The FCC concluded that Cable Michigan did not qualify as a "small system" because all affiliated companies served more than 400,000 subscribers (due to RCN Corporation's investment in Mexican cable systems). Cable Michigan challenged those decisions on the basis that certain of its systems should qualify as "small cable systems" under the FCC's rules, or, in the alternative, that its rates are justified under the FCC's benchmark method. On July 15, 1998, the FCC permitted Cable Michigan to withdraw its challenge of the FCC's decision. Because Cable Michigan is no longer affiliated with RCN Corporation, we anticipate that certain of our smaller systems will qualify as small cable systems.

"Anti-Buy Through" Provisions

   The 1992 Cable Act requires cable systems to permit subscribers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic cable service tier. Cable systems without the technological capability to offer programming in this manner benefit from a statutory exemption. The exemption is available until a cable system obtains the technological capability, but not later than December 2002. The FCC may also issue waivers.

   We expect that our systems will comply with this requirement by the December 2002 deadline.

Broadcast Signal Carriage--Must-Carry and Retransmission Consent

   Must-carry. The 1992 Cable Act and FCC regulations impose substantial restrictions on carriage of broadcast signals by cable systems. The regulations allow local commercial television broadcast stations to request mandatory carriage on a cable system ("must-carry"), subject to certain exceptions. A cable system must devote up to one-third of its activated channel capacity for the carriage of local commercial television stations. If a cable operator declines to carry a local broadcast station requesting must-carry, the broadcaster may file a complaint with the FCC. If the FCC finds that the broadcast station qualifies for must-carry, the FCC will order the cable system to commence carriage. Local non-commercial television stations and certain low power television stations also have mandatory carriage rights. In March 1997, the U.S. Supreme Court upheld the constitutionality of the 1992 Cable Act's must-carry requirements.

   On July 9, 1998, the FCC initiated a rulemaking to consider the requirements, if any, for mandatory carriage of digital television signals. We cannot predict the ultimate outcome of this rule making or the impact of new carriage requirements on our cable systems or our business.

   Retransmission consent. Local broadcast stations can also elect carriage by retransmission consent. This means that the cable system cannot carry the broadcast signal unless first obtaining the broadcaster's consent in writing. Some broadcast stations have withheld consent unless the cable operator pays for carriage or provides other consideration. Additionally, cable systems must obtain retransmission consent for all other commercial television stations carried on the cable system, except for certain superstations. Similarly, federal law requires retransmission consent for carriage of commercial radio stations and certain low-power television stations.

Access Channels

   PEG Access. Federal law permits franchising authorities to obtain channel capacity on our cable systems for public, educational and governmental ("PEG") access programming. When required by a local franchise authority, we must provide PEG access channel capacity at no charge. Local franchise authorities may also require us to purchase PEG access equipment and pay other PEG access related expenses. We have no direct editorial control over programming cablecast on PEG channels, except that we must prohibit obscene programming.

   Commercial leased access. Federal law also requires our cable systems to designate a portion of channel capacity for commercial leased access. Commercial leased access programmers can request channel capacity from us and provide programming that may compete with other services we offer. The FCC regulates commercial leased access rates, terms and dispute resolution. Cable operators may prohibit or limit the provision of indecent programming on leased access channels.

Local Franchise Procedures

   Federal law. The Communications Act governs several aspects of the local cable franchise process that directly impact our cable systems. Principal franchise-related provisions of federal law include:

  . A cable system may not operate without a local franchise.

  . Local franchise authorities may grant one or more cable franchises and may not unreasonably deny an application for a competitive franchise.

  . A municipality may operate its own cable system without a franchise.

  . In granting or renewing franchises, state and local authorities may establish requirements for cable-related facilities and equipment, but not for specific video programming or information services.

  . Local franchise authorities can require payments of franchise fees of 5% of gross revenues derived from the operation of the cable system to provide cable services. Our franchises and the franchises to be acquired in the Acquisition Transactions typically provide for periodic payment of fees to franchising authorities of 3% to 5% of gross revenues. Federal law permits us to pass franchise fees on to subscribers.

  . Local franchise authorities can require cable operators to construct and maintain institutional networks as a condition of a franchise grant or renewal.

  . A cable operator can petition for modification of franchise requirements by the franchise authority or judicial action if warranted by changed circumstances.

   The 1996 Telecom Act imposed additional controls on the local cable franchise process. The 1996 Telecom Act generally prohibits franchising authorities from:

  . Imposing requirements in the cable franchising process that require, prohibit or restrict the provision of telecommunications services.

  . Imposing franchise fees on revenues derived by the operator from providing telecommunications services over its cable system.

  . Restricting a cable operator's use of any type of subscriber equipment or transmission technology.

   Cable franchise renewals and transfers. The Communications Act contains renewal procedures and transfer procedures designed to protect cable operators against arbitrary denials of renewal or transfer. Still, the cable franchise renewal and transfer processes remain risky and potentially costly. Franchising authorities may seek to impose new and more onerous requirements, such as significant upgrades in facilities and services or increased franchise fees, as a condition of renewal or consent to transfer.

   Cable franchises and cable-based Internet services. We are planning to offer cable-based Internet access and other information services on our systems. The regulatory status of such services remains uncertain. In September 1998, the FCC's Cable Services Bureau issued a discussion paper analyzing the regulatory classification of Internet and other information services. The paper identified three likely classifications: (1) as cable services; (2) as telecommunications services; or (3) as information services that are currently unregulated. The ultimate classification of cable-based Internet services under federal law could have significant impact on the regulation of these services, the ability of competitors to use the cable plant and the authority to provide these services under existing franchises. Until the FCC or Congress provides further guidance, we cannot gauge the impact, if any, such classifications would have on us or our business.

Inside Wiring Rules

   The 1992 Cable Act directed the FCC to prescribe regulations governing the disposition of inside wiring after a customer terminates service. In a series of rulemakings and orders, with the most recent order issued in October 1997, the FCC developed regulations that limit a cable operator's right to control inside wiring after a subscriber terminates service or after a multiple dwelling unit owner terminates the cable operator's rights to access the multiple dwelling unit.

   After a subscriber terminates service or a multiple dwelling unit owner terminates access rights, the regulations generally require the cable operator to offer its inside wiring for sale to the subscriber or to the multiple dwelling unit owner at replacement cost or a negotiated price. If the cable operator does not sell the inside wiring within a specified period after termination of service or access rights, then the cable operator must remove the wiring. If the cable operator neither sells nor removes its wiring, the wiring is deemed abandoned. A competing provider can then use the inside wiring to provide service to the individual subscriber or to the multiple dwelling unit. These regulations increase our risk that a competitor can gain access to inside wiring after termination of service by a subscriber or termination of access rights by a multiple dwelling unit owner.

   The FCC has also issued a Further Notice of Proposed Rulemaking on other inside wiring issues including possible restrictions on exclusive multiple dwelling unit contracts and the applicability of the inside wiring rules to all video providers, not just cable operators. We cannot predict the ultimate outcome of this rulemaking or its impact on our cable systems.

Ownership Limitations

   Horizontal ownership limits. Under the 1992 Cable Act, the FCC adopted rules prescribing national subscriber limits. A federal court found the statutory limitation unconstitutional and the FCC stayed enforcement of its rules. On June 26, 1998, the FCC released an Order on Reconsideration of its horizontal ownership rules, although it did not lift its stay of those rules. In that order, the FCC denied petitions requesting that it lower its horizontal ownership limits. The FCC has recently sought comments on whether to change the definition of ownership that constitutes a cognizable interest in a cable system. The results of these proceedings could affect all ownership prohibitions.

   Affiliated programmer limits. The 1992 Cable Act requires the FCC to adopt limits on the number of channels on which a cable operator can carry programming provided by an affiliated video programmer.

   Changes to broadcast cross-ownership restrictions. The 1996 Telecom Act eliminated the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area and directed the FCC to review its broadcast/cable ownership restrictions. Upon review, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting network stations. The FCC has also released a Notice of Inquiry seeking comment on all of the broadcast ownership rules not already under review in other proceedings.

   Changes to SMATV and MMDS cross-ownership restrictions. In January 1995, the FCC relaxed its restrictions on ownership of SMATV systems. The revised rules permit a cable operator to acquire SMATV systems in the operator's existing franchise area so long as the programming services provided through the SMATV system are offered according to the terms of the cable operator's local franchise agreement. The 1996 Telecom Act provides that the cable/SMATV and cable/MMDS cross-ownership rules do not apply in any franchise area where the operator faces effective competition.

Competition with Local Exchange Carriers

   The 1996 Telecom Act makes significant changes to the regulation of local exchange carriers (which we refer to as "LECs") that provide cable services. The 1996 Telecom Act:

  . Eliminates the requirement that LECs obtain Section 214 approval from the FCC before providing video services in their telephone service areas.

  . Removes the statutory telephone company/cable television cross-ownership prohibition, allowing LECs to offer video services in their telephone service areas.

  . Permits LECs to provide service as franchised cable operators or as "open video system" operators. As an open video system operator, a LEC may face less burdensome local regulation but must comply with other conditions including setting aside up to two-thirds of their channel capacity for use by unaffiliated program distributors.

  . Prohibits a LEC from acquiring an existing cable system in its telephone service area except in limited circumstances.

   The changes to regulation of LEC ownership of cable systems increases the risk to our cable systems that LECs will seek to compete in our franchise areas.

   While the 1996 Telecom Act facilitates LEC entry into cable markets, it also opens the local exchange markets to competition. The 1996 Telecom Act removes barriers to entry into the local telephone exchange market by preempting state and local laws that restrict competition and by requiring all LECs to provide nondiscriminatory access and interconnection to potential competitors, including cable operators, wireless telecommunications providers and long distance companies.

   Regulations promulgated by the FCC under the 1996 Telecom Act require LECs to open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. As a result of these changes, companies can interconnect with incumbent LECs to provide local exchange services. Numerous parties appealed certain aspects of these regulations. In a recent decision, the United States Supreme Court largely upheld the FCC's interconnection regulations, including those related to certain pricing and access issues. Despite the need to resolve other outstanding issues, the Court's decision suggests promise for competition in local exchange services.

Pole Attachments

   The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space. State authorities can assume this role through a FCC certification process. In the absence of state regulation, the FCC regulates pole attachment rates according to a formula that allocates costs between the pole owner and pole users. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables for distribution of telecommunications services and other non-cable services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees. The FCC has also concluded that regulated pole owners cannot impose disparate attachment rates based on the type of service provided.

   The 1996 Telecom Act and the FCC's implementing regulations make significant changes to pole attachment regulation. Changes include:

  . Requiring regulated pole owners to provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way controlled by the utility.

  . New regulations to govern the rates for pole attachments used by companies providing telecommunications services, including cable operators.

  . New rate regulations go into effect in February 2001. Any increase will be phased in through equal annual increments over a period of five years beginning in February 2001.

   Although the FCC has issued its regulations, they are subject to changes on reconsideration or appeal. Some issues that may affect the ultimate rates for telecommunications attachments to utility poles remain outstanding.

Other Statutory Provisions

   Other federal law potentially impacting our cable systems or our business include:

   Transactions with affiliated programmers. The Communications Act and FCC regulations prohibit any satellite video programmer affiliated with a cable company from favoring an affiliated company over competitors. A satellite video programmer affiliated with a cable company must sell its programming to unaffiliated multichannel video distributors on nondiscriminatory terms. These provisions restrict the ability of program suppliers affiliated with cable companies to offer exclusive programming arrangements to their affiliates.

   Content regulation. The 1996 Telecom Act required operators to block fully both the video and audio portion of sexually explicit or indecent programming on channels that are primarily dedicated to sexually oriented programming or alternatively to carry such programming only at "safe harbor" time, periods defined by the FCC as the hours between 10 p.m. and 6 a.m. The U.S. Supreme Court recently ruled that these restrictions are unconstitutional.

   The 1996 Telecom Act also contains provisions regulating the content of video programming and computer services. Specifically, the law prohibits the use of computer services to transmit "indecent" material to minors. The U.S. Supreme Court has ruled that the provisions relating to the regulation of indecent material are unconstitutional.

   Under the 1996 Telecom Act, the television industry recently adopted a voluntary ratings system for violent and indecent video programming. The 1996 Telecom Act also requires all new television sets to contain a so-called "V-chip" capable of blocking all programs with a given rating.

   Miscellaneous 1996 Telecom Act provisions. The 1996 Telecom Act modifies several other cable-related statutory provisions including those governing technical standards, equipment compatibility, subscriber notice requirements and program access. The 1996 Telecom Act also repeals the three-year anti-trafficking prohibition adopted in the 1992 Cable Act. FCC regulations implementing the 1996 Telecom Act preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenant, homeowners' association rule, lease, or similar restriction on property within the exclusive use or control of the antenna user.

Other FCC Regulations

   In addition to the FCC regulations noted above, cable-related FCC regulations govern other aspects of our cable systems and our business including:

  . signal leakage,

  . equal employment opportunity,

  . syndicated program exclusivity,

  . network program non-duplication,

  . registration of cable systems,

  . maintenance of records and public inspection files,

  . microwave frequency usage,

  . lockbox availability,

  . sponsorship identification,

  . antenna structure notification, marking and lighting,

  . carriage of local sports broadcast programming,

  . political broadcasts and advertising,

  . advertising contained in non-broadcast children's programming,

  . consumer protection and customer service,

  . technical standards,

  . consumer electronics equipment compatibility,

  . closed captioning, and

  . emergency alert systems.

   The FCC has the authority to enforce its regulations through cease and desist orders, substantial fines and other administrative sanctions including the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

   Over the past several years, Congress and other governmental bodies have considered bills and administrative proposals related to cable television. Other legislative and administrative proposals regulating cable television will likely continue to come before lawmakers and administrative agency.

Copyright

   The Copyright Act requires cable television systems to obtain a compulsory copyright license covering the retransmission of television and radio broadcast signals. In exchange for filing periodic reports and paying a percentage of revenues to a federal copyright royalty pool, cable systems obtain a compulsory license to retransmit the copyrighted material on broadcast signals. Congress and the Copyright Office have considered possible changes to, or elimination of, the compulsory copyright license. The elimination or substantial modification of the cable compulsory license could adversely affect our ability to obtain suitable programming and could substantially increase the cost of programming available for distribution to our subscribers. We cannot predict the outcome of this activity.

   Cable operators distribute programming and advertising that use music controlled by three primary performing rights organizations, ASCAP, BMI and SESAC. In October 1989, the special rate court of the U.S. District Court for the Southern District of New York imposed interim rates on the cable industry's use of ASCAP-controlled music. ASCAP and cable industry representatives have met to discuss the development of a standard licensing agreement covering ASCAP-controlled music in local origination and access channels and pay-per-view programming. We cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees required for past and future use of ASCAP-controlled music. We do not believe such license fees will materially impact our financial position, results of operations or liquidity. The same U.S. District Court for the Southern District of New York recently established a special rate court for BMI. BMI and cable industry representatives recently concluded negotiations for a standard licensing agreement covering the performance of BMI music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. SESAC and cable industry representatives have agreed on an interim licensing plan pending adoption of a standard licensing agreement.

State and Local Regulation

   Because our cable systems use local streets and rights-of-way, state and local governments regulate many aspects of our business, typically through the cable franchise process. Generally, a municipality will grant a cable system a non-exclusive franchise to occupy the streets and rights-of-way to operate a cable system, subject to the terms of the franchise. Most franchises specify terms of between 5 and 15 years, subject to earlier termination for material noncompliance. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Most franchises contain provisions governing cable service rates, franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided.

   A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation similar to that of a public utility. We expect other states to increase regulation of cable television. Currently, Connecticut, Massachusetts and New York use centralized authorities for some or all aspects of cable regulation. Michigan does not currently have a centralized authority for cable television regulation. State and local authority under cable franchises remains subject to federal law.

   We have not described all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings, legislative initiatives (including active legislation) and administrative proposals which could change, in varying degrees, the manner in which cable television systems operate. We cannot predict the outcome of these proceedings or the impact upon us or the cable television industry.

                                   MANAGEMENT

Executive Officers, Managers and Directors

   Each of the Issuers is an indirect subsidiary of, and is controlled by, Avalon. Avalon is a limited liability company whose affairs are governed by a Board of Managers (the "Board"). The following table sets forth certain information, as of March 15, 1999, with respect to the executive officers and managers ("Managers") of Avalon. Each of Avalon's Managers is also a manager of Avalon Cable LLC ("Avalon Holdings") and a director of Avalon Cable Holdings Finance, Inc. ("Finance Holdings"). The executive officers of each of the Issuers are substantially similar to the executive officers of Avalon. The election of the Managers is subject to the terms of the Avalon Holdings Members Agreement described below. For additional information, please refer to the "Certain Relationships and Transactions--Members Agreement" section of this prospectus.

                Name           Age Position and Offices
                ----           --- --------------------
      David W. Unger..........  42 Chairman of the Board
      Joel C. Cohen...........  53 President, Chief Executive Officer, Secretary and Manager
      Peter Polimino..........  41 Vice President--Finance
      Peter Luscombe..........  41 Vice President--Engineering
      John F. Dee.............  39 General Manager of New England Operations
      Mark Dineen.............  34 General Manager of Michigan Operations
      Jay M. Grossman.........  39 Manager, Vice President and Assistant Secretary
      Peggy J. Koenig.........  41 Manager, Vice President and Assistant Secretary
      Royce Yudkoff...........  43 Manager

   The following sets forth certain biographical information with respect to the executive officers and Managers of Avalon.

   David W. Unger is the Chairman of the Board of Avalon and co-founded Avalon in 1997. Since 1995, Mr. Unger has invested in, operated and sold communications businesses. Prior to 1995, Mr. Unger worked for Communications Equity Associates, Teleprompter Corp., TKR Cable Co. and as an investment banker. In addition to his duties to Avalon, Mr. Unger serves as Vice President of Muzak LLC ("Muzak"), a provider of commercial background and foreground music. ABRY is the principal investor in Muzak. Mr. Unger is a director of Muzak.

   Joel C. Cohen is the President, Chief Executive Officer, Secretary and a Manager of Avalon. Mr. Cohen co-founded the Company in 1997. From 1996 to 1997, Mr. Cohen served as the Chief Financial Officer of Patient Education Media, Inc. ("PEMI") and as a consultant to various cable companies. From 1992 to 1996 Mr. Cohen served as a director and as both Chief Operating Officer and Chief Financial Officer for Harron Communications Corp., a cable and broadcast television operator with more than 200,000 cable subscribers. Prior to 1992, Mr. Cohen was Senior Vice President of United Artists Entertainment Company and President of its international division. Mr. Cohen also served in various executive positions at Group W Cable and Teleprompter Corp.

   As stated above, Mr. Cohen served as the Chief Financial Officer of PEMI from June 1996 through December 1997. Prior to June 1996, PEMI did not employ a Chief Financial Officer. PEMI was formed in 1994 to create and market patient educational videos and other products under the trademark TIME-LIFE MEDICAL. PEMI ceased producing education video tapes in September 1996 and ceased all operations on December 20, 1996. Thereafter, PEMI proceeded to liquidate the majority of its assets. On March 14, 1997, PEMI filed a petition under Chapter 11 of the United States Bankruptcy Code. In January 1998, Mr. Cohen was appointed by the Bankruptcy Court for the Southern District of New York to act as disbursing agent in relation to the liquidation of PEMI.

   Peter Polimino is the Vice President of Finance of Avalon. Mr. Polimino is a financial professional with over 18 years of experience in cable, broadcast and network television and radio. Prior to joining Avalon in

November 1998, Mr. Polimino was Vice President, Finance of the Sales Division of Fox/Liberty Networks during 1998. From 1980 to 1998, Mr. Polimino held various financial positions at Westinghouse Broadcasting, including Teleprompter Manhattan Cable, Huntington TV Cable, Group W Television, KDKA TV/Radio, WINS Radio, WNEW Radio and The CBS Television Network.

   Peter Luscombe is the Vice President of Engineering of Avalon. Prior to joining Avalon in August 1998, Mr. Luscombe was Executive Director of Engineering for the 3.1 million subscriber Atlantic Division of Telecommunications, Inc. His responsibilities included engineering strategy and technical operations for a variety of cable systems, including both smaller traditional systems and larger, more technologically aggressive cable systems with cable modem and compressed digital video operations. From 1982 through 1997, Mr. Luscombe was Vice President of Engineering for TKR Cable Company, an 800,000 subscriber MSO. Mr. Luscombe has been a director of the National Society of Cable Telecommunications Engineers and a member of the technical advisory committee of the Cable Television Laboratories, Inc. Mr. Luscombe maintains an active membership in the National Society of Cable Telecommunications Engineers.

   John F. Dee is the General Manager of Avalon's New England operations. Prior to joining Avalon in July 1998, Mr. Dee was responsible for the New England operations of Pegasus. He originally joined Pegasus as Technical Manager in 1992. From 1981 through 1992, Mr. Dee held various technical positions with United Cable TV and Telecommunications, Inc.

   Mark Dineen is the General Manager of the Company's Michigan operations. Mr. Dineen joined Avalon upon the consummation of the Merger and will oversee the Company's operations in Michigan. Mr. Dineen has been employed by Cable Michigan in various corporate and field positions, including as Corporate Director of Marketing, since 1992. From 1987 to 1992, Mr. Dineen held marketing and sales management positions with Bresnan Communications and Harron Communications in their Michigan cable systems.

   Jay M. Grossman is a Vice President, Assistant Secretary and Manager of Avalon and a partner in ABRY Partners, Inc. ("ABRY"). Prior to joining ABRY in 1996, Mr. Grossman was managing director and co-head of Prudential Securities' media and entertainment investment banking group. From 1986 to 1994, Mr. Grossman served in various positions, ultimately as a senior vice president, in the corporate finance department of Kidder, Peabody & Co. Incorporated. Mr. Grossman is a director (or the equivalent) of various companies including Nexstar Broadcasting Group, LLC, Network Music Holdings LLC, Connoisseur Communications Partners, L.P., and DirecTel International, LLC.

   Peggy J. Koenig is a Vice President, Assistant Secretary and Manager of Avalon and a partner in ABRY. Ms. Koenig joined ABRY in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communications Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Pinnacle Holdings Inc. and Network Music Holdings LLC.

   Royce Yudkoff is a Manager of Avalon and President and Managing Partner of ABRY. Prior to joining ABRY, Mr. Yudkoff was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1985 through 1988, he shared significant responsibility for the firm's media practice. Mr. Yudkoff is presently a director (or the equivalent) of various companies including Quorum Broadcast Holdings Inc., Nexstar Broadcasting Group, LLC, Metrocall, Inc. and Pinnacle Holdings, Inc.

Compensation of Managers

   Each of the Managers receives reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. The Managers who are employees of Avalon do not receive any fee in addition to their regular salary for serving on the Board. The Managers who are not employees of Avalon do not receive any compensation for serving on the Board.

Executive Compensation

   Avalon was formed in 1997. The Issuers were formed during 1997 and 1998 in connection with the acquisitions of Cable Michigan and Amrac and related financing transactions. The executive officers of Avalon are similar in all material respects to the executive officers of the Issuers. None of the officers of Avalon, other than its chief executive officer, received compensation in excess of $100,000 in his capacity as an officer of Avalon in 1998. The following table sets forth information concerning the compensation of Avalon's Chief Executive Officer for services in all capacities rendered to Avalon and its affiliates in 1998.

                           Summary Compensation Table

                                                           Long-Term
                                  Annual Compensation     Compensation
                              --------------------------- ------------
                                                           Securities
Name and Principal                           Other Annual  Underlying   All Other
Position                 Year  Salary  Bonus Compensation Options/SARs Compensation
------------------       ---- -------- ----- ------------ ------------ ------------
Joel C. Cohen........... 1998 $104,167  --       --           --           --
Chief Executive Officer

Management Employment Agreements

   Each of Messrs. Unger, Cohen, Polimino, Luscombe, Dee and Dineen (collectively, the "Executives") is a party to an employment agreement that provides for an annual base salary and eligibility for a bonus if certain performance goals are met. The employment agreements for Messrs. Unger, Cohen, Polimino and Luscombe are described below. Messrs. Dee and Dineen have employment agreements with similar provisions. In addition, certain of the equity interests in Avalon owned by the Executives will vest under the terms of the Management Securities Purchase Agreements (as defined). For additional information, please refer to "Certain Relationships and Related Transactions-- Management Securities Purchase Agreements" of this prospectus.

   David W. Unger. Pursuant to an Employment Agreement dated November 6, 1998 (the "Unger Employment Agreement") between Mr. Unger and Avalon, Avalon has agreed to employ, and Mr. Unger has agreed to serve, as Chairman of the Board of Avalon and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment (the "Unger Employment Period"). The Unger Employment Agreement provides that Mr. Unger is:

  . required to devote approximately two-thirds of his business time to Avalon,

  . entitled to receive a minimum base salary of $125,000 with annual increases of 5% per year,

  . eligible to receive a bonus, as determined by the Board, up to 20% of his base salary in effect during each fiscal year,

  . prohibited from competing with Avalon during the term of the Unger
    Employment Period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained during the Unger Employment Period.

   If Avalon terminates Mr. Unger's employment without "Cause," Mr. Unger is entitled to receive his base salary then in effect and benefits for a period of six months thereafter subject to compliance with all other applicable provisions of the Unger Employment Agreement.

   Joel C. Cohen. Pursuant to an Employment Agreement dated November 6, 1998 (the "Cohen Employment Agreement") between Mr. Cohen and Avalon, Avalon has agreed to employ, and Mr. Cohen has agreed to serve, as President and Chief Executive Officer of Avalon and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment (the "Cohen Employment Period"). The Cohen Employment Agreement further provides that Mr. Cohen is:

  . required to devote substantially all of his business time to Avalon,

  . entitled to receive a minimum base salary of $250,000 with annual increases of 5% per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with Avalon during the Cohen Employment Period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during the Cohen Employment Period.

   If Avalon terminates Mr Cohen's employment without "Cause," Mr. Cohen is entitled to receive his then base salary and benefits for a period of six months thereafter subject to compliance with all other applicable provisions of the Cohen Employment Agreement.

   Peter Polimino. Pursuant to an Employment Agreement dated November 6, 1998 (the "Polimino Employment Agreement") between Mr. Polimino and Avalon, Avalon has agreed to employ, and Mr. Polimino has agreed to serve, as Vice President of Finance of Avalon and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment (the "Polimino Employment Period"). The Polimino Employment Agreement further provides that Mr. Polimino is:

  . required to devote 100% of his business time to Avalon,

  . entitled to receive a minimum base salary of $110,000 per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with Avalon during the Polimino Employment
    Period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during the Polimino Employment Period.

   Peter Luscombe. Pursuant to an Employment Agreement dated November 6, 1998 (the "Luscombe Employment Agreement") between Mr. Luscombe and Avalon, Avalon has agreed to employ, and Mr. Luscombe has agreed to serve, as Vice President of Engineering of Avalon and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment (the "Luscombe Employment Period"). The Luscombe Employment Agreement further provides that Mr. Luscombe is:

  . required to devote 100% of his business time to Avalon,

  . entitled to receive a minimum base salary of $110,000 per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with Avalon during the Luscombe Employment
    Period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during the Luscombe Employment Period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investor Securities Purchase Agreement

   David W. Unger, Joel C. Cohen, ABRY III, Avalon and others are parties to an Investor Securities Purchase Agreement dated as of May 29, 1998 (the "Investors Securities Purchase Agreement"), pursuant to which Avalon sold to certain investors, and such investors purchased from Avalon, certain Class A Units of Avalon for $1,000 per Unit, in cash. The investors are entitled to indemnification in certain circumstances to the extent that Avalon is determined to have breached certain representations, warranties or agreements contained in the Investors Securities Purchase Agreement.

Management Securities Purchase Agreements

   Each of the Executives entered into a Management Securities Purchase Agreement with Avalon (each, a "Management Securities Purchase Agreement"), pursuant to which Avalon sold to each Executive and such Executive purchased from Avalon certain Incentive Units. The Incentive Units purchased by each of the Executives are subject to vesting over a five-year period. In addition, each Management Securities Purchase Agreement provides that the Incentive Units purchased thereunder will subject to certain limitations, automatically vest in full upon a Sale of the Company (as defined in such Management Securities Purchase Agreement) and will cease to vest upon the date on which each such Executive ceases to be employed by the Company or any of its subsidiaries. Each Management Securities Purchase Agreement further provides that Avalon or ABRY III may repurchase the applicable Executive's unvested units at the initial purchase price at any time within 18 months of such Executive's termination of employment.

Members Agreement

   Avalon, ABRY III and the Executives are parties to a Members Agreement dated as of May 29, 1998 (the "Members Agreement"). Pursuant to the Members Agreement, ABRY III and each of the Executives have agreed to vote their equity interests in Avalon to elect three representatives of ABRY III and each of Messrs. Unger and Cohen to the Board. The Members Agreement also contains:

  . certain "co-sale" rights exercisable by the Executives and others in the event of certain sales by ABRY III,

  . certain "drag along" sale rights exercisable by ABRY III, as majority interest holder in Avalon, in the event of an Approved Company Sale (as defined in the Members Agreement) and

  . certain restrictions on transfers by interest holders in Avalon other than ABRY III.

   The voting, co-sale, drag along and transfer restrictions will terminate upon the consummation of the first to occur of (a) an initial public offering by Avalon resulting in at least $25 million in net proceeds or in which at least 25% of the equity interests of Avalon are sold or (b) a Sale of the Company (as defined in the Members Agreement).

Registration Agreement

   Avalon, ABRY III, the Executives and certain other holders are parties to a Registration Agreement dated as of May 29, 1998 (the "Registration Agreement"). Pursuant to the Registration Agreement, the holders of a majority of the ABRY Registrable Securities (as defined in the Registration Agreement) may request registration (a "Demand Registration") under the Securities Act of all or any portion of the ABRY Registrable Securities:

  . on Form S-1 or any similar long-form registration,

  . on Form S-2 or S-3 or any similar short-form registration, if available, and

  . on any applicable form pursuant to Rule 415 under the Securities Act.

   In addition, all holders of Registrable Securities (as defined in the Registration Agreement) will have unlimited "piggyback" registration rights, which, subject to certain terms and conditions, entitle them to include their registrable equity securities in any registration of securities by Avalon (other than registrations on form S-4 or Form S-8).

   All expenses incident to a Demand Registration, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees of counsel for Avalon and the holders of registrable securities and all independent certified public accountants and underwriters, will be borne by us.

Avalon Holdings Securities Purchase Agreement

   Avalon, Avalon Holdings, Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings") and Avalon Cable of New England Holdings, Inc. ("Avalon New England Holdings"), Avalon Michigan Inc. and Avalon Investors are parties to an Amended and Restated Securities Purchase Agreement dated as of March 26, 1999 (the "Avalon Holdings Securities Purchase Agreement"). Pursuant to the Avalon Holdings Securities Purchase Agreement, Avalon Holdings sold to Avalon Investors, and Avalon Investors purchased from Avalon Holdings, all of the outstanding Class A Units issued by Avalon Holdings for $45.0 million in cash. In addition, pursuant to the Avalon Holdings Securities Purchase Agreement, on March 26, 1999, Avalon Michigan Inc. transferred to Avalon Holdings, and Avalon Holdings assumed from Avalon Michigan Inc., all right, title and interest of Avalon Michigan Inc. in substantially all of its assets and liabilities in exchange for 510,994 Class B-2 Units issued by Avalon Holdings. Avalon Holdings then transferred these assets and liabilities to Avalon Michigan LLC. These transfers of assets and liabilities were part of the Reorganization.

Avalon Holdings Members Agreement

   Avalon Holdings, ABRY III, Avalon, Avalon New England Holdings, Avalon Michigan Inc., Michigan Holdings and Avalon Investors are parties to an Amended and Restated Members Agreement dated as of March 26, 1999 (the "Avalon Holdings Members Agreement"). The Avalon Holdings Members Agreement contains:

  . certain "co-sale" rights exercisable by Avalon Investors in the event of certain sales by ABRY III, Avalon and their affiliates,

  . certain "drag along" sale rights exercisable by Avalon and its affiliates in the event of an Approved Company Sale (as defined in the Avalon Holdings Members Agreement),

  . certain restrictions on transfers by interest holders in Avalon Holdings

  . certain "pre-emptive rights" provisions and

  . obligations to enter into a Registration Rights Agreement immediately before an initial public offering.

   Avalon Michigan Inc. and Michigan Holdings became parties to the Avalon Holdings Members Agreement as part of the Reorganization. The Avalon Holdings Members Agreement terminates upon the first sale of securities of Avalon Holdings or a successor entity to the public with proceeds of more than $50 million.

ABRY Management and Consulting Services Agreement

   Pursuant to a Management Agreement between ABRY and Avalon dated as of May 29, 1998 (the "Management Agreement"), ABRY is entitled to a management fee when, and if, it provides certain advisory and management consulting services to us. We anticipate that any such management fee, if incurred, would be $200,000 per annum plus reimbursable expenses.

Cable Michigan Equity Ownership

   As of the date of our merger with Cable Michigan, Mr. Unger and Mr. Cohen owned 5,000 shares and 2,000 shares of Cable Michigan common stock, respectively, which were purchased at prices substantially below the $40.50 price per share paid in the merger. These shares were purchased by Messrs. Cohen and Unger in their individual capacities and before the commencement of the discussions leading to the merger.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The Issuers are each indirectly controlled by Avalon. Finance Holdings is a wholly owned subsidiary of Avalon Holdings. Avalon owns a controlling interest in Avalon Holdings. Avalon Cable of Michigan LLC and Avalon Cable of New England LLC are wholly owned subsidiaries of Avalon Holdings. Avalon Cable Finance, Inc. is a wholly owned subsidiary of Finance Holdings. See "The Company" section of this prospectus for a further description of our corporate structure.

   The following table sets forth certain information regarding the beneficial ownership of the Class A Units of Avalon (which are the only outstanding membership interests in Avalon with voting rights) as of November 15, 1998 by:

  . holders having beneficial ownership of more than 5% of the voting equity interests of Avalon,

  . each Manager and director of Avalon and the Issuers,

  . the executive officers of Avalon and the Issuers and

  . all such Managers, directors and executive officers as a group. For descriptions of certain voting and other arrangements among such holders, see "Certain Relationships and Related Transactions."

                                                   Beneficial Ownership(a)
                                                   ------------------------
                                                     Number of   Percentage
      Beneficial Owner                             Class A Units Ownership
      ----------------                             ------------- ----------
      ABRY Broadcast Partners III, L.P............  41,094.927     95.12%
       18 Newbury Street
       Boston, MA 02116
      David W. Unger..............................     802.658      1.86%
      Joel C. Cohen...............................     702.658      1.63%
      Peter Polimino..............................         --        --
      John F. Dee.................................         --        --
      Mark Dineen.................................         --        --
      Peter Luscombe..............................         --        --
      Jay M. Grossman.............................         --        --
      Peggy J. Koenig.............................         --        --
      Royce Yudkoff(b)............................  41,094.927     95.12%
      All Managers, Directors and executive
       officers as a group (9 persons)............  42,600.243     98.61%

--------
(a) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security. Unless otherwise indicated, we believe that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned. Percentage ownership is based on a total of 43,202.901 units outstanding.
(b) Mr. Yudkoff is the sole owner of the equity interests of ABRY Holdings III, Inc., the general partner of ABRY Equity Investors, L.P., the general partner of ABRY Broadcast Partners III, L.P. As a result, Mr. Yudkoff may be deemed to beneficially own the shares owned by ABRY Broadcast Partners III, L.P. The address of Mr. Yudkoff is the address of ABRY.

Avalon Equity Structure

   The Issuers are each indirectly controlled by Avalon. Avalon has three classes of equity units authorized and available for issuance:

  . class A units ("Class A Units"),

  . class B units ("Class B Units"), and

  . class C units ("Class C Units" and together with the Class A Units, Class
    B Units, the "Units").

   Each class of Units represents a fractional part of the membership interests of Avalon and has the rights and obligations specified in Avalon's Amended and Restated Limited Liability Company Agreement. To date, certain of Avalon's Class A Units, Class B Units and Class C Units have been issued and are outstanding.

 Voting Units

   Each Class A Unit is entitled to voting rights equal to the percentage such Unit represents of the aggregate number of outstanding Class A Units (the "Voting Units"). A preferred return (the "Avalon Preferred Return") accrues semi-annually on the original issue price (the "Capital Value") of each Voting Unit at a rate of 15%, or 20% under certain circumstances, per annum. Avalon cannot pay distributions in respect of other classes of securities (including distributions made in connection with a liquidation) until the Capital Value and accrued Avalon Preferred Return in respect of each Voting Unit is paid to each holder thereof (such distributions being the "Priority Distributions"). In addition to the Priority Distributions, each holder of Voting Units is also entitled to participate in distributions payable to the residual common equity interests of Avalon (the "Last Priority Distributions").

 Incentive Units

   The Class B Units and Class C Units (collectively, the "Incentive Units") are junior, non-voting equity interests in Avalon which were issued to each of Avalon's executives subject to the terms and conditions in the applicable Management Securities Purchase Agreement. Each holder of the Incentive Units is entitled to participate in Last Priority Distributions, if any, provided that Priority Distributions on all Voting Units shall have been paid in full.

Avalon Cable LLC Equity Structure

   Avalon Holdings directly or indirectly controls each of the Operating Companies. Avalon Holdings has authorized two classes of equity units: class A units ("Class A Units") and class B units ("Class B Units," and together with the Class A Units, the "Avalon Holdings Units"). The Avalon Holdings Units represent a fractional part of the membership interests of Avalon Holdings and have the rights and obligations specified in Avalon Holdings' Limited Liability Company Agreement. Each Class B Unit is entitled to voting rights equal to the percentage such unit represents of the aggregate number of outstanding Class B Units. The Class A Units are not entitled to voting rights.

 Class A Units

   The Class A Units are participating preferred equity interests, each of which was issued on November 6, 1998 to Avalon Investors.

   A preferred return (the "Avalon Holdings Preferred Return") accrues annually on the initial purchase price (the "Avalon Holdings Capital Value") of each Class A Unit at a rate of 15%, or 17% under certain circumstances, per annum. Avalon Holdings cannot pay distributions in respect of other classes of securities (including distributions made in connection with a liquidation) until the Avalon Holdings Capital Value and accrued Avalon Holdings Preferred Return in respect of each Class A Unit is paid to the holders thereof (such distributions being the "Avalon Holdings Priority Distributions"). So long as any portion of the Avalon Holdings Priority Distributions remains unpaid, the holders of a majority of the Class A Units are entitled to block certain actions by Avalon Holdings including the payment of certain distributions, the issuance of senior or certain types of pari passu equity securities or the entering into or amending of certain related-party agreements. In addition to the Avalon Holdings Priority Distributions, each Class A Unit is also entitled to participate in Common Distributions (as defined below), pro rata according to the percentage such unit represents of the aggregate number of Avalon Holdings Units then outstanding.

 Class B Units

   The Class B Units are junior equity securities which are divided into two identical subclasses, Class B-1 Units and Class B-2 Units. There are currently 64,696 Class B-1 Units outstanding, all which were issued to Avalon New England Holdings on November 6, 1998, in exchange for its contribution to the capital of Avalon Holdings of its 100% membership interest in Avalon New England. There are currently 510,994 Class B-2 Units outstanding, all of which were issued to Avalon Michigan Inc. in exchange for the contribution of substantially all of its assets to the capital of Avalon Holdings as part of the Reorganization. After the payment in full of the Avalon Holdings Priority Distributions, each Class B Unit is entitled to participate in distributions ("Common Distributions") pro rata according to the percentage such unit represents of the aggregate number of Avalon Holdings Units then outstanding.

                          DESCRIPTION OF CERTAIN DEBT

   The following description of certain provisions of certain indebtedness of the Issuers and their affiliates does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, the applicable instruments, copies of which may be obtained as described under "Available Information."

The Credit Facility

   The credit facility is a $320,888,000 secured credit facility of Avalon New England, Avalon Michigan LLC and Avalon Finance (the "Borrowers"). Avalon Michigan LLC became a Borrower instead of Avalon Michigan Inc. as part of the Reorganization. The credit facility was provided to the Borrowers by a syndicate of banks and other financial institutions (the "Senior Lenders") for which Lehman Commercial Paper Inc. ("LCPI") acts as administrative agent (the "Administrative Agent"). The credit facility provides for:

  . term loan borrowings of up to $120,888,000 (the "Tranche A Term Loan") under the Tranche A term loan facility (the "Tranche A Term Loan Facility"),

  . term loan borrowings of $170,000,000 (the "Tranche B Term Loan") under the Tranche B term loan facility (the "Tranche B Term Loan Facility" and together with the Tranche A Term Loan Facility, the "Senior Term Loan Facilities"), and

  . revolving credit borrowings of up to $30,000,000 (the "Revolving Credit
    Loans") under the revolving credit facility.

   In addition, before November 6, 2001, subject to the approval of the Administrative Agent and, in certain instances, to the approval of the Required Lenders (as defined in the credit facility), the Borrowers may request that incremental term loan facilities of up to $75,000,000 be established in accordance with the terms of the credit facility. As of March 31, 1999, there were borrowings of $36.3 million outstanding under the Tranche A Term Loan Facility, $129.6 million outstanding under the Tranche B Term Loan Facility and $13.7 million outstanding under the revolving credit facility, and $16.3 million of availability under the revolving credit facility. The remaining commitments under the Tranche A Term Loan Facility will terminate on March 31, 1999, and the revolving credit facility will terminate on October 31, 2005. Additional borrowings could be made under the Tranche A Term Loan Facility only to complete certain acquisitions (including repayment of related indebtedness and payment of fees and expenses). Borrowings under the revolving credit facility may be used for acquisitions and other corporate purposes. The Tranche A Term Loans are subject to quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The Tranche B Term Loans are subject to minimal quarterly amortization payments commencing on January 31, 2001 with substantially all of such Tranche B Term Loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006.

   The interest rate under the credit facility is a rate based on either:

      (a) the Base Rate, which is generally defined as the greater of (1) the prime or base rate as announced from time to time by a specified lender under the credit facility and (2) a federal funds rate, or

      (b) the Eurodollar Rate, which is generally defined as the rate appearing on Page 3750 of the Dow Jones Markets screen at a specified time or, if such rate does not so appear, another comparable publicly available service for displaying eurodollar rates, plus, in either case, the applicable margin.

   As of March 31, 1999, the interest rate on the Tranche A Term Loans was 7.94% per annum and with respect to the Tranche B Term Loans was 8.69% per annum. The applicable margin for the Tranche A Term Loans and Revolving Credit Loans is subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Borrowers as calculated in accordance with the credit facility.

   The credit facility provides for mandatory prepayments and commitment reductions (in each case subject to certain exceptions and/or thresholds) out of net cash proceeds from issuances of capital stock, the incurrence of indebtedness, certain asset sales, insurance proceeds and excess cash flow. Voluntary prepayments are permitted in whole or in part at the option of the Borrowers, in minimum principal amounts, without premium or penalty (except that Tranche B Term Loans must be prepaid, at 102% and 101% of the principal amount thereof, for the first year and second year, respectively), subject to reimbursement of certain of the Senior Lenders' costs under certain conditions.

   The credit facility provides that the Borrowers must meet or exceed a consolidated interest coverage ratio, fixed charge coverage ratio and debt service coverage ratio and must not exceed certain consolidated leverage ratios, each as set forth in the credit facility. The credit facility also contains customary affirmative covenants, including, required interest rate protection arrangements and the pledge of additional collateral in certain circumstances, and certain negative covenants, including covenants that limit certain indebtedness, liens, fundamental changes, disposition of property, restricted payments (including distributions to the Issuers of amounts to pay the Accreted Interest Redemption Amount and other interest payments on the Senior Discount Notes), capital expenditures, investments, optional payments and modifications of debt instruments (including the indenture governing the Old Notes and New Notes and the Senior Subordinated Notes), transactions with affiliates and sales and leasebacks. In particular, under the credit facility, the Operating Companies may pay cash dividends to the Issuers to allow payments of interest (including the Accreted Interest Redemption Amount) on the Senior Discount Notes so long as no Default (as defined in the credit facility) or Event of Default (as defined in the credit facility) shall have occurred and be continuing or would occur as a result thereof and a consolidated leverage ratio test is satisfied. The credit facility also includes customary events of default.

   The obligations of the Borrowers under the credit facility are secured by substantially all the assets of the Borrowers. In addition, the obligations of the Borrowers under the credit facility are guaranteed by each of the Issuers, Avalon, Avalon New England Holdings and Avalon Michigan Inc. None of the guarantors have significant assets other than their investments in affiliates.

The Senior Subordinated Notes

   On December 3, 1998, Avalon Cable of Michigan, Inc. ("Avalon Michigan Inc."), Avalon Cable of New England LLC ("Avalon New England") and Avalon Cable Finance, Inc. ("Avalon Finance") issued $150.0 million aggregate principal amount of their 9 3/8% Senior Subordinated Notes due 2008. The Senior Subordinated Notes were issued under an indenture dated as of December 10, 1998 (the "Senior Subordinated Note Indenture") by and among Avalon New England, Avalon Finance and Avalon Cable of Michigan LLC ("Avalon Michigan LLC"), as issuers, and The Bank of New York, as trustee.

   In the Reorganization, Avalon Michigan Inc. ceased to be obligated as an issuer under the Senior Subordinated Notes and became a guarantor of Avalon Michigan LLC's obligations under the Senior Subordinated Notes. Thus, the obligors under the Senior Subordinated Notes are currently Avalon New England, Avalon Finance and Avalon Michigan LLC, which we refer to collectively as the Senior Subordinated Note Issuers. Avalon Michigan LLC does not have significant assets or liabilities, other than its equity interest in Avalon Holdings.

   The Senior Subordinated Notes are general unsecured obligations of the Senior Subordinated Note Issuers and are subordinated in right of payment to all current and future senior indebtedness of the Senior Subordinated Note Issuers, including indebtedness under the credit facility. Interest on the Senior Subordinated Notes accrues at the rate of 9.375% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, to holders of record on the immediately preceding May 15 and November 15. The Senior Subordinated Notes are limited in aggregate principal amount to $200.0 million, of which $150.0 million was issued in the initial Senior Subordinated Note offering. The remaining $50.0 million may be issued from time to time, subject to compliance with the debt incurrence covenants in the Senior Subordinated Note Indenture, the indenture governing the old notes and the new notes and the financial covenants in the credit facility.

   On or after December 1, 2003, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Senior Subordinated Note Issuers, in whole or in part, at the redemption prices (expressed as percentage of principal amount) set forth below plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

             Year                           Percentage
             ----                           ----------
             2003..........................  104.688%
             2004..........................  103.125%
             2005..........................  101.563%
             2006 and thereafter...........  100.000%

   Notwithstanding the foregoing, at any time prior to December 1, 2001, the Senior Subordinated Note Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Note Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes originally issued remain outstanding immediately after each occurrence of such redemption. As used in this paragraph, "equity offering" and "strategic equity investment" have substantially the same meanings as in the indenture governing the old notes and new notes.

   Upon the occurrence of a "change of control," each holder of Senior Subordinated Notes will have the right to require the Senior Subordinated Note Issuers to repurchase all or any part of such holder's Senior Subordinated Notes pursuant to a change of control offer at any offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase. For such purpose, "change of control" has substantially the same meaning as in the Senior Subordinated Note Indenture.

   The Senior Subordinated Note Indenture contains covenants that, among other things, limits the ability of the Senior Subordinated Note Issuers and their restricted subsidiaries, to:

  . incur additional indebtedness,

  . pay dividends or make certain other restricted payments, including distributions to the Issuers of amounts to pay the Accreted Interest Redemption Amount and interest payments on the old notes and the new notes,

  . enter into transactions with affiliates,

  . sell assets or subsidiary stock,

  . create liens,

  . restrict dividends or other payments from restricted subsidiaries,

  . merge, consolidate or sell all or substantially all of their combined assets,

  . incur indebtedness that is senior to the Senior Subordinated Notes but junior to senior indebtedness and,

  . with respect to the restricted subsidiaries, issue capital stock.

   In particular, the Senior Subordinated Note Indenture provides that payments of cash dividends by the Operating Companies to the Issuers in order to make payments of interest, including the Accreted Interest Redemption Amount, in accordance with the terms of the old note and new notes will be permitted so long as no default or event of default, as such terms are defined in the Senior Subordinated Note Indenture, shall have occurred and be continuing or would occur as a consequence thereof. The Senior Subordinated Note Indenture also permits the Operating Companies to pay dividends and make other restricted payments, including to the Issuers, if certain other conditions are satisfied. Under certain circumstances, the Senior Subordinated Note Issuers are required to make an offer to purchase Senior Subordinated Notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase with the proceeds of certain asset sales. The Senior Subordinated Note Indenture contains certain customary events of default which will include the failure to pay principal, interest and liquidated damages, the failure to comply with certain covenants under the Senior Subordinated Notes or the Senior Subordinated Note Indenture, certain cross-defaults on indebtedness, the failure to pay certain aggregated amounts on certain final judgement and certain events of bankruptcy or insolvency. See the "Risk Factors" section of this prospectus.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   The Old Notes were originally issued on December 3, 1998 to Lehman Brothers Inc. and Barclays Capital Inc. (the "Initial Purchasers") pursuant to a Purchase Agreement dated December 3, 1998. The Initial Purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Issuers are parties to a Registration Rights Agreement (the "Registration Rights Agreement") with the Initial Purchasers entered into as a condition to the closing under the Purchase Agreement. Pursuant to the Registration Rights Agreement, the Issuers agreed, for the benefit of the holders of the Old Notes, at their cost, to:

  .  file an exchange offer registration statement (the "Registration
    Statement") on or before March 31, 1999 with the SEC with respect to the exchange offer for the New Notes;

  . use their best efforts to have the Registration Statement declared effective under the Securities Act within 90 days after the filing of the Registration Statement; and

  . use their best efforts to issue on or prior to 30 business days after the Registration Statement is declared effective the New Notes in exchange for all Old Notes duly tendered in the exchange offer.

   Upon the Registration Statement being declared effective, we will offer the New Notes in exchange for surrender of the Old Notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes. For each Old Note surrendered to us pursuant to the exchange offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

   Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, we believe that the New Notes will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Issuers or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

  . will not be able to rely on these interpretations of the staff of the SEC;

  . will not be able to tender its Old Notes in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the exchange offer is required to represent to us in the Letter of Transmittal that:

  . the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business;

  . the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in distribution of the New Notes;

  . the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes;

  . neither the holder nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act; and

  . the holder or any such other person acknowledges that if such holder or any other person participates in the exchange offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters.

As indicated above, each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account in exchange for Old Notes must acknowledge that it:

  . acquired the New Notes for its own account as a result of market-making activities or other trading activities;

  . has not entered into any arrangement or understanding with the Issuers or any "affiliate" (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the exchange offer; and

  . will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

   In the event that changes in the law or the applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer, or if the Issuers receive certain notice from any holder of Transfer Restricted Securities (as defined below) that is a qualified institutional buyer or an institutional accredited invested prior to the 20th day following the consummation of the exchange offer, the Issuers will use their best efforts to:

  . file a shelf registration statement covering the resale of the Old Notes on or prior to the earlier to occur of:

   (1) the 45th day after the date on which the Issuers determine that they are not required to file the Registration Statement, or

   (2) the 45th day after the date on which the Issuers receive the applicable notice from a holder of Transfer Restricted Securities (such earlier date being the "Shelf Filing Deadline");

  . cause the Shelf Registration Statement to be declared effective under the Securities Act on or before the 90th day after the Shelf Filing Deadline; and

  . keep the Shelf Registration Statement continuously effective.

   "Transfer Restricted Securities" means each Old Note until:

  . the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the exchange offer,

  . following the exchange by a broker-dealer in the exchange offer of an Old
    Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement,

  . the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or

  . the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

   The Issuers will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations.

   Holders of Old Notes will be required to make certain representations to the Issuers to participate in the exchange offer and holders of Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth below. Such required representations and information are described in the Registration Rights Agreement.

   The Registration Rights Agreement provides that:

  . the Issuers will file the Registration Statement with the SEC on or prior to March 31, 1999;

  . the Issuers will use their best efforts to have the Registration
    Statement declared effective by the SEC on or prior to 90 days after the date of the original filing of the Registration Statement;

  . unless the exchange offer would not be permitted by applicable law or SEC policy, the Issuers will offer and use their best efforts to issue on or prior to 30 business days after the Registration Statement is declared effective, New Notes in exchange for all Old Notes tendered prior thereto in the exchange offer; and

  . if obligated to file the Shelf Registration Statement, the Issues will file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days thereafter.

   If:

     (a) the Issuers fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

      (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

      (c) the Issuers fail to consummate the exchange offer within 30 business days after the Registration Statement has been declared effective; or

       (d) the Shelf Registration Statement or the Registration Statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "registration default"), the Issuers will pay liquidated damages to holders of the Old Notes as follows:
$.05 per week per $1,000 principal amount of Old Notes for the first 90-day period following a registration default and an additional $.05 per week per $1,000 principal amount at maturity of Old Notes for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount at maturity of Old Notes.

   All accrued liquidated damages will be payable to holders of the Old Notes in cash on semi-annual payment dates that correspond to the accretion dates (or, on or after December 1, 2003, the semi-annual interest payment date), commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured.

   The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part.

   Following the consummation of the exchange offer, holders of the Old Notes who were eligible to participate in the exchange offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept any and all Old Notes validly
tendered and not withdrawn prior to 5:00 p.m., New York City time, on        ,
1999, or such later date and time as to which the exchange offer has been extended. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000.

   The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that:

  . the New Notes bear a New Note designation and a different CUSIP number from the Old Notes;

  . the New Notes have been registered under the federal securities laws and hence will not bear legends restricting the transfer thereof as the Old Notes do; and

  . the holders of the New Notes will generally not be entitled to rights under the Registration Rights Agreement, which rights generally will be satisfied when the exchange offer is consummated.

   The New Notes will evidence the same debt as the tendered Old Notes and will be entitled to the benefits of the indenture under which the Old Notes were issued. As of the date of this prospectus, $196,000,000 aggregate principal amount at maturity of Old Notes were outstanding.

   Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, the Delaware Limited Liability Company Act or the indentures relating to such notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder.

   We shall be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice thereof, such notice if given orally, to be confirmed in writing, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from our company.

   If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

   Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. For additional information, please refer to the "--Fees and Expenses" section of this prospectus.

Expiration Date; Extensions; Amendments

   The expiration date is 5:00 p.m., New York City time, on             , 1999,
unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, such notice if given orally, to be confirmed in writing, and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right:

  . to delay accepting any Old Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "conditions" shall not have been satisfied, by giving oral or written notice, such notice if given orally, to be confirmed in writing, of such delay, extension or termination to the exchange agent, or

  . to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Yield and Interest on the New Notes

   Before December 1, 2003, there will be no current payments of cash interest on the New Notes. The New Notes and the Old Notes not exchanged for New Notes will accrete in value at a rate of 11 7/8% per annum, compounded semi-annually, to an aggregate principal amount of $196,000,000 on December 1, 2003. Holders of Old Notes that are accepted for exchange will receive New Notes with a principal amount equal to the accreted value of the Old Notes on the date of issuance of the New Notes. Old Notes accepted for exchange will cease to accrete in value upon issuance of the New Notes.

   On December 1, 2003, the Issuers will be required to redeem an amount equal to $369.70 per $1,000 principal amount at maturity of each New Note and each Old Note not exchanged for a New Note then outstanding, on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the notes so redeemed. Thereafter, cash interest will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2004.

Procedures for Tendering

   Only a registered holder of Old Notes may tender such notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, or cause The Depository Trust Company to transmit an agent's message as described below in connection with a book-entry transfer, to the exchange agent prior to the expiration date. To be tendered effectively, the Old Notes, the Letter of Transmittal or agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "--Exchange Agent" prior to the expiration date. Delivery of the Old Notes may be made by book entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

   The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees:

  . to participate in the Automated Tender Option Program ("ATOP");

  . to be bound by the terms of the Letter of Transmittal; and

  . that we may enforce such agreement against such participant.

   By executing the Letter of Transmittal or agent's message, each holder will make to us the representations set forth above in the fourth paragraph under the heading "--Purpose and Effect of the Exchange Offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and the company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or agent's message.

   The method of delivery of Old Notes and the Letter of Transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No Letter of Transmittal or Old Notes should be sent to any of the Issuers or any of their affiliates. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. For additional information, please refer to the "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or for the account of an eligible institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "eligible institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such notes with the signature thereon guaranteed by an eligible institution.

   If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence to our satisfaction of their authority to so act must be submitted with the Letter of Transmittal.

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "book-entry transfer facility"), for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the exchange agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, unless an agent's message is transmitted to and received by the exchange agent in compliance with ATOP on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures, the tender of such notes will not be valid. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of the Issuers' counsel, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers may not waive any condition to the exchange offer unless such condition is legally waiveable. In the event such a waiver by the Issuers gives rise to the legal requirement to do so, the Issuers will hold the exchange offer open for at least five business days thereafter. The Issuers' interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tender of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

   Holders who wish to tender their Old Notes and whose Old Notes are not immediately available, who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the exchange agent, or who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

      (a) the tender is made through an eligible institution;

      (b) prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the Letter of Transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the Old Notes, or a confirmation of book-entry transfer of such notes into the exchange agent's account at the Book-Entry Transfer Facility, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

      (c) the certificate(s) representing all tendered Old Notes in proper form for transfer, or a confirmation of a book-entry transfer of such Old Notes into the exchange agent's account at the book entry transfer facility, together with a Letter of Transmittal, of facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date of the exchange offer.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

   To withdraw a tender of Old Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

  . specify the name of the person having deposited notes to be withdrawn
    (the "Depositor");

  . identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the book entry transfer facility to be credited;

  . be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such notes into the name of the person withdrawing the tender; and

  . specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us and shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions

   Notwithstanding any other term of the exchange offer, the Issuers shall not be required to accept for exchange, or exchange notes for, any Old Notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such Old Notes, if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the Issuers' sole judgment, might materially impair the Issuers' ability to proceed with the exchange offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries; or

  . any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the Issuers' sole judgment, might materially impair the Issuers' ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer; or

  . any governmental approval has not been obtained, which approval the Issuers shall, in their sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

   If the Issuers determine, in their sole discretion, that any of the conditions are not satisfied, the Issuers may:

  . refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders;

  . extend the exchange offer and retain all Old Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such Old Notes as described in
   "--Withdrawal of Tenders" above;

  . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered Old Notes which have not been withdrawn.

Exchange Agent

   [                ] has been appointed as exchange agent for the exchange
offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

    By Registered or Certified Mail                     By Hand:
         or Overnight Courier:                          [     ]
                [     ]

                                 By Facsimile:
                        (For Eligible Institutions Only)
                                  (    ) -

                             Confirm by Telephone:
                                  (    ) -
                                    [     ]

   Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

   The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

   The Issuers have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. The Issuers, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The Issuers will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, the Issuers will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the New Notes.

Consequences of Failure to Exchange

   The Old Notes that are not exchanged for New Notes pursuant to the exchange offer will remain restricted securities. Accordingly, such Old Notes may be resold only:

  . to the Issuers, upon redemption thereof or otherwise;

  . so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

  . in accordance with Rule 144 under the Securities Act;

  . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act;

  . pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to the Issuers; or

  . pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

   With respect to resales of New Notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives New Notes, whether or not such person is the holder, other than a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

   As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the exchange offer is required to represent to the Issuers in the Letter of Transmittal that:

  . the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business;

  . the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in the distribution of the New Notes;

  . the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes;

  . neither the holder nor any such other person is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act; and

  . the holder or any such other person acknowledges that if such holder or other person participates in the exchange offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters.

As indicated above, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

General

   The Old Notes were originally issued pursuant to an Indenture (the "Indenture") by and among Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"), Avalon Cable LLC ("Avalon Holdings") and Avalon Cable Holdings Finance, Inc. ("Finance Holdings"), as joint and several obligors, and The Bank of New York, as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." In the Reorganization, Michigan Holdings ceased to be an obligor under the Old Notes, and became a guarantor, together with Avalon Cable of Michigan, Inc. ("Avalon Michigan") of Avalon Holdings' obligations under the New Notes and the Indenture. Michigan Holdings and Avalon Michigan do not have significant assets or liabilities, other than their equity interests in Avalon Michigan and Avalon Holdings, respectively. See "The Company--Corporate Structure." Thus, currently, the "Issuers" under the Indenture are Avalon Holdings and Finance Holdings. The form and terms of the New Notes are the same as the form and terms of the Old Notes, which they replace, except that the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for liquidated damages on the Old Notes in certain circumstances relating to the timing of the exchange offer, which rights will terminate when the exchange offer is consummated.

   The terms of the New Notes and the Old Notes (collectively, the "Notes") include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "Available Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this summary, references to the "Issuers" do not include their respective Subsidiaries.

   The New Notes, like the Old Notes, will be general unsecured obligations of the Issuers and will rank pari passu in right of payment with all current and future senior Indebtedness of the Issuers. However, the operations of the Issuers are conducted through their Subsidiaries and, therefore, the Issuers are dependent upon the cash flow of their Subsidiaries to meet their obligations, including their obligations under the New Notes. The Issuers' Subsidiaries will not be guarantors of the New Notes. As a result, the New Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Issuers' Subsidiaries. Any right of the Issuers to receive assets of any of their Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the New Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Issuers are themselves recognized as creditors of such Subsidiary, in which case the claims of the Issuers would still be subordinate to any security in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Issuers. As of December 31, 1998, on a pro forma basis after giving effect to all completed and pending acquisitions and the Reorganization: (a) the Issuers would have on a combined basis no Indebtedness other than Indebtedness represented by the Old Notes and Indebtedness of their subsidiaries (some of which is guaranteed by the Issuers) and (b) the Issuers' Subsidiaries would have had on a combined basis approximately $330.2 million of Indebtedness, including borrowings under the credit facility, and $17.0 million of trade payables and other liabilities outstanding and approximately $30.0 million of undrawn availability under the credit facility. The Indenture permits the Issuers and their Restricted Subsidiaries to incur additional Indebtedness, including secured Indebtedness, subject to certain limitations.

   All of the Issuers' Subsidiaries are currently Restricted Subsidiaries. Under certain circumstances, the Issuers will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

   The Notes are limited in aggregate principal amount at issuance to $160.4 million, of which $110.4 million were issued in the initial offering, and will mature on December 1, 2008. The Old Notes were issued at a substantial discount from their principal amount at maturity of $196.0 million, to generate gross proceeds of approximately $110.4 million. Until December 1, 2003, interest will not be paid currently on the Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and December 1, 2003, on a semi-annual basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount at maturity of the Notes on December 1, 2003 (the "Full Accretion Date"). Beginning on the Full Accretion Date, interest on the Notes will accrue at the rate of 11.875% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, to Holders of record on the immediately preceding May 15 and November 15. Additional Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The Old Notes, the Notes offered hereby and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages thereon, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes for which Holders have given wire transfer instructions to the Issuers at least 10 business days prior to the applicable interest payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Parent Guarantees

   The payment obligations of Avalon Holdings under the Notes is jointly and severally guaranteed (the "Parent Guarantees") by the Parent Guarantors. The Parent Guarantees were issued in connection with the Reorganization to avoid certain adverse tax consequences in respect of the Reorganization. Neither Parent Guarantor has any significant business operations or assets, other than, with respect to Avalon Michigan, its equity interest in Avalon Holdings, and, with respect to Michigan Holdings, its equity interest in Avalon Michigan, and neither Parent Guarantor has any revenues. As a result, prospective purchasers of the Notes should not expect the Parent Guarantors to participate in servicing the interest, principal obligations and Liquidated Damages, if any, on the Notes. The obligations of each Parent Guarantor under its Parent Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See the "Risk Factors" section of this prospectus.

Maximum Amount of Obligations

   The obligations of each Issuer and each Parent Guarantor (under the Parent Guarantee) are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Issuer or such Parent Guarantor, as the case may be (including, without limitation, any obligations under any senior
Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Issuer or Parent Guarantor, as the case may be, in respect of the obligations of such other Issuer or other Parent

Guarantor, as the case may be, under its obligations under the Indenture, result in the obligations of such Issuer or such Parent Guarantor, as the case may be, under its obligations under the Indenture not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See the "Risk Factors" section of this prospectus.

Mandatory Payment of Accrued Interest

   Prior to December 1, 2003, interest on the Notes will accrete at an annual rate of 11 7/8% per annum, compounded semi-annually, but will not be paid until December 1, 2003. On December 1, 2003, the Issuers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each Note then outstanding (the "Accreted Interest Redemption Amount") ($72,479,000 in aggregate principal amount at maturity of the Notes, assuming all of the Old Notes are exchanged in this exchange offer and all New Notes remain outstanding on such date) on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Notes so redeemed. The Accreted Interest Redemption Amount represents (i) the excess of the aggregate accreted principal amount of all Notes outstanding on December 1, 2003 over the aggregate issue price thereof less (ii) an amount equal to one year's simple uncompounded interest on the aggregate issue price of such Notes at a rate per annum equal to the stated interest rate on the Notes.

Optional Redemption

   Except as described below, the Notes are not redeemable at the Issuers' option prior to December 1, 2003. Thereafter, the Notes are subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

             Year                           Percentage
             ----                           ----------
             2003..........................  105.938%
             2004..........................  103.958%
             2005..........................  101.979%
             2006 and thereafter...........  100.000%

   Notwithstanding the foregoing, at any time prior to December 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes originally issued under the Indenture at a redemption price equal to 111.875% of the Accreted Value at the date of redemption, plus Liquidated Damages, if any, to the redemption date, with the Net Cash Proceeds of any Equity Offering and/or the Net Cash Proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount at maturity of Notes originally issued remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering and/or Strategic Equity Investment.

   As used in the preceding paragraph, "Equity Offering" means any public or private sale of Capital Stock of any of the Issuers or Avalon or any Subsidiary of Avalon pursuant to which the Issuers together receive net proceeds of at least $25.0 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by Avalon or any Subsidiary of Avalon, the Net Cash Proceeds thereof shall have been contributed to one or more of the Issuers in the form of an equity contribution.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by any other customary method; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

   Except as set forth below under "Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

 Change of Control

   Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer (as defined below) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Notes prior to the Full Accretion Date, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase) (collectively, the "Change of Control Payment"). Within 20 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer (a "Change of Control Offer") to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding senior Indebtedness to permit the repurchase of Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The Credit Facility and the indenture governing the Senior Subordinated Notes limit the ability of the Issuers to purchase any Notes and provides that certain change of control events with respect to the Issuers, the Company Issuers or Avalon would constitute a default thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Issuers or the Company Issuers become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its lenders or lenders of the Company Issuers to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers or the Company Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Notes and the Senior Subordinated Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility.

   The meaning of the phrase "all or substantially all" as used in the Indenture in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuers, and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

   Restrictions in the Indenture on the ability of the Issuers and their Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuers, whether favored or opposed by the management of the Issuers. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Issuers or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuers or any of their Subsidiaries by the management of the Issuers or other persons. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders of the Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

   The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

 Asset Sales

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of its Board of Directors, whose determination shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of such Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are promptly converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of the foregoing and the next paragraph.

   Notwithstanding the immediately preceding paragraph, the Issuers and their Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the prior paragraph if (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of its Board of Directors, which shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash (other than any amount deemed cash under clause (ii) (x) of the preceding paragraph) or Cash Equivalents received by such Issuer or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the next paragraph.

   Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds, at its option, (a) to repay Indebtedness of the Company Issuers (and to correspondingly permanently reduce the commitments with respect thereto under the Credit Facility) or (b) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of assets used or useful in a Permitted Business. Pending the final application of any such Net Cash Proceeds, the Issuers or such Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph within the applicable period shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall be required, to the extent permitted by the Senior Subordinated Note Indenture, to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness of the Issuers containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness of the Issuers that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (or, in the case of repurchases of Notes prior to the Full Accretion Date, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase), in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture (including as provided in the next paragraph). If the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis, by lot or by any other customary method; provided that no Notes of $1,000 or less shall be redeemed in part. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

   If any of the Issuers is, or may be, required to make an Asset Sale Offer, the Company Issuers may be required to make a similar offer to purchase the Senior Subordinated Notes (and pari passu Indebtedness) from the holders thereof. In such event, the Issuers and the Company Issuers may make simultaneous similar offers to purchase the Notes (and any pari passu Indebtedness containing similar provisions) and the Senior Subordinated Notes (and pari passu Indebtedness), respectively. If such simultaneous offers are made, the Excess Proceeds shall first be utilized to redeem any Senior Subordinated Notes (and pari passu Indebtedness) tendered pursuant to such offer by the Company Issuers. To the extent that any Excess Proceeds are remaining after such offer by the Company Issuers, such remaining Excess Proceeds shall be utilized to redeem a pro rata portion of the Notes and any pari passu Indebtedness containing similar provisions.

   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

Certain Covenants

 Restricted Payments

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Issuer) or to the direct or indirect holders of the Issuers' or any of their Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of any Issuer and other than dividends or distributions payable to any Issuer or another Restricted Subsidiary and if such Restricted Subsidiary has equity holders other than any of the Issuers or other Restricted Subsidiaries, to its other equity holders on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving any Issuer) any Equity Interests of any Issuer or any direct or indirect parent of any Issuer or other Affiliate of any Issuer; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Issuer that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity, or a payment of interest made through the issuance of additional Indebtedness of the same kind as the Indebtedness on which such interest shall have accrued or payment on Indebtedness owed to another Issuer and except any payment in respect of the ABRY Subordinated Debt; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii), (viii), (ix), (x), (xi), (xii) and
  (xiii) of the next succeeding paragraph), is less than the sum of (i)(A) 100% of the aggregate Consolidated Cash Flow of the Issuers (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Issuers' first fiscal quarter commencing after the Issue Date and ending on the last day of the Issuers' most recent calendar month for which financial information is available to the Issuers ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, plus (ii) 100% of the aggregate Net Cash Proceeds received by the Issuers as a contribution to the equity capital of the Issuers or from the issue or sale since the Issue Date of Equity Interests of the Issuers (other than Disqualified Stock), or of Disqualified Stock or debt securities (including the ABRY Subordinated Debt) of the Issuers that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of such Net Cash Proceeds plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment of the applicable Issuer or Restricted Subsidiary of such Issuer in such Subsidiary as of the date of such redesignation.

   The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of any of the Issuers which is subordinated to the Notes or Equity Interests of any of the Issuers in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of any of the Issuers) of, other Equity Interests of any of the Issuers (other than any Disqualified Stock) or capital contributions to any of the Issuers; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of any of the Issuers which is subordinated to the Notes with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness;
(iv) the payment of any dividend or distribution by a Restricted Subsidiary of any of the Issuers to the holders of its common Equity Interests so long as the applicable Issuer or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests;
(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any of the Issuers or the payment of a dividend to any Affiliates of the Issuers to effect the repurchase, redemption, acquisition or retirement of an Affiliate's equity interest, that are held by any member of any of the Issuers' (or any of their respective Restricted Subsidiaries) management pursuant to any management equity subscription or purchase agreement or stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any fiscal year; (vi) from and after the time that the aggregate Consolidated Cash Flow of the Issuers (calculated on a pro forma basis as described in the definition of "Leverage Ratio") for any full fiscal quarter multiplied by four exceeds $60 million, payments or distributions to any Affiliate of the Issuers to permit such Affiliate to pay for the performance of management functions by an Affiliate of the Issuers in an aggregate amount not to exceed the greater of (A) $250,000 in any fiscal year and (B) 0.25% of Total Revenues for such year; (vii) any payments or distributions or other transactions to be made in connection with the Merger, the Mercom Acquisition or the Reorganization (including fees and expenses incurred in connection therewith); (viii) payments to Affiliates of the Issuers and holders of Equity Interests in the Issuers in amounts equal to the amounts required to pay any Federal, state or local income taxes to the extent that (A) such income taxes are attributable to the income of the Issuers and their Restricted Subsidiaries (but limited, in the case of taxes based upon taxable income, to the extent that cumulative taxable net income subsequent to the Issue Date is positive) and (B) such taxes are related to Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries or Avalon or any of its Restricted Subsidiaries; (ix) Restricted Investments received in connection with an Asset Sale that complies with the covenant described under "--Asset Sales"); (x) payments on the ABRY Subordinated Debt (including all accrued interest thereon) in accordance with the terms thereof; (xi) payments or distributions to dissenting stockholders pursuant to transactions permitted under the terms of the Indenture; (xii) the distribution by Avalon Holdings to the holders of its Capital Stock of all the Equity Interests held by Avalon Holdings in any of its Subsidiaries; provided that, substantially simultaneously with such distribution, such Equity Interests, and/or option to purchase all such Equity Interests, are sold to a third party for consideration in an amount at least equal to the fair market value of such Equity Interests and Avalon Holdings receives an amount equal to the Net Cash Proceeds of such sale and any other consideration received in connection therewith; and (xiii) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (x) and (xiii) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Issuer or the Restricted Subsidiary of such Issuer, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of such Issuer or Restricted Subsidiary, as the case may be, whose resolution with respect thereto shall be delivered to the Trustee, such determination shall be conclusive and shall be based upon an opinion or appraisal issued by an appraisal, accounting or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, such Issuer or Restricted Subsidiary, as the case may be, shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Restricted Payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) other than Permitted Debt and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock (other than to an Issuer or another Restricted Subsidiary); provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of the Issuers' Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Issuers' Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance and to the use of the proceeds therefrom would have been no greater than (a) 7.0 to 1, if such incurrence or issuance is on or prior to December 31, 2000, and (b) 6.5 to 1, if such incurrence or issuance is after December 31, 2000.

   The Indenture will also provide that the Issuers will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Issuers shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

   The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Issuers or their Restricted Subsidiaries of Indebtedness under the Credit Facility letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuers and their Restricted Subsidiaries thereunder) and related Guarantees under the Credit Facility; provided that the aggregate principal amount of all Indebtedness of the Issuers and their Restricted Subsidiaries outstanding under the Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i) does not exceed an amount equal to $345,888,000 less the aggregate amount applied by the Issuers and their Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Facility pursuant to the provisions described under the caption "--Certain Covenants--Asset Sales";

     (ii) the incurrence by the Issuers of the ABRY Subordinated Debt;

     (iii) the incurrence by the Issuers and their Restricted Subsidiaries of Existing Indebtedness;

     (iv) the incurrence by the Issuers of the Existing Michigan Indebtedness and the Mercom Intercompany Loan;

     (v) the incurrence by the Issuers of Indebtedness represented by the Notes and the incurrence by the Company Issuers of Indebtedness represented by the Senior Subordinated Notes in an aggregate principal amount of $150 million outstanding on the date of the Indenture;

     (vi) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (vi), not to exceed $10.0 million at any time outstanding;

     (vii) the incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness;

     (viii) the incurrence by the Issuers or any of their Restricted Subsidiaries of intercompany Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries; provided, however, that
  (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Indenture, and (ii)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than one of the Issuers or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not any one of the Issuers or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

     (ix) the incurrence by the Issuers or any of their Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

     (x) the guarantee by the Issuers of Indebtedness of any of their Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock";

     (xi) the guarantee by any Restricted Subsidiary of Indebtedness of any of the Issuers so long as such guarantee by such Restricted Subsidiary complies with the provisions under the covenant "--Guarantees by Restricted Subsidiaries";

     (xii) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets; and

     (xiii) the incurrence by the Issuers or any of their Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiii), not to exceed $15.0 million.

   For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Issuers shall, in their sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed an issuance of Disqualified Stock.

 Liens

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt, or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, with respect to any Indebtedness which by its terms is Subordinate to the Notes, any Lien securing such Indebtedness shall be subordinate to the Liens securing the Notes and all payments due under the Indenture and the Notes.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Credit Facility as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividends and other payments restrictions than those contained in the Credit Facility as in effect on the date of the Indenture; (c) the terms of any Indebtedness permitted by the Indenture to be incurred by any Restricted Subsidiary of any of the Issuers, (d) the Indenture and the Notes, (e) the Indenture under which the Senior Subordinated Notes will be issued and the Senior Subordinated Notes, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (g) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (h) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (k) applicable law or any applicable rule, regulation or order.

 Guarantees by Restricted Subsidiaries

   The Issuers will not permit any of their Restricted Subsidiaries, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Issuers (other than as part of the Reorganization) unless: (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full.

 Merger, Consolidation, or Sale of Assets

   The Issuer or Issuers holding all or substantially all of the assets of the Issuers on a combined basis will not, directly or indirectly, consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers on a combined basis in one or more related transactions, to another Person unless (i) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that the Issuers agree that so long as the Notes are outstanding at least one of the Issuers shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and
(iv) except in the case of a merger of such Issuer with or into a Restricted Subsidiary of such Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, together with the surviving Issuers, will, immediately before and after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The Indenture will also provide that none of the Issuers may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

   Notwithstanding the foregoing, (a) any or all of the Issuers may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of such Issuer or the form of organization of such Issuer, provided that the amount of Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby and provided, further, that the successor assumes all obligations of such Issuer under the Indenture and the Registration Rights Agreement and (b) nothing in this section shall be deemed to prevent the consummation of the Reorganization.

   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in accordance with this covenant, the successor corporation formed by such consolidation or into or with which an Issuer or Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of such Issuer or Issuers under the Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Issuers" shall refer instead to the successor corporation and not to such Issuer or Issuers), and may exercise every right and power of such Issuer or Issuers under the Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers on a combined basis that meets the requirements of this covenant.

 Transactions with Affiliates

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person and (ii) such Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of its Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing; provided that none of the following shall be deemed to be Affiliate
Transactions: (1) any employment agreement entered into by any of the Issuers or any of their Restricted Subsidiaries or Avalon in the ordinary course of business, (2) transactions between or among any of the Issuers and/or their Restricted Subsidiaries, (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers, (4) Restricted Payments that are permitted by the covenant described above under the caption "-- Restricted Payments," (5) fees and compensation paid to members of the Boards of Directors of the Issuers and their Restricted Subsidiaries or Avalon in their capacity as such, to the extent such fees and compensation are reasonable and customary, (6) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any of their Restricted Subsidiaries or Avalon, as determined by the Board of Directors of such Person, to the extent such fees and compensation are reasonable and customary, (8) all transactions associated with the Reorganization and the Mercom Acquisition, (9) the Mercom Intercompany Loan, the ABRY Management Agreement and the Mercom Management Agreement and (10) Indebtedness permitted under the Indenture.

 Sale and Leaseback Transactions

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers or any of their Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) such Issuer or Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of such Issuer or Restricted Subsidiary, whose determination shall be conclusive, and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and such Issuer or Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales."

 Sale or Issuance of Capital Stock of Restricted Subsidiaries

   Other than pursuant to the Reorganization, the Issuers (i) will not, and will not permit any of their Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any such Restricted Subsidiary to any Person (other than an Issuer or a Restricted Subsidiary of an Issuer), unless (a)(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary or (2) after giving effect thereto, such Restricted Subsidiary will still constitute a Restricted Subsidiary and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any of their Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to such Issuer or a Wholly Owned Restricted Subsidiary of such Issuer if, after giving effect thereto, such Restricted Subsidiary will not be a direct or indirect Subsidiary of an Issuer.

 Reports

   The Indenture provides that whether or not the Issuers are required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers, on a combined consolidated basis, will furnish to each of the Holders of Notes (i) quarterly and annual financial statements substantially equivalent to financial statements that would have been included in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and, with respect to the annual information only, reports thereon by the Issuers' independent public accountants (which shall be firm(s) of established national reputation) and
(ii) all information that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. All such information and reports shall be provided on or prior to the dates on which such filings would have been required to be made had such Issuer been subject to the rules and regulations of the Commission. In addition, the Issuers shall make such information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the Accreted Value of or the principal of or premium, if any, on the Notes;
(iii) failure by any of the Issuers or any of their Restricted Subsidiaries to comply with the provisions described under the captions "--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Merger Consolidation or Sale of Assets"; (iv) failure by any of the Issuers or any of their Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "Repurchase at the Option of Holders--Asset Sales" or "Repurchase at the Option of Holders--Change of Control"; (v) failure by any of the Issuers or any of their Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any of the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more; (vii) failure by any of the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to any of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of such Indebtedness under the Credit Facility and (ii) five business days after receipt by the Issuers of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to any of the Issuers or any of their Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders of the

Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the Accreted Value or principal of, the Notes.

   The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default that is continuing, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No past, present or future director, officer, employee, incorporator, manager, member or stockholder of any Person who is or was an Issuer or Parent Guarantor, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or any related documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

   The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which any of the Issuers or any of their Restricted Subsidiaries is a party or by which any of the Issuers or any of their Restricted Subsidiaries is bound; (vi) the Issuers must have delivered to the Trustee an opinion of counsel (subject to customary qualifications and assumptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 business days before a selection of Notes to be redeemed.

   The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Accreted Value or principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), or (ix) make any change in the foregoing amendment and waiver provisions.

   Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger, consolidation or asset transfer (including the Reorganization), to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

   The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of any of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Avalon Holdings,
Attention: Vice President--Finance.

Book-Entry, Delivery and Form

   The New Notes initially will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New York, and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

   Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in the Global Note may not be exchanged for New Notes in certificated form except in the limited circumstances described below. Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

   The New Notes may be presented for registration of transfer and exchange at the offices of the Exchange Agent.

   The Depositary has advised the Issuers that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

   The Depositary has also advised the Issuers that pursuant to procedures established by it:

  . upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the exchanging holders with portions of the principal amount of Global Note; and

  . ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

   Except as described below, owners of interests in the Global Note will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and premium, if any, and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depositary or its nominee will be payable by the Trustee to the Depositary or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the New Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

  . any aspect of the Depositary's records or any Participant's or Indirect
    Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note; or

  . any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

   The Depositary has advised the Issuers that its current practice upon receipt of any payment in respect of securities such as the New Notes (including principal and interest) is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary unless the Depositary has reason to believe it will not receive payment on such payment date. Payments by Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depositary, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by the Depositary or its Participants in identifying the beneficial owners of the New Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

   Interests in the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants. See "--Same Day Settlement and Payment."

   The Depositary has advised the Issuers that it will take any action permitted to be taken by a Holder of New Notes only at the direction of one or more Participants to whose account the Depositary has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the New Notes, the Depositary reserves the right to exchange Global Note for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

   The information in this section concerning the Depositary and its book entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

   Although the Depositary has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among Participants in the Depositary, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Initial Purchaser or the Trustee or any of their respective agents will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Notes for Certificated Notes

   A Global Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if:

  . the Depositary (A) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers thereupon fail to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Securities Exchange Act,

  . the Issuers, at their option, notify the Trustee in writing that they elect to cause issuance of the Certificated Notes or

  . there shall have occurred and be continuing a Default or Event of Default with respect to the New Notes.

   Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of New Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

 Exchange of Certificated Notes for Book-Entry Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

 Same Day Settlement and Payment

   The Indenture requires that payments in respect of the New Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The New Notes represented by the Global Note are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuers expect that secondary trading in the certificated Notes will also be settled in immediately available funds.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "ABRY" means ABRY Partners, Inc.

   "ABRY III" means ABRY Broadcast Partners III, L.P.

   "ABRY Management Agreement" means the Management and Consulting Services Agreement entered into as of May 29, 1998 and amended and restated as of November 6, 1998 by and among ABRY Partners, Inc., Avalon Michigan Inc. and Avalon New England, and any successor agreement; provided that any such successor agreement shall not modify the ABRY Management Agreement as in effect as of November 6, 1998 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee.

   "ABRY Subordinated Debt" means Indebtedness of the Issuers in principal amount not to exceed $30.0 million in the aggregate at any time outstanding (a) that is owed to Avalon, directly or indirectly, or to ABRY III, ABRY or any other investment fund controlled by ABRY, (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Senior Discount Notes and the Notes to at least the following extent: (i) no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Senior Discount Notes and/or the Notes exists and (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Senior Discount Notes and/or the Notes, upon notice by 25% or more in principal amount at maturity of the Senior Discount Notes and/or the Notes, as appropriate, to the trustee under the Senior Discount Notes and/or the Notes, such trustee or trustees shall have the right to give notice to the Issuers and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice and (c) that shall automatically convert into common equity of the Issuers within 18 months of the date of issuance thereof, unless refinanced.

   "Accreted Value" means as of any date prior to December 1, 2003, an amount per $1,000 principal amount at maturity of the Notes that is equal to the sum of (a) the initial offering price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 1, and December 1, at the rate of 11 7/8% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

   "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Acquisition Transactions" means the acquisition (i) by the Issuers and their subsidiaries of 1,822,810 outstanding shares of the common stock of Mercom, (ii) by Avalon Michigan Inc. or Avalon Michigan LLC of a cable television system from Cross Country Cable TV, Inc., (iii) by Avalon Michigan Inc. or Avalon Michigan LLC of a cable television system from Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P.,
(iv) by Avalon Michigan Inc. or Avalon Michigan LLC of the assets of Traverse Internet, Inc. and (v) by Avalon New England of all of the cable system assets of Taconic Technology Corp.

   "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "Amrac" means Amrac Clear View, a Limited Partnership.

   "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "Repurchase at the Option of Holders--Change of Control" and "--Merger, Consolidation, or Sale of Assets" and not by the provisions of the covenant described above under the caption "--Asset Sales"), and (ii) the issue or sale by the Issuers or any of their Restricted Subsidiaries of Equity Interests in any of their Restricted Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for Net Cash Proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by any of the Issuers to a Restricted Subsidiary of any Issuer or by a Restricted Subsidiary of any Issuer to such Issuer or to another Issuer or Restricted Subsidiary of an Issuer, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of an Issuer to any Issuer or to another Issuer or Restricted Subsidiary of any Issuer, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" and (iv) transactions that are part of the Reorganization will not be deemed to be Asset Sales.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

   "Avalon" means Avalon Cable Holdings LLC, a Delaware limited liability company.

   "Avalon Michigan" means Avalon Cable of Michigan, Inc., a Pennsylvania corporation.

   "Avalon Michigan LLC" means Avalon Cable of Michigan LLC, a Delaware limited liability company.

   "Avalon New England" means Avalon Cable of New England LLC, a Delaware limited liability company.

   "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

   "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

   "Cable Michigan" means Cable Michigan, Inc., a Pennsylvania corporation.

   "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of the Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

   "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

   "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with (A) Brown Brothers Harriman or (B) any other domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than one year from the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

   "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Issuers and their Restricted Subsidiaries, taken as a whole, or of all or substantially all of the, direct or indirect, assets of Avalon, in either case, to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act) other than another Issuer, a Restricted Subsidiary or an Additional Obligor; (ii) the adoption of a plan relating to the liquidation or dissolution of an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers; (iii) (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Capital Stock of Avalon (measured by voting power rather than number of shares) and (B) the Principals "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, in the aggregate a lesser percentage of the Capital Stock of Avalon (measured by voting power rather than number of shares) than such other person; (iv) the first day on which a majority of the members of the Board of Directors of Avalon are not Continuing Managers; or (v) (A) Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, consolidates with, or merges with or into, any Person or (B) any Person consolidates with, or merges with or into, Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Issuer or Issuers or Avalon is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of such Issuer or Issuers or Avalon outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that notwithstanding the foregoing, the Reorganization shall not be deemed to be a Change of Control.

   "Commission" means the Securities and Exchange Commission.

   "Company Issuers" means initially Avalon Michigan, Avalon New England and Avalon Cable Finance, Inc. or any successor thereto; provided that subsequent to the Reorganization, the Company Issuers shall be Avalon New England, Avalon Michigan LLC, as successor to Avalon Michigan, and Avalon Cable Finance, Inc. or any successor thereto.

   "Completed Acquisitions" means the acquisitions of Cable Michigan, Amrac and Pegasus by Avalon or an Affiliate of Avalon.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (v) other non-cash items decreasing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded whether or not distributed to an Issuer or one of its Restricted Subsidiaries.

   "Continuing Managers" means the managers of Avalon on the Issue Date and each other manager, if, in each case, such other manager's nomination for election to the board of managers of Avalon is recommended by at least 66 2/3% of the then Continuing Managers or such other manager receives the vote of the Permitted Investors in his or her election by the equityholders of Avalon.

   "Control Investment Affiliate" means as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

   "Credit Facility" means that certain Senior Credit Agreement, dated as of November 5, 1998, by and among the Company Issuers, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent and other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers or their Affiliates to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers or their Affiliates may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption under "--Certain Covenants-- Restricted Payments."

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Excess Proceeds" means any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the third paragraph under the caption "--Asset Sales" within the applicable period.

   "Existing Michigan Indebtedness" means Indebtedness incurred by Avalon Michigan Inc. or Mercom between the Issue Date and the completion of the Reorganization that would be permitted to be incurred under the terms of the Indenture, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and in each case, as amended, modified renewed, refunded, replaced or refinanced.

   "Existing Indebtedness" means up to $5.0 million in aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries (other than Indebtedness under the Credit Facility and the Notes) in existence on the Issue Date, until such amounts are repaid.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, except for the provisions described above under the captions "Certain Covenants--Restricted Payments" and "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", GAAP shall be determined on the basis of such principles in effect on the Issue Date.

   "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

   "Holder" means a Person in whose name a Note is registered.

   "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property acquired by such Person or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade or accounts payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the face amount thereof, in the case of any Indebtedness with respect to acceptances, letters of credit and similar facilities, (ii) the accreted value thereof in the case of any Indebtedness that does not require current payments of interest and
(iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; provided, however, that, in each case, with respect to any Indebtedness of any Person secured by a Lien on any asset of such Person and non-recourse to such Person, the amount of such Indebtedness shall be the lesser of (A) the principal amount thereof and (B) the fair market value of the Property subject to such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include Indebtedness of the Issuers to Affiliates for which principal and interest payments are not required to be made prior to the maturity of the Notes and which is otherwise subordinated to the prior payment in full of the Notes.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any of the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of any Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of any Issuer, such Issuer or such

Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

   "Issue Date" means the date on which the Notes are originally issued.

   "Issuers" means, initially, Michigan Holdings, Avalon Holdings and Finance Holdings or any successor thereto; provided that subsequent to the Reorganization, the Issuers shall be Avalon Holdings, as successor to Michigan Holdings, and Finance Holdings or any successor thereto.

   "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Issuers and their Restricted Subsidiaries as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuers and preferred stock of the Issuers' Restricted Subsidiaries (except preferred stock issued to the Issuers or a Wholly Owned Subsidiary of the Issuers) on such date to (ii) the aggregate Consolidated Cash Flow of the Issuers for the full fiscal quarter ending on or prior to the date of determination multiplied by four.

   For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the quarter, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and
(ii) the aggregate outstanding principal amount of Indebtedness of the Issuers and their Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Issuers' Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the quarter. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, at any time subsequent to the beginning of the quarter and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the quarter (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition (including, without limitation, the acquisitions of Cable Michigan, Amrac and Pegasus and any other acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the quarter and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the quarter, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition the Issuers anticipate if the Issuers deliver to the Trustee an officer's certificate executed by the chief financial or accounting officer of any of the Issuers certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above,
interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Mercom" means Mercom, Inc., a Delaware corporation.

   "Mercom Intercompany Loan" means the Term Credit Agreement between Mercom and Cable Michigan, Inc. originally dated as of November 26, 1989, amended and restated as of August 16, 1995, further amended and restated as of September 29, 1997 and as may be further amended from time to time; provided that any such further amendment shall not modify the Mercom Intercompany Loan as in effect as of September 29, 1997 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee or the Holders.

   "Mercom Management Agreement" means the Management Agreement between Mercom and Cable Michigan, Inc. dated as of January 1, 1997, as may be amended from time to time; provided that any such amendment shall not modify the Mercom Management Agreement as in effect as of January 1, 1997 in any material respect.

   "Merger" means the merger of Avalon Cable Michigan, Inc. with and into Cable Michigan, Inc.

   "Net Cash Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) any reserve established in accordance with GAAP or amounts deposited in escrow for adjustment in respect of the sale price of such asset or assets or for indemnities with respect to any Asset Sale (provided that such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be reserved) and (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien which is expressly permitted hereunder on any asset that is the subject of such Asset Sale and (b) with respect to transactions or events other than Asset Sales, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in connection therewith less the reasonable fees, commissions and other out-of-pocket expenses incurred by the Issuers or any of their Restricted Subsidiaries in connection with such transaction or event and less any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "Non-Recourse Debt" means Indebtedness (i) as to which none of the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes being offered hereby) of any of the Issuers or their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Issuers or their Restricted Subsidiaries.

   "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Issuer or any of their Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

   "Pegasus" means, collectively, Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc.

   "Permitted Business" means any business engaged in by the Issuers or their Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary or complementary thereto.

   "Permitted Investments" means (a) any Investment in any Issuer or in any Restricted Subsidiary of the Issuers; (b) any Investment in Cash Equivalents constituting Cash Equivalents at the time made; (c) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary of any Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any of the Issuers or any of their Restricted Subsidiaries; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers; (f) other Investments by the Issuers or any of their Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million; (g) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Issuers and their Restricted Subsidiaries; (h) prior to the completion of the Mercom Acquisition, the Mercom Intercompany Loan; and (i) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof.

   "Permitted Investors" means the collective reference to ABRY and its Control Investment Affiliates, including ABRY III.

   "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facility or other senior Indebtedness if such Indebtedness was permitted by the terms of the Indenture to be incurred, (ii) Liens securing Indebtedness of any Restricted Subsidiary of any of the Issuers if such Indebtedness was permitted by the terms of the Indenture to be incurred; (iii) Liens securing Hedging Obligations with respect to Indebtedness permitted by the Indenture to be incurred; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of the Issuers or any of their Restricted Subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer;
(v) Liens on property existing at the
time of acquisition thereof by any of the Issuers or any of their Restricted Subsidiaries, provided that such Liens were not created in contemplation of such acquisition and only extend to the property so acquired; (vi) Liens existing on the Issue Date; (vii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (ii) through (vi), as the case may be, at the time the original Lien became a Permitted Lien; (viii) Liens in favor of any of the Issuers or any of their Restricted Subsidiaries; (ix) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries with respect to obligations that do not exceed the greater of $15.0 million or 5% of Total Assets in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Issuer or such Restricted Subsidiary; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (xiii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the Property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole;
(xv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xvi) leases or subleases granted to third Persons not materially interfering with the ordinary course of business of the Issuers or any of their Restricted Subsidiaries; (xvii) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xviii) deposits made in the ordinary course of business to secure liability to insurance carriers; (xix) Liens to secure Indebtedness permitted under the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, that any such Lien encumbers only the assets so purchased with the proceeds thereof; (xx) any attachment or judgment Lien not constituting an Event of Default under clause (vii) of the first paragraph of the section described above under the caption "Events of Default and Remedies";
(xxi) any interest or title of a lessor or sublessor under any operating lease;
(xxii) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business; (xxiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any of the Issuers or any of their Restricted Subsidiaries, including rights of offset and set-off; (xxiv) bankers' Liens in respect of deposit accounts; (xxv) Liens created under the Indenture; (xxvi) Liens imposed by law incurred by the Issuers or their Restricted Subsidiaries in the ordinary course of business; and (xxvii) any renewal of or substitution for any Lien permitted by clauses (i) through
(xxvi), provided, however, that with respect to Liens incurred pursuant to this clause (xxvii), the principal amount secured has not increased nor the Liens extended to any additional property (other than proceeds of the property in question).

   "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Issuer or such Restricted Subsidiary (other than intercompany Indebtedness); provided that either: (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees and expenses incurred in connection therewith); (B) for Indebtedness other than Indebtedness incurred pursuant to the Senior Credit Facility, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (D) such Indebtedness is incurred either by the Issuer or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by the parent company of such obligor.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

   "Principal" means (i) Permitted Investors and (ii) the members of management of the Issuers or any of the Subsidiaries of the Issuers as of the Issue Date, in each case, together with any spouse or immediate family member (including adoptive children), estate, heirs, executors, personal representatives and administrators of such Person.

   "Reorganization" means the related series of substantially simultaneous transactions pursuant to which (i) substantially all the assets of Avalon Michigan Inc. (other than, at the option of Avalon Michigan Inc., the Capital Stock of Mercom and any Subsidiary of Avalon Michigan Inc. organized for purposes of consummating the Mercom Acquisition) and Mercom (other than, at the option Avalon Michigan Inc., the Capital Stock of Wholly-Owned Subsidiaries of Mercom) are transferred to Avalon Michigan LLC; (ii) substantially all of the liabilities of Avalon Michigan Inc. and Mercom (other than liabilities hereunder and, at the option of Avalon Michigan Inc., intercompany debt) are transferred to Avalon Michigan LLC; (iii) Michigan Holdings ceases to be an Issuer and together with Avalon Michigan becomes a guarantor under the Indenture and (iv) certain Indebtedness of Avalon New England shall be assumed by Avalon Michigan Inc.

   "Restricted Investment" means any Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of each of the Issuers shall be Restricted Subsidiaries of each such Issuer.

   "Senior Subordinated Notes" means the Senior Subordinated Notes due 2008 of the Company Issuers, as co-obligors, issued under the Indenture dated as of December 10, 1998.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1 Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the credit agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Strategic Equity Investment" means a cash contribution to the equity capital of any of the Issuers or a purchase from any such Issuer of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $25.0 million.

   "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of any of the Issuers) engaged in a Permitted Business.

   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

   "Total Assets" means the total combined consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

   "Total Revenues" means the total combined consolidated revenues of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

   "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the applicable Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with such Issuer or any Restricted Subsidiary of such Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which none of the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuers or any of their Restricted Subsidiaries. The Board of Directors of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted pursuant to the provisions described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and (ii) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock and other Equity Interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes certain material United States federal income tax consequences of the exchange of Old Notes for New Notes pursuant to the exchange offer and the ownership and disposition of the New Notes. The discussion is a summary and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the New Notes by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, persons that hold the notes as part of a straddle, a hedging or a conversion or constructive sale transaction, persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising under U.S. gift and estate taxes or out of the tax laws of any state, local or foreign jurisdiction.

   Furthermore, the discussion below is based upon the provisions of the Code, and the regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of the New Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

   The exchange of Old Notes for New Notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the exchange offer.

Exchange of Old Notes

   The exchange of Old Notes for New Notes with terms identical to those of the Old Notes and the filing of a registration statement with respect to the resale of the Old Notes will not be a taxable event to holders of the Old Notes. Consequently, as a result of such an exchange or such a filing, no gain or loss will be recognized by a holder, the holding period of the New Note will include the holding period of the Old Note and the basis of the New Note will be the same as the basis of the Old Note immediately before the exchange. The Issuers are obligated to pay liquidated damages to the holders of the Old Notes under certain circumstances described under the "The Exchange Offer--Purpose and Effect of the Exchange Offer" above. Any such payments should be treated for tax purposes as interest, taxable to holders as such payments are received or accrued in accordance with the holder's method of accounting for federal income tax purposes.

   In any event, persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Payments of Interest

   Except as set forth below, Interest on a New Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" means a holder of a New Note that is:

  . a citizen or resident of the United States,

  . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate the income of which is subject to United States federal income taxation regardless of its source or

  . a trust which is subject to the supervision of a court within the United
    States and the control of one or more United States persons as described in section 7701(a)(30) of the Code.

   A "Non-United States Holder" is a holder that is not a United States Holder.

Original Issue Discount

   The New Notes will bear original issue discount ("OID") in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the New Note) and their "issue price." United States Holders should be aware that they generally must include OID in gross income as it accrues; regardless of their regular method of accounting for federal income tax purposes, and in advance of the receipt of cash attributable to that income. However, United States Holders of such New Notes generally will not be required to include separately in income cash payments received on the New Notes, even if denominated as interest.

   This summary is based upon final Treasury regulations addressing debt instruments issued with OID (the "OID Regulations").

   The "issue price" of a New Note will be the first price at which a substantial amount of the particular offering of Old Notes to which such New Note relates was sold (other than to an underwriter, placement agent or wholesaler).

   The amount of OID includible in income by the initial United States Holder is the sum of the "daily portions" of OID with respect to the New Note for each day during the taxable year or portion of the taxable year in which such United States Holder held such New Note (including, in the case of the taxable year in which such holder exchanged Old Notes for New Notes, each day during such taxable year in which such holder held such Old Notes) ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" may be of any length and may vary in length over the terms of the New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the New Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a New Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such New Note on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Issuers are required to provide information returns stating the amount of OID accrued on New Notes held of record by persons other than corporations and other exempt holders.

   United States Holders may be able to elect to treat all interest on any New Note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID and unstated interest. The election is to be made for the taxable year in which the United States Holder acquired the Old Note to which a New Note relates, and may not be revoked without the consent of the IRS. United States Holders should consult with their own tax advisors about this election and its availability.

Sale, Exchange, Redemption and Retirement of New Notes

   A United States Holder's tax basis in a New Note will, in general, be the United States Holder's cost therefor, increased by the amount of OID previously included in income with respect to such New Note and reduced by any cash payments on the New Note (including, in each case, OID included and cash payments made with respect to the Old Note for which such New Note was exchanged). Upon the sale, exchange, redemption, retirement or other disposition of a New Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition and the adjusted tax basis of the New Note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders

   For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a New Note will be considered "U.S. trade or business income" if such income or gain is:

  . effectively connected with the conduct of a U.S. trade or business and

  . in the case of a qualified resident of a country having an applicable income tax treaty with the United States containing a permanent establishment provision, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

   Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) A New Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of any of the Issuers entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such New Note would not have been, if received prior to the time of such individual's death, U.S. trade or business income to such individual.

     (b) (i) No withholding of United States federal income tax will be required with respect to the payment by the Issuers or any paying agent of principal or interest on a New Note owned by a Non-United States Holder, provided that:

       (A) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of any of the Issuers entitled to vote (or, in the case of any Issuer which is a limited liability company, 10% or more of the capital or profits interest in such Issuer) within the meaning of section 871(h)(3) of the Code and the regulations promulgated thereunder,

       (B) the beneficial owner is not a controlled foreign corporation that is related to any of the Issuers as described in Section 864(d)(4) of the Code,

       (C) the beneficial owner is not a bank whose receipt of interest on a New Note is described in section 881(c)(3)(A) of the Code, and

       (D) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations promulgated thereunder (the "Portfolio Interest Exception").

     (ii) To satisfy the requirement referred to in (b)(i)(D) above, the beneficial owner of such New Note, or a financial institution holding the New Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of any of the Issuers with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8 (or successor form)) or (2) a financial institution holding the New Note on behalf of the beneficial owner certifies, under penalties or perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (b)(i)(D) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999, with respect to an offshore account or through certain foreign intermediaries.

     (iii) No withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or other disposition of a New Note.

     (iv) If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (i) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the New Note provides the Issuers or their paying agent, as the case may be, with a properly executed
  (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the New Note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 instead of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     (c) If interest, including OID, on the New Note is U.S. trade or business income to the beneficial owner, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest, including OID, on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including OID, on a New Note will be included in such foreign corporation's earnings and profits.

     (d) Any gain or income realized upon the sale, exchange, redemption, retirement or other disposition of a New Note generally will not be subject to United States federal income tax unless (i) such gain or income is U.S. trade or business income, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments of principal, interest and OID paid on New Notes and to the proceeds of the sale of a New Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a correct taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

   In general, no information reporting or backup withholding will be required with respect to payments made by the Issuers or any paying agent to Non-United States Holders if a statement described in (b)(i)(D) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person).

   In addition, backup withholding and information reporting may apply to the proceeds of the sale of a New Note within the United States or conducted through certain U.S. related financial intermediaries unless the statement described in (b)(i)(D) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be returned or credited against the holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

   Holders of New Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

                              PLAN OF DISTRIBUTION

   A Broker-Dealer who holds Old Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than those acquired directly from the Issuers or their predecessors) may exchange such Old Notes in the exchange offer; provided however, that each such Participating Broker-Dealer may be deemed an "underwriter" under the Securities Act and therefore must deliver a prospectus in connection with any resales of New Notes received on account of such Old Notes in the exchange offer. Accordingly, each Participating Broker-Dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days from the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

   The Issuers will not receive any proceeds from any sales of the New Notes by Participating Broker Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   With respect to resales of the New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of any of the Issuers within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Issuers have agreed that, for a period of up to one year from the consummation of the exchange offer, it will make this prospectus available to any Participating Broker-Dealer for use in connection with any such resale.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the New Notes will be passed upon for the Issuers by Kirkland & Ellis, Chicago, Illinois.

                             AVAILABLE INFORMATION

   The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the exchange offer contemplated hereby. This prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Issuers and the exchange offer, reference is made to the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

   The Issuers are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act. Upon the effectiveness of the Registration Statement, the Issuers will become subject to the periodic reporting and other informational requirements of the Securities Exchange Act, and in accordance therewith, will be required to file periodic reports and other information with the SEC. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, the Issuers, on a combined consolidated basis, will furnish to the holders of the Notes:

  . quarterly and annual financial statements substantially equivalent to financial statements that would have been included in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and, with respect to the annual information only, reports thereon by the Issuers' independent public accountants, and

  . all information that would be required to be filed with the SEC on Form
    8-K if the Issuers were required to file such reports.

In addition, for so long as any of the Notes remain outstanding, the issuers have agreed to furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

   The Registration Statement may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a web site at http://www.sec.gov that contains reports and other information regarding registrants, like Avalon, that file electronically with the SEC.

                                    EXPERTS

   The financial statements of Avalon Cable of Michigan Holdings, Inc. and Subsidiaries as of December 31, 1998 and for the period from June 2, 1998 (inception) through December 31, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Cable Michigan Inc. and Subsidiaries as of December 31, 1997 and November 5, 1998, and for the year ended December 31, 1997 and the period from January 1, 1998 through November 5, 1998, included in this prospectus, have been audited so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Avalon Cable LLC as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Amrac Clear View, a Limited Partnership as of May 28, 1998 and for the period from January 1, 1998 through May 28, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this prospectus, have been so included in reliance on the report of Greenfield, Altman, Brown, Berger & Katz, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The combined financial statements of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts operations of Pegasus Cable Television, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Taconic CATV as of December 31, 1997 and 1998 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The financial statements of Avalon Cable Holdings Finance, Inc. and Avalon Cable Finance, Inc. as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       INDEX TO THE FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Avalon Cable LLC and Subsidiaries
  Report of Independent Accountants ...................................... F-
  Consolidated Balance Sheet as of December 31, 1998...................... F-
  Consolidated Statement of Operations for the period from October 21,
   1998 (inception) through December 31, 1998............................. F-
  Consolidated Statements of Changes in Members' Interest from October 21,
   1998 (inception) through December 31, 1998............................. F-
  Consolidated Statement of Cash Flows for the period from October 21,
   1998 (inception) through December 31, 1998............................. F-
  Notes to the Consolidated Financial Statements.......................... F-
Avalon Cable of Michigan Holdings, Inc. and Subsidiaries
  Report of Independent Accountants ...................................... F-
  Consolidated Balance Sheets as of December 31, 1998 .................... F-
  Consolidated Statement of Operations and Changes in Accumulated Deficit
   for the period from June 2, 1998 (inception) through December 31, 1998. F-
  Consolidated Statement of Cash Flows for the period from June 2, 1998
   (inception) through December 31, 1998.................................. F-
  Notes to the Consolidated Financial Statements.......................... F-
Avalon Cable Holdings Finance, Inc. and Subsidiary
  Report of Independent Accountants ...................................... F-
  Consolidated Balance Sheet as of December 31, 1998 ..................... F-
  Consolidated Statement of Operations for the period from October 21,
   1998 (inception) through December 31, 1998............................. F-
  Consolidated Statement of Cash Flows for the period from October 21,
   1998 (inception) through December 31, 1998............................. F-
  Notes to the Consolidated Financial Statements.......................... F-
Cable Michigan, Inc. and Subsidiaries
  Report of Independent Accountants....................................... F-
  Consolidated Balance Sheets as of December 31, 1997 and November 5,
   1998................................................................... F-
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1997 and for the period from January 1, 1998 through November 5,
   1998................................................................... F-
  Consolidated Statements of Changes in Shareholders' Deficit for the
   years ended December 31, 1996, 1997 and for the period from January 1,
   1998 through November 5, 1998.......................................... F-
  Consolidated Statement of Cash Flows for the years ended December 31,
   1996, 1997 and for the period from January 1, 1998 through November 5,
   1998................................................................... F-
  Notes to Consolidated Financial Statements.............................. F-
Amrac Clear View, A Limited Partnership
  Report of Independent Accountants....................................... F-
  Balance Sheet as of May 28, 1998........................................ F-
  Statement of Operations for the period from January 1, 1998 through May
   28, 1998............................................................... F-
  Statement of Changes in Partners' Equity (Deficit) for the period from
   January 1, 1998 through May 28, 1998................................... F-
  Statement of Cash Flows for the period from January 1, 1998 through May
   28, 1998............................................................... F-
  Notes to Financial Statements........................................... F-

                                                                           Page
                                                                           ----
Amrac Clear View, A Limited Partnership
  Independent Auditors' Report............................................ F-
  Balance Sheets as of December 31, 1996 and 1997......................... F-
  Statements of Net Earnings for the years ended December 31, 1995, 1996 and 1997............................................................... F-
  Statements of Changes in Partners' Equity (Deficit) for the years ended
   December 31, 1995, 1996 and 1997....................................... F-
  Statements of Cash Flows for the years ended December 31, 1995, 1996 and
   1997................................................................... F-
  Notes to Financial Statements........................................... F-
Pegasus Cable Television, Inc.
  Report of Independent Accountants....................................... F-
  Combined Balance Sheets at December 31, 1996 and 1997 and June 30, 1998. F-
  Combined Statement of Operations for the years ended December 31, 1995,
   1996 and 1997 and the six months ended June 30, 1998................... F-
  Combined Statements of Changes in Stockholder's Deficit for the three years ended December 31, 1997 and the six months ended June 30, 1998... F-
  Combined Statements of Cash Flows for the years ended December 31, 1995,
   1996 and 1997 and for the six months ended June 30, 1998............... F-
  Notes to Combined Financial Statements.................................. F-
Taconic Technology Corp.
  Independent Auditors' Report............................................ F-64
  Balance Sheets at December 31, 1997 and 1998............................ F-
  Statements of Operations and Component Equity for the two years ended
   December 31, 1997 and 1998............................................. F-
  Statements of Cash Flows for the years ended December 31, 1997 and 1998. F-71
  Notes to Financial Statements........................................... F-

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of Michigan Holdings, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Avalon Cable of Michigan Holdings, Inc. and subsidiaries (collectively, the "Company") at December 31, 1998, and the results of their operations, changes in shareholders' equity and their cash flows for the period from June 2, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

                                     F-2--1

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1998
                                 (in thousands)

                                ASSETS
                                ------
Cash.................................................................. $  9,071
Accounts receivable, net of allowance for doubtful accounts of $873...    5,015
Prepayments and other current assets..................................    1,267
Accounts receivable from related parties..............................      371
Deferred income taxes.................................................      377
                                                                       --------
    Current assets....................................................   16,101
Property, plant and equipment, net....................................  104,965
Intangible assets, net................................................  431,313
Deferred charges and other assets.....................................    1,270
                                                                       --------
    Total assets...................................................... $553,649
                                                                       ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------
Accounts payable and accrued expenses................................. $ 10,194
Advance billings and customer deposits................................    2,454
Accounts payable--affiliate...........................................    2,023
                                                                       --------
    Current liabilities...............................................   14,671
Long-term debt........................................................  402,369
Notes payable--affiliate..............................................   15,171
Deferred income taxes.................................................   80,811
                                                                       --------
    Total liabilities.................................................  513,022
                                                                       --------
Commitments and contingencies (Note 10)...............................      --
Minority interest.....................................................   13,855
                                                                       --------
Stockholders equity:
Common stock..........................................................      --
Additional paid-in capital............................................   35,000
Accumulated deficit...................................................   (8,228)
                                                                       --------
    Total shareholders' equity........................................   26,772
                                                                       --------
    Total liabilities and shareholders' equity........................ $553,649
                                                                       ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--2

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                             (dollars in thousands)

Revenue:
  Basic services...................................................... $11,119
  Premium services....................................................   1,036
  Other...............................................................   1,502
                                                                       -------
                                                                        13,657
Operating expenses:
  Selling, general and administrative.................................   2,719
  Programming.........................................................   3,281
  Technical and operations............................................   1,718
  Depreciation and amortization.......................................   6,614
                                                                       -------
Loss from operations..................................................    (675)

Interest income.......................................................     173
Interest (expense)....................................................  (6,957)
Other (expense), net..................................................     (65)
                                                                       -------
(Loss) before income taxes............................................  (7,524)
(Benefit) from income taxes...........................................  (2,754)
                                                                       -------
(Loss) before minority interest and extraordinary item................  (4,770)
Minority interest in loss of consolidated entity......................    (398)
                                                                       -------
(Loss) before extraordinary item......................................  (5,168)
Extraordinary loss on extinguishment of debt (net of tax $1,743)......  (3,060)
                                                                       -------
  Net loss............................................................ $(8,228)
                                                                       =======


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--3

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

     For the Period from June 2, 1998 (inception) through December 31, 1998
                      (in thousands, except share amounts)

                            Common           Additional                 Total
                            Shares    Common  Paid-in   Accumulated Shareholders'
                          Outstanding Stock   Capital     Deficit      Equity
                          ----------- ------ ---------- ----------- -------------
Balance, June 2, 1998...      100      $--    $   --      $   --       $   --
Net loss from date of
 inception through
 December 31, 1998......      --        --        --       (8,228)      (8,228)
Contributions by parent.      --        --     35,000         --        35,000
                              ---      ----   -------     -------      -------
Balance, December 31,
 1998...................      100      $--    $35,000     $(8,228)     $26,772
                              ===      ====   =======     =======      =======




                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--4

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                                 (in thousands)

Cash flows from operating activities:
  Net (loss)......................................................... $ (8,228)
  Extraordinary loss on extinguishment of debt.......................    3,060
  Depreciation and amortization......................................    6,414
  Deferred income taxes, net.........................................   10,369
  Provision for loss on accounts receivable..........................       75
  Increase (decrease) in minority interest...........................      398
  Net change in certain assets and liabilities, net of business acquisitions......................................................
    Increase in accounts receivable..................................     (832)
    Increase in prepayment and other current assets..................     (446)
    Increase in accounts payable and accrued expenses................    6,869
    Increase in deferred revenue.....................................      967
                                                                      --------
      Net cash used by operating activities..........................   18,646
                                                                      --------
Cash flows from investing activities:
  Additions to property, plant and equipment.........................   (4,673)
  Payment for acquisition............................................ (431,629)
                                                                      --------
    Net cash used in investing activities............................ (436,302)
                                                                      --------
Cash flows from Financing Activities:
  Proceeds from the issuance of the Credit Facility..................  265,888
  Principal payment on debt.......................................... (125,013)
  Proceeds from the issuance of senior subordinated notes............  150,000
  Payments made on bridge loan....................................... (105,000)
  Proceeds from bridge loan..........................................  105,000
  Proceeds from the senior discount notes............................  110,411
  Proceeds from the issuance of note payable affiliate...............   33,200
  Payments made on note payable--affiliate...........................  (18,037)
  Payments made for debt financing costs.............................   (2,978)
  Proceeds from the issuance of common stock.........................   35,000
                                                                      --------
    Net cash provided by financing activities........................  419,427
                                                                      --------
Net increase in cash.................................................    1,771
Cash at beginning of the period......................................    7,300
                                                                      --------
    Cash at end of the period........................................ $  9,071
                                                                      --------
Supplemental disclosures of cash flow information....................
Cash paid during the year for........................................
  Interest........................................................... $  2,639
  Income taxes.......................................................      --

                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                                     F-2--5

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands except per share data)

1. Basis of Presentation and Description of Business

   Avalon Cable of Michigan Holdings, Inc. ("The Company") was formed in June 1998, pursuant to the laws of the state of Delaware. Avalon Cable of Michigan Inc. ("Avalon Michigan") was formed in June 1998, pursuant to the laws of the state of Delaware as a wholly owned subsidiary of the Company. On June 3, 1998, Avalon Michigan entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Cable Michigan, Inc. and Avalon Cable of Michigan Inc. ("Avalon Sub"), pursuant to which Avalon Sub will merge into the Company and the Company will become a wholly owned subsidiary of the Company (the "Merger").

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of Cable Michigan, Inc. ("Cable Michigan") outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by the Company or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, Avalon Michigan acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, Avalon Michigan completed its merger into and with Cable Michigan. The total consideration paid in conjunction with the merger, including fees and expenses was $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. Subsequent to the merger, the arrangements with RCN and CTE were terminated. The Agreement also permitted Avalon Michigan to agree to acquire the remaining shares of Mercom that it did not own.

   The Company contributed $137,375 in cash to Avalon Michigan, which was used to consummate the Merger. On November 5, 1998, the Company received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, the Company contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to Avalon Michigan in exchange for 100 shares of common stock.

   In March 1999, after the acquisition of Mercom, Inc. Avalon Michigan completed a series of transactions to facilitate certain aspects of its financing. As a result of these transactions:

  . Avalon Cable of Michigan LLC has become the operator of the Michigan cluster replacing Avalon Cable of Michigan, Inc.;

  . Avalon Cable of Michigan LLC is an obligor on the Senior Subordinated
    Notes replacing Avalon Cable of Michigan, Inc.; and

  . Avalon Cable of Michigan, Inc. is a guarantor of the obligations of Avalon Cable of Michigan LLC under the Senior Subordinated Notes. Avalon Cable of Michigan, Inc. does not have significant assets, other than its investment in Avalon Cable LLC.

   Avalon Michigan provides cable services to various areas in the state of Michigan. Avalon Michigan's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon Michigan's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

                                     F-2--6

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements of the Company include the accounts of the Company and of all its wholly and majority owned subsidiaries. All significant transactions between the Company and its subsidiaries have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

   Revenues from cable services are recorded in the month the service is provided.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $39.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company had cash in excess of federally insured deposits at financial institutions at December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations. The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

 Property, plant and equipment

   Property, plant and equipment is stated at its fair value for items acquired from Cable Michigan, historical cost for the minority interests' share of Mercom property, plant and equipment and cost for additions subsequent to the merger. Initial subscribers installation costs, including materials, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based on the following lives:

   Buildings......................................................... 25 years
   Cable television distribution equipment........................... 5-12 years
   Vehicles.......................................................... 5 years
   Other equipment................................................... 5-10 years

                                     F-2--7

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Cable franchises are amortized over a period ranging from 13 to 15 years on a straight-line basis. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal, and is amortized over 15 years using the straight-line method. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     a. The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

 Income taxes

   The Company and Mercom file separate consolidated federal income tax returns. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                                     F-2--8

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

3. Merger

   The Merger was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on their fair market values at the date of the Merger as determined through the use of an independent appraisal. The excess of consideration paid over the fair market value of the net assets acquired was $81,705, and is being amortized using the straight line method over 15 years, its estimated economic life.

   The Merger agreement between the Company and Avalon Michigan permitted Avalon Michigan to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 Avalon Michigan and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by Avalon Michigan of all of such shares at a price of $12.00 per share. Avalon Michigan completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

   Following is the unaudited pro forma results of operations for the year ended December 31, 1998, as if the Merger occurred on January 1, 1998:

                                                    December 31,
                                                        1998
                                                    ------------
                                                    (Unaudited)
         Revenue...................................   $ 88,178
                                                      ========
         Loss from operations......................   $ (4,664)
                                                      ========
         Net loss..................................   $(30,989)
                                                      ========

   In March 1999, Avalon Michigan acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

4. Property, Plant and Equipment

   Property, plant and equipment consists of the following:

      Cable plant..................................................... $100,167
      Vehicles........................................................    2,475
      Buildings and improvements......................................    2,151
      Office furniture and fixtures...................................      846
      Construction in process.........................................      768
                                                                       --------
      Total property, plant and equipment.............................  106,407
      Less--accumulated depreciation..................................   (1,442)
                                                                       --------
      Property, plant and equipment, net.............................. $104,965
                                                                       ========

   Depreciation expense was $1,442 for period from inception (June 2, 1998) to December 31, 1998.

                                     F-2--9

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

5. Intangible Assets

   Intangible assets consist of the following:

      Cable Franchise................................................. $344,063
      Goodwill........................................................   81,705
      Deferred Financing Costs........................................   10,657
                                                                       --------
      Total...........................................................  436,425
      Less--accumulated amortization..................................   (5,112)
                                                                       --------
      Intangible assets, net.......................................... $431,313
                                                                       ========

   Amortization expense charged to operations in during the period from inception (June 2, 1998) through December 31, 1998 was $5,112.

6. Account payable and accrued expenses consist of the following:

      Accounts payable................................................ $ 5,321
      Accrued cable programming costs.................................   1,824
      Accrued taxes...................................................   1,107
      Other...........................................................   1,942
                                                                       -------
                                                                       $10,194
                                                                       =======

7. Income Taxes

   The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                                        1998
                                                                       -------
      Current
       Federal........................................................ $   243
       State..........................................................     --
                                                                       -------
         Total Current................................................     243
                                                                       -------
      Deferred
       Federal........................................................  (2,757)
       State..........................................................    (240)
                                                                       -------
         Total Deferred...............................................  (2,997)
                                                                       -------
         Total (benefit) for income taxes............................. $(2,754)
                                                                       =======

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1998. The differences are as follows:

                                                                        1998
                                                                       -------
      (Loss) before (benefit) for income taxes........................ $(7,524)
                                                                       =======
      Federal tax (benefit) at statutory rates........................  (2,633)
      State income taxes..............................................    (198)
      Goodwill........................................................      77
                                                                       -------
      (Benefit) for income taxes......................................  (2,754)
                                                                       =======

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1998.................................................  $10,360     2018

                                    F-2--10

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

   Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                                         1998
                                                                        -------
      NOL carryforwards................................................ $ 5,363
      Alternative minimum tax credits..................................     141
      Reserves.........................................................     210
      Other, net.......................................................     309
                                                                        -------
        Total deferred assets..........................................   6,023
                                                                        -------
      Property, plant and equipment.................................... (10,635)
      Intangible assets................................................ (75,538)
                                                                        -------
        Total deferred liabilities..................................... (86,173)
                                                                        -------
      Subtotal......................................................... (80,150)
                                                                        -------
      Valuation allowance..............................................     --
                                                                        -------
        Total deferred taxes........................................... (80,150)
                                                                        =======

   The tax benefit related to the loss on extinguishment of debt results in deferred tax, and it approximating the statutory U.S. tax rate. The tax benefit of $2,036 related to the exercise of certain stock options of Cable Michigan Inc. was charged directly to goodwill in conjunction with the closing of the merger.

8. Debt

   At December 31, 1998, Long-term Debt consists of the following:

      Senior credit facility.......................................... $150,000
      Senior subordinated notes.......................................  140,875
      Senior discount notes...........................................  111,494
                                                                       --------
                                                                        402,369
        Current portion...............................................      --
                                                                       --------
                                                                       $402,369
                                                                       ========

 Credit Facility

   On November 6, 1998, Avalon Michigan became a co-borrower along with Avalon New England and Avalon Cable Finance Inc (Avalon Finance), affiliated companies, collectively referred to as the ("Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000 and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facility terminates on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility in order to consummate the Merger. In connection with the Senior Subordinated Notes (as defined below) and Senior Discount Notes (as defined below) offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $140,875 outstanding under the tranche B term note facilities, and had available $30,000 for borrowings under the revolving credit facility. Avalon New England and Avalon Finance had no borrowings outstanding under the Credit Facility at December 31, 1998.

                                    F-2--11

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

   The interest rate under the Credit Facility is a rate based on either (i) the base rate (a rate per annum equal to the greater of the Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%) or (ii) the Eurodollar rate (a rate per annum equal to the Eurodollar Base Rate divided by 1.00 less the Eurocurrency Reserve Requirements) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranch A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based on upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche B term loans outstanding at December 31, 1998 was 9.19%. Interest is payable on a quarterly basis. Accrued interest on the borrowings under the credit facility was $1,389 at December 31, 1998.

The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by Avalon Cable of Michigan Holdings, Inc., Avalon Cable LLC, Avalon Cable Finance Holdings, Inc., Avalon Cable of New England Holdings, Inc. and Avalon Cable Holdings, LLC.

   Subordinated debt

   In December 1998, Avalon Michigan became a co-issuer of a $150,000, principal balance, Senior Subordinated Notes ("Subordinated Notes") offering and Michigan Holdings became a co-issuer of a $196,000, gross proceeds, Senior Discount Notes ("Senior Discount Notes") offering. In conjunction with these financings, Avalon Michigan paid $18,130 to Avalon Finance as a partial payment against Avalon Michigan's note payable--affiliate. Avalon Michigan paid $75 in interest on this note payable--affiliate during the period from inception (June 2, 1998) through December 31, 1998.

   The Subordinated Notes mature on December 1, 2008, and interest accrued at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. Accrued interest on the Subordinated Notes was $1,078 at December 31, 1998. The Senior Discount Notes mature on December 1, 2008. Until December 1, 2003, interest will not be paid currently on the Senior Discount Notes, but the accreted value will increase (representing original issue discount) between the date of original issuance and December 1, 2003. Beginning on December 1, 2003, interest will accrue at a rate of 11.875% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, to holders of record on the immediately preceding May 15 and November 15. Original issue discount accretion on the Senior Discount Notes was $1,083 at December 31, 1998.

   The Senior Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $72,479 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a

                                    F-2--12

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

 Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

On September 29, 1997, Avalon Michigan purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables at December 31, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

9. Employee Benefit Plans

Avalon Michigan has a qualified savings plan under Section 401(K) of the Internal Revenue Code. Contributions charged to expense for the period from November to December 31, 1998 was $30.

10. Commitments and Contingencies

 Leases

   Total rental expense, primarily for office space and pole rental, was $43. Rental commitments are expected to continue at approximately $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.


                                    F-2--13

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

 Legal Matters

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

11. Related Party Transactions and Balances

   In November 1998, Avalon Michigan received $33,200 from Avalon Finance. In consideration for this amount, Avalon Michigan executed a note payable to Avalon Finance. The note matures on December 31, 2001. This note is recorded as note payable-affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 4.47% per year, and is payable on December 31, 2001. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998. On December 10,1998, Avalon Michigan made a partial payment of $18,130 against this note payable-affiliate to Avalon Finance.

   Avalon Michigan receives support services such as finance, accounting and human resources from Avalon Cable LLC, a related party. All shared costs are allocated on the basis of average time spent servicing each entity. In the opinion of management, the methods used in allocating costs from Avalon Cable LLC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the combined operations on a stand-alone basis. For the period ended December 31, 1998, the Company was allocated charges related to such services of $250. The Company had a payable of $250 related to these services at December 31, 1998.

   At December 31, 1998, the Company had an accounts receivable-affiliate balance of $247 with Avalon Cable LLC.


                                    F-2--14

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
of Avalon Cable LLC

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, changes in members' interest and cash flows present fairly, in all material respects, the financial position of Avalon Cable LLC and its subsidiaries (the "Company") at December 31, 1998 and the results of their operations, changes in members' interest and their cash flows for the period from October 21, 1998 (inception), through December 31, 1998 in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

                       AVALON CABLE LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1998
                                 (in thousands)

Assets
Current assets:
  Cash..........  $   217
  Subscriber
   receivables,
   less
   allowance for
   doubtful
   accounts of
   $70..........      847
  Prepaid
   expenses and
   other current
   assets.......      121
                  -------
    Total
     current
     assets.....    1,185
Property, plant
 and equipment,
 net............    6,456
Intangible
 assets, net....   30,804
Notes
 receivable--
 affiliate......   15,171
Other assets....       32
                  -------
    Total
     assets.....  $53,648
                  =======
Liabilities and
 Members'
 Interest
Current
 liabilities:
  Current
   portion of
   notes
   payable......  $    20
  Accounts
   payable and
   accrued
   expenses.....    1,331
  Accounts
   payable,
   net--
   affiliate....      247
  Deferred
   revenue......      717
  Accrued
   interest.....      121
                  -------
    Total
     current
     liabilities.   2,436
Note payable,
 net of current
 portion........      580
Note payable--
 affiliate......    3,341
                  -------
    Total
     liabilities.   6,357
                  -------
Commitments and
 contingencies
 (Note 10)
Members'
 interest:
  Members'
   capital......   49,345
  Accumulated
   deficit......   (2,054)
                  -------
    Total
     member's
     interest...   47,291
                  -------
    Total
     liabilities
     and
     member's
     interest...  $53,648
                  =======


  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

   For the Period from October 21, 1998 (inception) through December 31, 1998
                                 (in thousands)

Revenue:
  Basic services..................................................... $ 1,117
  Premium services...................................................     121
  Other..............................................................      61
                                                                      -------
    Total revenues...................................................   1,299
Operating expenses:
  Selling, general and administrative................................     343
  Programming........................................................     338
  Technical and operations...........................................     136
  Depreciation and amortization......................................     440
                                                                      -------
Income from operations...............................................      42
Other income (expense):
  Interest income....................................................     177
  Interest (expense).................................................    (962)
                                                                      -------
Net loss before the extraordinary loss on early extinguishment of
 debt                                                                    (743)
Extraordinary loss on early extinguishment of debt...................  (1,311)
                                                                      -------
    Net loss......................................................... $(2,054)
                                                                      =======




  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' INTEREST

  From the Period from October 21, 1998 (inception) through December 31, 1998
                       (in thousands, except share data)

                                Class A       Class B-1               Total
                             -------------- -------------   Net     Members'
                             Units     $    Units    $     Loss     Interest
                             ------ ------- ------ ------ -------  -----------
Balances at (inception)
 October 21, 1998...........    --  $   --     --  $  --  $   --   $       --
Issuance of Class A units... 45,000  45,000    --     --      --        45,000
Issuance of Class B-1 units
 in consideration
 for Avalon New England.....    --      --  64,696  4,345     --         4,345
Net loss....................    --             --          (2,054)      (2,054)
                             ------ ------- ------ ------ -------  -----------
Balance at December 31,
 1998....................... 45,000 $45,000 64,696 $4,345 $(2,054) $    47,291
                             ====== ======= ====== ====== =======  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

  From the Period from October 21, 1998 (inception) through December 31, 1998
                                  In thousands

Cash flows from operating activities:
  Net loss........................................................... $ (2,054)
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization....................................      440
  Changes in operating assets and liabilities........................
    Increase in subscriber receivables...............................      (30)
    Increase in prepaid expenses and other current assets............      (32)
    Increase in accounts payable and accrued expenses................      424
                                                                      --------
      Net cash used in operating activities..........................   (1,252)
                                                                      --------
Cash flows from investing activities:
  Capital expenditures...............................................     (157)
                                                                      --------
      Net cash used in investing activities..........................     (157)
                                                                      --------
Cash flows from financing activities:
  Contributions by members...........................................   46,588
  Proceeds from issuance of notes payable-affiliates.................   33,070
  Increase in note receivable--affiliate.............................  (15,362)
  Payment of terms loans and revolving credit facility...............  (29,600)
  Payment of note payable to affiliates..............................  (33,070)
                                                                      --------
      Net cash provided by financing activities......................    1,626
Increase in cash.....................................................      217
Cash, beginning of period............................................      --
                                                                      --------
Cash, end of period.................................................. $    217
                                                                      ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest........................... $    841
                                                                      ========
  Non-cash contributions by members.................................. $  2,757
                                                                      ========


  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  In thousands

1. Basis of Presentation and Description of Business

   Avalon Cable LLC ("Avalon"), and its wholly owned subsidiary Avalon Cable Holdings Finance, Inc ("Avalon Holdings Finance"), were formed in October 1998, pursuant to the laws of the State of Delaware, as a wholly owned subsidiary of Avalon Cable of New England Holdings, Inc. ("Avalon New England Holdings").

   On November 6, 1998, Avalon New England Holdings contributed its 100% interest in Avalon Cable of New England LLC ("Avalon New England") to Avalon in exchange for a membership interest in Avalon. On that same date, Avalon received $63,000 from affiliated entities, which was comprised of (i) a $45,000 capital contribution by Avalon Investors, LLC ("Avalon Investors") and (ii) an $18,000 promissory note from Avalon Cable Holdings LLC ("Avalon Holdings"), which was used to make a $62,800 cash contribution to Avalon New England.

   The cash contribution received by Avalon New England was used to (i) extinguish existing indebtedness of $29,600 and (ii) fund a $33,200 loan to Avalon Holdings Finance which matures on December 31, 2001.

   On December 10, 1998, Avalon received a dividend distribution from Avalon New England in the amount of $18,206, which was used by Avalon to pay off the promissory note payable to Avalon Holdings, plus accrued interest.

   Avalon New England provides cable service to the western New England area. Avalon New England's cable systems offer customer packages of basic and premium cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon New England's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principal sources of revenue for Avalon New England.

   Avalon Holdings Finance was formed for the sole purpose of facilitating financings associated with the acquisitions of various cable operating companies. Avalon Holdings Finance conducts no other activities.

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements of Avalon and its subsidiaries, include the accounts of Avalon and its wholly owned subsidiaries, Avalon New England and Avalon Holdings Finance (collectively, the "Company"). All significant transactions between Avalon and its subsidiaries have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Revenue recognition

   Revenue is recognized as cable services are provided.

                       AVALON CABLE LLC AND SUBSIDIARIES

 Advertising costs

   Advertising costs are charged to operations as incurred. Advertising costs were $11 for the year ended December 31, 1998.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

 Property, plant and equipment

   Property, plant and equipment is stated at cost. Initial subscriber installation costs, including material, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based upon the following lives:

      Vehicles......................................................     5 years
      Cable plant and equipment.....................................  5-12 years
      Office furniture and equipment................................  5-10 years
      Buildings and improvements.................................... 10-25 years

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal. Amortization is computed for financial statement purposes using the straight-line method based upon the anticipated economic lives:

      Cable franchises.............................................. 13-15 years
      Goodwill......................................................    15 years
      Non-compete agreement.........................................     5 years

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Financial instruments

   The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

                                     78--1

                       AVALON CABLE LLC AND SUBSIDIARIES

 Income taxes

   The Company is not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Company since the income or loss of the Company is to be included in the tax returns of the Parent.

3. Members' Capital

   Avalon has authorized two classes of equity units; class A units ("Class A Units") and class B units ("Class B Units") (collectively, the "Units"). Each class of the Units represents a fractional part of the membership interests in Avalon and has the rights and obligations specified in Avalon's Limited Liability Company Agreement. Each Class B Unit is entitled to voting rights equal to the percentage such units represents of the aggregate number of outstanding Class B Units. The Class A Units are not entitled to voting rights.

   Class A Units

   The Class A Units are participating preferred equity interests. A preferred return accrues annually (the Company's "Preferred Return") on the initial purchase price (the Company's "Capital Value") of each Class A Unit at a rate of 15, or 17% under certain circumstances, per annum. The Company cannot pay distributions in respect of other classes of securities including distributions made in connection with a liquidation until the Company's Capital Value and accrued Preferred Return in respect of each Class A Unit is paid to the holders thereof (such distributions being the Company's "Priority Distributions"). So long as any portion of the Company's Priority Distributions remains unpaid, the holders of a majority of the Class A Units are entitled to block certain actions by the Company including the payment of certain distributions, the issuance of senior or certain types of pari passu equity securities or the entering into or amending of certain related-party agreements. In addition to the Company's Priority Distributions, each Class A Unit is also entitled to participate in common distributions, pro rata according to the percentage such unit represents of the aggregate number of the Company's units then outstanding.

   Class B Units

   The Class B Units are junior equity securities which are divided into two identical subclasses, Class B-1 Units and Class B-2 Units. After the payment in full of Avalon's Priority Distributions, each Class B Unit is entitled to participate in distributions pro rata according to the percentage such unit represents of the aggregate number of the Avalon units then outstanding.

                       AVALON CABLE LLC AND SUBSIDIARIES

4. Pending Acquisition

   The Company has a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation ("Taconic") for approximately $8,525 (excluding transaction fees). As of December 31, 1998, the Company incurred $41 of transaction costs related to the acquisition of Taconic, which are included in current assets. The merger is expected to close in the second quarter of 1999.

5. Prepaid Expenses and Other Current Assets

   At December 31, 1998, prepaid expenses and other current assets consist of the following:

      Installation supplies............................................... $ 51
      Deferred transaction costs..........................................   41
      Other...............................................................   29
                                                                           ----
                                                                           $121
                                                                           ====

6. Property, Plant and Equipment

   At December 31, 1998, property, plant and equipment consists of the following:

      Cable plant and equipment......................................... $6,435
      Vehicles..........................................................     97
      Office furniture and fixtures.....................................    180
      Buildings and improvements........................................     83
                                                                         ------
                                                                          6,795
      Less: accumulated depreciation....................................   (339)
                                                                         ------
                                                                         $6,456
                                                                         ======

7. Intangible Assets

   At December 31, 1998, intangible assets consist of the following:

                                                                         1998
                                                                        -------
      Cable franchises................................................. $30,711
      Goodwill.........................................................   1,223
      Non-compete agreement............................................     100
                                                                        -------
                                                                         32,034
      Less: accumulated amortization...................................  (1,230)
                                                                        -------
                                                                        $30,804
                                                                        =======

                       AVALON CABLE LLC AND SUBSIDIARIES

8. Accounts Payable and Accrued Expenses

   At December 31, 1998, accounts payable and accrued expenses consist of the following:

      Accrued corporate expenses........................................ $  404
      Accrued programming costs.........................................    564
      Taxes payable.....................................................    276
      Other.............................................................     87
                                                                         ------
                                                                         $1,331
                                                                         ======

9. Debt

 Credit Facilities

   On May 28, 1998, Avalon New England entered into a term loan and revolving credit agreement with a major commercial lending institution (the "Credit Agreement"). The Credit Agreement allowed for aggregate borrowings under Term Loans A and B (collectively, the "Term Loans") and a revolving credit facility of $30,000 and $5,000, respectively. The proceeds from the Term Loans and revolving credit facility were used to fund the acquisitions made by Avalon New England and to provide for Avalon New England's working capital requirements.

   In December 1998, Avalon New England retired the Term Loans and revolving credit agreement through the proceeds of a capital contribution from Avalon. The fees and associated costs relating to the early retirement of this debt was $1,311.

   On November 6, 1998, Avalon New England became a co-borrower along with Avalon Cable Michigan, Inc. ("Avalon Michigan") and Avalon Cable Finance, Inc. ("Avalon Finance"), affiliated companies (collectively referred to as the "Co-Borrowers"), on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facility terminates on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are subject to minimum quarterly payments commencing on January 31, 2001 with substantially all of tranche B term loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility. In connection with the Senior Subordinated Notes and Senior Discount Notes offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility. Avalon New England and Avalon Finance had no borrowings outstanding under the Credit Facility at December 31, 1998.

   The interest rate under the Credit Facility is a rate based on either (i) the Base Rate (a rate per annum equal to the greater of the prime rate and the federal funds rate plus one-half of 1%) or (ii) the Eurodollar Rate (a rate per annum equal to the Eurodollar base rate divided by 1.00 less the Eurocurrency reserve requirement plus, in either case, the applicable margin). As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for

                       AVALON CABLE LLC AND SUBSIDIARIES

Eurodollar loans and (b) with respect to tranche A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche A and tranche B term loans outstanding at December 31, 1998 was 8.58% and 9.33%, respectively. Interest is payable on a quarterly basis. Accrued interest on the borrowings incurred by Avalon Cable of Michigan Inc. under the credit facility was $1,390 at December 31, 1998.

   The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

   The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by affiliated companies; Avalon Cable of Michigan Holdings, Inc., Avalon Cable Finance Holdings, Inc., Avalon New England Holdings, Inc., Avalon Cable Holdings, LLC and the Company.

 Subordinated Debt

   In December 1998, Avalon New England became a co-issuer of a $150,000 principal balance, Senior Subordinated Notes ("Subordinated Notes") offering and the Company became a co-issuer of $196,000, accreted value, Senior Discount Notes ("Senior Discounts Notes") offering. In conjunction with these financings, Avalon New England received $18,130 from Avalon Michigan as a partial payment against the Company's note receivable--affiliate from Avalon Michigan. Avalon Michigan paid $75 in interest during the period from October 21, 1998 (inception) through December 31, 1998. The cash proceeds received by Avalon New England of $18,206 was paid to Avalon as a dividend.

   The Subordinated Notes mature on December 1, 2008, and interest accrues at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. The Senior Discount Notes also mature on December 12, 2008, and interest accrues at a rate of 11.875% per annum on the principal amount at maturity on the Senior Discount Notes. Interest is payable semi-annually in arrears on December 31, 1999.

 Note payable

   The Company issued a note payable for $500 which is due on May 29, 2003, and bears interest at a rate of 7% per annum (which approximates Avalon New England's incremental borrowing rate) payable annually. Additionally, the Company has a $100 non-compete agreement. The agreement calls for five annual payments of $20, commencing on May 29, 1999.

10. Commitments and Contingencies

 Leases

   The Company rents poles from utility companies for use in its operations. While rental agreements are generally short-term, the Company anticipates such rentals will continue in the future. The Company also leases office facilities and various items of equipment under month-to-month operating leases. Rent expense was $23 for the period from October 21 (inception) through December 31, 1998. Future minimum payments on equipment and office facilities under non-cancelable operating lease commitments approximates $112, $108, $105, $100 and $100 for the five years ended December 31, 2004.

 Legal matters

   The Company is subject to regulation by the Federal Communications Commission ("FCC") and other franchising authorities.

                       AVALON CABLE LLC AND SUBSIDIARIES

   From time to time the Company is also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Company.

11. Related Party Transactions and Balances

   The Company provides support services such as finance, accounting and human resources to Avalon New England and Avalon Cable of Michigan, Inc., who are related entities. All shared costs are allocated on the basis of average time spent servicing each entity. In the opinion of management, the methods used in allocating costs from the Company are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the combined operations on a stand-alone basis.

   At December 31, 1998, the Company had an accounts payable, net--affiliate balance of $247, with Avalon Cable of Michigan, Inc.

   In November 1998, Avalon New England loaned $33,200 to Avalon Finance Holdings. This note is recorded as a note receivable--affiliate on the balance sheet at December 31, 1998. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year. During 1998, the Company received a payment with the remaining $15,171 payable on December 31, 2001. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998.

   During 1998, Avalon New England received $3,341 from Avalon Holdings. In consideration for this amount, Avalon New England executed a note payable to Avalon Holdings. This note is recorded as note payable--affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 5.57% per year and Avalon New England has recorded accrued interest on this note of $100 at December 31, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of Michigan Holdings, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Avalon Cable of Michigan Holdings, Inc. and subsidiaries (collectively, the "Company") at December 31, 1998, and the results of their operations, changes in shareholders' equity and their cash flows for the period from June 2, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

                                     F-2--1

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1998
                                 (in thousands)

                                ASSETS
                                ------
Cash.................................................................. $  9,071
Accounts receivable, net of allowance for doubtful accounts of $873...    5,015
Prepayments and other current assets..................................    1,267
Accounts receivable from related parties..............................      371
Deferred income taxes.................................................      377
                                                                       --------
    Current assets....................................................   16,101
Property, plant and equipment, net....................................  104,965
Intangible assets, net................................................  431,313
Deferred charges and other assets.....................................    1,270
                                                                       --------
    Total assets...................................................... $553,649
                                                                       ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------
Accounts payable and accrued expenses................................. $ 10,194
Advance billings and customer deposits................................    2,454
Accounts payable--affiliate...........................................    2,023
                                                                       --------
    Current liabilities...............................................   14,671
Long-term debt........................................................  402,369
Notes payable--affiliate..............................................   15,171
Deferred income taxes.................................................   80,811
                                                                       --------
    Total liabilities.................................................  513,022
                                                                       --------
Commitments and contingencies (Note 10)...............................      --
Minority interest.....................................................   13,855
                                                                       --------
Stockholders equity:
Common stock..........................................................      --
Additional paid-in capital............................................   35,000
Accumulated deficit...................................................   (8,228)
                                                                       --------
    Total shareholders' equity........................................   26,772
                                                                       --------
    Total liabilities and shareholders' equity........................ $553,649
                                                                       ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--2

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                             (dollars in thousands)

Revenue:
  Basic services...................................................... $11,119
  Premium services....................................................   1,036
  Other...............................................................   1,502
                                                                       -------
                                                                        13,657
Operating expenses:
  Selling, general and administrative.................................   2,719
  Programming.........................................................   3,281
  Technical and operations............................................   1,718
  Depreciation and amortization.......................................   6,614
                                                                       -------
Loss from operations..................................................    (675)

Interest income.......................................................     173
Interest (expense)....................................................  (6,957)
Other (expense), net..................................................     (65)
                                                                       -------
(Loss) before income taxes............................................  (7,524)
(Benefit) from income taxes...........................................  (2,754)
                                                                       -------
(Loss) before minority interest and extraordinary item................  (4,770)
Minority interest in loss of consolidated entity......................    (398)
                                                                       -------
(Loss) before extraordinary item......................................  (5,168)
Extraordinary loss on extinguishment of debt (net of tax $1,743)......  (3,060)
                                                                       -------
  Net loss............................................................ $(8,228)
                                                                       =======


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--3

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

     For the Period from June 2, 1998 (inception) through December 31, 1998
                      (in thousands, except share amounts)

                            Common           Additional                 Total
                            Shares    Common  Paid-in   Accumulated Shareholders'
                          Outstanding Stock   Capital     Deficit      Equity
                          ----------- ------ ---------- ----------- -------------
Balance, June 2, 1998...      100      $--    $   --      $   --       $   --
Net loss from date of
 inception through
 December 31, 1998......      --        --        --       (8,228)      (8,228)
Contributions by parent.      --        --     35,000         --        35,000
                              ---      ----   -------     -------      -------
Balance, December 31,
 1998...................      100      $--    $35,000     $(8,228)     $26,772
                              ===      ====   =======     =======      =======




                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2--4

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                                 (in thousands)

Cash flows from operating activities:
  Net (loss)......................................................... $ (8,228)
  Extraordinary loss on extinguishment of debt.......................    3,060
  Depreciation and amortization......................................    6,414
  Deferred income taxes, net.........................................   10,369
  Provision for loss on accounts receivable..........................       75
  Increase (decrease) in minority interest...........................      398
  Net change in certain assets and liabilities, net of business acquisitions......................................................
    Increase in accounts receivable..................................     (832)
    Increase in prepayment and other current assets..................     (446)
    Increase in accounts payable and accrued expenses................    6,869
    Increase in deferred revenue.....................................      967
                                                                      --------
      Net cash used by operating activities..........................   18,646
                                                                      --------
Cash flows from investing activities:
  Additions to property, plant and equipment.........................   (4,673)
  Payment for acquisition............................................ (431,629)
                                                                      --------
    Net cash used in investing activities............................ (436,302)
                                                                      --------
Cash flows from Financing Activities:
  Proceeds from the issuance of the Credit Facility..................  265,888
  Principal payment on debt.......................................... (125,013)
  Proceeds from the issuance of senior subordinated notes............  150,000
  Payments made on bridge loan....................................... (105,000)
  Proceeds from bridge loan..........................................  105,000
  Proceeds from the senior discount notes............................  110,411
  Proceeds from the issuance of note payable affiliate...............   33,200
  Payments made on note payable--affiliate...........................  (18,037)
  Payments made for debt financing costs.............................   (2,978)
  Proceeds from the issuance of common stock.........................   35,000
                                                                      --------
    Net cash provided by financing activities........................  419,427
                                                                      --------
Net increase in cash.................................................    1,771
Cash at beginning of the period......................................    7,300
                                                                      --------
    Cash at end of the period........................................ $  9,071
                                                                      --------
Supplemental disclosures of cash flow information....................
Cash paid during the year for........................................
  Interest........................................................... $  2,639
  Income taxes.......................................................      --

                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                                     F-2--5

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands except per share data)

1. Basis of Presentation and Description of Business

   Avalon Cable of Michigan Holdings, Inc. ("The Company") was formed in June 1998, pursuant to the laws of the state of Delaware. Avalon Cable of Michigan Inc. ("Avalon Michigan") was formed in June 1998, pursuant to the laws of the state of Delaware as a wholly owned subsidiary of the Company. On June 3, 1998, Avalon Michigan entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Cable Michigan, Inc. and Avalon Cable of Michigan Inc. ("Avalon Sub"), pursuant to which Avalon Sub will merge into the Company and the Company will become a wholly owned subsidiary of the Company (the "Merger").

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of Cable Michigan, Inc. ("Cable Michigan") outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by the Company or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, Avalon Michigan acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, Avalon Michigan completed its merger into and with Cable Michigan. The total consideration paid in conjunction with the merger, including fees and expenses was $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. Subsequent to the merger, the arrangements with RCN and CTE were terminated. The Agreement also permitted Avalon Michigan to agree to acquire the remaining shares of Mercom that it did not own.

   The Company contributed $137,375 in cash to Avalon Michigan, which was used to consummate the Merger. On November 5, 1998, the Company received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, the Company contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to Avalon Michigan in exchange for 100 shares of common stock.

   In March 1999, after the acquisition of Mercom, Inc. Avalon Michigan completed a series of transactions to facilitate certain aspects of its financing. As a result of these transactions:

  . Avalon Cable of Michigan LLC has become the operator of the Michigan cluster replacing Avalon Cable of Michigan, Inc.;

  . Avalon Cable of Michigan LLC is an obligor on the Senior Subordinated
    Notes replacing Avalon Cable of Michigan, Inc.; and

  . Avalon Cable of Michigan, Inc. is a guarantor of the obligations of Avalon Cable of Michigan LLC under the Senior Subordinated Notes. Avalon Cable of Michigan, Inc. does not have significant assets, other than its investment in Avalon Cable LLC.

   Avalon Michigan provides cable services to various areas in the state of Michigan. Avalon Michigan's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon Michigan's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

                                     F-2--6

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements of the Company include the accounts of the Company and of all its wholly and majority owned subsidiaries. All significant transactions between the Company and its subsidiaries have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

   Revenues from cable services are recorded in the month the service is provided.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $39.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company had cash in excess of federally insured deposits at financial institutions at December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations. The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

 Property, plant and equipment

   Property, plant and equipment is stated at its fair value for items acquired from Cable Michigan, historical cost for the minority interests' share of Mercom property, plant and equipment and cost for additions subsequent to the merger. Initial subscribers installation costs, including materials, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based on the following lives:

   Buildings......................................................... 25 years
   Cable television distribution equipment........................... 5-12 years
   Vehicles.......................................................... 5 years
   Other equipment................................................... 5-10 years

                                     F-2--7

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Cable franchises are amortized over a period ranging from 13 to 15 years on a straight-line basis. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal, and is amortized over 15 years using the straight-line method. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     a. The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

 Income taxes

   The Company and Mercom file separate consolidated federal income tax returns. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                                     F-2--8

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

3. Merger

   The Merger was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on their fair market values at the date of the Merger as determined through the use of an independent appraisal. The excess of consideration paid over the fair market value of the net assets acquired was $81,705, and is being amortized using the straight line method over 15 years, its estimated economic life.

   The Merger agreement between the Company and Avalon Michigan permitted Avalon Michigan to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 Avalon Michigan and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by Avalon Michigan of all of such shares at a price of $12.00 per share. Avalon Michigan completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

   Following is the unaudited pro forma results of operations for the year ended December 31, 1998, as if the Merger occurred on January 1, 1998:

                                                    December 31,
                                                        1998
                                                    ------------
                                                    (Unaudited)
         Revenue...................................   $ 88,178
                                                      ========
         Loss from operations......................   $ (4,664)
                                                      ========
         Net loss..................................   $(30,989)
                                                      ========

   In March 1999, Avalon Michigan acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

4. Property, Plant and Equipment

   Property, plant and equipment consists of the following:

      Cable plant..................................................... $100,167
      Vehicles........................................................    2,475
      Buildings and improvements......................................    2,151
      Office furniture and fixtures...................................      846
      Construction in process.........................................      768
                                                                       --------
      Total property, plant and equipment.............................  106,407
      Less--accumulated depreciation..................................   (1,442)
                                                                       --------
      Property, plant and equipment, net.............................. $104,965
                                                                       ========

   Depreciation expense was $1,442 for period from inception (June 2, 1998) to December 31, 1998.

                                     F-2--9

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

5. Intangible Assets

   Intangible assets consist of the following:

      Cable Franchise................................................. $344,063
      Goodwill........................................................   81,705
      Deferred Financing Costs........................................   10,657
                                                                       --------
      Total...........................................................  436,425
      Less--accumulated amortization..................................   (5,112)
                                                                       --------
      Intangible assets, net.......................................... $431,313
                                                                       ========

   Amortization expense charged to operations in during the period from inception (June 2, 1998) through December 31, 1998 was $5,112.

6. Account payable and accrued expenses consist of the following:

      Accounts payable................................................ $ 5,321
      Accrued cable programming costs.................................   1,824
      Accrued taxes...................................................   1,107
      Other...........................................................   1,942
                                                                       -------
                                                                       $10,194
                                                                       =======

7. Income Taxes

   The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                                        1998
                                                                       -------
      Current
       Federal........................................................ $   243
       State..........................................................     --
                                                                       -------
         Total Current................................................     243
                                                                       -------
      Deferred
       Federal........................................................  (2,757)
       State..........................................................    (240)
                                                                       -------
         Total Deferred...............................................  (2,997)
                                                                       -------
         Total (benefit) for income taxes............................. $(2,754)
                                                                       =======

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1998. The differences are as follows:

                                                                        1998
                                                                       -------
      (Loss) before (benefit) for income taxes........................ $(7,524)
                                                                       =======
      Federal tax (benefit) at statutory rates........................  (2,633)
      State income taxes..............................................    (198)
      Goodwill........................................................      77
                                                                       -------
      (Benefit) for income taxes......................................  (2,754)
                                                                       =======

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1998.................................................  $10,360     2018

                                    F-2--10

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

   Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                                         1998
                                                                        -------
      NOL carryforwards................................................ $ 5,363
      Alternative minimum tax credits..................................     141
      Reserves.........................................................     210
      Other, net.......................................................     309
                                                                        -------
        Total deferred assets..........................................   6,023
                                                                        -------
      Property, plant and equipment.................................... (10,635)
      Intangible assets................................................ (75,538)
                                                                        -------
        Total deferred liabilities..................................... (86,173)
                                                                        -------
      Subtotal......................................................... (80,150)
                                                                        -------
      Valuation allowance..............................................     --
                                                                        -------
        Total deferred taxes........................................... (80,150)
                                                                        =======

   The tax benefit related to the loss on extinguishment of debt results in deferred tax, and it approximating the statutory U.S. tax rate. The tax benefit of $2,036 related to the exercise of certain stock options of Cable Michigan Inc. was charged directly to goodwill in conjunction with the closing of the merger.

8. Debt

   At December 31, 1998, Long-term Debt consists of the following:

      Senior credit facility.......................................... $150,000
      Senior subordinated notes.......................................  140,875
      Senior discount notes...........................................  111,494
                                                                       --------
                                                                        402,369
        Current portion...............................................      --
                                                                       --------
                                                                       $402,369
                                                                       ========

 Credit Facility

   On November 6, 1998, Avalon Michigan became a co-borrower along with Avalon New England and Avalon Cable Finance Inc (Avalon Finance), affiliated companies, collectively referred to as the ("Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000 and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facility terminates on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility in order to consummate the Merger. In connection with the Senior Subordinated Notes (as defined below) and Senior Discount Notes (as defined below) offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $140,875 outstanding under the tranche B term note facilities, and had available $30,000 for borrowings under the revolving credit facility. Avalon New England and Avalon Finance had no borrowings outstanding under the Credit Facility at December 31, 1998.

                                    F-2--11

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

   The interest rate under the Credit Facility is a rate based on either (i) the base rate (a rate per annum equal to the greater of the Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%) or (ii) the Eurodollar rate (a rate per annum equal to the Eurodollar Base Rate divided by 1.00 less the Eurocurrency Reserve Requirements) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranch A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based on upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche B term loans outstanding at December 31, 1998 was 9.19%. Interest is payable on a quarterly basis. Accrued interest on the borrowings under the credit facility was $1,389 at December 31, 1998.

The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by Avalon Cable of Michigan Holdings, Inc., Avalon Cable LLC, Avalon Cable Finance Holdings, Inc., Avalon Cable of New England Holdings, Inc. and Avalon Cable Holdings, LLC.

   Subordinated debt

   In December 1998, Avalon Michigan became a co-issuer of a $150,000, principal balance, Senior Subordinated Notes ("Subordinated Notes") offering and Michigan Holdings became a co-issuer of a $196,000, gross proceeds, Senior Discount Notes ("Senior Discount Notes") offering. In conjunction with these financings, Avalon Michigan paid $18,130 to Avalon Finance as a partial payment against Avalon Michigan's note payable--affiliate. Avalon Michigan paid $75 in interest on this note payable--affiliate during the period from inception (June 2, 1998) through December 31, 1998.

   The Subordinated Notes mature on December 1, 2008, and interest accrued at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. Accrued interest on the Subordinated Notes was $1,078 at December 31, 1998. The Senior Discount Notes mature on December 1, 2008. Until December 1, 2003, interest will not be paid currently on the Senior Discount Notes, but the accreted value will increase (representing original issue discount) between the date of original issuance and December 1, 2003. Beginning on December 1, 2003, interest will accrue at a rate of 11.875% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, to holders of record on the immediately preceding May 15 and November 15. Original issue discount accretion on the Senior Discount Notes was $1,083 at December 31, 1998.

   The Senior Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $72,479 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a

                                    F-2--12

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

 Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

On September 29, 1997, Avalon Michigan purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables at December 31, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

9. Employee Benefit Plans

Avalon Michigan has a qualified savings plan under Section 401(K) of the Internal Revenue Code. Contributions charged to expense for the period from November to December 31, 1998 was $30.

10. Commitments and Contingencies

 Leases

   Total rental expense, primarily for office space and pole rental, was $43. Rental commitments are expected to continue at approximately $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.


                                    F-2--13

            AVALON CABLE OF MICHIGAN HOLDINGS, INC. AND SUBSIDIARIES

 Legal Matters

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

11. Related Party Transactions and Balances

   In November 1998, Avalon Michigan received $33,200 from Avalon Finance. In consideration for this amount, Avalon Michigan executed a note payable to Avalon Finance. The note matures on December 31, 2001. This note is recorded as note payable-affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 4.47% per year, and is payable on December 31, 2001. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998. On December 10,1998, Avalon Michigan made a partial payment of $18,130 against this note payable-affiliate to Avalon Finance.

   Avalon Michigan receives support services such as finance, accounting and human resources from Avalon Cable LLC, a related party. All shared costs are allocated on the basis of average time spent servicing each entity. In the opinion of management, the methods used in allocating costs from Avalon Cable LLC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the combined operations on a stand-alone basis. For the period ended December 31, 1998, the Company was allocated charges related to such services of $250. The Company had a payable of $250 related to these services at December 31, 1998.

   At December 31, 1998, the Company had an accounts receivable-affiliate balance of $247 with Avalon Cable LLC.


                                    F-2--14

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Avalon Cable Holdings Finance, Inc.

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations and of cash flows present fairly, in all material respects, the financial position of Avalon Cable Holdings Finance, Inc. and its subsidiary (the "Company") as of December 31, 1998 and the results of their operations and their cash flows for the period from October 21, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these consolidated statements in accordance with generally accepted auditing standards which requires that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

               AVALON CABLE HOLDINGS FINANCE, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               December 31, 1998
                      (in thousands, except share amounts)

                                Assets
                                ------
Cash................................................................... $   --
Note receivable--affiliate.............................................  15,171
                                                                        -------
    Total assets....................................................... $15,171
                                                                        =======
                 Liabilities and stockholder's equity
                 ------------------------------------
Note payable--affiliate................................................ $15,171
                                                                        -------
    Total liabilities..................................................  15,171
                                                                        -------
Commitments and contingencies (Note 5)
Common stock, par value of $.01; authorized 1,000 shares; issued 100
 shares................................................................     --
                                                                        -------
    Total stockholder's equity.........................................     --
                                                                        -------
    Total liabilities and stockholder's equity......................... $15,171
                                                                        =======



  The accompanying notes are an integral part of these consolidated financial statements.

               AVALON CABLE HOLDINGS FINANCE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
   For the Period from October 21, 1998 (inception) through December 31, 1998
                                 (in thousands)

Revenue.................................................................. $ --
Operating expenses.......................................................   --
                                                                          -----
    Income from operations...............................................   --
                                                                          -----
Other income (expense):
  Interest income........................................................   177
  Interest (expense).....................................................  (177)
                                                                          -----
    Net income........................................................... $ --
                                                                          =====



  The accompanying notes are an integral part of these consolidated financial statements.

               AVALON CABLE HOLDINGS FINANCE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
   For the Period from October 21, 1998 (inception) through December 31, 1998
                                 (in thousands)

Cash flows from financing activities:
  Net proceeds from issuance of note payable--affiliate............... $ 15,171
  Receipts for payments on note receivable--affiliate.................  (15,171)
                                                                       --------
    Net cash provided by financing activities.........................      --
                                                                       --------
    Cash, end of period............................................... $    --
                                                                       ========
Supplemental disclosures of cash flow information
  Cash paid during the year for:
    Interest.......................................................... $     75
                                                                       --------



  The accompanying notes are an integral part of these consolidated financial statements.

               AVALON CABLE HOLDINGS FINANCE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)

1. Basis of Presentation and Description of Business

   Avalon Cable Holdings Finance, Inc. (the "Company") was formed in October 1998, pursuant to the laws of Delaware, as a wholly owned subsidiary of Avalon Cable Holdings LLC, for the sole purpose of facilitating financings associated with the acquisitions of various cable television companies. The Company conducts no other activities.

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Avalon Cable Finance, Inc. ("Avalon Finance"). All significant transactions between the Company and its subsidiary have been eliminated.

 Use of estimates

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Financial instruments

   The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

 Accounting for income taxes

   The Company has prepared its income tax provision using the liability method in accordance with Financial Accounting Standards Board statement 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities and are measured using tax rates that will be in effect when the differences are expected to reverse. As of December 31, 1998 the Company has no deferred tax assets or liabilities and no tax provision to record.

3. Related Party Transactions

   In November 1998, Avalon Finance received $33,200 from Avalon Cable of New England LLC ("Avalon New England"). In consideration for this amount, Avalon Finance executed a note payable to Avalon New England. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year, and is payable in arrears on December 31, 2001. This note is recorded as note payable-- affiliate on the consolidated balance sheet at December 31, 1998. Avalon Finance has recorded accrued interest payable on this note of $102 at December 31, 1998.

   In November 1998, the Company loaned $33,200 to Avalon Cable of Michigan, Inc. ("Avalon Michigan") in order to assist Avalon Michigan in consummating its acquisition of Cable Michigan, Inc. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year, and is payable in arrears on December 31, 2001. This note is recorded as note receivable--affiliate on the consolidated balance sheet at December 31, 1998. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  In thousands

4. Debt

 Credit Facilities

   On May 28, 1998, Avalon New England entered into a term loan and revolving credit agreement with a major commercial lending institution (the "Credit Agreement"). The Credit Agreement allowed for aggregate borrowings under Term Loans A and B (collectively, the "Term Loans") and a revolving credit facility of $30,000 and $5,000, respectively. The proceeds from the Term Loans and revolving credit facility were used to fund acquisitions and to provide for Avalon New England's working capital requirements.

   In December 1998, Avalon New England retired the Term Loans and revolving credit agreement through the proceeds of a capital contribution from Avalon. The fees and associated costs relating to the early retirement of this debt was $1,310, which has been recorded as an extraordinary item by Avalon New England.

   On November 6, 1998, Avalon Finance became a co-borrower along with Avalon Cable Michigan, Inc. ("Avalon Michigan") and Avalon Cable of New England LLC ("Avalon New England"), affiliated companies, collectively referred to as the "Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facilities terminate on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

                                     94--1

               AVALON CABLE HOLDINGS FINANCE, INC. AND SUBSIDIARY

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility. In connection with the Senior Subordinated Notes and Senior Discount Notes offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility. The Company and Avalon New England had no borrowings outstanding under the Credit Facility at December 31, 1998.

   The interest rate under the Credit Facility is a rate based on either (i) the Base Rate (a rate per annum equal to the greater of the prime rate and the federal funds rate plus one-half of 1%) or (ii) the Eurodollar Rate (a rate per annum equal to the Eurodollar base rate divided by 1.00 less the Eurocurrency reserve requirement) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranche A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% per annum for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based on upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche A and tranche B term loans outstanding at December 31, 1998 was 8.58% and 9.33%, respectively. Interest is payable on a quarterly basis. Accrued interest on the borrowings incurred by Avalon Cable of Michigan, Inc. under the credit facility was $1,390 at December 31, 1998.

   The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

   The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by affiliated companies; Avalon Cable of Michigan Holdings, Inc., Avalon Finance, Avalon Cable of New England Holdings, Inc., Avalon Cable Holdings, LLC and Avalon Cable LLC.

 Subordinated debt

   In December 1998, Avalon Finance became a co-issuer of an $150,000 principal balance, Senior Subordinated Notes ("Subordinated Notes") offering and the Company became a co-issuer of an $196,000, accreted value, Senior Discount Notes ("Senior Discounts Notes") offering. In conjunction with these financings, Avalon Finance received $18,130 from Avalon Michigan as a partial payment against the Company's note receivable--affiliate from Avalon Michigan. Avalon Michigan paid $75 in interest during the period from October 21, 1998 (inception) through December 31, 1998. The cash proceeds received of $18,206 were used by Avalon Finance to make a partial principal payment of $18,130 on its note payable--affiliate and an interest payment of $75 to Avalon New England.

   The Subordinated Notes mature on December 1, 2008, and interest accrues at a rate of 9.375% per annum. Interest is payable semi annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. The Senor Discount Notes also mature on December 1, 2008, and interest accrues at a rate of 11.875% per annum on the principal amount at maturity on the Senior Discount Notes. Interest is payable semi-annually in arrears on December 31, 1999.

5. Commitment and Contingencies

   From time to time, the Company is involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial position of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Avalon Cable of Michigan, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Cable Michigan, Inc. and subsidiaries (collectively, the "Company") at December 31, 1996 and 1997 and November 5, 1998, and the results of their operations and their cash flows for each of the two years ended December 31, 1996 and 1997 and the period from January 1, 1998 to November 5, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                  December 31, November 5,
                     ASSETS                           1997        1998
                     ------                       ------------ -----------
                                                     (dollars in thousands)
Cash and temporary cash investments..............   $ 17,219    $  6,093
Accounts receivable, net of reserve for doubtful
 accounts of $541 at December 31, 1997 and $873
 at November 5, 1998.............................      3,644       4,232
Prepayments and other............................        663         821
Accounts receivable from related parties.........        166         396
Deferred income taxes............................      1,006         541
                                                    --------    --------
  Total current assets...........................     22,698      12,083
Property, plant and equipment, net...............     73,836      77,565
Intangible assets, net...........................     45,260      32,130
Deferred charges and other assets................        803       9,442
                                                    --------    --------
  Total assets...................................   $142,597    $131,220
                                                    ========    ========
      LIABILITIES AND SHAREHOLDERS' DEFICIT
      -------------------------------------
Current portion of long-term debt................   $    --     $ 15,000
Accounts payable.................................      5,564       8,370
Advance billings and customer deposits...........      2,242       1,486
Accrued taxes....................................        167       1,035
Accrued cable programming expense................      2,720       5,098
Accrued expenses.................................      4,378       2,052
Accounts payable to related parties..............      1,560         343
                                                    --------    --------
  Total current liabilities......................     16,631      33,384
Long-term debt...................................    143,000     120,000
Deferred income taxes............................     22,197      27,011
                                                    --------    --------
  Total liabilities..............................    181,828     180,395
                                                    --------    --------
Minority interest................................     14,643      14,690
                                                    --------    --------
Commitments and contingencies (Note 11)..........        --          --
Preferred Stock..................................        --          --
Common stock.....................................        --          --
Common shareholders' deficit.....................    (53,874)    (63,865)
                                                    --------    --------
  Total Liabilities and Shareholders' Deficit....   $142,597    $131,220
                                                    ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       For the
                                                                     Period from
                                               For the Years Ended   January 1,
                                                  December 31,         1998 to
                                               --------------------  November 5,
                                                 1996       1997        1998
                                               ---------  ---------  -----------
                                                (dollars in thousands except
                                                per share and share amounts)
Revenues.....................................  $  76,187  $  81,299   $  74,521
Costs and expenses, excluding management fees
 and depreciation and amortization...........     40,593     44,467      41,552
Management fees..............................      3,498      3,715       3,156
Depreciation and amortization................     31,427     32,082      28,098
Merger related expenses......................        --         --        5,764
                                               ---------  ---------   ---------
Operating income.............................        669      1,035      (4,049)
Interest income..............................        127        358         652
Interest expense.............................    (15,179)   (11,751)     (8,034)
Gain on sale of Florida cable system.........        --       2,571         --
Other (expense), net.........................       (736)      (738)       (937)
                                               ---------  ---------   ---------
(Loss) before income taxes...................    (15,119)    (8,525)    (12,368)
(Benefit) from income taxes..................     (5,712)    (4,114)     (1,909)
                                               ---------  ---------   ---------
(Loss) before minority interest and equity in
 unconsolidated entities.....................     (9,407)    (4,411)    (10,459)
Minority interest in loss (income) of
 consolidated entity.........................      1,151         53         (75)
                                               ---------  ---------   ---------
    Net (Loss)...............................  $  (8,256) $  (4,358)  $ (10,534)
                                               =========  =========   =========
Basic and diluted earnings per average common
 share
  Net (loss) to shareholders.................  $   (1.20) $    (.63)  $   (1.45)
  Average common shares and common stock
   equivalents outstanding...................  6,864,799  6,870,528   6,891,932


  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                 For the Years Ended December 31, 1996 and 1997 and
                                the Period from January 1, 1998 to November 5, 1998
                         -------------------------------------------------------------------
                           Common           Additional           Shareholder's     Total
                           Shares    Common  Paid-in                  Net      Shareholders'
                         Outstanding Stock   Capital   Deficit    Investment      Deficit
                         ----------- ------ ---------- --------  ------------- -------------
                                    (dollars in thousands except share amounts)
Balance, December 31,
 1995...................      1,000  $    1    $--     $    --     $(73,758)     $(73,757)
  Net loss..............                                             (8,256)       (8,256)
  Transfers from CTE....                                              2,272         2,272
                          ---------  ------    ----    --------    --------      --------
Balance, December 31,
 1996...................      1,000       1     --          --      (79,742)      (79,741)
  Net loss from 1/1/97
   through 9/30/97......                                             (3,251)       (3,251)
  Net loss from 10/1/97
   through 12/31/97.....                                 (1,107)                   (1,107)
  Transfers from RCN
   Corporation..........                                             30,225        30,225
  Common stock issued in
   connection with the
   Distribution.........  6,870,165   6,870             (59,638)     52,768           --
                          ---------  ------    ----    --------    --------      --------
Balance, December 31,
 1997...................  6,871,165  $6,871     --     $(60,745)   $    --       $(53,874)
                          =========  ======    ====    ========    ========      ========
  Net loss from January
   1, 1998 to November
   5, 1998..............                                (10,534)                  (10,534)
  Exercise of stock
   options..............     30,267      30     351                                   381
  Tax benefits of stock
   option exercises.....                        162                                   162
                          ---------  ------    ----    --------    --------      --------
Balance, November 5,
 1998...................  6,901,432  $6,901    $513    $(71,279)        --       $(63,865)
                          =========  ======    ====    ========    ========      ========



  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For the Years
                                        Ended December 31,   For the Period from
                                        -------------------  January 1, 1998 to
                                          1996      1997      November 5, 1998
                                        --------  ---------  -------------------
                                                (dollars in thousands)
Cash flows from operating activities
  Net (loss)..........................  $ (8,256) $  (4,358)      $(10,534)
  Gain on pension
   curtailment/settlement.............      (855)       --             --
  Depreciation and amortization.......    31,427     32,082         28,098
  Deferred income taxes, net..........       988     (4,359)        (3,360)
  Provision for losses on accounts
   receivable.........................       843        826            710
  Gain on sale of Florida cable
   systems............................       --      (2,571)           --
  Increase (decrease) in minority
   interest...........................    (1,151)       (53)            47
  Other non-cash items................     2,274      1,914            --
  Net change in certain assets and
   liabilities, net of business
   acquisitions
    Accounts receivable and customer
     deposits.........................    (1,226)      (617)        (2,054)
    Accounts payable..................     1,365      2,234          2,806
    Accrued expenses..................       125        580             52
    Accrued taxes.....................       (99)        61            868
    Accounts receivable from related
     parties..........................       567      1,549           (230)
    Accounts payable to related
     parties..........................     1,314     (8,300)        (1,217)
    Other, net........................       501       (644)          (158)
                                        --------  ---------       --------
      Net cash provided by operating
       activities.....................    27,817     18,344         15,028
                                        --------  ---------       --------
Cash flows from investing activities
  Additions to property, plant and
   equipment..........................    (9,605)   (14,041)       (18,697)
  Acquisitions, net of cash acquired..       --         (24)           --
  Proceeds from sale of Florida cable
   systems............................       --       3,496            --
  Other...............................       390        560            --
                                        --------  ---------       --------
      Net cash used in investing
       activities.....................    (9,215)   (10,009)       (18,697)
                                        --------  ---------       --------
Cash flows from financing activities
  Issuance of long-term debt..........       --     128,000            --
  Redemption of long-term debt........    (1,500)   (17,430)        (8,000)
  Proceeds from the issuance of common
   stock..............................       --          -             543
  Transfers from CTE..................       --      12,500            --
  Change in affiliate notes, net......   (16,834)  (116,836)           --
  Payments made for debt financing
   costs..............................       --        (647)           --
                                        --------  ---------       --------
      Net cash provided by (used in)
       financing activities...........   (18,334)     5,587         (7,457)
Net increase/(decrease) in cash and
 temporary cash investments...........       268     13,922        (11,126)
Cash and temporary cash investments at
 beginning of year....................     3,029      3,297         17,219
                                        --------  ---------       --------
Cash and temporary cash investments at
 end of year..........................  $  3,297  $  17,219       $  6,093
                                        ========  =========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the
                                                     For the Years  Period from
                                                    Ended December  January 1,
                                                          31,         1998 to
                                                    --------------- November 5,
                                                     1996    1997      1998
                                                    ------- ------- -----------
                                                      (dollars in thousands)
Supplemental disclosures of cash flow information
Cash paid during the year for
  Interest......................................... $15,199 $11,400   $7,777
  Income taxes.....................................      29     370      315

Supplemental Schedule of Non-cash Investing and Financing Activities:

  In September 1997, in connection with the transfer of CTE's investment in Mercom to the Company, the Company assumed CTE's $15,000 Term Credit Facility.

  Certain intercompany accounts receivable and payable and intercompany note balances were transferred to shareholders' net investment in connection with the Distribution described in note 1.


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in Thousands Except per Share Data)

                                      DATE

1. Background and Basis of Presentation

   Prior to September 30, 1997, Cable Michigan, Inc. and subsidiaries (the "Company") was operated as part of C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation ("RCN") and the Company to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of the Distribution Agreement dated September 5, 1997 among C-TEC, RCN and the Company. The Company consists of C-TEC's Michigan cable operations, including its 62% ownership in Mercom, Inc. ("Mercom"). In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. ("CTE"). RCN consists primarily of C-TEC's bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V. C-TEC, RCN, and the Company continue as entities under common control until the Company completes the Merger (as described below).

   On June 3, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Avalon Cable of Michigan Holdings Inc. ("Avalon Holdings") and Avalon Cable of Michigan Inc. ("Avalon Sub"), pursuant to which Avalon Sub will merge into the Company and the Company will become a wholly owned subsidiary of Avalon Holdings (the "Merger").

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of the Company outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by Avalon Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   On November 6, 1998, the Company completed its merger into and with Avalon Cable Michigan, Inc. The total consideration payable in conjunction with the merger, including fees and expenses is approximately 431,600. Subsequent to the merger, the arrangements with RCN and CTE (as described below) were terminated. The Merger agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

   Cable Michigan provides cable services to various areas in the state of Michigan. Cable Michigan's cable television systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Cable Michigan's cable television systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

   The consolidated financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations of all wholly and majority owned subsidiaries. However, the historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations, financial condition or cash flows of the Company in the future or what they would have been had the Company been an independent, public company during the reporting periods. All material intercompany transactions and balances have been eliminated.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   RCN's corporate services group has historically provided substantial support services such as finance, cash management, legal, human resources, insurance and risk management. Prior to the Distribution, the corporate office of C-TEC allocated the cost for these services pro rata among the business units supported primarily based on assets; contribution to consolidated earnings before interest, depreciation, amortization, and income taxes; and number of employees. In the opinion of management, the method of allocating these costs is reasonable; however, such costs are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis.

   CTE, RCN and the Company have entered into certain agreements subsequent to the Distribution, and governing various ongoing relationships, including the provision of support services between the three companies, including a distribution agreement and a tax-sharing agreement.

   The fee per year for support services from RCN will be 4.0% of the revenues of the Company plus a direct allocation of certain consolidated cable administration functions of RCN. The direct charge for customer service along with the billing service and the cable guide service will be a pro rata share (based on subscribers) of the expenses incurred by RCN to provide such customer service and to provide such billing and cable guide service for RCN and the Company.

   CTE has agreed to provide or cause to be provided to RCN and the Company certain financial data processing services for a transitional period after the Distribution. The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by CTE to provide such financial data processing services to all three groups.


                                     F-9--1

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

2. Summary of Significant Accounting Policies

 Use of estimates

   The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and temporary cash investments

   For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be temporary cash investments. Temporary cash investments are stated at cost, which approximates market.

 Property, plant and equipment and depreciation

   Property, plant and equipment reflects the original cost of acquisition or construction, including payroll and related costs such as taxes, pensions and other fringe benefits, and certain general administrative costs.

   Depreciation is provided on the straight-line method based on the useful lives of the various classes of depreciable property. The average estimated lives of depreciable cable property, plant and equipment are:

      Buildings.................................................... 12-25 years
      Cable television distribution equipment...................... 8.5-12 years
      Vehicles..................................................... 5 years
      Other equipment.............................................. 12 years

   Maintenance and repair costs are charged to expense as incurred. Major replacements and betterments are capitalized. Gain or loss is recognized on retirements and dispositions.

 Intangible assets

   Intangible assets are amortized on a straight-line basis over the expected period of benefit ranging from 5 to 19.3 years. Intangible assets include cable franchises. The cable systems owned or managed by the Company are constructed and operated under fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") that are generally nonexclusive and are granted by local governmental authorities. The provisions of these local franchises are subject to federal regulation. Costs incurred to obtain or renew franchises are capitalized and amortized over the term of the applicable franchise agreement.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Revenue recognition

   Revenues from cable programming services are recorded in the month the service is provided.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $514, $560, and $505 in 1996, 1997, and for the period from January 1, 1998 to November 5, 1998 respectively.

 Stock-based compensation

   The Company applies Accounting Principles Board Opinion No. 25--"Accounting for Stock Issued to Employees" ("APB 25") in accounting for its stock plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123--"Accounting for Stock-Based Compensation" ("SFAS 123").

 Earnings (loss) per share

   The Company has adopted statement of Financial Accounting Standards No. 128--"Earnings Per Share" ("SFAS 128"). Basic earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period.

   Diluted earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversions of stock options during periods in which the Company incurs a loss from continuing operations is not assumed since the effect is anti-dilutive. The number of stock options which would have been converted in 1997 and in 1998 and had a dilutive effect if the Company had income from continuing operations are 55,602 and 45,531, respectively.

   For periods prior to October 1, 1997, during which the Company was a wholly owned subsidiary of C-TEC, earnings (loss) per share was calculated by dividing net income (loss) by one-fourth the average common shares of C-TEC outstanding, based upon a distribution ratio of one share of Company common stock for each four shares of C-TEC common equity owned.

  Income taxes

   The Company and Mercom file separate consolidated federal income tax returns. Prior to the Distribution, income tax expense was allocated to C-TEC's subsidiaries on a separate return basis except that C-TEC's subsidiaries receive benefit for the utilization of net operating losses and investment tax credits included in the consolidated tax return even if such losses and credits could not have been used on a separate return basis. The

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

Company accounts for income taxes using Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  Reclassification

   Certain amounts have been reclassified to conform with the current year's presentation.

3. Business Combination and Dispositions

   The Agreement between Avalon Cable of Michigan Holdings, Inc. and the Company permitted the Company to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 the Company and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by the Company of all of such shares at a price of $12.00 per share. The Company completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

   In March 1999, Avalon Michigan Inc. acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800,000, excluding transaction fees.

   In July 1997, Mercom sold its cable system in Port St. Lucie, Florida for cash of approximately $3,500. The Company realized a pretax gain of $2,571 on the transaction.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

4. Property, Plant and Equipment

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
Cable plant............................................   $158,655    $174,532
Buildings and land.....................................      2,837       2,917
Furniture, fixtures and vehicles.......................      5,528       6,433
Construction in process................................        990         401
                                                          --------    --------
Total property, plant and equipment....................    168,010     184,283
Less accumulated depreciation..........................    (94,174)   (106,718)
                                                          --------    --------
Property, plant and equipment, net.....................   $ 73,836    $ 77,565
                                                          ========    ========

   Depreciation expense was $15,728, $16,431 and $14,968 for the years ended December 31, 1996 and 1997, and the period from January 1, 1998 to November 5, 1998, respectively.

5. Intangible Assets

   Intangible assets consist of the following at:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      Cable Franchises.................................   $134,889    $134,889
      Noncompete agreements............................        473         473
      Goodwill.........................................      3,990       3,990
      Other............................................      1,729       1,729
                                                          --------    --------
      Total............................................    141,081     141,081
      Less accumulated amortization....................    (95,821)   (108,951)
                                                          --------    --------
      Intangible assets, net...........................   $ 45,260    $ 32,130
                                                          ========    ========

   Amortization expense charged to operations for the years ended December 31, 1996 and 1997 was $15,699 and $15,651, respectively, and $13,130 for the period from January 1, 1998 to November 5, 1998.

6. Income Taxes

   The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                      1996     1997     1998
                                                     -------  -------  -------
      Current
        Federal .................................... $(6,700) $   245  $   320
        State.......................................     --       --        28
                                                     -------  -------  -------
          Total Current.............................  (6,700)     245      348
                                                     -------  -------  -------
      Deferred:
        Federal ....................................     988   (4,359)  (2,074)
        State.......................................     --       --      (183)
                                                     -------  -------  -------
          Total Deferred............................     988   (4,359)  (2,257)
                                                     -------  -------  -------
          Total (benefit) for income taxes.......... $(5,712) $(4,114) $(1,909)
                                                     =======  =======  =======

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1996, 34% for 1997 and 35% for the period from January 1, 1998 to November 5, 1998. The differences are as follows:

                                                                    Period from
                                                    Year ended       January 1,
                                                   December 31,       1998 to
                                                 -----------------  November 11,
                                                   1996     1997        1998
                                                 --------  -------  ------------
      (Loss) before (benefit) for income taxes.  $(15,119) $(8,525)   $(12,368)
      Federal tax (benefit) at statutory rates.    (5,307)  (2,899)     (4,329)
      State income taxes.......................       --       --         (101)
      Goodwill.................................       175      171         492
      Increase (decrease) in valuation
       allowance...............................      (518)  (1,190)        --
      Nondeductible expenses...................       --       147       2,029
      Benefit of rate differential applied to
       reversing timing differences............       --      (424)        --
      Other, net...............................       (62)      81         --
                                                 --------  -------    --------
      (Benefit) for income taxes...............  $ (5,712) $(4,114)   $ (1,909)
                                                 ========  =======    ========

   Mercom, which files a separate consolidated income tax return, has the following net operating losses available:

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1992.................................................  $  435      2007
      1995.................................................  $2,713      2010

   In 1997, Mercom was liable for Federal Alternative Minimum Tax (AMT). At December 31, 1997 and at November 5, 1998, the cumulative minimum tax credits are $141 and $141, respectively. This amount can be carried forward indefinitely to reduce regular tax liabilities that exceed AMT in future years.

   Temporary differences that give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      NOL carryforwards................................   $  1,588    $  1,132
      Alternative minimum tax credits..................        141         141
      Reserves.........................................        753         210
      Other, net.......................................        230         309
                                                          --------    --------
      Total deferred assets............................      2,712       1,792
                                                          --------    --------
      Property, plant and equipment....................    (11,940)    (10,515)
      Intangible assets................................    (11,963)    (10,042)
                                                          --------    --------
      Total deferred liabilities.......................    (23,903)    (20,557)
                                                          --------    --------
      Subtotal.........................................    (21,191)    (18,765)
      Valuation allowance..............................        --          --
                                                          --------    --------
        Total deferred taxes...........................   $(21,191)   $(18,765)
                                                          ========    ========

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   In the opinion of management, based on the future reversal of taxable temporary differences, primarily depreciation and amortization, the Company will more likely than not be able to realize all of its deferred tax assets. As a result, the net change in the valuation allowance for deferred tax assets during 1997 was a decrease of $1,262, which $72 related to Mercom of Florida.

   Due to the sale of Mercom of Florida, the Company's deferred tax liabilities decreased by $132.

7. Debt

   Long-term debt outstanding at November 5, 1998 is as follows:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      Term Credit Facility.............................   $100,000    $100,000
      Revolving Credit Facility........................     28,000      20,000
      Term Loan........................................     15,000      15,000
                                                          --------    --------
      Total............................................    143,000     135,000
      Current portion of long-term debt................        --       15,000
                                                          --------    --------
        Total Long-Term Debt...........................   $143,000    $120,000
                                                          ========    ========

Credit Facility

   The Company had an outstanding line of credit with a banking institution for $3 million. No amounts were outstanding under this facility.

   The Company has in place two secured credit facilities (the "Credit Facilities") pursuant to a single credit agreement with a group of lenders for which First Union National Bank acts as agent (the "Credit Agreement"), which was effective as of July 1, 1997. The first is a five-year revolving credit facility in the amount of $65,000 (the "Revolving Credit Facility"). The second is an eight-year term credit facility in the amount of $100,000 (the "Term Credit Facility").

   The interest rate on the Credit Facilities will be, at the election of the Company, based on either a LIBOR or a Base Rate option (6.25% at November 5, 1998) (each as defined in the Credit Agreement).

   The entire amount of the Term Credit Facility has been drawn and as of November 5, 1998, $100,000 of the principal was outstanding thereunder. The entire amount of the Revolving Credit Facility is available to the Company until June 30, 2002. As of November 5, 1998, $20,000 of principal was outstanding thereunder. Revolving loans may be repaid and reborrowed from time to time.

   The Term Credit Facility is payable over six years in quarterly installments, from September 30, 1999 through June 30, 2005. Interest only is due through June 1999. The Credit Agreement is currently unsecured.

   The Credit Agreement contains restrictive covenants which, among other things, require the Company to maintain certain debt to cash flow, interest coverage and fixed charge coverage ratios and place certain limitations on additional debt and investments. The Company does not believe that these covenants will materially restrict its activities.

Term Loan

   On September 30, 1997, the Company assumed all obligations of CTE under a $15 million credit facility extended by a separate group of lenders for which First Union National Bank also acts as agent (the "$15 Million Facility"). The $15 Million Facility matures in a single installment on June 30, 1999 and is

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES
collateralized by a first priority pledge of all shares of Mercom owned by the Company. The $15 Million Facility has interest rate provisions (6.25% at November 5, 1998), covenants and events of default substantially the same as the Credit Facilities.

   On November 6, 1998, the long-term debt of the Company was paid off in conjunction with the closing of the merger.

Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

   On September 29, 1997, the Company purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At November 5, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

8. Common Stock and Stock Plans

   The Company has authorized 25,000,000 shares of $1 par value common stock, and 50,000,000 shares of $1 par value Class B common stock. The Company also has authorized 10,000,000 shares of $1 par value preferred stock. At November 5, 1998, 6,901,432 common shares are issued and outstanding.

   In connection with the Distribution, the Company Board of Directors (the "Board") adopted the Cable Michigan, Inc. 1997 Equity Incentive Plan (the "1997 Plan"), designed to provide equity-based compensation opportunities to key employees when shareholders of the Company have received a corresponding benefit through appreciation in the value of Cable Michigan Common Stock.

   The 1997 Plan contemplates the issuance of incentive stock options, as well as stock options that are not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards (collectively, "Awards"). Up to 300,000 shares of Common Stock, plus shares of Common Stock issuable in connection with the Distribution related option adjustments, may be issued pursuant to Awards granted under the 1997 Plan.

   All employees and outside consultants to the Company and any of its subsidiaries and all Directors of the Company who are not also employees of the Company are eligible to receive discretionary Awards under the 1997 Plan.

   Unless earlier terminated by the Board, the 1997 Plan will expire on the 10th anniversary of the Distribution. The Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1997 Plan in whole or in part.

   Prior to the Distribution, certain employees of the Company were granted stock option awards under C-TEC's stock option plans. In connection with the Distribution, 380,013 options covering Common Stock were issued. Each C-Tec option was adjusted so that each holder would hold options to purchase shares of Commonwealth Telephone Enterprise Common Stock, RCN Common Stock and Cable Michigan Common

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

Stock. The number of shares subject to, and the exercise price of, such options were adjusted to take into account the Distribution and to ensure that the aggregate intrinsic value of the resulting RCN, the Company and Commonwealth Telephone Enterprises options immediately after the Distribution was equal to the aggregate intrinsic value of the C-TEC options immediately prior to the Distribution.

   Information relating to the Company stock options is as follows:

                                                                    Weighted
                                                                    Average
                                                          Number of Exercise
                                                           Shares    Price
                                                          --------- --------
        Granted..........................................   33,750   $ 8.82
        Exercised........................................   (7,250)     --
        Canceled.........................................  (35,500)   10.01
                                                           -------   ------
      Outstanding December 31, 1996......................  292,000     8.46
        Granted..........................................   88,013     8.82
        Exercised........................................      --       --
        Canceled.........................................     (375)   10.01
                                                           -------   ------
      Outstanding December 31, 1997......................  379,638     8.82
        Granted..........................................   47,500    31.25
        Exercised........................................  (26,075)   26.21
        Canceled.........................................  (10,250)     --
                                                           -------   ------
      Outstanding November 5, 1998.......................  390,813   $11.52
                                                           =======   ======
        Shares exercisable November 5, 1998..............  155,125   $ 8.45

   The range of exercise prices for options outstanding at November 5, 1998 was $8.46 to $31.25.

   No compensation expense related to stock option grants was recorded in 1997. For the period ended November 5, 1998 compensation expense in the amount of $161 was recorded relating to services rendered by the Board.

   Under the term of the Merger Agreement the options under the 1997 Plan vest upon the closing of the merger and each option holder will receive $40.50 per option.

   Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions for the period ended November 5, 1998. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 1996, 1997 and 1998; expected volatility of 39.5% for 1996, 38.6% prior to the Distribution and 49.8% subsequent to the Distribution for 1997 and 40% for 1998; risk-free interest rate of 5.95%, 6.52% and 5.68% for 1996, 1997 and 1998 respectively, and expected lives of 5 years for 1996 and 1997 and 6 years for 1998.

   The weighted-average fair value of options granted during 1997 and 1998 was $4.19 and $14.97, respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                For the Years    For the Period
                                                    Ended        from January 1,
                                                December 31,          1998
                                               ----------------  to November 5,
                                                1996     1997         1998
                                               -------  -------  ---------------
Net (Loss) as reported........................ $(8,256) $(4,358)    $(10,534)
Net (Loss) pro forma..........................  (8,256)  (4,373)     (10,174)
Basic (Loss) per share--as reported...........   (1.20)   (0.63)       (1.45)
Basic (Loss) per share--pro forma.............   (1.20)   (0.64)       (1.48)
Diluted (Loss) per share--as reported.........   (1.20)   (0.63)       (1.45)
Diluted (Loss) per share--pro forma...........   (1.20)   (0.64)       (1.48)

   In November 1996, the C-TEC shareholders approved a stock purchase plan for certain key executives (the "Executive Stock Purchase Plan" or "C-TEC ESPP"). Under the C-TEC ESPP, participants may purchase shares of C-TEC Common Stock in an amount of between 1% and 20% of their annual base compensation and between 1% and 100% of their annual bonus compensation and provided, however, that in no event shall the participant's total contribution exceed 20% of the sum of their annual compensation, as defined by the C-TEC ESPP. Participant's accounts are credited with the number of share units derived by dividing the amount of the participant's contribution by the average price of a share of C-TEC Common Stock at approximately the time such contribution is made. The share units credited to participant's account do not give such participant any rights as a shareholder with respect to, or any rights as a holder or record owner of, any shares of C-TEC Common Stock. Amounts representing share units that have been credited to a participant's account will be distributed, either in a lump sum or in installments, as elected by the participant, following the earlier of the participant's termination of employment with the Company or three calendar years following the date on which the share units were initially credited to the participant's account. It is anticipated that, at the time of distribution, a participant will receive one share of C-TEC Common Stock for each share unit being distributed.

   Following the crediting of each share unit to a participant's account, a matching share of Common Stock is issued in the participant's name. Each matching share is subject to forfeiture as provided in the C-TEC ESPP. The issuance of matching shares will be subject to the participant's execution of an escrow agreement. A participant will be deemed to be the holder of, and may exercise all the rights of a record owner of, the matching shares issued to such participant while such matching shares are held in escrow. Shares of restricted C-TEC Common Stock awarded under the C-TEC ESPP and share units awarded under the C-TEC ESPP that relate to C-TEC Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, the Company and RCN. In September 1997, the Board approved the Cable Michigan, Inc. Executive Stock Purchase Plan, ("the "Cable Michigan ESPP"), with terms substantially the same as the C-TEC ESPP. The number of shares which may be distributed under the Cable Michigan ESPP as matching shares or in payment of share units is 30,000.

10. Pensions and Employee Benefits

   Prior to the Distribution, the Company's financial statements reflect the costs experienced for its employees and retirees while included in the C-TEC plans.

   Through December 31, 1996, substantially all employees of the Company were included in a trusteed noncontributory defined benefit pension plan, maintained by C-TEC. Upon retirement, employees are provided a monthly pension based on length of service and compensation. C-TEC funds pension costs to the extent

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES
necessary to meet the minimum funding requirements of ERISA. Substantially, all employees of C-TEC's Pennsylvania cable television operations (formerly Twin Country Trans Video, Inc.) were covered by an underfunded plan which was merged into C-TEC's overfunded plan on February 28, 1996.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   The information that follows relates to the entire C-TEC noncontributory defined benefit plan. The components of C-TEC's pension cost are as follows for 1996:

     Benefits
      earned
      during the
      year
      (service
      costs).....   $ 2,365
     Interest
      cost on
      projected
      benefit
      obligation.     3,412
     Actual
      return on
      plan
      assets.....    (3,880)
     Other
      components--
      net........    (1,456)
     Net periodic
      pension
      cost.......   $   441

   The following assumptions were used in the determination of the consolidated projected benefit obligation and net periodic pension cost (credit) for December 31, 1996:

     Discount
      Rate.......       7.5%
     Expected
      long-term
      rate of
      return on
      plan
      assets.....       8.0%
     Weighted
      average
      long-term
      rate of
      compensation
      increases..       6.0%

   The Company's allocable share of the consolidated net periodic pension costs (credit), based on the Company's proportionate share of consolidated annualized salaries as of the valuation date, was approximately $10 for 1996. These amounts are reflected in operating expenses. As discussed below, no pension cost (credit) was recognized in 1997.

   In connection with the restructuring, C-TEC completed a comprehensive study of its employee benefit plans in 1996. As a result of this study, effective December 31, 1996, in general, employees of the Company no longer accrue benefits under the defined benefit pension plans and became fully vested in their benefit accrued through that date. C-TEC notified affected participants in December 1996. In December 1996, C-TEC allocated pension plan assets of $6,984 and the related liabilities to a separate plan for employees who no longer accrue benefits after sum distributions. The allocation of assets and liabilities resulted in a curtailment/settlement gain of $4,292. The Company's allocable share of this gain was $855. This gain results primarily from the reduction of the related projected benefit obligation. The curtailed plan has assets in excess of the projected benefit obligation.

   C-TEC sponsors a 401(k) savings plan covering substantially all employees of the Company who are not covered by collective bargaining agreements. Contributions made by the Company to the 401(k) plan are based on a specific percentage of employee contributions. Contributions charged to expense were $128 in 1996. Contributions charged to expense in 1997 prior to the Distribution were $107.

   In connection with the Distribution, the Company established a qualified saving plan under Section 401(k) of the Code. Contributions charged to expense in 1997 were $53. Contributions charged to expense for the period from January 1, 1998 to November 5, 1998 were $164.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

11. Commitments and Contingencies

   Total rental expense, primarily for office space and pole rental, was $984, $908 and $1,077 for the year ended December 31, 1996, 1997 and for the period from January 1, 1998 to November 5, 1998, respectively. Rental commitments are expected to continue to approximate $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates. The 1996 statements of operations include charges aggregating approximately $833 relating to cable rate regulation liabilities. No additional charges were incurred in the year ended December 31, 1997 and for the period from January 1, 1998 to November 5, 1998.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

   The Company has agreed to indemnify RCN and C-TEC and their respective subsidiaries against any and all liabilities which arise primarily from or relate primarily to the management or conduct of the business of the Company prior to the effective time of the Distribution. The Company has also agreed to indemnify RCN and C-TEC and their respective subsidiaries against 20% of any liability which arises from or relates to the management or conduct prior to the effective time of the Distribution of the businesses of C-TEC and its subsidiaries and which is not a true C-TEC liability, a true RCN liability or a true Company liability.

   The Tax Sharing Agreement, by and among the Company, RCN and C-TEC (the "Tax Sharing Agreement"), governs contingent tax liabilities and benefits, tax contests and other tax matters with respect to tax returns filed with respect to tax periods, in the case of the Company, ending or deemed to end on or before the Distribution date. Under the Tax Sharing Agreement, adjustments to taxes that are clearly attributable to the Company group, the RCN group, or the C-TEC group will be borne solely by such group. Adjustments to all other tax liabilities will be borne 50% by C-TEC, 20% by the Company and 30% by RCN.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   Notwithstanding the above, if as a result of the acquisition of all or a portion of the capital stock or assets of the Company, the Distribution fails to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, then the Company will be liable for any and all increases in tax attributable thereto.

13. Affiliate and Related Party Transactions

   The Company has the following transactions with affiliates:

                                                 For the Year
                                                     Ended      For the Period
                                                 -------------      Ended
                                                  1996   1997  November 5, 1998
                                                 ------ ------ ----------------
      Corporate office costs allocated to the
       Company.................................. $3,498 $3,715      $1,866
      Cable staff and customer service costs
       allocated from RCN Cable.................  3,577  3,489       3,640
      Interest expense on affiliate notes....... 13,952  8,447         795
      Royalty fees charged by CTE...............    585    465         --
      Charges for engineering services..........    296    --          --
      Other affiliate expenses..................    189    171         157

   In addition, RCN has agreed to obtain programming from third party suppliers for Cable Michigan, the costs of which will be reimbursed to RCN by Cable Michigan. In those circumstances where RCN purchases third party programming on behalf of both RCN and the Company, such costs will be shared by each company, on a pro rata basis, based on each company's number of subscribers.

   At December 31, 1997 and November 5, 1998, the Company has accounts receivable from related parties of $166 and $396 respectively, for these transactions. At December 31, 1997 and November 5, 1998, the Company has accounts payable to related parties of $1,560 and $343 respectively, for these transactions.

   The Company had a note payable to RCN Corporation of $147,567 at December 31, 1996 primarily related to the acquisition of the Michigan cable operations and its subsequent operations. The Company repaid approximately $110,000 of this note payable in 1997. The remaining balance was transferred to shareholder's net investment in connection with the Distribution.

14. Off Balance Sheet Risk and Concentration of Credit Risk

   The Company places its cash and temporary investments with high credit quality financial institutions. The Company also periodically evaluates the creditworthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and temporary cash investment balances in excess of federally insured limits.

   The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

15. Disclosures about Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     a. The fair value of the revolving credit agreement is considered to be equal to carrying value since the debt re-prices at least every six months and the Company believes that its credit risk has not changed from the time the floating rate debt was borrowed and therefore, would obtain similar rates in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

16. Quarterly Information (Unaudited)

   The Company estimated the following quarterly data based on assumptions which it believes are reasonable. The quarterly data may differ from quarterly data subsequently presented in interim financial statements.

                                             First   Second    Third   Fourth
   1998                                     Quarter  Quarter  Quarter  Quarter
   ----                                     -------  -------  -------  -------
   Revenue................................. $20,734  $22,311  $22,735  $ 8,741
   Operating income before depreciation,
    amortization, and management fees......   9,043   10,047   10,185   12,277
   Operating income (loss).................   7,000   (3,324)    (674)  (7,051)
   Net (loss)..............................  (1,401)  (5,143)  (2,375)  (1,615)
   Net (loss) per average Common Share.....   (0.20)   (0.75)   (0.34)    (.23)

   1997
   ----
   Revenue................................. $19,557  $20,673  $20,682  $20,387
   Operating income before depreciation,
    amortization, and management fees......   8,940    9,592    9,287    9,013
   Operating income (loss).................     275      809     (118)      69
   Net (loss)..............................     N/A      N/A      N/A   (1,107)
   Net (loss) per average Common Share.....     N/A      N/A      N/A  $  (.16)

   The fourth quarter information for the quarter ended December 31, 1998 includes the results of operations of the Company for the period from October 1, 1998 through November 5, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
of Avalon Cable of New England LLC

   In our opinion, the accompanying balance sheet and the related statements of operations, partners' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Amrac Clear View, a Limited Partnership, (the "Partnership"), as of May 28, 1998 and the results of its operations and its cash flows for the period ended May 28, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Boston, Massachusetts
September 11, 1998

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                                 BALANCE SHEET
                                  May 28, 1998

                                     ASSETS

Current Assets
  Cash and cash equivalents......................................... $  415,844
  Subscribers and other receivables, net of allowance for doubtful
   accounts of $16,445..............................................     45,359
  Prepaid expenses and other current assets.........................    129,004
                                                                     ----------
    Total current assets............................................    590,207
Property, plant and equipment, net..................................    483,134
                                                                     ----------
                                                                     $1,073,341
                                                                     ==========

                        LIABILITIES AND PARTNERS' EQUITY

Accounts payable.................................................... $   57,815
Accrued expenses....................................................     84,395
                                                                     ----------
    Total current liabilities.......................................    142,210
                                                                     ----------
Commitments and contingencies (Note 7)
Partners' equity....................................................    931,131
                                                                     ----------
                                                                     $1,073,341
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS
            For the period from January 1, 1998 through May 28, 1998

Revenue:
  Basic services...................................................... $651,878
  Premium services....................................................   78,365
  Other...............................................................   49,067
                                                                       --------
                                                                        779,310
                                                                       --------
Operating expenses:
  Programming.........................................................  193,093
  Selling, general and administrative.................................  151,914
  Technical and operations............................................   98,628
  Depreciation and amortization.......................................   47,268
  Management fees.....................................................   41,674
                                                                       --------
Income from operations................................................  246,733
Interest income.......................................................    2,319
Interest (expense)....................................................   (1,871)
                                                                       --------
Net income............................................................ $247,181
                                                                       ========




   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

               STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
            For the period from January 1, 1998 through May 28, 1998

                                            Class A  Class B  Investor
                                   General  Limited  Limited  Limited
                                   Partner  Partner  Partner  Partners  Total
                                   -------  -------  -------  -------- --------
Partners' (deficit) equity at
 December 31, 1997................ $(6,756) $(6,756) $(2,703) $700,165 $683,950
Net income........................   6,180    6,180    2,472   232,349  247,181
                                   -------  -------  -------  -------- --------
Partners' equity at May 28, 1998.. $  (576) $  (576) $  (231) $932,514 $931,131
                                   -------  -------  -------  -------- --------





   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
            For the period from January 1, 1998 through May 28, 1998

Cash flows from operating activities
  Net income........................................................ $ 247,181
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...................................    47,268
  Changes in operating assets and liabilities:
    Decrease in subscribers and other receivables...................    21,038
    Increase in prepaid expenses and other current assets...........   (52,746)
    Increase in accounts payable....................................     9,866
    Increase in accrued expenses....................................     3,127
                                                                     ---------
        Net cash provided by operating activities...................   275,734
                                                                     ---------
Cash flows for investing activities
  Capital expenditures..............................................   (61,308)
                                                                     ---------
Cash flows for financing activities
  Repayment of long-term debt.......................................  (560,500)
                                                                     ---------
Net increase in cash and cash equivalents...........................  (346,074)
                                                                     ---------
Cash and cash equivalents, beginning of the period..................   761,918
                                                                     ---------
Cash and cash equivalents, end of the period........................ $ 415,844
                                                                     =========
Supplemental disclosures
  Cash paid during the period for:
    Interest........................................................ $   6,939
                                                                     =========



   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. Organization and Nature of Business

   The Partnership is a Massachusetts limited partnership created pursuant to a Limited Partnership Agreement, dated as of October 1, 1986, as amended (the "Partnership Agreement"), by and among (1) Amrac Telecommunications as the general partner (the "General Partner"), (2) Clear View Cablevision, Inc. as the class A limited partner (the "Class A Limited Partner"), (3) Schuparra Properties, Inc., as the class B limited partner (the "Class B Limited Partner"), and (4) those persons admitted to the Partnership from time to time as investor limited partners (the "Investor Limited Partner").

   The Partnership provides cable television service to the towns of Hadley and Belchertown located in western Massachusetts. At May 28, 1998, the Partnership provided services to approximately 5,100 customers residing in those towns.

   The Partnership's cable television systems offer customer packages of basic and cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. The Partnership's cable television systems also provide premium television services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium television services, which constitute the principal sources of revenue for the Partnership.

   On October 7, 1997, the Partnership entered into a definitive agreement with Avalon Cable of New England LLC ("Avalon New England") whereby Avalon New England would purchase the assets and operations of the Partnership for $7,500,000. This transaction was consummated and became effective on May 29, 1998. The assets and liabilities at May 28, 1998, have not been adjusted or reclassified to reflect this transaction.

2. Summary of Significant Accounting Policies

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Cash and Cash Equivalents

   Cash and cash equivalents include highly liquid investments purchased with an initial maturity of three months or less.

 Revenue Recognition

   Revenue is recognized as cable television services are provided.

 Concentration of Credit Risk

   Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and subscriber and other receivables. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership extends credit to customers on an unsecured basis in the normal course of business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

 Property and Equipment

   Property and equipment is stated at cost. Initial subscriber installation costs, including material, labor and overhead costs, are capitalized as a component of cable plant and equipment. Depreciation is computed for financial statement purposes using the straight-line method based upon the following lives:

      Cable plant and equipment................................... 10 years
      Office furniture and equipment.............................. 5 to 10 years
      Vehicles.................................................... 6 years

 Financial Instruments

   The Partnership estimates that the fair value of all financial instruments at May 28, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

 Income Taxes

   The Partnership is not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners.

 Allocation of Profits and Losses and Distributions of Cash Flow

   Partnership profits and losses (other than those arising from capital transactions, described below) and distributions of cash flow are allocated 94% to the Investor Limited Partners, 2.5% to the Class A Limited Partner, 1% to the Class B Limited Partner and 2.5% to the General Partner until Payout (as defined in the Partnership Agreement) and after Payout, 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner and 15% to the General Partner.

   Partnership profits and capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and second, in proportion to any distributed cash proceeds resulting from the capital transaction and third, any remaining profit, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

   Partnership losses from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and, second, any remaining loss, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

 New Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 states that comprehensive income includes reported net income of a company, adjusted for items that are currently accounted for as direct entries to equity, such as the net unrealized gain or loss on securities available for sale. SFAS No. 130 is effective for both interim and annual periods beginning after December 15, 1997. Management does not anticipate that adoption of SFAS No. 130 will have a material effect on the financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for periods beginning after December 15, 1997. Management does not anticipate that the adoption of SFAS No. 131 will have a material effect on the financial statements.

3. Prepaid Expenses and Other Current Assets

   At May 28, 1998, prepaid expenses and other current assets consist of the following:

      Deferred transaction costs...................................... $ 91,024
      Other...........................................................   37,980
                                                                       --------
                                                                       $129,004
                                                                       ========

   Deferred transaction costs consist primarily of attorney fees related to the sale of assets of the Partnership (Note 1).

4. Property, Plant and Equipment

   At May 28, 1998, property, plant and equipment consists of the following:

      Cable plant and equipment.................................... $ 3,460,234
      Office furniture and equipment...............................      52,531
      Vehicles.....................................................      32,468
                                                                    -----------
                                                                      3,545,233
      Accumulated depreciation.....................................  (3,062,099)
                                                                    -----------
                                                                    $   483,134
                                                                    ===========

   Depreciation expense was $47,018 for the period from January 1, 1998 through May 28, 1998.

5. Accrued Expenses

   At May 28, 1998, accrued expenses consist of the following:

      Accrued compensation and benefits................................ $17,004
      Accrued programming costs........................................  24,883
      Accrued legal costs..............................................  25,372
      Other............................................................  17,136
                                                                        -------
                                                                        $84,395
                                                                        =======

6. Long-Term Debt

   The Partnership repaid its term loan, due to a bank, on January 15, 1998. Interest on the loan was paid monthly and accrued at the bank's prime rate plus 2% (10.5% at December 31, 1997). The loan was collateralized by substantially all of the assets of the Partnership and a pledge of all partnership interests. The total principal outstanding at December 31, 1997 was $560,500.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

7. Commitments and Contingencies

   The Partnership rents poles from utility companies for use in its operations. These rentals amounted to approximately $15,918 of rent expense during the period. While rental agreements are generally short-term, the Partnership anticipates such rentals will continue in the future. The Partnership leases office facilities and various items of equipment under month-to-month operating leases. Rental expense under operating leases amounted to $8,171 during the period.

   The operations of the Partnership are subject to regulation by the Federal Communications Commission and various franchising authorities.

   From time to time the Partnership is also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Partnership.

8. Related Party Transactions

   The General Partner provides management services to the Partnership for which it receives a management fee of 5% of revenue. The General Partner also allocates, in accordance with a management agreement, certain general, administrative and payroll costs to the Partnership. For the period from January 1, 1998 through May 28, 1998, management fees totaled $41,674 and allocated general, administrative and payroll costs totaled $3,625, which are included in selling general and administrative expenses.

   The Partnership believes that these fees and allocations were made on a reasonable basis. However, the amounts paid are not necessarily indicative of the level of expenses that might have been incurred had the Partnership contracted directly with third parties. The Partnership has not attempted to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

                          INDEPENDENT AUDITORS' REPORT

To the Partners of
AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   We have audited the accompanying balance sheets of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997, and the related statements of net earnings, changes in partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Greenfield, Altman, Brown, Berger & Katz, P.C.

Canton, Massachusetts
February 13, 1998

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                         At December 31, 1996 and 1997

                          ASSETS                              1996       1997
                          ------                           ---------- ----------
Current assets:
  Cash and cash equivalents............................... $  475,297 $  761,918
  Subscribers and other receivables, net of allowance for
   doubtful accounts of $2,500 in 1996 and $3,000 in 1997.     49,868     66,397
  Prepaid expenses:
    Legal.................................................        --      53,402
    Miscellaneous.........................................     28,016     20,633
                                                           ---------- ----------
      Total current assets................................    553,181    902,350
                                                           ---------- ----------
Property and equipment, net of accumulated depreciation
 $2,892,444 in 1996 and $3,015,081 in 1997................    473,438    468,844
                                                           ---------- ----------
Other assets:
  Franchise cost, net of accumulated amortization of
   $6,757 in 1996 and $7,417 in 1997......................      3,133      2,473
  Deferred financing costs, net of accumulated
   amortization of $60,247 in 1996 and $73,447 in 1997....     13,200        --
                                                           ---------- ----------
                                                               16,333      2,473
                                                           ---------- ----------
                                                           $1,042,952 $1,373,667
                                                           ========== ==========
             LIABILITIES AND PARTNERS' EQUITY
             --------------------------------
Current liabilities:
  Current maturities of long-term debt.................... $  356,500 $  397,500
  Accounts payable--trade.................................     34,592     47,949
  Accrued expenses:
  Utilities...............................................     59,668        --
  Miscellaneous...........................................     50,074     81,268
                                                           ---------- ----------
      Total current liabilities...........................    500,834    526,717
                                                           ---------- ----------
Long-term debt, net of current maturities.................    488,000    163,000
                                                           ---------- ----------
Commitments and contingencies (Note 4)
Partners' equity..........................................     54,118    683,950
                                                           ---------- ----------
                                                           $1,042,952 $1,373,667
                                                           ========== ==========


                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                           STATEMENTS OF NET EARNINGS

              For the years ended December 31, 1995, 1996 and 1997

                                                 1995       1996        1997
                                              ---------- ----------  ----------
Revenues....................................  $1,701,322 $1,807,181  $1,902,080
Less cost of service........................     644,736    656,881     687,433
                                              ---------- ----------  ----------
Net revenues................................   1,056,586  1,150,300   1,214,647
                                              ---------- ----------  ----------
Operating expenses excluding management fees
 and depreciation and amortization..........     330,574    388,284     351,031
Management fees.............................      94,317     96,742     101,540
Depreciation and amortization...............     330,913    340,166     136,497
                                              ---------- ----------  ----------
                                                 755,804    825,192     589,068
                                              ---------- ----------  ----------
Earnings from operations....................     300,782    325,108     625,579
                                              ---------- ----------  ----------
Other expenses (income):
  Interest income...........................                 (7,250)    (23,996)
  Interest expense..........................     130,255     98,603      70,738
  Utility refunds...........................                            (50,995)
                                              ---------- ----------  ----------
                                                 130,255     91,353      (4,253)
                                              ---------- ----------  ----------
Net earnings................................  $  170,527 $  233,755  $  629,832
                                              ========== ==========  ==========



                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

               STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

              For the years ended December 31, 1995, 1996 and 1997

                                      Class A   Class B   Investor
                            General   Limited   Limited    Limited
                            Partner   Partner   Partner   Partners     Total
                            --------  --------  --------  ---------  ---------
Partners' deficit at
 December 31, 1994......... $(31,012) $(31,012) $(12,405) $(211,905) $(286,334)
Net earnings for the year..    4,263     4,263     1,705    160,296    170,527
Partners' distributions
 during the year...........   (1,596)   (1,596)     (638)   (60,000)   (63,830)
                            --------  --------  --------  ---------  ---------
Partners' deficit at
 December 31, 1995.........  (28,345)  (28,345)  (11,338)  (111,609)  (179,637)
Net earnings for the year..    5,844     5,844     2,337    219,730    233,755
                            --------  --------  --------  ---------  ---------
Partners' equity (deficit)
 at December 31, 1996......  (22,501)  (22,501)   (9,001)   108,121     54,118
Net earnings for the year..   15,745    15,745     6,298    592,044    629,832
                            --------  --------  --------  ---------  ---------
Partners' equity (deficit)
 at December 31, 1997...... $ (6,756) $ (6,756) $ (2,703) $ 700,165  $ 683,950
                            ========  ========  ========  =========  =========





                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1995, 1996 and 1997

                                                 1995       1996       1997
                                               ---------  ---------  ---------
Cash flows from operating activities
  Net earnings................................ $ 170,527  $ 233,755  $ 629,832
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization.............   330,913    340,166    136,497
  Changes in assets and liabilities:
    (Increase) decrease in:
      Subscribers and other receivables.......     4,573    (12,093)   (16,529)
      Prepaid expenses........................    (3,378)    (9,468)   (46,019)
    Increase (decrease) in accounts payable
     and accrued expenses.....................   (66,424)    69,262    (15,117)
                                               ---------  ---------  ---------
        Net cash provided by operating
         activities...........................   436,211    621,622    688,664
                                               ---------  ---------  ---------
Cash flows for investing activities
  Purchases of equipment......................  (116,794)   (74,879)  (118,043)
                                               ---------  ---------  ---------
Cash flows for financing activities
  Repayment of long-term debt.................  (239,250)  (260,750)  (284,000)
  Distributions to partners...................   (63,830)
                                               ---------  ---------  ---------
        Net cash used by financing activities.  (303,080)  (260,750)  (284,000)
                                               ---------  ---------  ---------
Net increase in cash and cash equivalents.....    16,337    285,993    286,621
Cash and cash equivalents, beginning of year..   172,967    189,304    475,297
                                               ---------  ---------  ---------
Cash and cash equivalents, end of year........ $ 189,304  $ 475,297  $ 761,918
                                               =========  =========  =========
Supplemental disclosures
  Cash paid during the year for:
    Interest.................................. $ 133,540  $  94,038  $  73,124
                                               =========  =========  =========


                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

              For the years ended December 31, 1995, 1996 and 1997

1. Summary of Business Activities and Significant Accounting Policies:

   This summary of significant accounting policies of Amrac Clear View, a Limited Partnership (the "Partnership"), is presented to assist in understanding the Partnership's financial statements. The financial statements and notes are representations of the Partnership's management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

   Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

 Operations:

   The Partnership provides cable television service to the residents of the towns of Hadley and Belchertown in western Massachusetts.

 Credit concentrations:

   The Partnership maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times during the year the Partnership's cash balances exceeded the federally insured limits.

   Concentration of credit risk with respect to subscriber receivables are limited due to the large number of subscribers comprising the Partnership's customer base.

 Property and equipment/depreciation:

   Property and equipment are carried at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Total depreciation for the years ended December 31, 1995, 1996 and 1997 was $321,872, $331,707 and $122,637,
respectively.

 Other assets/amortization:

   Amortizable assets are recorded at cost. The Partnership amortizes intangible assets using the straight-line method over the useful lives of the various items. Total amortization for the years ended December 31, 1995, 1996 and 1997 was $9,041, $8,459 and $13,860, respectively.

 Cash equivalents:

   For purposes of the statements of cash flows, the Partnership considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 and 1997. Cash equivalents at December 31, 1996, amounted to $300,000.

 Advertising:

   The Partnership follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $1,681, $1,781 and $2,865 for the years ended December 31, 1995, 1996 and 1997, respectively.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

 Income taxes:

   The Partnership does not incur a liability for federal or state income taxes. The current income or loss of the Partnership is included in the taxable income of the partners, and therefore, no provision for income taxes is reflected in the financial statements.

 Revenues:

   The principal sources of revenues are the monthly charges for basic and premium cable television services and installation charges in connection therewith.

 Allocation of profits and losses and distributions of cash flow:

   Partnership profits and losses, (other than those arising from capital transactions, described below), and distributions of cash flow are allocated 94% to the Investor Limited Partners, 2.5% to the Class A Limited Partner, 1% to the Class B Limited Partner and 2.5% to the General Partner until Payout (as defined in the Partnership Agreement) and after Payout, 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner and 15% to the General Partner.

   Partnership profits from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and second, in proportion to any distributed cash proceeds resulting from the capital transaction and third, any remaining profit, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

   Partnership losses from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and, second, any remaining loss, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

2. Property and Equipment:

   Property and equipment consists of the following at December 31:

                                                               1996      1997
                                                             --------- ---------
      Cable plant and equipment............................. 3,274,684 3,391,750
      Office furniture and equipment........................    63,373    64,350
      Vehicles..............................................    27,825    27,825
                                                             --------- ---------
                                                             3,365,882 3,483,925
                                                             ========= =========

   Depreciation is provided over the estimated useful lives of the above items as follows:

             Cable plant and equipment.....   10 years
             Office furniture and
              equipment.................... 5-10 years
             Vehicles......................    6 years

3. Long-Term Debt:

   The Partnership's term loan, due to a bank, is payable in increasing quarterly installments through June 30, 1999. Interest on the loan is paid monthly and accrues at the bank's prime rate plus 2% (10.5% at December 31, 1997). The loan is collateralized by substantially all of the assets of the Partnership and a pledge of all partnership interests. The total principal outstanding at December 31, 1997 was $560,500.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   Annual maturities are as follows:

             1998............................. 397,500
             1999............................. 163,000
                                               -------
                                               560,500
                                               =======

   The loan agreement contains covenants including, but not limited to, maintenance of certain debt ratios as well as restrictions on capital expenditures and investments, additional indebtedness, partner distributions and payment of management fees. The Partnership was in compliance with all covenants at December 31, 1996 and 1997. In 1995, the Partnership obtained, from the bank, unconditional waivers of the following covenant violations: (1) to make a one-time cash distribution of $63,830, (2) to increase the capital expenditure limit to $125,000, and (3) to waive certain other debt ratio and investment restrictions, which were violated during the year.

4. Commitments and Contingencies:

   The Partnership rents poles from utility companies in its operations. These rentals amounted to approximately $31,000, $39,500 and $49,000 for the years ended December 31, 1995, 1996 and 1997, respectively. While rental agreements are generally short-term, the Partnership anticipates such rentals will continue in the future.

   The Partnership leases a motor vehicle under an operating lease that expires in December 1998. The minimum lease cost for 1998 is approximately $6,000.

5. Related-Party Transactions:

   The General Partner provides management services to the Partnership for which it receives a management fee of 5% of revenue. The General Partner also allocates, in accordance with a management agreement, certain general, administrative and payroll costs to the Partnership. For the years ended December 31, 1995, 1996 and 1997, management fees totaled $87,800, $90,242 and $95,040, respectively and allocated general, administrative and payroll costs totaled $7,200, $7,450 and $8,700, respectively. During each year the Partnership also incurred tap audit fees payable to the General Partner totaling $4,000. At December 31, 1996, the balance due from the General Partner was $12,263. The balance due to Amrac Telecommunications at December 31, 1997 was $4,795.

6. Subsequent Events:

   On October 7, 1997, the Partnership entered into an agreement with another cable television service provider to sell all of its assets for $7,500,000. The Partnership received, in escrow, $250,000, which shall be released as liquidating damages if the closing fails to occur solely as a result of a breach of the agreement. As of December 31, 1997, the Partnership incurred $53,402 in legal costs associated with the sale which are included in prepaid expenses. Subject to certain regulatory approvals, it is anticipated that the transaction will be consummated in the Spring of 1998.

   On January 15, 1998, the Partnership paid, prior to the maturity date, its outstanding term loan due to a bank as described in Note 3.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of New England LLC

   In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in stockholder's deficit and cash flows present fairly, in all material respects, the financial position of the Combined Operations of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts Operations of Pegasus Cable Television, Inc. at December 31, 1996 and 1997 and June 30, 1998, and the results of their operations, changes in stockholder's deficit and their cash flows for each of the three years in the period ended December 31, 1997 and for the six months ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 1999

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                            COMBINED BALANCE SHEETS

                                              December 31,
                                         ------------------------   June 30,
                 ASSETS                     1996         1997         1998
                 ------                  -----------  -----------  -----------
Current assets:
  Cash and cash equivalents............. $   389,097  $ 1,092,084  $ 1,708,549
  Accounts receivable, less allowance
   for doubtful accounts at December 31,
   1996 and 1997 and June 30, 1998 of
   $11,174, $3,072 and $0, respectively.     140,603      116,112      144,653
  Prepaid expenses and other............      62,556       90,500       92,648
                                         -----------  -----------  -----------
    Total current assets................     592,256    1,298,696    1,945,850
Property and equipment, net.............   4,164,545    3,565,597    3,005,045
Intangible assets, net..................   2,174,084    2,096,773    1,939,904
Accounts receivable, affiliates.........   4,216,682    5,243,384    5,692,013
Deposits and other......................     436,382      456,135      406,135
                                         -----------  -----------  -----------
    Total assets........................ $11,583,949  $12,660,585  $12,988,947
                                         ===========  ===========  ===========

 LIABILITIES AND STOCKHOLDER'S DEFICIT
 -------------------------------------
Current liabilities:
  Current portion of long-term debt..... $    71,744  $    34,272  $14,993,581
  Accounts payable......................     786,284      803,573      764,588
  Accrued incentive compensation........     117,692      149,823      220,724
  Accrued franchise fees................     193,369      173,735       86,332
  Accrued pole rental...................      83,910       78,345       52,954
  Accrued expenses......................     383,572      203,561       42,038
                                         -----------  -----------  -----------
    Total current liabilities...........   1,636,571    1,443,309   16,160,217
Long-term debt, net.....................  15,043,763   15,018,099          --
Accrued interest........................   2,811,297    4,685,494    5,622,593
Other...................................     299,030      299,030      299,030
                                         -----------  -----------  -----------
    Total liabilities...................  19,790,661   21,445,932   22,081,840
Commitments and contingent liabilities           --           --           --
Stockholder's deficit:
  Common stock--par value $1 per share;
   10,000 shares authorized; 7,673
   shares issued and outstanding........       7,673        7,673        7,673
  Accumulated deficit...................  (8,214,385)  (8,793,020)  (9,100,566)
                                         -----------  -----------  -----------
    Total stockholder's deficit.........  (8,206,712)  (8,785,347)  (9,092,893)
                                         -----------  -----------  -----------
    Total liabilities and stockholder's
     deficit............................ $11,583,949  $12,660,585  $12,988,947
                                         ===========  ===========  ===========

            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                     Six Months
                                   Years Ended December 31,            Ended
                              -------------------------------------   June 30,
                                 1995         1996         1997         1998
                              -----------  -----------  -----------  ----------
Revenues:
  Basic and satellite
   service..................  $ 4,371,736  $ 4,965,377  $ 5,353,735  $2,841,711
  Premium services..........      619,035      640,641      686,513     348,628
  Other.....................      144,300      169,125      150,714      86,659
                              -----------  -----------  -----------  ----------
    Total revenues..........    5,135,071    5,775,143    6,190,962   3,276,998
Operating expenses:
  Programming...............    1,119,540    1,392,247    1,612,458     876,588
  General and
   administrative...........      701,420      811,795      829,977     391,278
  Technical and operations..      713,239      702,375      633,384     341,249
  Marketing and selling.....       20,825       15,345       19,532      12,041
  Incentive compensation....       48,794      101,945       94,600      70,900
  Management fees...........      368,085      348,912      242,267      97,714
  Depreciation and
   amortization.............    1,658,455    1,669,107    1,565,068     834,913
                              -----------  -----------  -----------  ----------
    Income from operations..      504,713      733,417    1,193,676     652,315
Interest expense............   (1,745,635)  (1,888,976)  (1,884,039)   (937,662)
Interest income.............          956        2,067       93,060          29
Other income (expense), net.          794       (2,645)     (27,800)    (17,228)
                              -----------  -----------  -----------  ----------
  Loss before state income
   taxes....................   (1,239,172)  (1,156,137)    (625,103)   (302,546)
Provision for state income
 taxes......................       20,000       25,000       16,000       5,000
                              -----------  -----------  -----------  ----------
    Net loss................  $(1,259,172) $(1,181,137) $  (641,103) $ (307,546)
                              ===========  ===========  ===========  ==========


            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT

                                       Common Stock
                                     ----------------                  Total
                                      Number    Par   Accumulated  Stockholder's
                                     of Shares Value    Deficit       Deficit
                                     --------- ------ -----------  -------------
Balances at January 1, 1995.........   7,673   $7,673 $(5,774,076)  $(5,766,403)
Net loss............................                   (1,259,172)   (1,259,172)
                                       -----   ------ -----------   -----------
Balances at December 31, 1995.......   7,673    7,673  (7,033,248)   (7,025,575)
Net loss............................                   (1,181,137)   (1,181,137)
                                       -----   ------ -----------   -----------
Balances at December 31, 1996.......   7,673    7,673  (8,214,385)   (8,206,712)
Net loss............................                     (641,103)     (641,103)
Stock incentive compensation........                       62,468        62,468
                                       -----   ------ -----------   -----------
Balances at December 31, 1997.......   7,673    7,673  (8,793,020)   (8,785,347)
Net loss............................                     (307,546)     (307,546)
                                       -----   ------ -----------   -----------
Balances at June 30, 1998...........   7,673   $7,673 $(9,100,566)  $(9,092,893)
                                       =====   ====== ===========   ===========



            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                    Six Months
                                  Years Ended December 31,            Ended
                             -------------------------------------   June 30,
                                1995         1996         1997         1998
                             -----------  -----------  -----------  ----------
Cash flows from operating
 activities:
  Net loss.................. $(1,259,172) $(1,181,137) $  (641,103) $ (307,546)
  Adjustments to reconcile
   net loss to net cash
   provided by operating
   activities:
    Depreciation and
     amortization...........   1,658,455    1,669,107    1,565,068     834,913
    Bad debt expense........      26,558       48,566       45,839      36,074
    Change in assets and
     liabilities:
      Accounts receivable...     (75,263)     (88,379)     (21,348)    (64,615)
      Prepaid expenses and
       other................    (403,212)      75,208      (27,944)     (2,148)
      Accounts payable and
       accrued expenses.....     239,207      981,496      (93,322)    221,219
      Accrued interest......     902,006    1,874,198    1,874,197     937,099
      Deposits and other....      83,431          --       (19,753)     50,000
                             -----------  -----------  -----------  ----------
        Net cash provided by
         operating
         activities.........   1,172,010    3,379,059    2,681,634   1,704,996
                             -----------  -----------  -----------  ----------
Cash flows from investing
 activities:
  Capital expenditures......    (163,588)  (1,174,562)    (691,269)   (114,221)
  Purchase of intangible
   assets...................    (127,340)     (72,753)    (197,540)     (3,271)
                             -----------  -----------  -----------  ----------
        Net cash used for
         investing
         activities.........    (290,928)  (1,247,315)    (888,809)   (117,492)
                             -----------  -----------  -----------  ----------
Cash flows from financing
 activities:
  Proceeds from long-term
   debt.....................      37,331          --           --          --
  Repayments of long-term
   debt.....................     (13,764)         --           --      (10,837)
  Capital lease repayments..     (19,764)     (52,721)     (63,136)    (47,952)
  Advances to affiliates,
   net......................    (404,576)  (2,562,295)  (1,026,702)   (912,250)
                             -----------  -----------  -----------  ----------
        Net cash used by
         financing
         activities.........    (400,773)  (2,615,016)  (1,089,838)   (971,039)
                             -----------  -----------  -----------  ----------
Net increase in cash and
 cash equivalents...........     480,309     (483,272)     702,987     616,465
Cash and cash equivalents,
 beginning of year..........     392,060      872,369      389,097   1,092,084
                             -----------  -----------  -----------  ----------
Cash and cash equivalents,
 end of year................ $   872,369  $   389,097  $ 1,092,084  $1,708,549
                             ===========  ===========  ===========  ==========
Supplemental Cash Flow
 Information:
  Cash paid during the year
   for interest............. $   843,629  $    14,778  $     9,842  $      563
  Cash paid during the year
   for income taxes.........         --           --   $     9,796  $   25,600
Supplemental Non-Cash
 Investing and Financing
 Activities:
  Capital contribution and
   related accrued incentive
   compensation.............         --           --   $    62,468         --
  Acquisition of plant under
   capital leases........... $   298,250  $    48,438          --          --

            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation:

   These financial statements reflect the results of operations and financial position of Pegasus Cable Television of Connecticut, Inc. ("PCT-CT"), a wholly owned subsidiary of Pegasus Cable Television, Inc. ("PCT"), and the Massachusetts Operations of Pegasus Cable Television, Inc. ("PCT-MA" or the "Massachusetts Operations") (referred herein as the "Combined Operations"). PCT is a wholly owned subsidiary of Pegasus Media & Communications, Inc. ("PM&C"). PM&C is a wholly owned subsidiary of Pegasus Communications Corporation ("PCC").

   On July 21, 1998, PCT sold the assets of its Combined Operations to Avalon Cable of New England, LLC. for $30.1 million. In January 1997, PCT sold the assets of its only other operating division, a cable television system that provided service to individual and commercial subscribers in New Hampshire (the "New Hampshire Operations") for $7.1 million.

   In presenting the historical financial position, results of operations and cash flows of the Combined Operations, it has been necessary to eliminate the results and financial position of the New Hampshire Operations. Many items are identifiable as relating to the New Hampshire or Massachusetts divisions as PCT has historically separated results of operations as well as billing and collection activity. However, in certain areas, assumptions and estimates have been required in order to eliminate the New Hampshire Operations for periods prior to its sale. For purposes of eliminating the following balances: Prepaid expenses and other; Deposits and other; Accounts payable; and Accrued expenses, balances have been apportioned between the New Hampshire Operations and the Massachusetts Operations on the basis of subscriber counts. Amounts due to and due from affiliates have been allocated to PCT-MA and are included in these financial statements.

   Prior to October 1996, BDI Associates, L.P. provided substantial support services such as finance, accounting and human resources to PCT. Since October 1996, these services have been provided by PCC. All non-accounting costs of PCC are allocated on the basis of average time spent servicing the divisions, while the costs of the accounting function are allocated on the basis of revenue. In the opinion of management, the methods used in allocating costs from PCC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the Combined Operations on a stand-alone basis.

   The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Combined Operations in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies:

 Use of Estimates in the Preparation of Financial Statements:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

 Property and Equipment:

   Property and equipment are stated at cost. The cost and related accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in the statement of operations. Initial subscriber installation costs, including material, labor and overhead costs of the hookup, are capitalized as part of the distribution facilities. The costs of disconnection and reconnection are charged to expense.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


2. Summary of Significant Accounting Policies--(continued):

   Depreciation is computed for financial reporting purposes using the straight-line method based upon the following lives:

      Reception and distribution facilities......................  7 to 11 years
      Building and improvements.................................. 12 to 39 years
      Equipment, furniture and fixtures..........................  5 to 10 years
      Vehicles...................................................   3 to 5 years

 Intangible Assets:

   Intangible assets are stated at cost and amortized by the straight-line method. Costs of successful franchise applications are capitalized and amortized over the lives of the related franchise agreements, while unsuccessful franchise applications and abandoned franchises are charged to expense. Financing costs incurred in obtaining long-term financing are amortized over the term of the applicable loan. Intangible assets are reviewed periodically for impairment or whenever events or circumstances provide evidence that suggest that the carrying amounts may not be recoverable. The Company assesses the recoverability of its intangible assets by determining whether the amortization of the respective intangible asset balance can be recovered through projected undiscounted future cash flows.

   Amortization of intangible assets is computed for financial reporting purposes using the straight-line method based upon the following lives:

      Organization costs...............................................  5 years
      Other intangibles................................................  5 years
      Deferred franchise costs......................................... 15 years

 Revenue:

   The Combined Operations recognize revenue when video and audio services are provided.

 Advertising Costs:

   Advertising costs are charged to operations as incurred and totaled $20,998, $12,768, $14,706 and $8,460 for the years ended December 31, 1995, 1996 and
1997 and for the six months ended June 30, 1998, respectively.

 Cash and Cash Equivalents:

   Cash and cash equivalents include highly liquid investments purchased with an initial maturity of three months or less. The Combined Operations have cash balances in excess of the federally insured limits at various banks.

 Income Taxes:

   The Combined Operations is not a separate tax paying entity. Accordingly, its results of operations have been included in the tax returns filed by PCC. The accompanying financial statements include tax computations assuming the Combined Operations filed separate returns and reflect the application of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").

 Concentration of Credit Risk:

   Financial instruments which potentially subject the Combined Operations to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Operation's customer base.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


3. Property and Equipment:

   Property and equipment consist of the following:

                                          December 31,  December 31,   June 30,
                                              1996          1997         1998
                                          ------------  ------------  -----------
      Land..............................  $     8,000   $     8,000   $     8,000
      Reception and distribution
       facilities.......................    8,233,341     9,009,179     9,123,402
      Building and improvements.........      242,369       250,891       250,891
      Equipment, furniture and fixtures.      307,844       312,143       312,143
      Vehicles..........................      259,503       287,504       287,504
      Other equipment...................      139,408        79,004        79,004
                                          -----------   -----------   -----------
                                            9,190,465     9,946,721    10,060,944
      Accumulated depreciation..........   (5,025,920)   (6,381,124)   (7,055,899)
                                          -----------   -----------   -----------
      Net property and equipment........  $ 4,164,545   $ 3,565,597   $ 3,005,045
                                          ===========   ===========   ===========

   Depreciation expense amounted to $1,059,260, $1,267,831, $1,290,217 and $674,775 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, respectively.

4. Intangibles:

   Intangible assets consist of the following:

                                          December 31,  December 31,   June 30,
                                              1996          1997         1998
                                          ------------  ------------  -----------
      Deferred franchise costs........... $ 4,367,594   $ 4,486,016   $ 4,486,333
      Deferred financing costs...........   1,042,079     1,156,075     1,159,027
      Organization and other costs.......     439,188       389,187       389,187
                                          -----------   -----------   -----------
                                            5,848,861     6,031,278     6,034,547
                                          -----------   -----------   -----------
      Accumulated amortization...........  (3,674,777)   (3,934,505)   (4,094,643)
                                          -----------   -----------   -----------
          Net intangible assets.......... $ 2,174,084   $ 2,096,773   $ 1,939,904
                                          ===========   ===========   ===========

   Amortization expense amounted to $599,195, $401,276, $274,851 and $160,138 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, respectively.

5. Long-Term Debt:

   Long-term debt consists of the following at:

                                            December   December 31,  June 30,
                                            31, 1996       1997        1998
                                           ----------- ------------ -----------
Note payable to PM&C, payable by PCT,
 interest is payable quarterly at an
 annual rate of 12.5%. Principal is due on
 July 1, 2005. The note is collateralized
 by substantially all of the assets of the
 Combined Operations and imposes certain
 restrictive covenants.................... $14,993,581 $14,993,581  $14,993,581
Capital lease obligations.................     121,926      58,790          --
                                           ----------- -----------  -----------
                                            15,115,507  15,052,371   14,993,581
Less current maturities...................      71,744      34,272   14,993,581
                                           ----------- -----------  -----------
Long-term debt............................ $15,043,763 $15,018,099  $       --
                                           =========== ===========  ===========

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

6. Leases:

   The Combined Operations lease utility pole attachments and occupancy of underground conduits. Rent expense for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 was $184,386, $185,638, $173,930 and $90,471, respectively. The Combined Operations lease equipment under long-term leases and have the option to purchase the equipment for a nominal cost at the termination of the leases. The related obligations are included in long-term debt. There are no future minimum lease payments on capital leases at June 30, 1998. Property and equipment that was leased include the following amounts that have been capitalized:

                                                       December 31, December 31,
                                                           1996         1997
                                                       ------------ ------------
      Billing and phone systems.......................   $ 56,675    $  56,675
      Vehicles........................................    166,801      129,227
                                                         --------    ---------
                                                          223,476      185,902
      Accumulated depreciation........................    (69,638)    (101,397)
                                                         --------    ---------
          Total.......................................   $153,838    $  84,505
                                                         ========    =========

7. Related Party Transactions:

   The Combined Operations pay management fees to various related parties. The management fees are for certain administrative and accounting services, billing and programming services, and the reimbursement of expenses incurred therewith. For the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, the fees and expenses were $368,085, $348,912, $242,267 and $97,714, respectively.

   As described in Note 5, PCT has an outstanding loan from its parent company. This loan has been allocated to PCT-MA and is included in these financial statements. Interest expense on that loan was $916,274, $1,874,198, $1,874,195 and $937,098 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 respectively. Other related party transaction balances at December 31, 1996 and 1997 and June 30, 1998 included $4,216,682, $5,243,384 and $5,692,013 in accounts receivable, affiliates; $581,632, $6,433 and $331,374 in accounts payable; and $299,030, $299,030 and $299,030 in other liabilities, respectively. These related party balances arose primarily as a result of financing capital expenditures, interest payments, programming and other operating expenses.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


8. Income Taxes:

   The deferred income tax assets and liabilities recorded in the balance sheet are as follows:

                                          December     December
                                             31,          31,       June 30,
                                            1996         1997         1998
                                         -----------  -----------  -----------
Assets:
  Excess of tax basis over book basis
   from tax gain recognized upon
   incorporation of PCT And PCT-CT...... $   707,546  $   707,546  $   707,546
  Loss carryforwards....................   1,324,236    1,039,849      957,318
  Other.................................       6,997       11,856       11,856
                                         -----------  -----------  -----------
    Total deferred tax assets...........   2,038,779    1,759,251    1,676,720
                                         -----------  -----------  -----------
Liabilities:
  Excess of book basis over tax basis of
   property, plant and equipment and
   intangible asset.....................    (258,311)    (294,934)    (335,014)
  Other.................................    (118,086)    (134,859)    (135,267)
                                         -----------  -----------  -----------
  Total deferred tax liabilities........    (376,397)    (429,793)    (470,281)
                                         -----------  -----------  -----------
  Net deferred tax assets...............   1,662,382    1,329,458    1,206,439
    Valuation allowance.................  (1,662,382)  (1,329,458)  (1,206,439)
                                         -----------  -----------  -----------
  Net deferred tax liabilities.......... $       --   $       --   $       --
                                         ===========  ===========  ===========

   The Combined Operations have recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of deferred tax assets related to the incorporation of PCT and PCT-CT and the expiration of net operating loss carryforwards.

9. Employee Benefit Plans:

   The Company employees participate in PCC's stock option plan that awards restricted stock (the "Restricted Stock Plan") to eligible employees of the Company.

 Restricted Stock Plan

   The Restricted Stock Plan provides for the granting of restricted stock awards representing a maximum of 270,000 shares (subject to adjustment to reflect stock dividends, stock splits, recapitalizations and similar changes in the capitalization of PCC) of Class A Common Stock of the Company to eligible employees who have completed at least one year of service. Restricted stock received under the Restricted Stock Plan vests over four years. The Plan terminates in September 2006. The expense for this plan amounted to $82,425, $80,154 and $63,533 in 1996 and 1997 and for the six months ended June 30, 1998, respectively.

 401(k) Plans

   Effective January 1, 1996, PM&C adopted the Pegasus Communications Savings Plan (the "US 401(k) Plan") for eligible employees of PM&C and its domestic subsidiaries. Substantially all Company employees who, as of the enrollment date under the 401(k) Plans, have completed at least one year of service with the Company are eligible to participate in one of the 401(k) Plans. Participants may make salary deferral contributions of 2% to 6% of their salary to the 401(k) Plans. The expense for this plan amounted to $19,520, $14,446 and $7,367 in 1996 and 1997 and for the six months ended June 30, 1998, respectively.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


9. Employee Benefit Plans (continued):

   All employee contributions to the 401(k) Plans are fully vested at all times and all Company contributions, if any, vest 34% after two years of service with the Company (including years before the 401(k) Plans were established), 67% after three years of service and 100% after four years of service. A participant also becomes fully vested in Company contributions to the 401(k) Plans upon attaining age 65 or upon his or her death or disability.

10. Commitments and Contingent Liabilities:

 Legal Matters:

   The operations of PCT-CT and PCT-MA are subject to regulation by the Federal Communications Commission ("FCC") and other franchising authorities.

   From time to time the Combined Operations are also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Combined Operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Taconic Technology Corp.

   We have audited the balance sheets of Taconic CATV (a component of Taconic Technology Corp. as described in note 1) as of December 31, 1997 and 1998, and the related statements of operations and component equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taconic CATV (a component of Taconic Technology Corp.) at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG LLP

Albany, New York
March 23, 1999

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                                 BALANCE SHEETS
                           December 31, 1997 and 1998

                                                             1997       1998
                                                          ---------- ----------
                         ASSETS
                         ------
Cash..................................................... $      --  $      --
Accounts receivable, net of allowance of $23,177 in 1997
 and $16,968 in 1998.....................................    109,834     55,435
Receivable from related entities.........................        --     457,987
Inventories..............................................    135,192    116,627
Prepaid expenses.........................................     28,230     21,252
Property and equipment, net..............................  2,030,428  1,692,175
Other assets, net........................................     33,441     28,607
                                                          ---------- ----------
                                                          $2,337,125 $2,372,083
                                                          ========== ==========

                 LIABILITIES AND EQUITY
                 ----------------------
Accounts payable and accrued expenses.................... $  338,324 $  294,073
Payable to related entities..............................     27,917        --
Deferred income taxes....................................    386,879    370,663
Bank debt................................................    792,501        --
                                                          ---------- ----------
                                                           1,545,621    664,736
Component equity.........................................    791,504  1,707,347
                                                          ---------- ----------
                                                          $2,337,125 $2,372,083
                                                          ========== ==========


                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                 STATEMENTS OF OPERATIONS AND COMPONENT EQUITY
                     Years ended December 31, 1997 and 1998

                                                             1997       1998
                                                          ----------  ---------
Revenues................................................. $2,004,672  2,085,964
Operating expenses:
  Technical and operating................................    841,528    948,484
  Salaries, general and administrative...................    470,830    451,413
  Depreciation and amortization..........................    425,569    425,556
                                                          ----------  ---------
                                                           1,737,927  1,825,453
                                                          ----------  ---------
Operating income.........................................    266,745    260,511
Other income (expense):
  Interest income........................................      1,019        --
  Interest expense.......................................    (79,322)   (17,192)
                                                          ----------  ---------
                                                             (78,303)   (17,192)
                                                          ----------  ---------
Income before income taxes...............................    188,442    243,319
Income taxes.............................................     75,377     97,328
                                                          ----------  ---------
Net income...............................................    113,065    145,991
Component equity at beginning of year....................    678,439    791,504
Repayment of debt by ultimate parent company (note 4)....        --     769,852
                                                          ----------  ---------
Component equity at end of year.......................... $  791,504  1,707,347
                                                          ==========  =========



                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1997 and 1998

                                                              1997       1998
                                                            ---------  --------
Cash flows from operating activities:
  Net income..............................................  $ 113,065   145,991
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization.........................    425,569   425,556
    Provision for deferred taxes..........................     58,199   (17,542)
    (Increase) decrease in accounts receivable............     (6,590)   54,399
    Increase in receivable from related entities..........        --   (457,987)
    Decrease in inventories...............................     87,681    18,565
    Decrease in prepaid expenses..........................      6,964     6,978
    Increase (decrease) in accounts payable and accrued
     expenses.............................................    111,531   (44,251)
    Decrease in payable to related entities...............   (429,460)  (27,917)
                                                            ---------  --------
      Net cash provided by operating activities...........    366,959   103,792
Cash flows from investing activities:
  Capital expenditures....................................   (213,626)  (81,143)
                                                            ---------  --------
      Net cash used by investing activities...............   (213,626)  (81,143)
Cash flows from financing activities:
  Principal payment on bank debt..........................   (153,333)  (22,649)
                                                            ---------  --------
      Net cash used by financing activities...............   (153,333)  (22,649)
                                                            ---------  --------
Net increase in cash......................................        --        --
Cash at:
  Beginning of year.......................................        --        --
                                                            ---------  --------
  End of year.............................................  $     --        --
                                                            =========  ========
Supplemental schedule of non-cash financing activities:
Decrease in bank debt resulting from repayment by ultimate
 parent company and contribution to capital...............  $     --    769,852
                                                            =========  ========


                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

(1) Basis of Presentation

   The accompanying financial statements present the assets and liabilities, operating results and cash flows of the cable television component of Taconic Technology Corp. On July 10, 1998 the ultimate parent company of Taconic Technology Corp. signed a letter of intent with Avalon Cable of New England, LLC for the purchase of the assets of the cable component of Taconic Technology Corp. ("Taconic CATV"). The asset purchase agreement, requires that separate financial statements be presented for Taconic CATV without giving effect to purchase accounting adjustments. The accompanying financial statements of Taconic CATV have been prepared on a going concern basis and reflect all activity as if Taconic CATV were a separate operating unit. The accompanying balance sheets have been prepared assuming that all available cash has been used to reduce the payable to related entities or transferred to related entities. The accompanying statements of operations include an allocation of general administrative costs incurred by the parent of Taconic Technology Corp. This allocation is based upon cost studies.

   Taconic CATV operates a cable television service and derives substantially all of its revenue from providing cable services to residential subscribers.

(2) Summary of Significant Accounting Policies

 (a) Revenue Recognition

   Taconic CATV recognizes cable television revenue as services are provided to subscribers. Revenue derived from other sources are recognized when services are provided or events occur.

 (b) Inventories

   Inventories are stated at the lower of average cost or market and consist primarily of materials and supplies.

 (c)Property and Equipment

   Property and equipment are stated at cost. Major expenditures for property and those substantially increasing the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred.

   For book purposes, depreciation is provided on a straight line basis over the estimated useful lives which range from five to twenty years.

 (d) Income Taxes

   For the accompanying financial statements, income tax expense have been calculated as if Taconic CATV were a separate tax paying entity. Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

                                  TACONIC CATV
                   (A Component OF Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

 (e) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (f) Other Assets

   Other assets primarily consist of fees paid to acquire franchises and are being amortized over the life of the franchise or extensions (up to 15 years).

 (g) Recent Accounting Pronouncements

   In March 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. Management does not anticipate that the adoption of this statement will have a material effect on the financial statements.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

   In June 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" (SOP 98-5). SOP 98-5 requires that the costs of start-up activities including organizational costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Management does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

(3) Property and Equipment

   Property and equipment is summarized as follows:

                                                           1997         1998
                                                        -----------  ----------
      Trunk and distribution system...................  $ 3,360,169   3,358,529
      Central equipment...............................      484,217     511,104
      Subscriber devices..............................      590,576     636,550
      Converters......................................      448,181     443,781
      Miscellaneous...................................       34,263      34,263
                                                        -----------  ----------
                                                          4,917,406   4,984,227
      Less accumulated depreciation...................   (2,886,978) (3,292,052)
                                                        -----------  ----------
        Property and equipment, net...................  $ 2,030,428   1,692,175
                                                        ===========  ==========

                                  TACONIC CATV
                   (A Component OF Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(4) Bank Debt

   Bank debt consists of the following:

                                                                 1997     1998
                                                               -------- --------
      Bank note payable at prime plus 1/2% (9.00% at December
       31, 1997), due in monthly installments of $1,944 plus
       interest, through March 1, 2002, secured by property
       and equipment.........................................  $ 99,167      --
      Bank note payable at prime plus 1/2% (9.00% and 8.75%
       at December 31, 1997 and 1996, respectively), due in
       monthly installments of $10,833 plus interest, through
       February 1, 1999, at which time remaining principal of
       $563,334 is due in full, secured by accounts
       receivable, inventories and a second lien on property
       and equipment.........................................   693,334      --
                                                               -------- --------
          Total bank debt....................................  $792,501      --
                                                               ======== ========

   During 1998, the ultimate parent company of Taconic Technology Corporation paid outstanding bank debt of $769,852 and contributed the amount to capital. Such payment has been reflected as addition to component equity in the 1998 financial statements.

   Cash paid for interest on bank debt was $104,521 and $17,192 for the years ended December 31, 1997 and 1998, respectively.

(5) Income Taxes

   The components of the provision for income tax expense (benefit) are as follows:

                                                                 1997    1998
                                                                ------- -------
      Current.................................................. $17,178 114,870
      Deferred (benefit).......................................  58,199 (17,542)
                                                                ------- -------
                                                                $75,377  97,328
                                                                ======= =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                             1997       1998
                                                           ---------  --------
      Deferred tax assets:
        Accounts receivable due to allowance for doubtful
         accounts......................................... $   8,756    10,082
        Less valuation allowance..........................       --        --
                                                           ---------  --------
          Net deferred tax assets.........................     8,756    10,082
                                                           ---------  --------
      Deferred tax liabilities:
        Plant and equipment, due to differences in
         depreciation.....................................  (386,879) (370,663)
                                                           ---------  --------
          Net deferred tax liability...................... $(378,123) (360,581)
                                                           =========  ========

                                  TACONIC CATV
                   (A Component OF Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the benefits of these deductible differences will be realized.

(6) Retirement Plans

   Prior to 1996, all employees of Taconic Technology Corp. were included in Taconic Telephone Corp.'s defined benefit and defined contribution retirement plans. Effective January 1, 1996, the defined benefit plan was frozen and during 1997 was amended to cease benefit accruals for all participants. The amendment increased benefits to the level of fair value of plan assets at December 31, 1997, $5,452,047.

   Effective January 1, 1996, all full time employees of Taconic Technology Corp. with at least one year of service became eligible to receive an employer contribution of 5% of gross wages under Taconic Telephone Corp.'s defined contribution plan. In addition, the plan calls for an employer match of employee contributions not to exceed 3% of gross wages. Taconic CATV's expense relative to this plan for the years ended December 31, 1997 and 1998 was $5,686 and $5,227, respectively.

(7) Receivable From/Payable to Related Entities

   Receivable from/payable to related entities represents amounts due from/to other components of Taconic Technology Corp. and amounts due from/to Taconic Telephone Corp. (parent of Taconic Technology Corp.) for working capital funds and services provided.

(8) Disclosure About the Fair Value of Financial Instruments

   Cash, Accounts Receivable, Accounts Payable and Accrued Expenses--the carrying amount approximates fair value.

   Bank Debt--the carrying value of the bank debt approximates fair value.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $196,000,000

                                Avalon Cable LLC

                                  Avalon Cable
                             Holdings Finance, Inc.

                           Offer to Exchange Series B
                          11 7/8% Senior Subordinated
                                 Notes due 2008
                              For All Outstanding
                          11 7/8% Senior Subordinated
                                 Notes due 2008

                               ----------------

                                   PROSPECTUS

                               ----------------

                                          ,1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Avalon Cable LLC. Avalon Cable LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   Section 3.14 of Avalon Cable LLC's Limited Liability Company Agreement provides, among other things, that neither the managers, officers or members of Avalon Cable LLC shall be liable to Avalon Cable LLC or any member for monetary damages for a breach of duty to Avalon Cable LLC or any member. Section 3.14 also provides that the managers, officers and members of Avalon Cable LLC shall be indemnified and held harmless by Avalon Cable LLC, including advancement of reasonable attorney's fees and other expenses, but only to the extent that Avalon Cable LLC's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Avalon Cable LLC affairs (but excluding those caused by the gross negligence or willful misconduct of such manager, officer member), to the fullest extent permitted by, but subject to all limitations and requirements imposed by, the Act.

   Section 3.14 of Avalon Cable LLC's Limited Liability Company Agreement also provides that, the rights of indemnification will be in addition to any rights to which such manager, officer or member may otherwise have against third parties, and will inure to the benefit of the respective heirs and personal representatives of the managers, officers and members.

   Avalon Cable Holdings Finance, Inc. Avalon Cable Holdings Finance, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

   Avalon Cable Holdings Finance, Inc.'s Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Avalon Cable Holdings Finance, Inc. shall not be liable to Avalon Cable Holdings Finance, Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

   Article V of the By-laws of Avalon Cable Holdings Finance, Inc. ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Avalon Cable Holdings Finance, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Avalon Cable Holdings Finance, Inc. to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Avalon Cable Holdings Finance, Inc. to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Avalon Cable Holdings Finance, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Avalon Cable Holdings Finance, Inc.

   Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Avalon Cable Holdings Finance, Inc., or who are or were serving at the request of Avalon Cable Holdings Finance, Inc. as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

   Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

   Article V further provides that Avalon Cable Holdings Finance, Inc. may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Avalon Cable Holdings Finance, Inc. or was serving at the request of Avalon Cable Holdings Finance, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Avalon Cable Holdings Finance, Inc. would have the power to indemnify such person against such liability under Article V.

   Avalon Cable of Michigan Holdings, Inc. Avalon Cable of Michigan Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

   Avalon Cable of Michigan Holdings, Inc.'s Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Avalon Cable of Michigan Holdings, Inc. shall not be liable to Avalon Cable of Michigan Holdings, Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

   Article V of the By-laws of Avalon Cable of Michigan Holdings, Inc. ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Avalon Cable of Michigan Holdings, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Avalon Cable of Michigan Holdings, Inc. to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Avalon Cable of Michigan Holdings, Inc. to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Avalon Cable of Michigan Holdings, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Avalon Cable of Michigan Holdings, Inc.

   Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Avalon Cable of Michigan Holdings, Inc., or who are or were serving at the request of Avalon Cable of Michigan Holdings, Inc. as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

   Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

   Article V further provides that Avalon Cable of Michigan Holdings, Inc. may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Avalon Cable of Michigan Holdings, Inc. or was serving at the request of Avalon Cable of Michigan Holdings, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Avalon Cable of Michigan Holdings, Inc. would have the power to indemnify such person against such liability under Article V.

   Avalon Cable of Michigan, Inc. Avalon Cable of Michigan, Inc. is incorporated under the laws of the State of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law, inter alia ("Section 1741") provides that a business corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the Pennsylvania Business Corporation Law ("Section 1742") provides that a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper. To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 (relating to third-party actions) or Section 1742 (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

   Article V of the By-laws of Avalon Cable of Michigan, Inc. ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Avalon Cable of Michigan, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Avalon Cable of Michigan, Inc. to the fullest extent which it is empowered to do so unless prohibited from doing so by the Business Corporation Law of the State of Pennsylvania, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Avalon Cable of Michigan, Inc. to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise provided, Avalon Cable of Michigan, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Avalon Cable of Michigan, Inc.

   Section 1747 of the Pennsylvania Business Corporation Law authorizes a business corporation to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of Subchapter D of Pennsylvania's Business Corporation Law.

   Article V further provides that Avalon Cable of Michigan, Inc. may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Avalon Cable of Michigan, Inc. or was serving at the request of Avalon Cable of Michigan, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Avalon Cable of Michigan, Inc. would have the power to indemnify such person against such liability under Article V.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
  Number                                   Exhibit
 -------  --------------------------------------------------------------------------
    2.1   Taconic Technology Corp. acquisition agreement.*

    3.1   Certificate of Formation of Avalon Cable LLC.*

    3.2   Certificate of Incorporation of Avalon Cable Holdings Finance, Inc.*

    3.3   Certificate of Incorporation of Avalon Cable of Michigan Holdings, Inc.*

    3.4   Certificate of Incorporation of Avalon Cable of Michigan, Inc.*

    3.5   Amended and Restated Limited Liability Company Agreement of Avalon Cable
          LLC.*

    3.6   By-Laws of Avalon Cable Holdings Finance, Inc.*

    3.7   By-Laws of Avalon Cable of Michigan Holdings, Inc.*

    3.8   By-Laws of Avalon Cable of Michigan, Inc.*

    4.1   Indenture, dated as of December 10, 1998 by and among Avalon Cable LLC,
          Avalon Cable of Michigan Holdings, Inc. and Avalon Cable Holdings Finance,
          Inc., as Issuers and The Bank of New York, as Trustee for the Notes.*

    4.2   Supplemental Indenture, dated as of March 26, 1999 by and among Avalon
          Cable LLC, Avalon Cable of Michigan Holdings, Inc. and Avalon Cable
          Holdings Finance, Inc., as Issuers, Avalon Cable of Michigan, Inc., as guarantor, and The Bank of New York, as Trustee for the Notes.*

    4.3   Purchase Agreement, dated as of December 3, 1998, by and among Avalon
          Cable of Michigan, Inc., Avalon Cable of New England LLC and Avalon Cable
          Finance, Inc. and the Initial Purchasers of the Notes.*
    4.4   Registration Rights Agreement, dated as of December 10, 1998, by and among
          Avalon Cable of Michigan, Inc., Avalon Cable of New England LLC and Avalon
          Cable Finance, Inc. and the Initial Purchasers of the Notes.*

    4.5   Form of 9 5/8% Senior Subordinated Notes due 2008 (included in Exhibit 4.1 above as Exhibit A).*

    5.1   Opinion of Kirkland & Ellis.*

 Exhibit
  Number  Exhibit
 -------  -------
 10.1  Senior Credit Agreement, dated as of November 6, 1998, among Avalon Cable of New England LLC, Avalon Cable of Michigan, Inc., Avalon Cable Finance,
       Inc., Avalon Cable of Michigan LLC, Lehman Brothers Inc., Fleet Bank of
       Massachusetts, N.A., Union Bank of California, N.A. and Lehman Commercial
       Paper Inc. (previously filed with the Commission by Avalon Cable of
       Michigan, Inc., Avalon Cable of Michigan Holdings, Inc., Avalon Cable
       Holdings, LLC, ABRY Broadcast Partners III, L.P., ABRY Equity Investors,
       L.P., ABRY Holdings III, Inc. and Royce Yudkoff as Exhibit 99.8 to
       Amendment No. 4 filed on November 12, 1998, to its Schedule 13D relating to Mercom, Inc., and incorporated herein by reference).

 10.2  Guarantee and Collateral Agreement, dated as of November 6, 1998 made by
       Avalon LLC, Avalon Cable LLC, Avalon Cable of New England Holdings, Inc.,
       Avalon Cable Holdings Finance, Inc., Avalon Cable of Michigan Holdings,
       Inc. and Avalon Cable of Michigan, Inc. in favor of Lehman Commercial
       Paper Inc. (previously filed with the Commission by Avalon Cable of
       Michigan, Inc., Avalon Cable of Michigan Holdings, Inc., Avalon Cable
       Holdings, LLC, ABRY Broadcast Partners III, L.P., ABRY Equity Investors,
       L.P., ABRY Holdings III, Inc. and Royce Yudkoff as Exhibit 99.9 to
       Amendment No. 4 filed on November 12, 1998, to its Schedule 13D relating to Mercom, Inc., and incorporated herein by reference).

 10.3  Indenture relating to the Senior Subordinated Notes, dated as of December
       10, 1998, by and between Avalon Cable of Michigan, Inc., Avalon Cable of
       New England LLC and Avalon Cable Finance, Inc., as issuers, and The Bank of New York, as Trustee.

 10.4  Employment Agreement, dated November 6, 1998, by and between David W.
       Unger and Avalon.*

 10.5  Employment Agreement, dated as of November 6, 1998, by and between Joel C.
       Cohen and Avalon.*

 10.6  Employment Agreement, dated as of November 6, 1998, by and between Peter
       Polimino and Avalon.*

 10.7  Employment Agreement, dated as of November 6, 1998, by and between Peter
       Luscombe and Avalon.*

 10.8  Management Agreement, dated as of May 29, 1998, between ABRY and Avalon.*

 12.1  Statement regarding computation of ratio of earnings to fixed charges.*

 21.1  Subsidiaries of Avalon Cable LLC, Avalon Cable Holdings Finance, Inc.,
       Avalon Cable of Michigan, Inc. and Avalon Cable of Michigan Holdings, Inc.

 23.1  Consents of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2  Consent of Greenfield, Altman, Brown, Berger & Katz, P.C., Independent
       Accountants.

 23.3  Consent of KPMG LLP, Independent Accountants.

 23.4  Consent of Kirkland & Ellis (included in Exhibit 5.1 above).*

 24.1  Power of Attorney (included in Part II of the Registration Statement).

 25.1  Statement of Eligibility of Trustee on Form T-1 with respect to the New
       Notes.*

 25.2 Statement of Eligibility of Trustee on Form T-1 with respect to the guarantees of the New Notes.*

 Exhibit
  Number                                   Exhibit
 -------  --------------------------------------------------------------------------

   27.1   Financial Data Schedule.*

   99.1   Form of Letter of Transmittal.*

   99.2   Form of Notice of Guaranteed Delivery.*

   99.3   Form of Tender Instructions.*

--------
   * To be filed by Amendment.

    (b) Financial Statement Schedules.

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

    (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (5) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of Michigan LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of
New York, State of New York, on the      day of March, 1999.

                                          Avalon Cable of Michigan LLC

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel C. Cohen and Jay M. Grossman and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the
capacities indicated on the     day of March, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Manager, Chief Executive Officer, President
___________________________________________   and Secretary (Principal Executive
               Joel C. Cohen                  Officer)

          /s/ Peter Polimino                Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

          /s/ David W. Unger                Manager and Assistant Secretary
___________________________________________
              David W. Unger

          /s/ Jay M. Grossman               Manager, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

          /s/ Peggy J. Koenig               Manager, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

           /s/ Royce Yudkoff                Manager
___________________________________________
               Royce Yudkoff

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of New England LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City
of New York, State of New York, on the      day of March, 1999.

                                          Avalon Cable of New England LLC

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel C. Cohen and Jay M. Grossman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the
capacities indicated on the      day of March, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Chief Executive Officer, President,
___________________________________________   Secretary and Manager (Principal
               Joel C. Cohen                  Executive Officer)

          /s/ Peter Polimino                Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

          /s/ David W. Unger                Chairman and Assistant Secretary
___________________________________________
              David W. Unger

          /s/ Jay M. Grossman               Manager, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

          /s/ Peggy J. Koenig               Manager, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

           /s/ Royce Yudkoff                Manager
___________________________________________
               Royce Yudkoff

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable Finance, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of
New York, State of New York, on the     day of March, 1999.

                                          Avalon Cable Finance, Inc.

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel C. Cohen and Jay M. Grossman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the
capacities indicated on the      day of March, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Chief Executive Officer, President,
___________________________________________   Secretary and Director (Principal
               Joel C. Cohen                  Executive Officer)

          /s/ Peter Polimino                Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

          /s/ David W. Unger                Manager and Assistant Secretary
___________________________________________
              David W. Unger

          /s/ Jay M. Grossman               Director, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

          /s/ Peggy J. Koenig               Director, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

           /s/ Royce Yudkoff                Director
___________________________________________
               Royce Yudkoff

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of Michigan, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City
of New York, State of New York, on the     day of March, 1999.

                                          Avalon Cable of Michigan, Inc.

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel C. Cohen and Jay M. Grossman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the
capacities indicated on the      day of March, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Chief Executive Officer, President,
___________________________________________   Secretary and Director (Principal
               Joel C. Cohen                  Executive Officer)

          /s/ Peter Polimino                Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

          /s/ David W. Unger                Chairman and Assistant Secretary
___________________________________________
              David W. Unger

          /s/ Jay M. Grossman               Director, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

          /s/ Peggy J. Koenig               Director, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

           /s/ Royce Yudkoff                Director
___________________________________________
               Royce Yudkoff